As filed with the Securities and Exchange Commission on January 2, 1997
                                                Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                          ORION NETWORK SYSTEMS, INC.*
             (Exact name of registrant as specified in its charter)


        Delaware                          4899                         [TO BE APPLIED FOR]
 (State of organization)       (Primary S.I.C. Code Number)     (I.R.S. Employer & Identification
                                                                  Number)

                             2440 Research Boulevard
                                    Suite 400
                            Rockville, Maryland 20850
                                 (301) 258-8101
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                 ---------------

                              Richard H. Shay, Esq.
                             2440 Research Boulevard
                                    Suite 400
                            Rockville, Maryland 20850
                                 (301) 258-8101
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

         For Information regarding additional registrants, see "Table of
                            Additional Registrants."

                                 ---------------

                                   Copies to:
   Anthony S. Harrington, Esq.                       Jerry V. Elliott, Esq.
     Steven M. Kaufman, Esq.                        James S. Scott, Sr., Esq.
     HOGAN & HARTSON L.L.P.                            SHEARMAN & STERLING
   555 Thirteenth Street, N.W.                        599 Lexington Avenue
   Washington, D.C. 20004-1109                      New York, New York 10022
         (202) 637-5600                                  (212) 848-4000
                           ---------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                          ----------------------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                              Proposed Maximum
                                                             Aggregate Offering         Amount of
Title of Securities Being Registered                              Price(1)           Registration Fee
Units of Senior Notes and Warrants (2)                          $222,000,000             $67,273
Units of Senior Discount Notes and Warrants (3)                 $100,000,000             $30,304
Senior Notes due 2007                                                N/A                   (4)
Senior Discount Notes due 2007                                       N/A                   (4)
Warrants to Purchase Common Stock (5)                                N/A                   (4)
Common Stock                                                         N/A                   (4)
Subsidiary Guarantees of the Additional Registrants                  N/A                   (4)
=================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Each Unit will consist of a Senior Note due 2007 and a Warrant to purchase Common Stock. The Senior Notes and Warrants will be offered only in Units.
(3) Each Unit will consist of a Senior Discount Note due 2007 and a Warrant to purchase Common Stock. The Senior Discount Notes and Warrants will be offered only in Units.
(4) As such securities are to be provided without additional cost to the purchasers, no registration fee is required with respect thereto.
(5) Also being registered are such number of shares of Common Stock as may be issuable upon exercise of the Warrants.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                  INFORMATION REGARDING ADDITIONAL REGISTRANTS

         The following additional registrants will be, after the merger and exchange transaction that will occur prior to or simultaneously with the sale of the securities registered hereby (as described in the registration statement and included prospectus and in a merger proxy statement that will be sent to stockholders prior to the sale of the securities registered hereby), subsidiaries of the issuer of the Units and guarantors of the Senior Notes and Senior Discount Notes:

                                                                     Primary standard
                                              State of           industrial classification       I.R.S. Employer &
                 Name                       organization               code number            Identification Number

     Orion Network Systems, Inc.*             Delaware                     4899                      52-1271418

     Orion Satellite Corporation              Delaware                     4899                      52-1564318

   International Private Satellite            Delaware                     4899                      52-1648586
            Partners, L.P.

            OrionNet, Inc.                    Delaware                     4899                      52-1564601

    Orion Asia Pacific Corporation            Delaware                     4899                      52-1959361

        Asia Pacific Space and                Delaware                     4899                      52-1611027
         Communications, Ltd.

     Orion Atlantic Europe, Inc.              Delaware                     4899                      52-1959360

     OrionNet Finance Corporation             Delaware                     4899                      52-1959361



                  The address and telephone number of the principal executive offices and the agent for service for each of the additional registrants are the same as for Orion Network Systems, Inc., as set forth on the facing page of this Registration Statement.

---------------
* The issuer of the Units is a newly-formed Delaware corporation presently named Orion Newco Services, Inc., but will become the parent holding company of an existing public company, Orion Network Systems, Inc., and will change its name to Orion Network Systems, Inc., in a merger and exchange transaction that will occur prior to or simultaneously with the sale of the securities registered hereby (as described in the registration statement and included prospectus and in a merger proxy statement that will be sent to stockholders prior to the sale of the securities registered hereby). Since the issuer of the Units, on a consolidated basis (through the existing public company which will become its wholly-owned subsidiary), will succeed to and continue the business of the existing public company Orion Network Systems, Inc., the issuer of the Units believes that it is more informative and less confusing for potential investors and existing stockholders if this registration statement and the prospectus included herein refer to the issuer of the Units as Orion Network Systems, Inc.

PROSPECTUS (Subject to Completion)

Issued January 2, 1997                                              [Orion Logo]

                           Orion Network Systems, Inc.
               $ REPRESENTING UNITS, EACH UNIT CONSISTING OF ONE %
                      SENIOR NOTE DUE 2007 AND ONE WARRANT
                            TO PURCHASE COMMON STOCK

             $ REPRESENTING UNITS, EACH UNIT CONSISTING OF % SENIOR
                     DISCOUNT NOTE DUE 2007 AND ONE WARRANT
                            TO PURCHASE COMMON STOCK
                                 ---------------

  Orion Network Systems, Inc. is offering Units ("Senior Note Units"), each of which consists of one ___% Senior Note due 2007 of the Company guaranteed by each Restricted Subsidiary (as defined below) of the Company (a "Senior Note")
  and one Warrant to purchase shares of common stock, par value $.01 per share ("Common Stock") of the Company (a "Senior Note Warrant"), and Units ("Senior
  Discount Note Units," and together with the Senior Note Units, the "Units"), each of which consists of one % Senior Discount Note due 2007 of the Company
   guaranteed by each Restricted Subsidiary of the Company (a "Senior Discount Note," and together with the Senior Notes, the "Notes") and one Warrant to purchase shares of Common Stock (a "Senior Discount Note Warrant," and together with the Senior Note Warrants, the "Warrants"). Orion's Common Stock
        is quoted on the Nasdaq National Market under the symbol "ONSI."


                                                        (Continued on Next Page)

                                 ---------------

          SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR INFORMATION THAT
                 SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                 ---------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------

                                                                          Underwriting
                                                     Price to             Discounts and          Proceeds to
                                                    Public (1)            Commissions(2)         Company(1)(3)
                                                    ----------            --------------         -------------
Per Senior Note Unit.....................                     %                        %                    %
Total for Senior Note Units..............          $                       $                     $
Per Senior Discount Note Unit............                     %                        %                    %
Total for Senior Discount Note Units.....          $                       $                     $
Total....................................          $                       $                     $

---------------

     (1) Plus accrued interest or accretion of original issue discount, if any, from _____________________ , 1997.

     (2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriters."

     (3) Before deducting expenses payable by the Company estimated to be $___________________ million.

         The Units are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that delivery of the Units will be made on or about __________, 1997 at the offices of Morgan Stanley & Co. Incorporated, New York, New York, against payment therefor in immediately available funds.
                           ---------------------------

MORGAN STANLEY & CO.                                         Merrill Lynch & Co.
          Incorporated
      , 1997



Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

(Continued from previous page)
         Interest on the Senior Notes will be payable semi-annually in cash on _________ and ________ year, commencing ________________, 1997. The Senior
Discount  Notes will not  accrue  cash  interest  prior to  ____________,  2002.
Thereafter, cash interest will accrue until maturity at an annual rate of __________ % payable semi-annually on _______ and ____________ of each year, commencing , 2002. See "Certain United States Federal Income Tax Consequences." The Notes will be redeemable, at the Company's option, in whole or in part, at any time on or after___________________ , 2002 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. The Notes will have the benefit of unsubordinated unsecured guarantees (the
"Guarantees") by each of the Restricted Subsidiaries of the Company (the "Guarantors").

         The shares of Common Stock of Orion initially issuable upon exercise of all the Warrants would represent approximately _________ % of the outstanding Common Stock of Orion on a fully diluted basis as of the closing date.

         The indebtedness evidenced by the Notes and the Guarantees will rank pari passu in right of payment with all existing and future unsubordinated unsecured indebtedness of the Company and the Guarantors, respectively, and senior in right of payment to all existing and future subordinated indebtedness of the Company and the Guarantors, respectively. After giving pro forma effect to the Transactions (as defined) and the application of the proceeds thereof, as of September 30, 1996, the Company would have had $84.9 million of indebtedness (other than the Notes) outstanding, including $24.9 million of senior indebtedness ($7.2 million of which would have been secured) and $60.0 million of subordinated indebtedness, and the Guarantors, collectively, would have had $24.9 million of indebtedness (other than the Guarantees) outstanding, all of which would have been senior indebtedness ($7.2 million of which would have been secured) and no subordinated indebtedness. The Notes and the Guarantees will be effectively subordinated to such secured indebtedness to the extent of the collateral therefor.

                                  -------------

                                   [GRAPHICS]































The map provided above is a representation of the actual footprint of Orion 1 and the proposed footprints for Orion 2 and Orion 3. There can be no assurance that Orion 2 or Orion 3 will be successfully launched, or ultimately will have footprints that correspond to the proposed footprints.

                  No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation.

                                TABLE OF CONTENTS


                                                  Page                                                            Page
                                                  ----                                                            ----


Prospectus Summary.............................    4             Description of Units...........................   99
Risk Factors...................................   16             Description of Notes...........................   99
The Company....................................   26             Description of Warrants........................  123
The Merger and the Exchange....................   27             Book-Entry System; Settlement; Delivery
Use of Proceeds................................   29                and Form....................................  125
Capitalization.................................   30             Certain United States Federal Income Tax
Pro Forma Condensed Consolidated                                    Consequences................................  127
   Financial Statements........................   31             Description of Certain Indebtedness............  135
Selected Consolidated Financial and                              Description of Capital Stock...................  137
   Operational Data............................   38             Shares Eligible for Future Sale................  144
Management's Discussion and Analysis of                          Underwriters...................................  145
   Financial Condition and Results of                            Forward looking Statements.....................  146
   Operations..................................   40             Validity of the Notes..........................  146
Business.......................................   47             Experts........................................  146
Management.....................................   80             Additional Information.........................  148
Certain Transactions...........................   92             Appraisal of           ........................  A-1
Principal Stockholders.........................   94             Index to Consolidated Financial Statements.....  F-1
Market Prices for Orion Common Stock and                         Glossary.......................................  G-1
   Dividends...................................   98





IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE UNITS OFFERED HEREBY OR THE COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ STOCK MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                                 --------------

                               PROSPECTUS SUMMARY

                  The following summary is qualified in its entirety by the more detailed information, pro forma financial information, and financial statements and notes thereto appearing elsewhere in this Prospectus. As used herein, unless the context otherwise requires, "Orion" or the "Company" refers to (1) the combined operations of the registrant's predecessor, Orion Network Systems, Inc., a Delaware corporation that is an existing public company ("Old ONSI"), prior to the Merger and the Exchange (as defined and discussed below under the caption "The Merger and the Exchange"), and (2) the issuer of the Units, a recently-formed Delaware corporation ("New ONSI") that will be the parent company of Old ONSI following the Merger and the Exchange and will be renamed Orion Network Systems, Inc. simultaneously with the closing of this Offering, in each case together with its subsidiaries. Statements contained in this Prospectus regarding Orion's expectations with respect to Orion 2 and Orion 3, related financing, future operations and other information, which can be identified by the use of forward looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward looking statements. See "Risk Factors" for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. There can be no assurance that Orion's expectations regarding any of these matters will be fulfilled. See "Glossary" beginning at page G-1 for certain defined terms and certain technical terms used in this Prospectus.

                                   The Company

Overview

                  Orion is a rapidly growing provider of satellite-based communications services, focused primarily on (i) private communications networks, (ii) Internet services and (iii) video distribution and other satellite transmission services. Orion provides multinational corporations with private communications networks designed to carry high speed data, fax, video teleconferencing, voice and other specialized services. The Orion satellite's ubiquitous coverage reaches all locations within its footprint, enabling the delivery of high speed data to customers in emerging markets and remote locations which lack the necessary infrastructure to support these services. The Company also offers high speed Internet access and transmission services to companies and Internet Service Providers ("ISPs") outside the United States seeking to avoid "last mile" terrestrial connections and bypass congested regional Internet network routes. In addition, Orion provides satellite capacity for video distribution, satellite news gathering and other satellite services primarily to broadcasters, news organizations and telecommunications providers. The Company provides its services directly to customer premises using very small aperture terminals ("VSATs").

                  The Company commenced operations of the Orion 1 satellite in January 1995. As of September 30, 1996, Orion serviced 167 customers through 304 points of service. The Company's customers include Amoco Poland Limited, Amway Corporation, AT&T Corp., BBC, British Telecom, CNN, Citibank, N.A.,
Colgate-Palmolive, Deere & Co., Global One, GTECH Corporation, Hungarian Broadcasting, News International Limited, RTL Television, Pepsi-Cola International, Sprint Communications, Viacom International Inc., Westinghouse Communications, World Wide Television News and Xerox Corporation, or certain of their subsidiaries. Through arrangements with 30 local ground operators, Orion currently has the ability to deliver network services to and among points in 27 European countries, portions of the United States and a limited number of Latin American countries. As of September 30, 1996, Orion's contract backlog was $123 million (after pro forma adjustments for the Exchange). Substantially all of Orion's current contracts with customers are denominated in U.S. Dollars. For the three months ended September 1996, the Company generated revenues of $12.2 million and EBITDA (as defined below) of $1.7 million. For the first nine months of 1996, the Company generated revenues of $30.0 million and EBITDA of $0.1 million.

                  The Company believes that demand for international satellite services will continue to grow due to (i) the expansion of businesses beyond the limits of wide bandwidth terrestrial infrastructure, (ii) accelerating demand for high speed data services, (iii) growing demand for Internet and intranet services, especially outside the

U.S., (iv) increased size and scope of television programming distribution, (v) worldwide deregulation of telecommunications markets, and (vi) continuing technological advancements. The Company is well positioned to take advantage of growth and foreign investment in developing economies (e.g., in Central and Eastern Europe, Latin America and Asia). The Company is able to provide a variety of bandwidth intensive services to customers doing business in areas with underdeveloped infrastructure on a reliable and cost efficient basis. Orion also is well positioned to carry Internet traffic from the U.S. to Europe, Latin America and Asia.

The Orion Strategy

         Orion's strategy is to provide basic satellite transmission services while focusing on delivery of value-added private network services to end users to maximize its revenues per transponder. Orion's strategy is based on the following elements:

         o Focus on Specialized Communications Needs of Multinational Organizations. Orion targets the needs of multinational organizations for customized private network communications services. Advantages of the Company's satellite-based network services include: (i) transmission over wide areas to multiple dispersed sites, including sites in emerging markets; (ii) interconnectivity among all sites; (iii) wide bandwidth and high data speeds;
(iv) transmission of data, fax, video teleconferencing and voice over the same network; (v) high transmission reliability, quality and security; (vi) Internet access; and (vii) rapid implementation, both for the initial installation and for later network modifications.

         o Bridge to Emerging Markets and Remote Locations. Orion targets customers doing business in emerging markets and remote locations of developed markets which lack the fiber optic and digital infrastructure required for wide bandwidth, high speed data applications. Terrestrial transmissions in many emerging markets must often pass through local, poorly developed network segments before reaching the customer premises, making it difficult to send and receive high speed data. In contrast, Orion's satellite system sends and receives transmissions directly to and from customers at their specific locations. A significant portion of Orion's private communications network customers transmit high-speed data to and from locations in Central and Eastern Europe. Orion 2 and Orion 3 will extend coverage to the Commonwealth of Independent States, Latin America and the Asia Pacific region.

         o End-to-End Service. Orion provides its services directly to and among customer locations using satellite transmission and VSATs installed at customer premises. Offering end-to-end services and bypassing terrestrial infrastructure allows Orion to offer higher reliability and higher quality services than terrestrial facilities. In addition, Orion offers its customers one-stop shopping. This includes a single point of contact, an all-inclusive contract and consistent quality of service throughout the network.

         o Global Coverage. Orion believes that providing global coverage is a competitive advantage in marketing to multinational corporations. Orion 1 covers 34 European countries, much of the U.S. and portions of Canada, Mexico and North Africa. Orion estimates that when Orion 2 and Orion 3 are deployed, the satellite footprints in the aggregate will cover an area inhabited by approximately 75% of the world's population.

         o Early Market Entry; Local Presence. Orion develops an early market presence in targeted geographic areas prior to satellite launch in order to build its customer base. To accomplish this, Orion hires sales people, develops relationships with ground operators and delivers its services using leased satellite capacity. Orion employed this strategy prior to the commercial operation of the Orion 1 satellite and is pursuing the same approach with Orion 2 and Orion 3. Orion has arrangements with 30 local ground operators covering most countries within the Orion 1 footprint. These ground operators obtain necessary licenses, install and maintain the networks, provide in-country business experience and often facilitate market entry.

         o Ownership of Facilities. Orion believes it is strategically important to own its satellite facilities. Orion believes that the ownership of satellite facilities provides a cost advantage over the long term, and allows the satellites to be designed to fit the Company's business plan. The Company's satellite ownership enables it to control the quality and reliability of its network solutions, maintain the flexibility to rapidly add capacity, new locations and new features to its customer networks, and respond quickly to customer requests.

The Orion Satellite System

                  Orion provides an integrated package of services to customers through its satellite, its satellite control center and its network of local ground operators.

                  The Company launched Orion 1, a high-power satellite with 34 Ku-band transponders, in November of 1994. Orion 1 covers 34 European countries, much of the United States and parts of Canada, Mexico and North Africa.

                  The Company has recently signed a contract and an authorization to proceed for the construction and launch of two additional satellites, Orion 2 and Orion 3, respectively, and has commenced construction of Orion 3. Orion 2 will expand the Company's European coverage and extend coverage to portions of the Commonwealth of Independent States, Latin America and the Middle East. Orion 2 will increase significantly the Company's pan-European capacity, the area of strongest demand in the Company's current operations. The Company recently commenced selling services in certain areas of Latin America. Orion 2 is scheduled to be launched in the second quarter of 1999.

                  Orion 3 will cover broad areas of the Asia Pacific region including China, Japan, Korea, India, Southeast Asia, Australia, New Zealand, Eastern Russia and Hawaii. Orion 3's footprint will provide the Company with the ability to redistribute programming from the United States via Hawaii to most of the Asia Pacific region. The Company has already taken a number of steps to establish an early market presence in Asia, and has entered into an $89 million lease for eight of Orion 3's 43 transponders. Orion 3 is scheduled to be launched in the fourth quarter of 1998.

                  In the aggregate, the footprints of Orion 1, Orion 2 and Orion 3 will cover approximately 75% of the world's population.

                  Orion  1  is  controlled   through  the  Company's   tracking,
telemetry and command ("TT&C") facility in Virginia. Orion 2 will also be controlled through this facility and Orion 3 will be controlled through a leased facility in the Asia Pacific region.

                  The Company has arrangements with 30 local ground operators, covering 27 European countries, portions of the United States and a limited number of Latin American countries. These ground operators are critical to providing integrated service, because they obtain necessary local licenses, install and maintain network equipment, provide in-country business experience and often facilitate market entry. The Company will expand its network of local ground operators to cover the areas within the footprints of Orion 2 and Orion 3.

Background

                  The Company was formed in 1982 to pursue authorization from the U.S. Federal Communications Commission (the "FCC") to operate a transatlantic communications satellite system. Orion and seven limited partners, British Aerospace, Com Dev, Kingston Communications, Lockheed Martin CLS, Matra Hachette, Nissho Iwai and STET, formed International Private Satellite Partners, L.P. ("Orion Atlantic") in 1991 to own and operate Orion 1. The limited partners (including the Company) invested $90 million in Orion Atlantic and provided credit support of approximately $426 million for the Orion 1 credit facility (the "Orion 1 Credit Facility"). Concurrently with the closing of the Offering, the Company will acquire the remaining interests in Orion Atlantic and Orion Atlantic will become a wholly-owned subsidiary of the Company. Orion 1 commenced commercial operations in January 1995 and the Company completed an initial public offering in August 1995.

                               Recent Developments

Exchange Agreement and Related Transactions

                  Exchange Agreement. Orion has entered into an Exchange Agreement (the "Exchange Agreement") with all of the existing limited partners in Orion Atlantic (the "Limited Partners"). Orion Atlantic was formed as a limited partnership to comply with then-applicable requirements of the U.S. Federal Communications Commission ("FCC") with regard to foreign ownership and control. However, Orion believes the partnership structure limited its access to the capital markets. Accordingly, under the Exchange Agreement, Orion will become the owner of 100% of Orion Atlantic and acquire approximately $38 million of obligations of Orion Atlantic to Limited Partners in return for redeemable convertible preferred stock in Orion and the release of certain credit support obligations of the Limited Partners (the "Exchange"). As a result of the Exchange (and the OAP Acquisition described below), Orion will own 100% of its significant subsidiaries and will have greatly simplified its corporate structure. See "The Merger and The Exchange."

                  $60 million British Aerospace and Matra Marconi Space Investments. Concurrently with the Offering, $50 million of junior subordinated convertible debentures (the "Junior Subordinated Debentures") will be purchased by British Aerospace Public Limited Company ("British Aerospace"), who will be the largest beneficial owner of Orion Common Stock following the Transactions (the "British Aerospace Investment"). The Junior Subordinated Debentures will mature in 2012, and will bear interest at a rate of 8.75% per annum to be paid semi-annually in arrears solely in Orion Common Stock. The Junior Subordinated Debentures will be subordinated to all other indebtedness of the Company, including the Notes. Also concurrently with the Offering, Matra Marconi Space U.K. Limited ("Matra Marconi Space") will re-invest in Orion $10 million of the $13 million of satellite incentive payments it will receive (as the Orion 1 manufacturer) upon consummation of the Offering. Such re-investment will be in Junior Subordinated Debentures (the "Matra Marconi Investment," and together with the British Aerospace Investment, the "Debenture Investments"). See "Description of Certain Indebtedness."

                  Acquisition of Minority Interest. Orion has entered into an agreement with an affiliate of British Aerospace to acquire the only outstanding minority interest in Orion Asia Pacific (the entity with rights to certain orbital slots) for approximately 86,000 shares of Orion Common Stock (the "OAP Acquisition").

Orion 2 and Orion 3 Contracts

                  Orion 2 and Orion 3 Construction Contracts. Orion has entered into a satellite procurement contract with Matra Marconi Space for Orion 2 (the "Orion 2 Satellite Contract"). Orion has entered into an authorization to proceed with Hughes Space and Communications International, Inc. ("Hughes Space") for Orion 3, commenced construction of Orion 3 in mid-December 1996 and expects to conclude a satellite procurement contract for Orion 3 by mid-January 1997 (the "Orion 3 Satellite Contract"). Orion expects to commence the construction of Orion 2 immediately following completion of this Offering.

                  Pre-Construction Lease on Orion 3. Orion has entered into a contract with DACOM Corp., a Korean communications company ("DACOM"), under which the customer will, subject to certain conditions, lease eight dedicated transponders on Orion 3 for 13 years, in return for approximately $89 million, payable over a period from December 1996 through seven months following the lease commencement date for the transponders (which is scheduled to occur by May
1999). Payments are subject to refund pending the successful launch and commencement of commercial operation of Orion 3.

The Offering

                  The offering of Units made hereby (the "Offering") is conditioned on consummation of the Merger (as defined below), the Exchange, repayment of the Orion 1 Credit Facility with proceeds of the Offering and the Debenture Investments; the Exchange is conditioned on, among other things, the approval of the Orion stockholders, which will occur prior to the Offering. The pro forma financial information included in this Prospectus gives effect to the Offering and the transactions on which it is conditioned (collectively, the

"Transactions"), including the Merger and the Exchange, the Debenture Investments, the OAP Acquisition and the application of the net proceeds of the Offering to effect the Orion 1 Credit Facility repayment and repayment of amounts owed to STET, a former limited partner and the use of the proceeds of the Debenture Investments to make initial payments on Orion 2. See "Pro Forma Condensed Consolidation Financial Statements."

                                  The Offering

                                    The Units

Securities Offered..................  Senior Note Units,  each consisting of one
                                      Senior  Note and one  Warrant,  and Senior
                                      Discount Note Units, each consisting of one Senior Discount Note and one Warrant. See "Description of Units," "Description of Notes," "Description of Warrants," and "Description of Capital Stock."

Separability........................  The  Notes  and   Warrants   will   become
                                      separately  transferable on the earlier of
                                      (i) six months from the date of  issuance,
                                      (ii) such date as the Underwriters may, in
                                      their  discretion,  deem  appropriate  and
                                      (iii) in the event of an Offer to Purchase
                                      (as  defined in  "Description  of Notes --
                                      Certain   Definitions"),   the   date  the
                                      Company mails notice thereof to holders of the Notes (the "Separation Date").

Use of Proceeds.....................  A substantial majority of the net proceeds from the sale of the Units will be applied
                                      to repay the Orion 1 Credit Facility,  and
                                      the  remainder   will  be  used  to  repay
                                      certain indebtedness and other obligations of the Company and for working capital and other general corporate purposes. See "Use of Proceeds."

                                    The Notes

Notes Offered.......................  $ principal  amount of % Senior  Notes due
                                      2007 and $ principal amount at maturity ($ initial accredited value) of % Senior Discount Notes due 2007 ("Senior Discount Notes").

Maturity............................              , 2007.

Yield and Interest..................      % per annum in the case of the  Senior
                                      Notes,  and % per annum in the case of the
                                      Senior Discount Notes. The Senior Discount
                                      Notes  are  being  sold  at a  substantial
                                      discount  from their  principal  amount at
                                      maturity,   and  there  will  not  be  any
                                      payment of interest on the Senior Discount
                                      Note  prior to  _________  ,  2002.  For a
                                      discussion  of  the  federal   income  tax
                                      treatment of the Senior Discount Notes under the original issue discount rules, see "Certain United States Federal Income Tax Consequences."

Interest Payment Dates..............  Interest  on  the  Senior  Notes  will  be payable semi-annually in cash on _____ and
                                      _______   of   each    year,    commencing
                                      _________,   1997.  No  interest  will  be
                                      payable on the Senior Discount Notes prior
                                      to  ___________,   2002.  From  and  after
                                      __________,   2002,  the  Senior  Discount
                                      Notes will pay interest semi-annually in cash on and of each year, commencing __________, 2002.

Guarantees..........................  The  Notes  will have the  benefit  of the
                                      Guarantees  issued  on a senior  unsecured
                                      basis   by   each   of   the    Restricted
                                      Subsidiaries of the Company.

Security............................  The Senior Notes initially will be secured by  the  Pledged  Securities  (as  defined
                                      below)  until the Company  makes the first
                                      six  scheduled  interest  payments  on the
                                      Senior  Notes and  thereafter  the  Senior
                                      Notes  will  be   unsecured.   The  Senior
                                      Discount Notes will be unsecured.

Pledged Securities..................  The Senior  Notes  Indenture  will provide that on the closing  date of the  Offering
                                      (the "Closing Date"), the Company must purchase and pledge to the Senior Notes trustee (the "Trustee") for the benefit of the holders of the

                                      Senior Notes  Pledged  Securities  in such
                                      amount as will be sufficient, upon receipt
                                      of  scheduled   interest   and   principal
                                      payments  of such  securities,  to provide
                                      for  payment  in  full  of the  first  six
                                      scheduled  interest  payments  due  on the
                                      Senior Notes.  The Company  expects to use
                                      approximately   $72  million  of  the  net
                                      proceeds  of the  Offering  to acquire the
                                      Pledged Securities;  however,  the precise
                                      amount of  securities  to be acquired will
                                      depend  upon  the  interest  rate  on  the
                                      Senior Notes and on market  interest rates
                                      prevailing  on the Closing Date. A failure
                                      by  the  Company  to pay  interest  on the
                                      Senior  Notes in a timely  manner  through
                                      the first six scheduled  interest  payment
                                      dates will  constitute an immediate  Event
                                      of   Default   under  the   Senior   Notes
                                      Indenture,  with no grace or cure  period.
                                      See "Description of Notes -- Security."

Optional Redemption.................  The  Notes  will  be  redeemable,  at  the
                                      Company's option, in whole or in part, at any time, on or after__________, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. See "Description of Notes -- Optional Redemption."

Change of Control...................  In the  event of a Change of  Control  (as
                                      defined  herein),   the  Company  will  be
                                      obligated to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of their principal amount (in the case of the Senior Notes) or 101% of their Accreted Value (in the case of the Senior Discount Notes), in each case plus accrued and unpaid interest thereon to the repurchase date. See "Description of Notes -- Repurchase of Notes Upon a Change of Control."

Ranking.............................  The  indebtedness  evidenced  by the Notes and the Guarantees will rank pari passu in
                                      right of  payment  with all  existing  and
                                      future      unsubordinated       unsecured
                                      indebtedness   of  the   Company  and  the
                                      Guarantors,  respectively,  and  senior in
                                      right  of  payment  to  all  existing  and
                                      future  subordinated  indebtedness  of the
                                      Company and the Guarantors,  respectively.
                                      After  giving  pro  forma  effect  to  the
                                      Transactions  and the  application  of the
                                      proceeds  thereof,  as  of  September  30,
                                      1996,  the  Company  would  have had $84.9
                                      million of  indebtedness  (other  than the
                                      Notes)   outstanding,    including   $24.9
                                      million  of  senior   indebtedness   ($7.2
                                      million of which would have been  secured)
                                      and   $60.0   million   of    subordinated
                                      indebtedness,    and    the    Guarantors,
                                      collectively, would have had $24.9 million
                                      of    indebtedness    (other    than   the
                                      Guarantees)  outstanding,   all  of  which
                                      would have been senior  indebtedness ($7.2
                                      million of which would have been  secured)
                                      and  no  subordinated  indebtedness.   The
                                      Notes  and the  Guarantees,  respectively,
                                      will be effectively  subordinated  to such
                                      secured  indebtedness to the extent of the
                                      collateral therefor. Under the Indentures,
                                      the   Company   is   permitted   to  incur
                                      additional   indebtedness  for  equipment,
                                      including  Orion 2 and  Orion 3 and  other
                                      equipment   and,    subject   to   certain
                                      conditions,   up  to   $150   million   of
                                      indebtedness   for  other  purposes.   The
                                      Company    is    permitted    to    secure
                                      indebtedness  used to  purchase  equipment
                                      (other than Orion 1, Orion 2 and Orion 3),
                                      and   the   Notes   effectively   will  be
                                      subordinated to such security interests.

Certain Covenants...................  The  Senior  Notes  Indenture  and  Senior
                                      Discount  Notes  Indenture  (collectively,
                                      the  "Indentures")  will  contain  certain
                                      covenants which, among other things,  will
                                      restrict  distributions to stockholders of
                                      the  Company,  the  repurchase  of  equity
                                      interests in the Company and the making of
                                      certain  other  restricted  payments,  the
                                      incurrence of additional  indebtedness  by
                                      the    Company    and    its    restricted
                                      subsidiaries,   the  creation  of  certain
                                      liens, certain asset sales, transactions with affiliates and related parties, and mergers and consolidations. See "Description of Notes -- Covenants" and "Description of Notes -- Consolidation Merger and Sale of Assets."

                                  The Warrants

Warrants Offered....................  Senior   Note   Warrants  to  purchase  an
                                      aggregate  of  _______  shares  of  Common
                                      Stock (the "Senior Note Warrant  Shares"),
                                      representing  approximately  ____%  of the
                                      fully diluted Common Stock of Orion (after
                                      giving  effect to the  Transactions),  and
                                      Senior  Discount Note Warrants to purchase
                                      an  aggregate  of shares  of Common  Stock
                                      (the "Senior Discount Note Warrant Shares"
                                      and, together with the Senior Note Warrant
                                      Shares,     the     "Warrant     Shares"),
                                      representing  approximately  ____%  of the
                                      fully  diluted  Common Stock (after giving
                                      effect   to   the    Transactions).    See
                                      "Description of Warrants" and "Description of Capital Stock."

Exercise............................  Each  Warrant  shall  entitle  the  holder thereof to purchase shares of Common Stock
                                      of Orion at an exercise  price of $_______
                                      per  share,   subject  to   adjustment  in
                                      certain events as provided in the warrant agreement relating to the Warrants (the "Warrant Agreement"). The Warrants are not exercisable prior to six months after the Closing Date. The Warrants will expire on the tenth anniversary of the Closing Date. See "Description of Warrants."

Registration Rights.................  The  Company is  required  to use its best efforts to maintain the  effectiveness  of
                                      the  Registration  Statement of which this
                                      Prospectus  is a part until the earlier of
                                      the tenth  anniversary of the Closing Date
                                      and  the  date  all  Warrants   have  been
                                      exercised. See "Description of Warrants --
                                      Registration Requirements."

                                      Risk Factors

      An investment in the Units is highly speculative and involves significant risks that a prospective investor should consider carefully. See "Risk Factors."

               Summary Consolidated Financial and Operational Data


         The following table sets forth summary consolidated financial data of the Company as of and for the years ended December 31, 1994 and 1995, and as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996. The data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Pro Forma
Condensed Consolidated Financial Statements and the Consolidated Financial Statements of the Company and the related notes included elsewhere in this Prospectus. The summary consolidated financial data under the captions "Consolidated Statements of Operations Data" and "Consolidated Balance Sheet Data" as of and for the years ended December 31, 1994 and 1995, with the exception of the Pro Forma data, were derived from the audited consolidated financial statements of the Company. The summary consolidated financial data as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 with the exception of the Pro Forma data are derived from the Company's unaudited consolidated financial statements. The Pro Forma data are not necessarily indicative of the results that would have been achieved, nor are they indicative of the Company's future results.

                                                                                           Nine Months
                                         Year Ended December 31,                        Ended September 30,
                                         -----------------------                        -------------------
                                   (Dollars in thousands,  except per share, customers and points of service data)
                                                               1995 Pro                                   1996 Pro
                                   1994           1995         Forma(1)         1995         1996         Forma(1)
                                   ----           ----         --------         ----         ----         --------
Consolidated Statement of
 Operations Data
Revenues                       $    3,415   $    22,284     $   22,284       $  13,947  $    30,016    $     30,016
Interest expense                       61        24,738         46,849          17,080       20,229          35,033
Net loss                           (7,965)      (26,915)       (99,369)        (19,985)     (19,807)        (62,774)
Net loss per common share      $    (0.86) $     (3.07)    $    (11.61)      $   (2.42) $     (1.90)   $      (6.07)
Shares used in calculating
 per share data (2)             9,272,166     9,103,505      9,376,719       8,522,067   10,943,287      11,544,626
                               ----------   -----------     ----------       ---------  -----------    ------------
Ratio of earnings to fixed
  charges (3)                          --            --             --              --           --              --

Other Operating Data:
Number of customers                    34           109                             79          167
Capital expenditures           $   51,103   $     9,060                      $   3,863  $    10,266
Customer contract backlog (4)  $   39,122   $   120,612                      $  94,890  $   134,320
Points of service (5)                  57           151                            124          304
EBITDA (6)                     $  (14,014)  $   (15,427)                     $ (15,177) $       134


                                       As of September 30, 1996
                                       ------------------------
                                       Actual      Pro Forma(1)
                                       ------      ------------
Consolidated Balance Sheet Data:
Cash and cash equivalents          $   36,657   $    98,214
Restricted cash (7)                        --        72,000
Total assets                          355,977       541,292
Long-term debt (less current
   portion)                           221,781       400,513
Limited Partners' interest in Orion
   Atlantic (8)                        19,961            --
Redeemable preferred stock             20,539       114,539
Total stockholders' equity              6,891           967

----------
(1) Adjusted to reflect the pro forma effects of the Transactions (see "Pro Forma Condensed Consolidated Financial Statements"), assuming such events occurred, in the case of statement of operations data, on January 1, 1995 and, in the case of balance sheet data, on September 30, 1996.
(2) Computed on the basis described for net loss per common share in Note 2 to the Consolidated Financial Statements.
(3) For purposes of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations, plus fixed charges, reduced by the amount of unamortized interest capitalized. Fixed charges consist of interest on all indebtedness (including commitment fees and amortization of deferred financing costs) plus the portion of rent expense representing interest (estimated to be one-third of such expense). For the years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 and 1996, earnings were inadequate to cover fixed charges by $35.2 million, $28.2 million, $21.3 million and $19.8 million, respectively. On a pro forma basis assuming consummation of the Transactions, earnings would not have been sufficient to cover fixed charges by $101.6 million and $66.0 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. A .5% increase in the assumed interest rates on the Notes would result in deficiencies of earnings to cover fixed charges of approximately $103.2 million for the year ended December 31, 1995 and $67.2 million for the nine months ended September 30, 1996.
(4) Backlog represents future revenues under contract. See "Risk Factors -- Uncertainties Related to Backlog."
(5) Points of service includes installed VSATs and additional transmission destinations (such as customer premises) that share a VSAT.
(6) "EBITDA" represents earnings before minority interests, interest income, interest expense, net of other expense (income), income taxes, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period and should not be considered as an alternative to cash flows from operating, investing or financing activities as determined in accordance with generally accepted accounting principles ("GAAP"). EBITDA is not a measurement under GAAP and may not be comparable to other similarly titled measures of other companies.
(7) Restricted cash represents the estimated $72 million that will be placed in escrow on the Closing Date to pre-fund the payment of the first six scheduled payments of interest on the Senior Notes. The actual amount to be placed in escrow and reflected as restricted cash will depend on the interest rates on the Senior Notes and interest rates on government securities on the Closing Date.
(8) Represents amounts invested by Limited Partners (net of syndication costs related to the investments), adjusted for those Limited Partners' share of net losses. The interests of the Limited Partners will be acquired by the Company in the Exchange.


                                              Summary Satellite Data

                                               Orion 1                    Orion 2*                 Orion 3*
                                        ---------------------  ---------------------------  ---------------
 Region Covered.......................   Europe, Southeastern   Eastern U.S., Southeastern    China, Japan, Korea,
                                       Canada, U.S. East of the       Canada, Europe,            India, Hawaii,
                                         Rockies and parts of   Commonwealth of Independent      Southeast Asia,
                                                Mexico          States, Middle East, North   Australia, New Zealand
                                                                 Africa and Latin America      and Eastern Russia

  Expected Launch.....................      Operational (1)         Second Quarter 1999      Fourth Quarter of 1998

  Satellite Manufacturer..............     MMS Space Systems        Matra Marconi Space         Hughes Space and
                                         (subsidiary of Matra                                    Communications
                                            Marconi Space)

  Transponders(2).....................            34                        30                         43

  Ku-Band(3)...........................        28@54 MHz                 30@54 MHz                  23@54 MHz
                                               6@36 MHz                                             2@27 MHz
                                                                                                    8@36 MHz (4)

  C-Band(5)...........................            --                        --                      10@36 MHz

  Usable Bandwidth(6).................         1728 MHz                  1620 Mhz                   1944 MHz

  EIRP(7).............................       47 to 52 dBW              47 to 50 dBW                 44 to 52
                                                                                                  for Ku-Band;
                                                                                                    34 to 38
                                                                                                   for C-band

  Total Prime Power(8)................        4500 Watts                7000 Watts                 8000 Watts

  Expected End of Useful Life(9)......           2005                      2012                       2013

  Approximate Percentage of World
   Population Covered by
   Satellite(10)......................           17.9%                     28.0%                      48.4%

----------
 * All information relating to Orion 2 and Orion 3 is based on currently proposed satellite designs. Such designs are not finalized and, therefore, particular features of Orion 2 and Orion 3 are subject to change, although changes are not expected to have a material impact on the operating specifications of the satellites.
(1) Orion 1 was launched on November 29, 1994 and commenced commercial operations on January 20, 1995.
(2) Satellite transponders receive signals up from earth stations and then convert, amplify and transmit the signals back down to other earth stations.
(3) Ku-band frequencies are higher than C-band frequencies and are used worldwide for commercial satellite communications.
(4) Orion has entered into a contract with DACOM under which Orion will provide eight dedicated transponders on Orion 3 for direct-to-home television service and other satellite services, provided that Orion 3 is delivered in orbit and fully operational by May 1999.
(5) C-band frequencies minimize interference from atmospheric conditions such as rain. C-band satellites share frequencies with terrestrial based microwave systems and therefore require more on-ground coordination to avoid interference problems and generally are lower power, requiring the use of large earth stations to receive signals. A portion of Orion 3 is designed to transmit over C-band frequencies since Orion 3 is to cover areas of Asia where satellites experience significant interference from rain during several months of the year.
(6) Bandwidth is a measure of the transponder resource which determines the information carrying capacity. The actual information carrying capacity of a transponder is determined by a combination of the transponder's bandwidth and radio-frequency ("RF") power.
(7) Equivalent isotropic radiated power ("EIRP") is a measure of the RF power of each transponder. Smaller and less expensive earth terminal antennas can be used with higher EIRP transponders.
(8) Total prime power is the total amount of power that is required to support all of the communications and electronics functions of the satellite.
(9)  The  expected  end of a  satellite's  in-orbit  useful life is based on the period during which the satellite's on board fuel permits proper station keeping maneuvers for the satellite. The information for Orion 1 is based on fuel level estimates on February 5, 1996. The information for Orion 2 and Orion 3 is based on their expected launch dates and their expected satellite designs, internal studies, the Orion 2 Satellite Contract and the Orion 3 Satellite Contract.
(10) The approximate percentages of world population covered or to be covered by the Orion satellites are not additive. In the aggregate, the footprints of the Orion satellites would cover approximately 75% of the world's population.

                                    Appraisal

      ________________________ has delivered an appraisal to the Company valuing Orion 1 at approximately $___________ million as of _________________, 1996. See
"Business -- Appraisal."

                                  RISK FACTORS

In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Units, which involves a high degree of risk. Statements contained in this Prospectus regarding Orion's expectations with respect to Orion 2 and Orion 3, related financings, future operations and other information, which can be identified by the use of forward looking terminology, such as "may," "will," "expect,"
"anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward looking statements. See "Forward Looking Statements." The discussions set forth below constitute cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. There can be no assurance that Orion's expectations regarding any of these matters will be fulfilled.

Limited Operations; History of Losses and Negative EBITDA; and Expectation of Future Losses

                  From its inception in 1982 through January 20, 1995, when Orion 1 commenced commercial operations, Orion was a development stage company. Accordingly, Orion has limited experience operating its business. Orion has experienced net losses in each fiscal year since its inception, including a net loss of approximately $26.9 million and negative EBITDA of $15.4 million during 1995, and a net loss of $19.8 million during the nine months ended September 30, 1996. On a pro forma basis, giving effect to the Transactions, the Company would have had a net loss of $99.4 million and $62.8 million for 1995 and the nine months ended September 30, 1996, respectively. The implementation of Orion's business plan regarding Orion 2 and Orion 3 will require substantial additional capital for the construction, launch, insurance, financing and start-up costs of those satellites. A substantial portion of these costs may be financed with indebtedness, which would substantially increase interest costs. Accordingly, Orion expects to continue to incur net losses and to continue to have negative cash flow (after payments for capital expenditures and interest) for the foreseeable future. The Company's negative cash flow has been substantial and net losses and negative cash flows are expected to increase over the next few years.

Need for Substantial Additional Capital

                  The Company will need a substantial amount of capital over the next three years (and possibly thereafter) to fund the costs of Orion 2 and Orion 3, the purchase of VSATs and other capital expenditures and to make various other payments, such as principal and interest payments with respect to the TT&C Financing (as defined below), the Notes and any indebtedness incurred to finance Orion 2 or Orion 3. The Company's cash flows will be inadequate to cover its cash needs and the Company will seek financing from outside sources. The Company has commenced construction of Orion 3 and intends to commence construction of Orion 2 immediately after consummation of the Offering, despite the fact that it does not have any commitment from any outside source to provide such financing. If the Company is unable to obtain financing from outside sources in the amounts and at the times needed, it could forfeit payments made on Orion 2 and Orion 3 and its rights to Orion 2 and Orion 3 under the Orion 2 Satellite Contract and Orion 3 Satellite Contract and there would be a material adverse effect on the Company's ability to make payments on the Notes and the value of the Warrants and Common Stock.

                  Expected payments prior to launch under the Orion 2 Satellite Contract and Orion 3 Satellite Contract and for launch insurance for Orion 2 and Orion 3 aggregate approximately $500 million. Of this amount, $3 million was paid in the fourth quarter of 1996, and Orion is required to make payments of approximately $90 million, $360 million and $50 million in 1997, 1998 and 1999, respectively. These amounts include the Company's estimate regarding the cost of launch insurance (but not in-orbit insurance, which the Company presently estimates will cost approximately $5 million to $6 million per annum per satellite), although the Company has not had material discussions with potential insurers and has not received any commitment to provide insurance. The Company's actual payments could be substantially higher due to change orders for the satellites, insurance rates, delays and other factors. In addition, the Company expects to expend approximately $22 million, $30 million and $34 million on VSATs and other capital expenditures in 1997, 1998 and 1999, respectively. However, there can be no assurance that these amounts will not be substantially higher. The Company believes these costs can be financed through capital leases or other secured financing arrangements. However, the Company has not engaged in material discussions with potential lenders and there can be no assurance that such financing can be obtained.

                  Under the Orion 1 Satellite Contract, the contractor is entitled to receive incentive payments based upon the performance of Orion 1 in orbit. These incentive payments could reach an aggregate of approximately $44 million through 2007, if the transponders on Orion 1 continue to operate in accordance with specification during that period. As of September 30, 1996 Orion had obligations with a present value of approximately $21.7 million with respect to incentive payments. Orion will pay $13 million in satellite incentives following completion of the Offering of which $10 million will be re-invested in Orion in the Matra Marconi Investment.

                  Further, the foregoing estimates do not include any amounts for other possible financing requirements. The Company may from time to time enter into joint ventures and make acquisitions of complimentary businesses. Such joint ventures or acquisitions would need to be financed, which would increase the Company's need for additional capital. In addition, Orion intends to replace Orion 1 at the end of its useful life (expected to be in October
2005). Such replacement likely will require additional financing if the cash flow from Orion's operations is not sufficient to fund a replacement satellite.

Substantial Leverage; Secured Indebtedness

                  As of September 30, 1996, after giving pro forma effect to the Transactions, Orion would have had approximately $401 million of long-term indebtedness, and will be highly leveraged. The accretion of original issue discount on the Senior Discount Notes will substantially increase Orion's liabilities. The Company also expects to incur substantial additional amounts of indebtedness. Given the Company's limited cash flow available to service its indebtedness, such additional indebtedness may be zero coupon or pre-funded indebtedness, which would substantially increase the Company's liabilities. The Company will deposit $72 million in escrow to pre-fund the first six scheduled payments of interest on the Senior Notes. However, the Company ultimately will need to service the cash interest expense on a very substantial amount of indebtedness with cash generated by its operations. For 1995 and the three and nine months ended September 30, 1996 the Company had EBITDA of $(15.4) million, $1.7 million and $0.1 million and, on a pro forma basis adjusting for the Transactions, interest costs of $46.8 million and $35.0 million for 1995 and the nine months ended September 30, 1996, respectively. Interest costs will increase substantially if, as expected, the Company incurs additional indebtedness, as described above under "Need for Substantial Additional Capital." The Company does not have a revolving credit facility or other source of readily available capital.

                  The Indentures will not limit the amount of secured indebtedness the Company may incur to finance the acquisition of VSATs and other equipment. However, the Indentures will prohibit the Company from using Orion 1, Orion 2 or Orion 3 as collateral for indebtedness. In the event of a default on the Notes or a bankruptcy, liquidation or reorganization of the Company, the assets pledged to secured indebtedness will be available to satisfy obligations of the secured debt before such assets could be used to make any payment on the Notes. Accordingly, there may only be a limited amount of assets available to satisfy any claims of the holders of the Notes upon an acceleration of the Notes. In addition, to the extent that the value of such collateral is insufficient to satisfy such secured indebtedness, holders of such secured indebtedness would be entitled to share pari passu with the Notes with respect to any other assets of the Company. As of September 30, 1996 after giving pro forma effect to the Transactions, the Company would have had $7.2 million of secured indebtedness.

                  The level of the Company's indebtedness could have important consequences to holders of Units, Notes or Warrants including the following: (i) the ability of the Company to obtain any necessary financing in the future for capital expenditures, working capital, debt service requirements or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal of and interest on its indebtedness and other obligations and will not be available for use in the Company's business; (iii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to changes in, its business;
(iv) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of indebtedness will make it more vulnerable in the event of a downturn in its business. See "Management's Discussion and Analysis of Financial Condition and

Results of Operations -- Liquidity and Capital Resources -- Current Funding Requirements" and "Description of Certain Indebtedness."

Risks of Satellite Loss or Reduced Performance

                  Satellite Loss or Reduced Performance. Satellites are subject to significant risks, including launch failure, damage that impairs commercial performance, failure to achieve correct orbital placement during launch, loss of fuel that reduces satellite life, and satellite in-orbit risks. Although Orion 1 has been successfully launched and is in commercial operation, and although Orion maintains satellite in-orbit insurance on Orion 1, any loss in orbit or reduced performance of Orion 1 would have a material adverse effect on Orion. In addition, no assurance can be given that the launch of Orion 2 or Orion 3 will be successful. Although various sources of data permit differing conclusions, Orion is aware of sources indicating that the historical loss rate for all commercial geosynchronous satellite launches may be as high as 15%. Launch risks vary based upon the launch vehicle used. The Delta III launcher to be used for Orion 3 is new and has no significant launch history. Even though the Delta III is based upon earlier Delta launch vehicles, the new technology used in Delta III could affect its launch success rate.

                  Orion may have to change launch vehicles if, for example, one of its selected vehicles experienced a launch failure with respect to another satellite. Orion intends to order certain long lead time parts in order to reduce the amount of time needed to obtain replacement satellites. However, an unsuccessful launch of Orion 2 or Orion 3 would involve a delay in revenues for at least one year, and perhaps substantially longer. Any loss or delay of revenue from any of the Company's satellites would have a material adverse effect on its ability to service its indebtedness, including of the Notes, and the value of the Warrants and the Common Stock.

                  In November 1995, one of Orion 1's components supporting nine transponders of dedicated capacity serving the European portion of the Orion 1 footprint, experienced an anomaly that resulted in a temporary service interruption, lasting approximately two hours. Full service to all affected customers was restored using redundant equipment on the satellite. These transponders currently generate a majority of Orion's revenues. Orion believes, based on the data received to date by Orion from its own investigations and from the manufacturer, and based upon advice from Orion's independent engineering consultant, Telesat Canada, that because the redundant component is functioning fully in accordance with specifications and the performance record of similar components is strong, the anomalous behavior is unlikely to affect the expected performance of the satellite over its useful life. Furthermore, there has been no effect on Orion's ability to provide services to customers. However, in the event that the currently operating component fails, Orion 1 would experience a significant loss of usable capacity. In such event, while Orion would be entitled to insurance proceeds of approximately $47 million and could lease replacement capacity and function as a reseller with respect to such capacity (at substantially reduced gross margins), the loss of capacity would have a material adverse effect on the Company on its ability to service its indebtedness, including the Notes, and the value of the Warrants and Common Stock. See "Business -- Implementation of the Orion Satellite System -- Orion 1."

                  At the time of Orion's 1 delivery from its manufacturer, one of the six 36 MHz transponders covering the United States was not performing in accordance with contract specifications based on then-available data. To date, Orion has not used such transponder to provide services under any commercial contract, and there can be no assurance that such transponder will ever be used. Although Orion settled the matter with the manufacturer for a one time refund of approximately $2.75 million and monthly payments of $7,000, there can be no assurance that such payments adequately compensated Orion for the loss of such transponder.

                  Limited Insurance for Satellite Launch and Operation. The in-orbit insurance of Orion 1 and the launch and in-orbit insurance for Orion 2 and Orion 3 will not protect the Company against business interruption, loss or delay of revenues and similar losses and may not fully reimburse the Company for its expenditures. In addition, such insurance includes or can be expected to include certain contract terms, exclusions, deductibles and material change conditions that are customary in the industry. Accordingly, an unsuccessful launch of Orion 2 or Orion 3 or any significant loss of performance with respect to any of its satellites would have a material adverse effect on Orion, its ability to make payments on its indebtedness, including the Notes, and the value of the Warrants and Common Stock. Although Orion intends to procure insurance for the construction, launch and insurance costs of Orion 2 and Orion 3, Orion has not obtained any commitment from insurance underwriters to provide launch insurance for Orion 2 or Orion 3. There can be no assurance that such insurance will be available or that the price of such insurance or the terms and exclusions in the actual insurance policy will be favorable to the Company. A failure of one of the launch vehicles selected by Orion, prior to the launch of Orion 2 or Orion 3, could substantially increase the cost of launch insurance for Orion. See "Business -- Insurance."

                  Limited Life of the Satellites. While Orion 1 is expected to have an orbital life of approximately 10.7 years (through October 2005), and Orion 2 and Orion 3 are expected to have orbital lives of approximately 13 years and 15 years, respectively, there can be no assurance as to the actual longevity of the satellites. A number of factors will affect the useful life of each satellite, including the rate of fuel consumption in achieving correct orbital placement during launch, the quality of its construction and the durability of its component parts. There is a significant possibility that one or more transponders on a satellite may cease to function in accordance with specifications during its estimated useful life and there is no assurance that service could be restored through redundant transponders. In addition, while Orion plans to replace each satellite at the end of its useful life, there can be no assurance that the required financing and regulatory approvals to do so will be available.

Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties

                  Cost Uncertainties. Based on the current designs of and current construction schedules for Orion 2 and Orion 3, the total costs of Orion 2 and Orion 3 including construction, launch, launch insurance and start-up expenses, are presently estimated to be approximately $260 million and 275 million. These costs may increase as a result of changes that may occur during the construction of the satellites or if the cost of insurance exceeds the Company's expectations. See "Business -- Implementation of the Orion Satellite System." There can be no assurance that the actual costs of these satellites will not be materially greater than these estimates.

                  Substantial Financing Requirements. Completion of Orion 2 and Orion 3 will require substantial additional financing beyond the funds expected to be raised in this Offering and the British Aerospace Investment. Failure to raise such financing would have a material adverse effect on Orion, its ability to make payments on its indebtedness, including the Notes, and on the value of the Warrants and the Common Stock, as discussed in more detail above under the caption "-- Need for Substantial Additional Capital."

                  Timing Uncertainties. Orion presently plans to launch Orion 2 in the second quarter of 1999 and plans to launch Orion 3 in the fourth quarter of 1998, based upon the construction and launch schedules set forth in the satellite contracts. To meet these schedules, Orion must raise the financing needed for payments to the satellite manufacturers, receive certain regulatory approvals, finalize the satellite designs and take other necessary steps. Failure to meet the construction and launch schedules could increase the cost of Orion 2 or Orion 3, requiring additional financing. See "-- Need for Substantial Additional Capital -- Substantial Financing Requirements; Risks of Commencing Construction Prior to Completing Financing." Although the Orion 2 Satellite Contract and the Orion 3 Satellite Contract are fixed-price contracts with firm schedules for construction, delivery and launch, there can be no assurance that increases in costs due to change orders or delay will not occur. See "Business -- Implementation of the Orion Satellite System." There can be no assurance that the launch of Orion 2 or Orion 3 will take place as scheduled. A significant delay in the delivery or launch of Orion 2 or Orion 3 also would have a material adverse effect on Orion's marketing plan for such satellites and its ability to generate revenue and service its indebtedness, including the Notes, and on the value of the Warrants and the Common Stock.

                  Risks of Proceeding With Construction Prior to Obtaining all Regulatory Approvals for Orion 2 and Orion 3. Orion has commenced construction of Orion 3 and will commence construction of Orion 2 prior to completion of the required consultation with INTELSAT, receipt of final authority from the FCC (in the case of Orion 2) and completion of the International Telecommunication Union ("ITU") coordination process. Failure to obtain one more necessary approvals in a timely manner would likely have a material adverse effect on the Company. See "-- Approvals Needed; Regulation of Industry."

Risks Relating to Potential Lack of Market Acceptance and Demand; Ground Operations

                  Orion's success will depend in part on the continued growth in demand for international private network services, which to date have not been a primary focus of satellite companies, and on Orion's ability to market such services effectively. Marketing will be critical to Orion's success. However, Orion has limited experience in marketing, having commenced full commercial operations in 1995. Orion's marketing program until recently consisted of direct sales using a U.S. based sales force and indirect sales channels, including Limited Partner sales representatives, for sales in Europe. Orion believes that certain of its indirect sales channels in Europe have not met expectations in 1996, and is seeking to supplement its sales in Europe by significantly increasing its direct sales capabilities in Europe, particularly with respect to sales of private communications network services. However, there can be no assurance that this will be successful. Sales of Orion's services generally involve a long-term complex sales process. In addition, as an early provider of international network services using VSATs, Orion is subject to the uncertainties associated with the development of new services, including uncertainties regarding customer interest in and acceptance of higher data speed communications, the need to develop (and convince customers of the attractiveness of) new applications and customer acceptance of the ability of Orion (as a new market entrant) to provide service. In addition, Orion's operations will continue to depend significantly on Orion being able to provide ground operations for private network services using ground operators throughout the footprint of Orion's satellites. In the event that its network of ground operators is not maintained and expanded or fails to perform as expected, Orion's ability to offer private communications networks (or services) will be impaired. See "Business -- Network Operations; Local Ground Operators."

Risks Concerning Ability to Manage Growth

                  The Company's future performance will depend, in part, upon its ability to manage its growth effectively, which will require it to continue to implement and improve its marketing, operating, financial and accounting systems and to expand, train and manage its employee base and manage its relationships with its local ground operators. For example, Orion is in the process of seeking to integrate a significant number of newly hired direct sales personnel, and expects this process to continue as it continues to significantly increase its sales force. Furthermore, the Company may from time to time enter into joint ventures and acquire complementary businesses. Such joint ventures and acquired businesses would need to be integrated with the Company, which would place an additional burden on the Company's internal systems and its ability to manage its employees and its relationships with its local ground operators. In addition, the Company's ability to attract new orders is subject to substantial variations from quarter to quarter. If the Company fails either to expand in accordance with its plans or to manage its growth effectively there could be a material adverse effect on its business, growth, financial condition and results of operations, its ability to service its indebtedness, including the Notes, and the value of the Warrants and Common Stock.

Potential Adverse Effects of Competition

                  The international telecommunications industry is highly competitive. In providing international telecommunications services, Orion competes with established satellite and other transmission facilities providers, including INTELSAT, EUTELSAT, PanAmSat and consortia of major telephone carriers operating undersea fiber optic cables. In addition, Orion competes with certain established telephone carriers, such as AT&T, MCI, Sprint, British Telecom, Cable & Wireless, Deutsche Telekom, France Telecom and Kokusai Denshin Denwa, as well as resellers of satellite capacity, such as Impsat, in providing private network communications services. Many of these competitors have significant competitive advantages, including long-standing customer relationships, close ties with regulatory authorities, control over connections to local telephone lines and the ability to subsidize competitive services with revenues from services they provide as a dominant or monopoly carrier, and are substantially larger, and have financial resources, experience and marketing capabilities that are substantially greater than those of Orion. The Company believes that competition in emerging markets, particularly with respect to private network services, will intensify as dominant and monopoly long distance providers adapt to a competitive environment and larger carriers increase their presence in these markets. The Company also believes that competition in more developed markets will intensify as larger carriers consolidate, enhance their international alliances and increase their focus on private network services. For example, the recently announced merger involving MCI and British

Telecom may substantially increase the ability of the resulting businesses to provide trans-Atlantic private network services. The ability of Orion to compete with these organizations will depend in part on Orion's ability to price its services at a significant discount to terrestrial service providers, its level of customer support and service, and the technical advantages of its systems.

                  The  services  provided  by the Company  have been  subject to decreasing prices over recent years and this pricing pressure is expected to continue (and may accelerate) for the foreseeable future. Orion will need to increase its volume of sales in order to compensate for such price reductions. Orion believes that customers will increase the data speeds in their communications networks to support new applications, and that such upgrading of customer networks will lead to increased revenues that will offset price reductions. However, there can be no assurance that this will occur. In addition, a large portion of satellite capacity globally is currently used for video distribution. As an increasing portion of satellite capacity is used for providing private network services, prices for these services may decline. Compressed digital video ("CDV"), which substantially increases transmission capacity per channel, is beginning to be used for video distribution. As CDV becomes more prevalent, the supply of effective video capacity could increase significantly, which could result in lower prices.

                  The Company is aware of a substantial number of new satellites that are in construction or in the planning stages. Most of these satellites will cover areas within the footprint of Orion 1 and/or the proposed footprints of Orion 2 and Orion 3. As these new satellites commence operations, they will substantially increase the capacity available for the provision of services that compete with the Company's services. Absent a corresponding increase in demand, this new capacity can be expected to result in significant additional price reductions. Continued price reductions could have a material adverse effect on Orion's ability to service its indebtedness, including the Notes, and on the value of the Warrants and the Common Stock. See "Business -- Competition."

Approvals Needed; Regulation of Industry

                  Telecommunications Regulatory Policy. Orion is subject to the U.S. Communications Act of 1934, as amended (the "Communications Act"), and regulation by the FCC (and, to a limited extent, by the U.S. Department of Commerce) and by the national and local governments of other countries. The FCC regulates terms and conditions of communications services, including among other things changes in control or assignment of licenses. The business prospects of Orion could be adversely affected by the adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies or regulations, that modify the present regulatory environment or conditions of the licenses granted by the FCC to Orion. In particular, Orion would be adversely affected by any legislation imposing obligations on satellite owners as a result of space debris.

                  Additional Regulatory Approvals Needed. The launch and operation of Orion 2 and Orion 3 will require a number of additional regulatory approvals, including (i) the approvals of the FCC (in the case of Orion 2); (ii) completion of successful consultations with INTELSAT and, in the case of Orion 2, with EUTELSAT; (iii) satellite "landing" rights in countries that are not INTELSAT signatories or that require additional approvals to provide satellite or VSAT services; and (iv) other regulatory approvals. Obtaining the necessary licenses and approvals involves significant time and expense, and receipt of such licenses and approvals cannot be assured. Although the FCC has conditionally authorized the construction, launch and operation of Orion 2 (subject to completion of an INTELSAT consultation and required showing of ability to finance the construction, launch and operation for one year of the satellite, which requirements generally must be satisfied for final FCC authorization of all FCC satellite licenses), and Orion will apply for certain other approvals for Orion 2 and Orion 3, the FCC authorization for Orion 2 has not become final (since Orion has not yet satisfied the conditions) and none of the other requisite approvals has yet been obtained. Failure to obtain such approvals would have a material adverse effect on Orion and on its ability to service its indebtedness, including the Notes, and the value of the Warrants and Common Stock. In addition, Orion is required to obtain approvals from numerous national and local authorities in the ordinary course of its business in connection with most arrangements for the provision of services. While such approvals generally have not been difficult for Orion to obtain in a timely manner, the failure to obtain particular approvals has delayed, and in the future may delay, the provision of services by Orion. The Orion 1 license from the FCC expires in January 2005. Although Orion has no reason to believe that its licenses will not be renewed (or new licenses obtained) at the expiration of the license term, there can be no assurance of renewal. See "Business -- Regulation."

                  ITU Coordination Process. An international treaty to which the U.S. and the Republic of the Marshall Islands (through which the Company has applied for the Orion 3 orbital slot) are parties requires ITU coordination of satellite orbital slots. Various non-U.S. governments or telecommunications authorities have commenced coordination procedures pursuant to ITU regulations for proposed satellites at orbital locations and in frequency bands that are in close proximity to those proposed for Orion 2 and Orion 3. Any existing satellites and any proposed satellites that are launched prior to Orion 2 and Orion 3 will effectively have priority over Orion's satellites. Orion's proposed use for Orion 2 and Orion 3 conflicts to some extent with the use or proposed use of certain existing or proposed satellites. While Orion believes that it can successfully coordinate the use of the orbital locations and frequency bands proposed for Orion 2 and Orion 3, there can be no assurance that this will be achieved. The Company has commenced construction of Orion 3 and will commence construction of Orion 2 promptly following the Closing Date, which is prior to completion of ITU coordination. There can be no assurance that ITU coordination will be completed. In the event that successful coordination cannot be achieved, Orion may have to modify the satellite design for Orion 2 or Orion 3 in order to minimize the extent of any potential interference with other proposed satellites using those orbital locations or frequency bands. Any such modifications could increase the cost or delay the launch of the satellites (if significant changes to the satellite are required) and may result in limitations on the use of one or more transponders on Orion 2 or Orion 3, which could impact the amount of revenue realized from such transponders. If interference occurs with satellites that are in close proximity to Orion 2 or Orion 3, or with satellites that are subsequently launched into locations in close proximity without completing ITU coordination procedures, such interference would have an adverse effect on the proposed use of the satellites and on Orion's business and financial performance. Orion cannot predict the extent of any adverse effect on Orion from any such occurrences. See "Business -- Orbital Slots."

Uncertainties Relating to Backlog

                  The Company's current backlog consists of a mix of large and small contracts for private communications networks and transmission capacity for video and other satellite transmission services with a variety of customers. Although many of the Company's customers, especially customers under large and long-term contracts, are large corporations with substantial financial resources, other contracts are with companies that may be subject to business or financial risks. If customers are unable or unwilling to make required payments, the Company may be required to reduce its backlog figures (which would result in a reduction in future revenues of the Company), and such reductions could be substantial. In the second quarter of 1996, the Company determined that one large customer under a long-term contract (accounting for backlog of approximately $19.9 million) was not likely to raise the financing to commence its service in the near future, and accordingly the Company no longer considers such contracts part of its backlog. Also in the second quarter of 1996, the Company removed from its backlog contracts with a customer (accounting for backlog of approximately $4.5 million) which had ceased paying for the Company's services. In the fourth quarter of 1996, the Company removed $_____ million from its backlog related to contracts under which customers failed to use the contracted service or failed to make timely payment. The Company's contracts commence and terminate on fixed dates. If the Company is delayed in commencing service or does not provide the required service under any particular contract, as it has occasionally done in the past, it may not be able to recognize all the revenue it initially includes in backlog under that contract. In addition, the current backlog contains some contracts for the useful life of Orion 1; if the useful life of Orion 1 is shorter than expected, some portion of backlog may not be realized unless services satisfactory to the customer can be provided over another satellite.

Technological Changes

                  Although Orion believes that Orion 1 does employ, and Orion 2 and Orion 3 will employ, advanced technologies, the telecommunications industry continues to experience substantial technological changes. There can be no assurance that such changes will not adversely affect the prospects or proposed operations or expenses of Orion.

Risks of Conducting International Business

                  The Company's international service contracts are generally denominated in U.S. Dollars, but it is possible that the portion of contracts denominated in non-U.S. currencies will increase over time. The vast majority of the Company's costs (including interest and principal of the Notes, other indebtedness and the costs for VSATs, Orion 2 and Orion 3) are denominated in U.S. Dollars. Accordingly, an increase in the value of U.S. dollars relative to other currencies could have an adverse effect on the Company. International operations are also subject to certain risks such as changes in domestic and foreign government regulations and telecommunication standards, licensing requirements, tariffs or taxes and other trade barriers and political and economic instability.

Dependence of Orion on Key Personnel

                  Orion's business is dependent on its executive and other officers and other key personnel. Orion presently does not have employment contracts with, or key man life insurance covering, such key officers or other personnel. The loss of key officers or personnel could have an adverse effect on Orion. See "Management."

Control of Orion by Principal Stockholders

                  Executive officers, directors and their affiliates are expected to beneficially own approximately [12.0] million shares, or approximately [46]% of the Common Stock that will be outstanding, after the Transactions on a fully diluted basis. As a result, such stockholders are and will continue to be in a position to elect the Board of Directors and thereby control the affairs and management of Orion.

Risks Relating to Senior Preferred Stock

                  The Company has outstanding approximately $15.8 million (including accrued dividends) of Series A 8% Cumulative Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") and approximately $4.7 million (including accrued dividends) in Series B 8% Cumulative Redeemable Convertible Preferred Stock (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Senior Preferred Stock"). Certain rights granted by Orion to holders of the Senior Preferred Stock could adversely affect Orion or the rights of holders of Warrants or Common Stock. In particular, such holders of Senior Preferred Stock have the right to require Orion to repurchase the shares of Common Stock received upon conversion of the Senior Preferred Stock upon, among other things, certain mergers, changes of control or sales of substantially all the assets of Orion at the pro rata interest of the holders of such stock in the consideration received or, in the case of certain fundamental changes, fair market value; and, beginning in June 1999 such holders have the right to require Orion to repurchase Senior Preferred Stock (and any Common Stock received upon the conversion thereof) at the fair market value (in the case of Common Stock) or liquidation value, including accrued and unpaid dividends (in the case of Senior Preferred Stock). This right is exercisable with respect to one-third of the Senior Preferred Stock (and any Common Stock received upon the conversion thereof) in June 1999, two-thirds of such stock in June 2000 and all of such stock in June 2001. The Indentures will contain a covenant which restricts the ability of the Company to honor these repurchase obligations. In addition, the documents relating to the Senior Preferred Stock impose certain covenants on Orion, and failure to comply with those covenants could have an adverse effect on Orion. The Company expects to issue $122.0 million in Series C Preferred Stock (assuming a closing of the Merger and the Exchange as of January 30, 1997), and the Company may seek to repurchase such stock in the future. The Indentures will contain a covenant which restricts the Company's ability to repurchase such stock. See "Description of Capital Stock -- Preferred Stock" and "Description of Notes -- Certain Covenants -- Limitation on Restricted Payments."

Consequences of Original Issue Discount on Senior Discount Notes

                  The Senior Discount Notes will be issued at a substantial discount from their principal amount. Consequently, purchasers of the Senior Discount Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable and no cash payments of interest are scheduled to be made until _______________, 2002.

                  Moreover, the Senior Discount Notes will constitute "applicable high yield discount obligations" ("AHYDOs") if the yield to maturity of the Senior Discount Notes exceeds the relevant applicable federal rate (the "AFR") at the time of issue by more than 5 percentage points. If the Senior Discount Notes constitute AHYDOs then the Company will not be entitled to deduct original issue discount ("OID") accruing with respect thereto until such amounts are actually paid. In addition, if the yield to maturity of the Senior Discount Notes exceeds the AFR by more than 6 percentage points, then a portion of the OID corresponding to such excess (i) will not be deductible by the Company at any time and (ii) may be eligible for the dividends received deduction available to corporate holders in certain circumstances. See "Certain United States Federal Income Tax Consequences" for a more detailed discussion of the federal income tax consequences to purchasers of the Senior Discount Notes.

                  If a bankruptcy proceeding is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Senior Discount Notes, the claim of a holder of Senior Discount Notes with respect of the principal amount thereof may be limited to an amount equal to the sum of (i) the initial public offering price for the Senior Discount Notes and (ii) that portion of the original issue discount that is not deemed to constitute
"unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of the commencement of any such bankruptcy proceeding would constitute "unmatured interest."

No Prior Public Market

                  There is no existing market for the Units, Notes or Warrants, and there can be no assurance as to the liquidity of any market that may develop for the Units, Notes or Warrants; the ability of holders of the Units, Notes or Warrants to sell such securities, and the price at which such holders would be able to sell such securities cannot be predicted. If such a market were to develop, such securities could trade at prices that might be higher or lower than the initial offering price thereof depending upon many factors, including prevailing interest rates, the Company's operating results and prospects and the market for similar securities. The Underwriters have advised the Company that they currently intend to make a market in the Units, Notes and Warrants; however, they are not obligated to do so and any market making may be discontinued at any time without notice. The Company does not intend to apply for listing for the Units, Notes or Warrants on any securities exchange.

Limitations on Paying Dividends on Common Stock

                  Orion has never paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. Orion is not permitted to pay dividends on the Common Stock as long as the Preferred Stock is outstanding, subject to certain limited exceptions. The Indentures and the indenture for the Debenture Investments will effectively prohibit the payment of dividends for the foreseeable future.

Potential Adverse Effect of Shares Eligible for Future Sale

                  Upon  completion  of the Merger and the  Exchange,  Orion will have approximately 25.9 million shares of Common Stock outstanding on a fully diluted basis. Approximately 14.5 million of these shares will initially be held by the Company's current stockholders and will be freely transferable without restriction or further registration under the Securities Act, other than the 5.5 million shares held by "affiliates" of the Company, as that term is defined under the Securities Act. The shares held by affiliates are expected to be eligible for sale pursuant to Rule 144 under the Securities Act. The Limited Partners, including British Aerospace, will own the remaining 11.4 million shares, all of which would be deemed to be "restricted securities" as that term is defined in Rule 144, promulgated under the Securities Act. However, the
Limited Partners will be granted certain shelf, demand and "piggy-back" registration rights with respect to the Common Stock issuable to them upon conversion, including having the Company prepare and, as soon as practicable after 180 days from the Closing Date cause to be filed a "shelf" registration statement which covers the registration of certain Eligible Registrable Securities (as defined to include approximately 25% of the Common Stock issuable to the Limited Partners upon conversion). The Company will also be required to file certain additional shelf registration statements so that the Limited Partners will be able to sell, each quarter, up to an additional 25% of the Common Stock issuable to them upon conversion, on a non-cumulative basis. No predictions can be made as to the effect, if any, that sales of Common Stock or the availability of additional shares of Common Stock for sale by the Limited Partners would have on the market price of such securities. Nevertheless, the foregoing could adversely affect the market prices of the Warrants and Common Stock and the ability of the Company to raise equity financing. See "Shares Eligible for Future Sale."

Anti-Takeover and Other Provisions of the Certificate of Incorporation

         Orion's Certificate of Incorporation includes provisions that may discourage or prevent certain types of transactions involving an actual or potential change in control of Orion, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. In addition, the Board of Directors has the authority to fix the rights and preferences of and issue shares of preferred stock, which may have the effect of delaying or preventing a change in control of Orion without action by the stockholders. The staggered terms of the Company's Board of Directors could also discourage any potential acquirer. Orion's Certificate of Incorporation also permits the redemption of Common Stock from stockholders where necessary to protect Orion's regulatory licenses. See "Description of Capital Stock." In addition, any change of control of Orion is subject to the prior approval of the FCC. See "Business -- Regulation -- Unauthorized Transfer of Control."

                                   THE COMPANY

                  The Company was incorporated in Delaware in 1982 and changed its name to Orion Network Systems, Inc. in January 1988. Prior to the successful launch of Orion 1 in November 1994, significant milestones included: (i) receipt of initial conditional authorization from the FCC for Orion 1 in 1985, completion of the consultation process relating to Orion 1 with INTELSAT in 1989 and receipt of final authorization for Orion 1 from the FCC in 1991; (ii) the formation of Orion Atlantic and commencement of construction of Orion 1 in 1991; and (iii) the commencement of VSAT services, using leased capacity, in Eastern Europe in 1992. In 1991, Orion and the Limited Partners (plus STET, a former limited partner) formed Orion Atlantic to finance the construction, launch and operation of two communications satellites. In 1991, the Limited Partners invested, either directly or through subsidiaries, $90 million in Orion Atlantic and entered into firm and contingent capacity leases up to approximately $426 million over seven years to support the Orion 1 Credit Facility. The combination of the equity contributions and the Orion 1 Credit Facility fully financed Orion 1.

                  Orion  principally   operates  through   subsidiaries.   Orion
Atlantic, which Orion controls and operates through its subsidiary Orion Satellite Corporation ("OrionSat"), a Delaware corporation and the sole general partner of Orion Atlantic, owns and operates Orion 1 and will own and operate Orion 2. Orion Atlantic Europe, Inc., a Delaware corporation, conducts certain operations of Orion Atlantic in Europe. OrionNet, Inc., a Delaware corporation ("OrionNet"), serves as a representative agent of Orion Atlantic for sales of network services and ground operations in the United States, and OrionNet Finance Corporation, a Delaware corporation, conducts certain limited VSAT financing activities for OrionNet. Asia Pacific Space and Communications, Ltd. and Orion Asia Pacific Corporation, Delaware corporations (collectively, "Orion Asia Pacific"), will own and operate Orion 3. Upon consummation of the Transactions including the Exchange (discussed below), the Company will own, directly or indirectly, 100% of each of the subsidiaries described above, each of which will be a guarantor with respect to the Notes. See "The Merger and the Exchange."

         The Company's executive offices are located at 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850, and its telephone number is (301) 258-8101.

                           THE MERGER AND THE EXCHANGE

                  Concurrently with consummation of the Offering, the Company will consummate the Merger and the Exchange. The purposes of the Merger and the Exchange are (i) to consolidate outside investor ownership of the Company at the Orion level, (ii) improve the speed and efficiency of the Company's decision making, (iii) provide Orion with 100% ownership of all of its material subsidiaries, (iv) allow Orion to pursue its business plans and financings for all of its satellites, (v) eliminate approximately $37.5 million of obligations Orion Atlantic owes to certain of the Limited Partners, and (vi) increase the Company's overall market capitalization.

                  Under the Exchange Agreement, the Limited Partners have agreed to transfer their limited partnership interests in Orion Atlantic and other rights relating thereto to the Company in exchange (collectively, the "Exchange") for 121,988 shares of a newly created class of the Company's Series C 6% Cumulative Convertible Redeemable Preferred Stock (the "Series C Preferred Stock"). Upon consummation of the Exchange, the Company will own all of Orion Atlantic. In addition, the Company will acquire certain rights held by certain of the Limited Partners, including certain of the Limited Partners' rights to receive repayment of various advances (aggregating approximately $37.5 million at September 30, 1996). The 121,988 shares of Series C Preferred Stock to be issued in the Exchange will be convertible into approximately 7 million shares of the Company's Common Stock. As a result of the Exchange, certain of the Limited Partners will be principal stockholders of the Company. See "Description of Capital Stock" and "Principal Stockholders" for a description of the Series C Preferred Stock and security ownership of Orion following the Exchange.

                  Simultaneously with the Exchange, under an Agreement and Plan of Merger, Old ONSI will merge (the "Merger") with a wholly owned subsidiary ("Merger Sub") of a newly formed Delaware corporation, New ONSI, which will have corporate governance documents, management structure, and other features substantially similar to those of the Company. New ONSI will be the issuer of the Units, Notes and Warrants offered hereby. Old ONSI will be the surviving corporation in the Merger and will thereby become a wholly owned subsidiary of New ONSI, and the holders of preferred and common stock of Old ONSI will receive substantially identical preferred and common stock of New ONSI in exchange for such stock. New ONSI will be re-named Orion Network Systems, Inc. concurrently with the effectiveness of the Merger. New ONSI's stockholders will have substantially the same securities and rights as before the Merger, although their ownership of New ONSI will be diluted by the Exchange.

                  The closing of the Offering is conditioned upon the prior or concurrent closing of the Merger and the Exchange. Occurrence of the Merger and the Exchange are subject, among other things, to the satisfaction or waiver by the Company and the Limited Partners of the following conditions: (a) completion of a refinancing of the indebtedness of Orion Atlantic outstanding under the Orion 1 Credit Facility among Orion Atlantic, the Banks named therein (the "Banks") and Chase Manhattan Bank (National Association), as Agent ("Chase") with the proceeds of the Offering, (b) the termination of all agreements between or among the Banks and Chase, on the one hand, and one or more of Orion, Orion Atlantic, OrionSat, Orion and the Limited Partners and/or their affiliates on the other hand, relating to the Orion 1 Credit Facility or the security or credit support thereof, (c) the release of the Limited Partners' (and their affiliates) existing commitments under their firm and contingent capacity leases and various guarantees or other commitments supporting the Orion 1 Credit Facility, (d) the approval and adoption by Orion stockholders of the Merger and the Exchange, and (e) the issuance of approximately $60 million of Orion junior subordinated convertible debentures in the Debenture Investments.

                  The  diagram  below   illustrates   the  Company's   structure
subsequent to the Transactions.

            ---------------------------------------------------------

                                           Orion
                        -- Notes offered hereby
                        -- Warrants offered hereby
                        -- Junior Subordinated Convertible
                              Debentures
                        -- Series A, B and C Preferred Stock
                        -- Common Stock (publicly traded)
                        -- Options and Warrants

            ---------------------------------------------------------
                                                       100%

                ------------------------------------------------

                        Old ONSI and Orion Subsidiaries,
                            Including Orion Atlantic
                            (Guarantors of the Notes)

                ------------------------------------------------


                  The effect of the Merger and the Exchange on ownership of Orion's capital stock is described under the caption "Principal Stockholders."

                                 USE OF PROCEEDS

The Offering

                  The net proceeds of the Offering to the Company are estimated to be approximately $______ million. Other than the amounts placed in escrow to pre-fund the first six interest payments on the Senior Notes, the net proceeds will be used to repay the Orion 1 Credit Facility (including approximately $_________ million of accrued interest and $_______ million of interest rate hedging costs related to the Orion 1 Credit Facility), to pay accrued satellite incentive fees, to pay amounts owing to STET, a former limited partner, and for working capital and other general corporate purposes. The outstanding principal and interest amount under the Orion 1 Credit Facility at September 30, 1996 was $210.4 million, which bears interest at 1.75% over LIBOR. The loan under the Orion 1 Credit Facility is repayable over seven years in graduated semi-annual installments ranging from the approximately $11.9 million installment paid in July 1996 to the two approximately $22.9 million semi-annual installments due in 2001 (and thereafter). See "Certain Transactions."

                  Set forth are the sources and uses of funds in the Transactions, assuming a Closing Date of January 30, 1997. The amounts are approximate with respect to the Orion 1 Credit Facility and STET Note, and will vary depending on the date of repayment.

                              (Dollars in millions)

         Sources                                                         Uses
         -------                                                         ----

Senior Note Units...............      $222             Credit Facility Repayment.................    224(1)
Senior Discount Note Units......       100             Initial Payments for Orion 2 (2)..........     25
                                                       Escrow....................................     72
BAe Investment..................        50             STET Note Repayment.......................      3
Matra Investment................        10             Orion 1 Incentive Payments................     13
                                       ---
      Total.....................       382             Transaction fees .........................     14
                                      ====
                                                       Working capital and general
                                                         corporate purposes......................     31(3)
                                                                                                     ---
                                                            Total................................    382
                                                                                                     ===

---------------
(1) To the extent that the Limited Partners make guarantee payments on or after January 30, 1997 to the Banks under their capacity leases that support the Orion 1 Credit Facility, the net proceeds from the sources indicated above will be used, to the extent not needed to make the other payments set forth above, to repay the Limited Partners the amounts paid to the Banks on or after January 30, 1997.

(2) Initial payments (of $15 million, through May 1997) for Orion 3 are expected to be made from cash on hand.

(3) Most of the $31 million of working capital, plus cash on hand and cash flow from operations, will need to be used primarily to make payments on Orion 2 and Orion 3 and for VSATs and other capital expenditures. The Company does not have a revolving credit facility or other source of readily available capital.

                                 CAPITALIZATION

         The following table sets forth as of September 30, 1996 (1) the cash position and capitalization of the Company and (2) the pro forma cash position and capitalization of the Company adjusted to give effect to the Transactions (assuming such events occurred on September 30, 1996). See "Pro Forma Condensed Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements and Notes thereto.

                                                                                        September 30, 1996
                                                                                        ------------------
                                                                                 Actual               Pro Forma
                                                                                 ------               ---------
                                                                                   (in thousands, except shares)

Cash and cash equivalents....................................................   $ 36,657             $  98,214
                                                                                ========             =========

Restricted cash(1)...........................................................  $      --             $  72,000
                                                                                ========             =========

Long term debt(2):
  Orion 1 Credit Facility....................................................   $207,715                    --
  Senior Notes offered hereby................................................         --               222,000 (3)
  Senior Discount Notes offered hereby.......................................         --               100,000 (3)
  Other long-term debt.......................................................     47,940                24,890
                                                                                --------             ---------
  Total long-term debt.......................................................    255,655               346,890

Junior Subordinated Convertible Debentures...................................         --                60,000
Other long term liabilities..................................................     32,878                 1,882

Limited partners' interest in Orion Atlantic(4)..............................     19,961                    --
Redeemable preferred stock:
  Series A 8% Cumulative Redeemable  Convertible Preferred Stock $.01
     par value, 15,000 shares authorized; 13,871 shares
     issued and outstanding, plus accrued dividends..........................     15,820                15,820
  Series B 8% Cumulative Redeemable Convertible Preferred Stock,
     $.01 par value, 5,000 shares authorized; 4,298 shares issued
     and outstanding, plus accrued dividends.................................      4,719                 4,719
  Series C 6% Cumulative Redeemable Convertible Preferred Stock,
     $.01 par value,          shares authorized; 121,988 pro forma
      shares issued and outstanding..........................................         --                94,000
Stockholders' equity:
  Common stock, $.01 par value, 40,000,000 shares authorized; 11,232,533 shares issued, 10,973,018 shares outstanding; and 259,515 held as treasury shares (held at no cost); 11,058,732 shares outstanding
  pro forma(5)...............................................................        112                   113
  Capital in excess of par value(3)..........................................     86,508                87,708
  Accumulated deficit........................................................    (79,730)              (86,854)
                                                                                --------             ---------

  Total stockholders' equity.................................................      6,891                   967
                                                                                --------             ---------

     Total capitalization....................................................   $335,923             $ 524,260
                                                                                ========             =========

----------

(1) Restricted cash represents the estimated $72 million that will be placed in escrow on the closing date to fund the payment of the first six scheduled payments of interest on the Senior Notes. The actual amount to be placed in escrow and reflected as restricted cash will depend on the interest rates on the Senior Notes and the interest rates on government securities on the Closing Date.
(2) Includes current portion of long term debt of $33.9 million (actual) and $6.4 million (pro forma).
(3) Of the $322 million gross proceeds from issuance of the Units offered hereby, $ million has been allocated to the Senior Notes, $ has been allocated to Senior Discount Notes and $ million has been allocated to capital in excess of par to reflect the issuance of the Warrants. No assurance can be given that the value allocated to the Warrants is indicative of the price at which the Warrants may actually trade.
(4) Represents amounts invested by Limited Partners other than the Company (net of syndication costs related to the investments), adjusted for those Limited Partners' share of net losses.
(5) Excludes 1,486,364 shares issuable upon exercise of options and warrants outstanding as of September 30, 1996, at an average exercise price of $9.55 per share, 1,631,882 shares issuable upon conversion of outstanding Series A Preferred Stock, 421,373 shares issuable upon conversion of outstanding Series B Preferred Stock, 6,970,742 shares issuable upon conversion of Series C Preferred Stock issued concurrently with this Offering as part of the Exchange, shares of Common Stock issuable upon exercise of the Warrants, and 4,285,714 shares issuable upon conversion of the $60 million Debenture Investments.

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

                  As discussed more fully under the caption "The Merger and the Exchange," pursuant to the Merger, each share of Old ONSI common stock, Series A Preferred Stock and Series B Preferred Stock will be converted into rights to receive an identical number of shares of New ONSI. In addition, pursuant to the Exchange, New ONSI will issue shares of Series C Cumulative Redeemable Preferred Stock for the Limited Partners' limited partnership interests in Orion Atlantic, a consolidated subsidiary of Orion, as a result of which, among other things, Orion will become the owner of all the partnership interests in Orion Atlantic. Orion would also acquire approximately $37.5 of Orion Atlantic's obligations to the Limited Partners.

                  The Merger will be accounted for as a reorganization of entities under common control. As a result, the assets and liabilities transferred pursuant to the Merger will be accounted for at historical cost in a manner similar to a pooling of interests. The Exchange will be accounted for as an acquisition of minority interests using purchase accounting. As a result, the assets and liabilities of Orion Atlantic will be revalued to fair value to the extent of the Limited Partners' interests acquired as a result of the Exchange. The determination of the fair value of the Series C Preferred Stock has been based on a fairness opinion issued by Salomon Brothers Inc dated December 10, 1996. Such value has been allocated to Orion Atlantic's assets and liabilities based on management's best estimate of fair value. Prior to the effective date of the Exchange transaction, Orion Atlantic anticipates receipt of a current valuation of its Orion 1 satellite. Differences between management's estimate of the fair value of the Orion 1 satellite and the amounts specified in the anticipated satellite valuation could be material.

                  In addition to the Merger and the Exchange, the pro forma condensed consolidated balance sheet at September 30, 1996 gives effect to the following transactions, which are, directly or indirectly, conditions precedent to the Merger and Exchange as described above, as if they took place on that date: (i) the Offering (including the use of the net proceeds therefrom to repay indebtedness under the Orion 1 Credit Facility and to prefund the first six scheduled interest payments and the write-off of deferred financing fees and interest rate hedge breakage costs associated with the Orion 1 Credit Facility),
(ii) the British Aerospace Investment, with gross proceeds of $50 million, (iii) the satisfaction of $13 million owed to Matra Marconi Space through the Matra Marconi Space Investment of $10 million and $3 million of cash, (iv) the acquisition by Orion of British Aerospace's 17% ownership of Orion Asia Pacific for approximately 86,000 shares of Common Stock and (v) payments of approximately $3.9 million owed to STET, a former limited partner (collectively, with the Merger and the Exchange, the "Transactions'). The pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996 have been prepared as if the Transactions took place on January 1, 1995. The unaudited pro forma condensed consolidated financial statements do not purport to present the actual financial position or results of operations of the Company had the Transactions in fact occurred on the dates specified, nor are they indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements are based on the assumptions and adjustments further described herein.



                              ORION NETWORK SYSTEMS
                 Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1996
                                   (Unaudited)

                                  Actual              Debit                  Credit                   Pro Forma
                                  ------              -----                  ------                   ---------
Current assets:
Cash and cash equivalents         $36,656,619       $236,000,000   (1)     $216,280,254     (2)       $98,213,532
                                                      48,750,000   (3)        3,050,000     (4)
                                                                              3,862,833     (5)

Accounts receivable                 5,808,568                                                           5,808,568
Accrued interest                      157,125                                                             157,125
Prepaid expenses and other          5,584,196                                                           5,584,196
                              --------------------------------------------------------------------------------------
Total current assets               48,206,508        284,750,000            223,193,087               109,763,421

Property and equipment:
Land                                   73,911                                                              73,911
Telecommunications                 22,707,786                                                          22,707,786
Furniture and computer              4,598,505                                                           4,598,505
Satellite and related             322,450,415          1,000,000    (3)      27,751,744     (6)       342,165,112
                                                      46,466,441    (6)
                              --------------------------------------------------------------------------------------
                                  349,830,617         47,466,441             27,751,744               369,545,314
Less accumulated depreciation     (57,914,578)        27,751,744    (6)                               (30,162,834)
                              --------------------------------------------------------------------------------------
Net property and equipment        291,916,039         75,218,185             27,751,744               339,382,480
Deferred financing costs           11,208,678         14,000,000    (1)      11,208,678     (2)        14,300,000
                                                         250,000    (3)
                                                          50,000    (4)
Restricted cash                                       72,000,000    (1)                                72,000,000
Other assets                        4,645,948          1,200,000    (3)                                 5,845,948
                              --------------------------------------------------------------------------------------

Total assets                     $355,977,173       $447,468,185           $262,153,509              $541,291,849
                              ======================================================================================

Current liabilities:
Accounts payable                   $4,094,026                                                          $4,094,026
Accrued liabilities                 7,374,884                                                           7,374,884
Other current liabilities           5,402,117                                                           5,402,117
Interest payable                    3,128,365         $3,038,858   (2,5)                                   89,507
Current portion of long term
debt                               33,873,930         27,496,124    (2)                                 6,377,806

                              --------------------------------------------------------------------------------------
Total current liabilities          53,873,322         30,534,982                                       23,338,340

Long term debt                    221,781,393        180,218,718    (2)    $322,000,000     (1)       400,512,675
                                                      13,000,000    (4)      10,000,000     (4)
                                                       3,500,000    (5)      50,000,000     (3)
                                                       6,550,000    (6)
Other liabilities                  32,878,061         30,995,875    (6)                                 1,882,186
Minority interest Orion            19,961,032          9,974,466    (2)                                        --
Atlantic
                                                       9,986,566    (6)
Minority interests in other            52,984                                                              52,984
entities

Redeemable preferred stock:
  Series A                         15,820,460                                                          15,820,460
  Series B                          4,718,526                                                           4,718,526
  Series C                                                                   94,000,000     (6)        94,000,000

Stockholders' equity:
Common stock                          112,325                                       857     (3)           113,182
Capital in excess of par           86,508,773                                 1,199,143     (3)        87,707,916
Accumulated deficit               (79,729,703)         7,124,717    (2)                               (86,854,420)
                              --------------------------------------------------------------------------------------
Total stockholders' equity          6,891,395          7,124,717              1,200,000                   966,678
                              --------------------------------------------------------------------------------------
Total liabilities and equity     $355,977,173       $291,885,324           $477,200,000              $541,291,849
                              ======================================================================================

                           ORION NETWORK SYSTEMS, INC.
             Notes to Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 1996
                                   (Unaudited)


1. To reflect the estimated proceeds from the Offering of $308 million, net of estimated financing costs of approximately $14 million. Of the $322 million of gross proceeds from the Offering, $ has been allocated to the Senior Notes, $ to the Senior Discount Notes and $ to capital in excess of par value to reflect the issuance of the Warrants based on the estimated relative fair values of the Senior Notes, the Senior Discount Notes and the Warrants. The Senior Notes and Senior Discount Notes are assumed to bear interest at 11.875% and 13.125% per annum, respectively, and are due in 2007. No assurance can be given that the value allocated to the Warrants is indicative of the price at which the Warrants may actually trade. Of such proceeds, approximately $72 million will be placed in an escrow account to fund the first six scheduled interest payments on the Senior Notes. Such amount has been reflected as restricted cash. The actual amount placed in escrow will depend on the interest on the Senior Notes and on market interest rates on the closing date.

2. To reflect the repayment of $207.7 million plus accrued interest of $2.7 million under the Orion 1 Credit Facility, the write-off of unamortized deferred financing costs of $11.2 million and the costs of breaking the existing swap of $5.9 million, and the pro rata allocation of such costs to the minority interests of Orion Atlantic.

3. To reflect (i) the estimated proceeds from the British Aerospace Investment of $49.8 million, net of estimated financing costs of $.25 million, (ii) the initial down payment of $1 million to Matra Marconi Space to begin construction of Orion 2 and (iii) the acquisition by Orion of British Aerospace's 17% common stock interest in Orion Asia Pacific, a consolidated subsidiary (for approximately $1.2 million in Common Stock), which will be completed in connection with the Transactions.

4. To record the payment of accrued satellite incentive obligations to Matra Hachette of $13 million, Matra's corresponding reinvestment of $10 million in junior subordinated convertible debentures, and financing costs of $50,000.

5. To reflect the repayment of $3.5 million of promissory notes and $.4 million of accrued interest thereon to STET, a former limited partner, required to be paid as a result of the Exchange. See "Certain Transactions."

6. To reflect the effects of the Exchange Agreement, including the acquisition by Orion of certain obligations to the Limited Partners aggregating approximately $37.5 million through the exchange of Limited Partners' units in Orion Atlantic for Series C Preferred Stock of Orion. The Preferred Stock has been valued at approximately $94 million based on a fairness opinion prepared by Salomon Brothers Inc dated December 10, 1996 using an underlying Orion stock price of $12 per common share. Such amount has been allocated to the obligations acquired and the 58.7% interest of Orion Atlantic previously held by the exchanging Limited Partners. The Company has allocated the step up in basis of approximately $46.5 million to the Orion 1 satellite based on an estimate of its fair value September 30, 1996. Accumulated depreciation of $27.8 million relating to the portion of the satellite fair valued has been offset against the basis of the satellite. Prior to the effective date of the Exchange, the Company anticipates receiving a appraisal of Orion 1. Differences between management's estimate of the fair value of the Orion 1 satellite and the amounts specified in the anticipated fairness opinion and satellite valuation could be material.

                           ORION NETWORK SYSTEMS, INC.
            Pro Forma Condensed Consolidated Statement of Operations
                      Nine months ended September 30, 1996
                                   (Unaudited)



                                           Actual          Debit               Credit              Pro Forma
                                           ------          -----               ------              ---------

Services revenue                           $30,015,517                                              $30,015,517

Operating expenses:
Direct                                       4,285,834                                                4,285,834
Sales and marketing                          7,792,666                                                7,792,666
Engineering and technical services           6,333,525                                                6,333,525
General and administrative                  11,469,235                                               11,469,235
Depreciation and amortization               26,402,947  $   3,362,919 (1)                            29,765,866
                                       ------------------------------------------------------------------------------
Total                                       56,284,207      3,362,919                                59,647,126
                                       ------------------------------------------------------------------------------

Loss from operations                       (26,268,690)     3,362,919                               (29,631,609)

Other expense (income):
Interest income                             (1,841,868)                                              (1,841,868)
Interest expense                            20,228,519     14,804,581 (2)                            35,033,100
Other                                          (48,356)                                                 (48,356)
                                       ------------------------------------------------------------------------------
Total other expense (income)                18,338,295     14,804,581                                33,142,876
                                       ------------------------------------------------------------------------------

Loss before minority interest              (44,606,985)    18,167,500                               (62,774,485)
Minority interest                           24,799,698     24,799,698 (3)                                    --
                                       ------------------------------------------------------------------------------
Net loss                                   (19,807,287)    42,967,198                               (62,774,485)
Preferred stock dividend accretion           1,006,285      6,329,100 (4)                             7,335,385

                                       ------------------------------------------------------------------------------
Net loss attributable to common
  shareholders                           $(20,813,572)  $  49,296,298                              $(70,109,870)

                                       ==============================================================================
Net loss per common share                      $(1.90)                                                   $(6.07)
                                       ================                                         =====================
Weighted average common shares
  outstanding                              10,943,287                                                11,544,626 (5)

                                       ================                                         =====================


                           ORION NETWORK SYSTEMS, INC.
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      Nine months ended September 30, 1996
                                   (Unaudited)



1. To reflect depreciation on step up in basis on Orion 1 satellite resulting from the acquisition of the Limited Partners' interest in Orion Atlantic over the estimated useful life of the satellite of 10.5 years.

2.  To reflect the adjustment to interest as follows:

    Reduction  in  Orion  1  Credit  Facility  interest  expense                    $(12,096,466)
    Reduction in Orion 1 Credit Facility  interest rate cap expense                   (1,067,500)
    Reduction  in  amortization  of deferred  financing  costs on Orion 1
      Credit Facility                                                                 (1,597,941)
    Interest expense on Senior Notes                                                  19,771,875
    Interest expense  on Senior  Discount  Notes                                       9,843,750
    Interest  expense  on Junior Subordinated Convertible Debentures, net of amounts capitalized related to construction of Orion 2 of
      $3.2 million                                                                       695,625
    Interest expense from amortization of deferred financing costs on new
      borrowings                                                                       1,050,000
    Reduction in interest expense relating to repayment of other
      obligations to Limited Partners                                                 (1,794,762)
                                                                                      ----------
      Net increase in pro forma interest expense                                    $ 14,804,581
                                                                                     ===========


    The Senior Notes and Senior Discount Notes are assumed to bear interest at a rate of 11.875% and 13.125%, respectively per annum. A change in the interest rate on the Notes of .5% would result in a change of $1.2 million in interest expense for the nine months ended September 30, 1996. The amount of pro forma interest expense with respect to the Notes does not give the effect to any allocation of the gross proceeds of the Offering between the Notes and Warrants.

3.  Elimination of minority interest as a result of the Exchange.

4. To record the dividend requirement on the Series C Preferred Stock issued as a result of the Exchange as well as pro rata accretion to redemption value over a 25 year period.

5. Pro forma weighted average shares outstanding for the nine months ended September 30, 1996 consist of:

                  Historical weighted average shares outstanding                                10,943,287
                  Pro forma issuance of shares to British Aerospace and Matra
                     for interest on $60 million Junior Subordinated Convertible Debentures        515,625
                  Pro forma issuance of shares to BAe for purchase of 17% minority
                     interest in Orion Asia Pacific                                                 85,714
                                                                                                    ------
                  Total pro forma weighted average shares outstanding                           11,544,626
                                                                                                ==========


                           ORION NETWORK SYSTEMS, INC.
            Pro Forma Condensed Consolidated Statement of Operations
                          Year ended December 31, 1995
                                   (Unaudited)

                                            Actual         Debit               Credit             Pro Forma
                                            ------         -----               ------             ---------

Services revenue                           $22,283,882                                              $22,283,882

Operating expenses:
Direct                                      10,485,745                                               10,485,745
Sales and marketing                          8,613,399                                                8,613,399
Engineering and technical services           8,539,644                                                8,539,644
General and administration                  10,072,429                                               10,072,429
Depreciation and amortization               31,403,376     $4,253,528 (1)                            35,656,904
                                        ----------------------------------------------------------------------------
Total                                       69,114,593      4,253,528                                73,368,121
                                        ----------------------------------------------------------------------------

Loss from operations                       (46,830,711)     4,253,528                               (51,084,239)

Other expense (income):
Interest income                             (1,924,822)                                              (1,924,822)
Interest expense                            24,738,446     22,111,020 (2)                            46,849,466
Other                                        3,359,853                                                3,359,853
                                        ----------------------------------------------------------------------------
Total other expense (income)                26,173,477     22,111,020                                48,284,497
                                        ----------------------------------------------------------------------------

Loss before minority interest              (73,004,188)     26,364,548                              (99,368,736)
Minority interest                           46,089,010      46,089,010 (3)                                   --
                                        ----------------------------------------------------------------------------
Net loss                                   (26,915,178)     72,453,558                              (99,368,736)
Preferred stock dividend accretion           1,329,007       8,438,800 (4)                            9,767,807
                                        ----------------------------------------------------------------------------
Net loss attributable to common
  shareholders                            $(28,244,185)    $80,892,358                            $(109,136,543)

                                        ============================================================================
Net loss per common share                       $(3.07)                                                 $(11.61)
                                        ===============                                         ====================
Weighted average common shares
  outstanding                                9,103,505                                                9,376,719 (5)
                                        ===============                                         ====================

                           ORION NETWORK SYSTEMS, INC.
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                          Year ended December 31, 1995
                                   (Unaudited)



1. To reflect depreciation on step up in basis on Orion 1 satellite resulting from the acquisition of the Limited Partners' interests in Orion Atlantic over the estimated useful life of the satellite of 10.5 years.

2.  To reflect the adjustment to interest expense as follows:

    Reduction  in  Orion  1  Credit  Facility  interest  expense                      $(17,437,104)
    Reduction in Orion 1 Credit  Facility  interest  rate cap expense                     (426,250)
    Reduction  in  amortization  of deferred  financing  costs on Orion 1 Credit
      Facility                                                                          (2,012,222)
    Interest expense on Senior Notes                                                    26,362,500
    Interest expense  on Senior  Discount  Notes                                        13,125,000
    Interest  expense on Junior Subordinated Convertible Debentures net of
      amounts capitalized related to construction of Orion 2 of $2.3 million             2,993,219
    Interest expense from amortization of deferred financing costs on new
      borrowings                                                                         1,400,000
    Reduction in interest expense relating to repayment of other obligations
      to Limited Partners                                                               (1,894,123)
                                                                                        ----------
      Net increase in pro forma interest expense                                      $ 22,111,020
                                                                                       ===========


    The Senior Notes and Senior Discount Notes are assumed to bear interest at a rate of 11.875% and 13.125%, respectively per annum. A change in the interest rate on the Notes of .5% would result in a change of $1.6 million in interest expense for the year ended December 31, 1995. The amount of pro forma interest expense with respect to the Notes does not give effect to any allocation of the gross proceeds of the Offering between the Notes and Warrants.

3.  Elimination of minority interest as a result of the Exchange.

4. To record the dividend requirement on the Series C Preferred Stock issued as a result of the Exchange as well as pro rata accretion to redemption value over a 25 year period.

5. Pro forma weighted average shares outstanding for the year ended December 31, 1995 consist of:

                  Historical weighted average shares outstanding                                 9,103,505
                  Pro forma issuance of shares to British Aerospace and Matra
                     for interest on $60 million Junior Subordinated Convertible Debentures        187,500
                  Pro forma issuance of shares to British Aerospace for purchase of
                     17% minority interest in Orion Asia Pacific                                    85,714
                                                                                                  --------
                  Total pro forma weighted average shares outstanding                            9,376,719
                                                                                                 =========

              SELECTED CONSOLIDATED FINANCIAL AND OPERATIONAL DATA
                  (Dollars in thousands, except per share data)

                  The following selected consolidated statement of operations and balance sheet data as of and for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 are derived from the Company's audited consolidated financial statements. The selected consolidated statement of operations and balance sheet data as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 are derived from the unaudited consolidated financial statements of the Company and, in the opinion of the Company, include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of such information. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be achieved for the year ending December 31, 1996. The pro forma consolidated statement of operations and balance sheet data is derived from the unaudited Pro Forma Condensed Consolidated Financial Statements included herein. The pro forma data are not necessarily indicative of the results that would have been achieved nor are they indicative of the Company's future results. The data should be read in conjunction with the Pro Forma Condensed Consolidated Financial Statements and the Consolidated Financial Statements, related notes and other financial information included herein. From its inception in 1982 through January 20, 1995, when Orion 1 commenced commercial operations, Orion was a development stage enterprise. Because of Orion's exclusive management and control of Orion Atlantic as its sole general partner (subject to certain rights of approval by the Limited Partners), and Orion's aggregate 33 1/3% (through November 1995, 41 2/3% from December 1995 through the present) partnership interest, the financial statements of Orion Atlantic are consolidated with the financial statements of Orion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Condensed Consolidated Financial Statements" and the Consolidated Financial Statements and Notes thereto.

                                                                                                              Nine Months
                                         Year Ended December 31,                                           Ended September 30,
                               -------------------------------------------                            ---------------------------
                                                                                          1995 Pro                        1996 Pro
                                  1991      1992       1993(1)    1994        1995      Forma(2)      1995     1996     Forma(2)
                                  ----      ----       -----     -----        -----     --------      ----     ----     --------
Consolidated Statement of
 Operations Data
Revenues                       $   648     $1,403      $2,006     $3,415     $22,284     $22,284    $13,947     $30,016     $30,016
Interest Expense                   456        180         133         61      24,738      46,849     17,080      20,229      35,033
Net loss                        (2,573)    (3,295)     (7,886)    (7,965)    (26,915)    (99,369)   (19,985)    (19,807)    (62,774)
Net loss per common share      $ (0.35)    $(0.40)     $(0.85)    $(0.86)    $ (3.07)    $(11.61)   $ (2.42)    $ (1.90)    $ (6.07)
Shares used in calculating
  pershare data(3)           7,318,147  8,232,548   9,266,445  9,272,166   9,103,505   9,376,719  8,522,067  10,943,287  11,544,626
                            ----------  ---------   ---------   ---------  -----------  ---------  --------- ----------  ----------
Ratio of earnings to fixed
  charges(4)                       --          --          --         --          --                     --          --

Other Operating Data:
Number of customers                  3           5        10          34         109                     79         167
Capital expenditure            $44,036     $78,429    $44,130   $ 51,103    $  9,060               $  3,863    $ 10,266
Customer contract backlog(5)   $ 4,572     $ 9,402    $18,185   $ 39,122    $120,612               $ 94,890    $134,320
Points of Service(6)                --                                57         151                    124         304
EBITDA (7)                     $(2,045)    $(5,354)  $(10,773)  $(14,014)   $(15,427)              $(15,177)   $    134


                                                                                                           As of September 30, 1996
                                                                                                           -------------------------
                                                                                                              Actual    Pro Forma(2)
                                                                                                            ----------  -----------
Consolidated Balance Sheet
Data:
Cash and cash equivalents      $26,507     $  7,668  $  3,404   $ 11,219    $ 55,112                            $ 36,657   $98,214
Restricted Cash(8)                  --           --        --         --          --                                  --    72,000
Total assets                   106,712      204,975   271,522    340,176     389,075                             355,977   541,292
Long-term debt (less current
 portion)                        1,073      106,821   185,294    230,175     250,669                             221,781   400,513
Limited Partners' interest in
 Orion Atlantic(9)              77,683       77,753    69,909     62,519      14,626                              19,961        --
Redeemable preferred stock          --           --        --     14,555      20,358                              20,539   114,539
Total stockholders' equity
(deficit)                        2,559       14,478     8,400      3,351      26,681                               6,891       967

----------
(1) In 1993, Orion Atlantic terminated its commitment to purchase a second satellite from MMS Space Systems, resulting in a termination charge of $5 million. See Note 3 to the Consolidated Financial Statements.
(2) Adjusted to reflect the pro forma effects of the Transactions (see "Pro Forma Condensed Consolidated Financial Statements), assuming such events occurred in the case of the statement of operations data, on January 1, 1995 and, in the case of the balance sheet data, on September 30, 1996.
(3) Computed on the basis described for net loss per common share in Notes 2 to the Consolidated Financial Statements.
(4) For purposes of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations, plus fixed charges reduced by the amount of unamortized interest capitalized. Fixed charges consist of interest on all indebtedness (including commitment fees and amortization of deferred financing costs) plus the portion of rent expense representing interest (estimated to be one-third of such expense). For the years ended December 31, 1991, 1992, 1993, 1994 and 1995, and the nine months ended September 30, 1995 and 1996, earnings were inadequate to cover fixed charges by $2.6 million, $8.8 million, $24.0 million, $35.2 million, $28.2 million, $21.3 million and $19.8 million, respectively. On a pro forma basis assuming consummation of the Transactions, earnings would not have been sufficient to cover fixed charges by $101.6 million and $66.0 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. A 0.5% increase in the assumed interest rates on the Notes would result in pro forma deficiencies of earnings to cover fixed charges of approximately $103.2 million for the year ended December 31, 1995 and $67.2 million for the nine months ended September 30, 1996.
(5) Backlog represents future revenues under contract. See "Risk Factors -- Uncertainties Relating to Backlog."
(6) Points of service includes installed VSATs and additional transmission destinations (such as customer premises) that share a VSAT.
(7) "EBITDA" represents earnings before minority interests, interest income, interest expense, net of other expense (income), income taxes, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period and should not be considered as an alternative to cash flows from operating, investing or financing activities as determined in accordance with GAAP. EBITDA is not a measurement under GAAP and may not be comparable to other similarly titled measures of other companies.
(8) Restricted cash represents the estimated $72 million that will be placed in escrow on the closing date to fund the payment of the first six scheduled payments of interest on the Senior Notes. The actual amount to be placed in escrow and reflected as restricted cash will depend on the interest rate on the Senior Notes and the interest rates on government securities on the closing date.
(9) Represents amounts invested by Limited Partners (net of syndication costs related to the investments), adjusted for those Limited Partners' share of net losses. The interests of the Limited Partners will be acquired by the Company in the Exchange.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General

                  Orion's principal business is the provision of satellite communications for private communications networks and video distribution and other satellite transmission services. From its inception in 1982 through January 20, 1995, when Orion 1 commenced commercial operations, Orion was a development stage enterprise. Prior to January 1995, Orion's efforts were devoted primarily to monitoring the construction, launch and in-orbit testing of Orion 1, product development, marketing and sales of interim private communications network services, raising financing and planning Orion 2 and Orion 3.

                  OrionSat is the sole general partner in Orion Atlantic and Orion has received a 41 2/3% equity interest in Orion Atlantic. Orion will become the 100% owner of Orion Atlantic upon consummation of the Exchange.

                  As a result of Orion's control of Orion Atlantic, Orion's consolidated financial statements include the accounts of Orion Atlantic. All of Orion Atlantic's revenues and expenses are included in Orion's consolidated financial statements, with appropriate adjustment to reflect the interests of the Limited Partners in Orion Atlantic's losses prior to the Exchange. The assets and liabilities reported in the consolidated balance sheets at September 30, 1996, December 31, 1995 and December 31, 1994 primarily pertain to Orion Atlantic.

Overview

                  Orion's revenues are principally generated under three to four year contracts for delivery of communications services. Such revenues, substantially all of which are generated through Orion Atlantic, are derived principally from recurring monthly fees from its customers, although many contracts include initial non-recurring installation and other fees. These non-recurring fees generally are structured to cover the Company's actual costs of installation of the customer's site-based equipment. The revenues from each contract vary, depending upon the type of service, amount of capacity, data handling ability of the network, the number of VSATs (which generally are owned by Orion), value-added services and other factors. Depending on the complexity of the services to be provided to a customer, the period between the date of signature of a contract and the commencement of actual services (and receipt of fees) typically ranges from 30 days to six months. Substantially all of Orion's contracts are denominated in U.S. dollars, although some contracts are denominated in pounds sterling, deutschemarks, Austrian shillings or French francs. Orion begins to record revenues under its contracts upon service commencement to the customer. The services provided by Orion have been subject to decreasing prices over recent years and this pricing pressure is expected to continue (and may accelerate) for the foreseeable future. Orion will need to increase its volume of sales in order to compensate for such price reductions. Orion believes that customers will increase the data speeds in their communications networks to support new applications, and that such upgrading of customer networks will lead to increased revenues that will offset price reductions. However, there can be no assurance that this will occur. See "Risk Factors -- Potential Adverse Effects of Competition." Orion expects to continue to incur net losses for the foreseeable future.

                  Orion's direct cost of services includes principally (i) costs relating to the installation, maintenance and licensing of VSAT earth stations at its customers' premises; (ii) satellite lease payments for transponder capacity (generally for services outside of the Orion 1 footprint) and (iii) associated miscellaneous expenses. Sales and marketing expenses consist of salaries, sales commissions (including commissions to third party sales representatives), travel and promotional expenses. The Company has recently commenced a significant expansion of its marketing program and expects to continue this expansion through 1997. Due to the complexity of the Company's services, and the expected turnover of new sales personnel, sales and marketing expense is expected to increase significantly during 1997. Engineering and technical expenses, consisting principally of personnel costs and travel, relate to TT&C, network monitoring, network design and similar activities. The Company constructed its TT&C facilities to control two satellites. As a result, the Company anticipates a slight increase in costs with

Orion 2 and a more substantial increase in costs with Orion 3. General and administrative expenses consist of in-orbit insurance premiums, personnel costs other than for selling and engineering, information systems, professional services, and occupancy costs. These costs will increase generally as the Company's operations expand. Specifically, in-orbit insurance costs will increase significantly following the launches of Orion 2 and Orion 3. Depreciation and amortization expenses result mainly from the depreciation of the Orion 1 satellite, VSATs and the related equipment to service the expansion of the private network communication services business (see Note 2 of the Notes to Consolidated Financial Statements) and will increase substantially after the launch of Orion 2 and Orion 3. Interest income is primarily the result of interest earned on the proceeds from Orion's private and public equity offerings. Interest costs will increase substantially as a result of the Offering and will increase again after additional financing for Orion 2 and Orion 3 is obtained. Such financing will be required substantially in advance of the anticipated revenues from Orion 2 or Orion 3. Orion's costs (other than sales commissions) generally do not vary substantially with the amount of revenue for the Orion 1 satellite.

Results of Operations

     Nine Months Ended September 30, 1996 Compared to the Nine Months Ended September 30, 1995

                  Revenue. Total revenue for the nine months ended September 30, 1996 was $30.0 million, compared to $13.9 million for the same period in 1995, an increase of 116%, resulting from increased volume of sales. Revenues from private communications network services were $11.6 million for the first nine months of 1996 compared to $4.8 million for the comparable period in 1995, as the number of points of service increased to 304 as of September 30, 1996 from 123 at September 30, 1995. Revenues from video distribution and other satellite transmission services were $18.2 million for the first nine months of 1996 compared to $8.4 million for the same period in 1995 resulting from a substantial increase in customers for these services in 1996.

                  Operating Expenses

                  Direct expenses. Direct expenses for the nine months ended September 30, 1996, were $4.3 million compared to $10.0 million for the same period in 1995. The decrease of $5.7 million, or 57%, was primarily attributable to accruals for satellite incentive obligations owed by Orion to the contractor under the Orion 1 Satellite Contract during the initial satellite deployment period from January 20, 1995 through June 30, 1995. The Company capitalized the present value of the remaining satellite incentive obligation of approximately $14.8 million, effective July 1, 1995, as part of the cost of the satellite.

                  Sales and marketing expenses. Sales and marketing expenses were $7.8 million for the nine months ended September 30, 1996, as compared to $5.9 million in the same period of 1995. The increase of $1.9 million, or 32% is primarily attributable to sales commissions, third party sales representative fees and ground operator fees associated with the growth in the private communications network service business.

                  Engineering and technical expenses. Engineering and technical expenses were $6.3 million in the nine months ended September 30, 1996, as compared to $6.0 million for the comparable period in 1995. The increase was due to customer engineering functions in support of network services.

                  General and administrative expenses. General and administrative expenses were $11.5 million for the nine months ended September 30, 1996, compared to $7.2 million for the period ended September 30, 1995. The increase of $4.3 million, or 60%, for the nine months ended September 30, 1996 was primarily due to the inclusion of the cost of in-orbit life insurance for the entire period during 1996. The policy became effective in May 1995.

                  Depreciation and amortization. Depreciation and amortization expense for the nine months ended September 30, 1996 was $26.4 million, an increase of $4.1 million, or 18%, over the same period in 1995. The increase is primarily a result from depreciation of VSATs and other ground equipment to service the expansion of the private network services business and depreciation of the Orion 1 satellite, which was placed in service January 20, 1995.

                  Interest. Interest income was $1.8 million for the nine months ended September 30, 1996, compared to $1.1 million for the nine months ended September 30, 1995. The increase in interest income ($0.7 million or 64%) during the first three quarters of 1996 is primarily a result of interest earned on the proceeds from the Company's initial public offering in August 1995. Interest expense, net of capitalized interest, was $20.2 million for the nine months ended September 30, 1996, compared to $17.1 million for the comparable period in 1995. The increase in interest expense of $3.1 million in the first three quarters of 1996 is attributable to expensing interest (including commitment fees, interest accretion associated with the Orion 1 satellite incentive obligation and amortization of deferred financing costs) from the in-service date of Orion 1 and the impact of an interest rate cap agreement in 1996. Prior to the in-service date of Orion 1, substantially all interest expense was capitalized. Interest expense will substantially increase as a result of the Offering.

                  Net Loss. The Company incurred a net loss of $19.8 million, compared to a net loss of $20.0 million for the nine months ended September 30, 1996 and 1995, respectively, after deduction of the limited partners' and minority interests' share in the Company's losses before minority interests' of $24.8 million and $33.4 million, respectively. Net loss is expected to increase substantially in subsequent periods as a result of interest expense on the Notes and elimination of the minority interests in Orion Atlantic.

    Year Ended December 31, 1995 Compared to the Year Ended December 31, 1994

                  Revenue. Services revenue for 1995 was $22.3 million compared to $3.4 million for 1994. Revenues from private communications network services were $10.0 million from 72 customers in 1995 and $3.4 million from 18 customers in 1994, as the number of sites in service increased to 143 from 53. Revenues from transmission capacity and video distribution services were $12.3 million during 1995. There were no revenues from these services during 1994, as Orion 1 commenced operations on January 20, 1995.

                  Operating  Expenses

                  Direct expenses. Direct expenses were $10.5 million and $3.5 million in 1995 and 1994, respectively. The increase of $7.0 million, or 199%, was primarily attributable to accruals for satellite incentives during 1995, which were not applicable prior to launch in November 1994, costs associated with equipment sales ($2.5 million in 1995, $0 in 1994), and installation and maintenance costs in connection with higher volumes of customer sites placed in service during 1995 ($1.3 million in 1995, $0.5 million in 1994). These increases were partially offset by a reduction in leased transponder capacity costs as customers were transferred from leased capacity to Orion 1. No equipment sales occurred during 1994.

                  Sales and marketing expenses. Sales and marketing expenses were $8.6 million in 1995, as compared to $5.9 million in 1994, an increase of $2.7 million or 47%. The increase is due to the hiring of additional sales personnel, increased advertising and promotion expenses associated with increased sales and equipment sales commissions.

                  Engineering and technical expenses. Engineering and technical expenses were $8.5 million in 1995, as compared to $3.0 million for 1994, an increase of $5.5 million or approximately 184%. The increase is attributable to increased staffing requirements related to control and operation of the satellite, and customer engineering functions in support of the expansion of the network services business.

                  General and administrative expenses. General and administrative expenses were $10.1 million for 1995 compared to $5.1 million for 1994. The increase of $5.0 million or 99% was primarily due to the cost of in-orbit insurance for Orion 1, beginning in May 1995, and other costs associated with Orion's commencement of full commercial operations.

                  Depreciation and amortization. Depreciation and amortization was $31.4 million in 1995, an increase of $29.7 million, as compared to $1.7 million for 1994. The increase primarily resulted from the commencement of depreciation of Orion 1 upon being placed in service January 20, 1995.

                  Interest.  Interest income was $1.9 million for 1995, compared to $0.4 million for the prior year. The increase in interest income during 1995 is primarily a result of interest earned on proceeds from Orion's initial public offering in August 1995. Interest expense, net of capitalized interest, increased from $0.06 million for 1994 to $24.7 million for 1995. The increase in interest expense in 1995 is attributable to expensing interest (including commitment fees and amortization of deferred financing costs) from the in-service date of Orion 1. Prior to that date, substantially all interest expense was capitalized as part of the cost of Orion 1.

                  Other. Other expenses of $3.4 million for the year-ended December 31, 1995 are primarily related to costs incurred in connection with Orion Atlantic's plans to raise financing for Orion 2, which plans were deferred in November 1995.

                  Net loss. The Company incurred a net loss of $26.9 million and $8.0 million for 1995 and 1994, respectively, after deduction of the Limited Partners' and minority interests' share in the Company's results of operations of $46.1 million and $7.4 million, respectively.

         Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

                  Revenue. Services revenue for the year ended December 31, 1994 was $3.4 million compared to $2.0 million for the year ended December 31, 1993. The increased revenue reflects an increase in the number of private network customers from 12 in 1993 to 18 in 1994.

                  Operating Expenses

                  Direct expenses. Direct expenses were $3.5 million and $2.6 million in the years ended December 31, 1994 and 1993, respectively. Direct expenses increased $0.9 million or 32% which was primarily attributable to the increased revenue generated by private network services.

                  Sales and marketing expenses. Sales and marketing expenses were $5.9 million in the year ended December 31, 1994, as compared to $1.9 million in 1993 primarily due to the Company's increased selling efforts in private network services.

                  Engineering and technical expenses. Engineering and technical expenses were $3.0 million in the year ended December 31, 1994, as compared to $1.8 million for the year ended December 31, 1993. Engineering and technical services increased $1.2 million due to the increased support requirements of private network services.

                  General and administrative expenses. General and administrative expenses were $5.1 million for the year ended December 31, 1994 compared to $4.7 for the year ended December 31, 1993. Orion Atlantic entered into interest rate hedging arrangements which fixed the maximum interest rate through November 1995 at 11.54%. Thereafter, an interest cap agreement is in place relating to a notional amount declining every nine months from $150 million effective November 30, 1993. General and administrative expenses increased $0.4 million principally due to the increased staffing requirements of the Company's management team in anticipation of higher operating levels.

                  Interest. During the year ended December 31, 1994, Orion incurred $27.0 million of interest costs (including commitment fees and amortization of deferred financing costs) compared to $16.3 for the comparable period in 1993, substantially all of which was capitalized. The increase in interest is attributable to additional borrowings related to the construction of Orion 1 and subordinated borrowings beginning in late 1993 from the Limited Partners to fund the development of the Orion Atlantic network services business.

                  Other.  Other  income  was  $0.05  million  in the year  ended
December  31,  1994,  compared  to  expense of $4.9  million  for the year ended
December 31, 1993. The increase in other income is related to the April 1993 termination by Orion Atlantic of its commitment to purchase a second satellite from Space Systems (due to a reassessment of the satellite design and target markets) which resulted in the forfeiture of $5.0 million which was then expensed as a termination charge.

                  Net loss. The Company incurred net losses of $8.0 million and $7.9 million for the years ended December 31, 1994 and 1993, respectively, after deducting the Limited Partners' and minority interests' share in Orion's results of operations of $7.4 million and $7.8 million, respectively.

Liquidity and Capital Resources

                  Funding to date. Orion has required significant capital for operating and investing activities in the development of its business, and will need significant additional capital in the future to develop fully its global satellite communications system. The Company's funding has been provided primarily by the sale of equity securities, including the completion of its initial public offering in August 1995 which generated proceeds to the Company of approximately $52 million (net of underwriting discounts), bank loans, vendor financing, lease arrangements and short-term loans from its investors. As of September 30, 1996, Orion had a working capital deficiency of $5.7 million and the net cash used in operations for the nine months ended September 30, 1995 and 1996, was $30.4 million and $25.0 million, respectively.

                  Funding for the construction and launch of the Orion 1 satellite and related facilities was fully committed through $90 million of equity from the limited partners of Orion Atlantic, an aggregate of $251 million under the Orion 1 Credit Facility and approximately $11 million under other debt facilities, dedicated primarily to the construction of the TT&C facility, which is being used to control Orion 1.

                  At September 30, 1996, the Company had outstanding indebtedness of approximately $7.2 million under a seven year term loan provided by General Electric Capital Corporation ("GECC") for the TT&C facility, which is secured by the TT&C facility and various assets relating thereto. Additionally, at September 30, 1996 the Company had obligations with a present value of $21.7 million, which are payable to the manufacturer of Orion 1 through 2006 (of which $3 million will be paid in cash on the Closing Date) and $8.0 million payable to a former partner in Orion Atlantic through 1997. Of this $8.0 million, approximately $3.5 million (plus interest of approximately $600,000) will be paid with proceeds of the Offering.

                  Current Funding Requirements. The Company will need a substantial amount of capital over the next three years (and possibly thereafter) to fund the costs of Orion 2 and Orion 3, the purchase of VSATs and other capital expenditures and to make various other payments, such as principal and interest payments with respect to the TT&C Financing. The Company's cash flows will be inadequate to cover its cash needs and the Company will seek financing from outside sources. The Company has commenced construction of Orion 3 and intends to commence construction of Orion 2 immediately after consummation of the Offering, despite the fact that it does not have any commitment from any outside source to provide such financing. If the Company is unable to obtain financing from outside sources in the amounts and at the times needed, it could forfeit payments made on Orion 2 and Orion 3 and its rights to Orion 2 and Orion 3 under the Orion 2 Satellite Contract and Orion 3 Satellite Contract and there would be a material adverse effect on the Company's ability to make payments on the Notes and the value of the Warrants and Common Stock.

                  Expected payments prior to launch under the Orion 2 Satellite Contract and Orion 3 Satellite Contract and for launch insurance for Orion 2 and Orion 3 aggregate approximately $500 million. In addition to the $3 million paid in the fourth quarter of 1996, Orion will need to make payments of approximately $90 million, $360 million and $50 million in 1997, 1998 and 1999, respectively. These amounts include the Company's estimate regarding the cost of launch insurance (but not in-orbit insurance, which the Company presently estimates will cost approximately $5 million to $6 million per annum per satellite), although the Company has not had material discussions with potential insurers and has not received any commitment to provide insurance. The Company's actual payments could be substantially higher due to change orders for the satellites, insurance rates, delays and other factors. In addition, the Company expects to expend approximately $22 million, $30 million and $34 million on VSATs and other capital expenditures in 1997, 1998 and 1999, respectively. The Company believes these costs can be financed through capital leases or other secured financing arrangements. However, the Company has not engaged in material discussions with potential lenders and there can be no assurance that such financing can be obtained.

                  Under the Orion 1 Satellite Contract, the contractor is entitled to receive incentive payments based upon the performance of Orion 1 in orbit. These incentive payments could reach an aggregate of approximately $44 million through 2007, if the transponders on Orion 1 continue to operate in accordance with specification during that period. As of September 30, 1996 Orion had obligations with a present value of approximately $21.7 million with respect to incentive payments. Orion will pay $13 million in satellite incentives following completion of the Offering of which $10 million will be re-invested in Orion in the Matra Marconi Investment.

                  Further, the foregoing estimates do not include any amounts for other possible financing requirements. The Company may from time to time enter into joint ventures and make acquisitions of complimentary businesses. Such joint ventures or acquisitions would need to be financed, which would increase the Company's need for additional capital. In addition, Orion intends to replace Orion 1 at the end of its useful life (expected to be in October
2005). Such replacement likely will require additional financing if the cash flow from Orion's operations is not sufficient to fund a replacement satellite. See "Risk Factors -- Need for Substantial Additional Capital" and "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Substantial Financing Requirements; Risks of Commencing Construction Prior to Completing Financing."

Taxes

                  As of December 31, 1995, Orion had net operating loss carry forward for federal tax purposes of approximately $51.2 million. The ability of Orion to benefit from net operating losses for federal income tax purposes will depend on a number of factors, including whether Orion has sufficient income from which to deduct the losses, limitations that may arise as a result of changes in the ownership of Orion, and certain other limitations which may significantly reduce the economic benefit of those losses to Orion. Due to uncertainty regarding its ability to realize the benefits of such net operating loss carryforwards, the Company has established a valuation allowance for the full amount of its net operating loss carryforwards. Of Orion's net operating losses, approximately $31.2 million was incurred by Orion Atlantic and allocated to Orion. Orion Atlantic is structured as a partnership for U.S. income tax purposes. As a result, Orion Atlantic itself generally should not be subject to federal income taxation. Instead, the Partners of Orion Atlantic, including Orion and OrionSat, will separately report their allocable shares of Orion Atlantic's net income, loss, gain, deductions, and credits, as determined under the allocation provisions of the Partnership Agreement. Orion Atlantic may, however, be subject to income tax on a portion of its income in certain states and other countries in which it has operations. Under the Partnership Agreement, the first $20 million of any losses was allocated to OrionSat, and any losses in excess of that amount generally have been allocated to the Partners, including Orion and OrionSat, in proportion to their respective percentage interests. Subsequent to this Offering, all losses will be allocated to Orion.

Effect of Inflation

                  Orion believes that inflation has not had a material effect on the results of operations to date.

Effect of Recently Issued Financial Accounting Standards

                  In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Orion adopted Statement No. 121 in the first quarter of 1996. The effect of adoption was not material to its financial condition or results of operations.

                  In October 1995 the FASB issued Statement No. 123, Accounting for Stock Based Compensation which is effective for awards after January 1, 1996. Orion has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock based award programs, because, the alternative fair value accounting provided for under FASB Statement No. 123, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the employee award equals the market price of the underlying stock on the date of grant, as has been the case historically with Orion's awards, no compensation expense is recognized.

                                    BUSINESS

Overview

                  Orion is a rapidly growing provider of satellite-based communications services, focused primarily on (i) private communications networks, (ii) Internet services and (iii) video distribution and other satellite transmission services. Orion provides multinational corporations with private communications networks designed to carry high speed data, fax, video teleconferencing, voice and other specialized services. The Orion satellite's ubiquitous coverage reaches all locations within its footprint, enabling the delivery of high speed data to customers in emerging markets and remote locations which lack the necessary infrastructure to support these services. The Company also offers high speed Internet access and transmission services to companies and ISPs outside the United States seeking to avoid "last mile" terrestrial connections and bypass congested regional Internet network routes. In addition, Orion provides satellite capacity for video distribution, satellite news gathering and other satellite services primarily to broadcasters, news organizations and telecommunications providers. The Company provides its services directly to customer premises using VSATs.

                  The Company commenced operations of the Orion 1 satellite in January 1995. As of September 30, 1996, Orion serviced 167 customers through 304 points of service. The Company's customers include Amoco Poland Limited, Amway Corporation, AT&T Corp., BBC, British Telecom, CNN, Citibank, N.A.,
Colgate-Palmolive, Deere & Co., Global One, GTECH Corporation, Hungarian Broadcasting, News International Limited, RTL Television, Pepsi-Cola International, Sprint Communications, Viacom International Inc., Westinghouse Communications, World Wide Television News and Xerox Corporation, or certain of their subsidiaries. Through arrangements with 30 local ground operators, Orion currently has the ability to deliver network services to and among points in 27 European countries, portions of the United States and a limited number of Latin American countries. As of September 30, 1996, Orion's contract backlog was $123 million (after pro forma adjustments for the Exchange). Substantially all of Orion's current contracts with customers are denominated in U.S. Dollars. For the three months ended September 30, 1996, the Company generated revenues of $12.2 million and had a loss from operations, net loss and EBITDA (as defined below) of $(7.2) million, $(5.8) million and $1.7 million, respectively. For the first nine months of 1996, the Company generated revenues of $30.0 million and had a loss from operations, net loss, net cash used in operating actives and EBITDA of $(26.3) million, $(19.8) million, $(25.0) million and $0.1 million, respectively. "EBITDA" represents earnings before minority interests, interest income, interest expense, net of other expense (income), income taxes, depreciation and amortization. EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period and should not be considered as an alternative to cash flows from operating, investing or financing activities as determined in accordance with GAAP. EBITDA is not a measurement under GAAP and may not be comparable to other similarly titled measures of other companies.

                  The Company believes that demand for international satellite services will continue to grow due to (i) the expansion of businesses beyond the limits of wide bandwidth terrestrial infrastructure, (ii) accelerating demand for high speed data services, (iii) growing demand for Internet and intranet services, especially outside the U.S., (iv) increased size and scope of television programming distribution, (v) worldwide deregulation of telecommunications markets, and (vi) continuing technological advancements. The Company is well positioned to take advantage of growth and foreign investment in developing economies (e.g., in Central and Eastern Europe, Latin America and
Asia). The Company is able to provide a variety of bandwidth intensive services to customers doing business in areas with underdeveloped infrastructure on a reliable and cost efficient basis. Orion also is well positioned to carry Internet traffic from the U.S. to Europe, Latin America and Asia.

                  Features and Benefits

                  Orion's  satellite-based  network offers customers a number of
important  features,   which  provide  significant   benefits  versus  competing
alternatives.

                  Bypass terrestrial network and multiple international connection points. Orion's ability to bypass terrestrial facilities improves service reliability and quality by reducing potential points of failure and avoids "last mile" limitations. In addition, terrestrial bypass allows Orion to avoid the multiple in-country toll charges of terrestrial facilities and thereby reduces cost.

            [Document Contains A Diagram Of An Orion Customer Network
                  Showing Direct Service To Customer Premises.]




                  Direct end-to-end service to customer sites. Orion provides service from rooftop to rooftop using VSAT earth stations located on customer premises. This "end-to-end service" is reliable, rapidly installed, easily upgraded and avoids the "last mile" limitations of terrestrial alternatives.

                  Ubiquitous coverage. Orion delivers wide bandwidth service to emerging markets and remote locations where there are no effective terrestrial alternatives.

                  One-stop shopping. Orion provides its customers with a single point of contact for customer care, including service, billing and support.

                  Two-way communications for all sites. Orion's meshed network solutions and frame relay services promote network efficiency and allow real-time data transfer among dispersed network points.

                  Well-suited for asymmetric communications traffic. Orion's network solutions can be designed to carry asymmetric traffic efficiently, which increases performance and lowers cost to customers for services such as Internet services.

                  Point to multipoint capability. Orion's ability to broadcast video, data and voice to multiple locations simultaneously enables efficient network design.

                  High power Ku-band transmissions, high reception sensitivity. Orion's high power transmissions allow customers to lower costs by utilizing smaller, less expensive earth station equipment. The satellite's reception sensitivity allows for effective reception from portable earth stations, an advantage in satellite news gathering.

                  Cost-competitive. Orion prices its services to be competitive with both satellite-based and terrestrial alternatives.

                  The Orion Satellite System

                  The Company launched Orion 1, a high-power satellite with 34 Ku-band transponders, in November of 1994. Orion 1 provides coverage of 34 European countries, much of the United States and parts of Canada, Mexico and North Africa. Through arrangements with 30 local ground operators, Orion currently has the ability to deliver network services to and among points in 27 European countries, portions of the United States and a limited number of Latin American countries.

                  The Company has recently signed a contract for the construction and launch of Orion 2. Orion 2 will expand the Company's European coverage and extend coverage to portions of the Commonwealth of Independent States, Latin America and the Middle East, as shown in more detail in the footprint set forth below under the caption "-- Implementation of the Orion Satellite System -- Orion 2." Orion 2 will increase significantly the Company's pan-European capacity, the area of strongest demand in the Company's current operations. The Company recently commenced selling services in certain areas of Latin America. Orion 2 is scheduled to be launched in the second quarter of 1999.

                  The Company has recently signed an authorization to proceed for the construction and launch of Orion 3 and has commenced construction of Orion 3. Orion 3 will cover broad areas of the Asia Pacific region including China, Japan, Korea, India, Southeast Asia, Australia, New Zealand, Eastern Russia and Hawaii, as shown in more detail in the footprint set forth below under the caption "-- Implementation of the Orion Satellite System -- Orion 3." Orion 3's footprint will provide the Company with the ability to redistribute programming from the United States via Hawaii to most of the Asia Pacific region. The Company has already taken a number of steps to establish an early market presence in Asia, and has entered into an $89 million lease for eight of Orion 3's 43 transponders. Orion 3 is scheduled to be launched in the fourth quarter of 1998.

                  In the aggregate, the footprints of Orion 1, Orion 2 and Orion 3 will cover approximately 75% of the world's population. Maps of the footprints of Orion 1, Orion 2 and Orion 3 are set forth below under the caption "-- Implementation of the Orion Satellite System."


The Orion Strategy

                  Orion's strategy is to maximize its revenues per satellite transponder through the delivery of value-added services to end users. To quickly establish a stable base of revenues, Orion sells transponder capacity to video broadcasters and telecommunications service providers. However, Orion's long-term strategic focus is on the delivery of value-added private network services to end-users, which include network design, VSAT installation, support and monitoring, in addition to basic satellite capacity service. The implementation of Orion's strategy is based on the following elements:

                 o Focus on Specialized Communications Needs of Multinational Organizations

                 o        Bridge to Emerging Markets and Remote Locations

                 o        End-to-End Service

                 o        Global Coverage

                 o        Early Market Entry

                 o        Local Presence

                 o        Ownership of Facilities


                  Focus on Specialized Communications Needs of Multinational Organizations

                  Orion targets the needs of multinational businesses and governmental customers for customized private network communications services. Advantages of the Company's satellite-based network services include: (i) transmission over wide areas to multiple dispersed sites including sites in emerging markets; (ii) interconnectivity among all sites; (iii) wide bandwidth and high data speeds; (iv) transmission of data, fax, teleconferencing and voice over the same network; (v) high transmission reliability, quality and security;
(vi) Internet access; and (vii) rapid implementation, both for the initial installation and for later network modifications. Due to the flexibility of the network, Orion is able to provide companies with customized solutions to link multiple locations.

                  Bridge to Emerging Markets and Remote Locations

                  Orion targets customers doing business in emerging markets and remote locations of developed markets which lack the fiber optic and digital infrastructure required for wide bandwidth, high speed data applications. Terrestrial transmissions in many emerging markets must often pass through local, poorly developed network segments before reaching the customer premises, making it difficult to send and receive high speed data. In contrast, Orion's satellite system completely avoids such "bottlenecks" in local network segments by sending and receiving transmissions directly to and from customers at their specific locations, avoiding the need to interconnect with the local infrastructure. A significant portion of Orion's private communications network customers transmit high-speed data to and from locations in Central and Eastern Europe. Orion 2 and Orion 3 will extend coverage to the Commonwealth of Independent States, Latin America and the Asia Pacific Region.

                  End-to-End Service

                  Orion provides its services directly to and among customer locations using satellite transmission and VSATs installed at customer premises. Offering end-to-end services and bypassing terrestrial infrastructure allows Orion to offer higher reliability and higher quality services than terrestrial facilities by bypassing multiple telecommunications service providers and related toll charges. It also permits Orion to install networks more quickly than many of its competitors, who must deal with multiple vendors and multiple communications technologies. Orion offers its customers one-stop shopping. This includes a single point of contact, an all-inclusive contract and consistent quality of service throughout the network.

                  Global Coverage

                  Orion believes that providing global coverage is a competitive advantage in marketing to multinational corporations. Orion 1 covers 34 European countries, much of the U.S. and portions of Canada, Mexico and North Africa.
Orion uses capacity leased from other carriers to supplement its network coverage area (such as to areas of Russia and Latin America). Orion estimates that when Orion 2 (with coverage of Europe, Russia, the eastern United States, Latin America, North Africa and the Middle East) and Orion 3 (with coverage of the Asia Pacific region) are deployed, the satellite footprints in the aggregate will cover an area inhabited by approximately 75% of the world's population. This coverage will enable Orion to offer its customers a single source for service offerings and a greater measure of network quality control versus terrestrial alternatives.

                  Early Market Entry

                  Orion develops an early market presence in targeted geographic areas prior to satellite launch in order to build its customer base. To accomplish this, Orion hires sales people, develops relationships with ground operators, and delivers its services using leased satellite capacity. Orion employed this strategy prior to the commercial operation of the Orion 1 satellite and is pursuing the same approach with Orion 2 and Orion 3. For example, the Company is currently providing service in Latin America and Russia over leased satellite capacity.

                  Local Presence

                  Orion has arrangements with 30 local ground operators covering most countries within the Orion 1 footprint, and is entering into additional arrangements as it offers services in new areas. These ground operators are critical to providing integrated service because they obtain necessary licenses, install and maintain the customers' networks, provide in-country business experience and often facilitate market entry.

                  Ownership of Facilities

                  Orion believes it is strategically important to own its satellite facilities. Orion believes that ownership of satellite facilities provides a long-term cost advantage over resellers and other private service providers that must lease satellite capacity to provide services to customers.

The Company's satellite ownership enables it to control the quality and reliability of its network solutions, maintain the flexibility to rapidly add capacity, new locations and new features to its customer networks, and respond quickly to customer requests.

Industry Overview

                  Fixed communications satellites are generally located in geostationary orbit approximately 22,300 miles above the earth and blanket large geographic areas of the earth with signal coverage. Satellites are thus well suited for transmissions that must reach many locations over vast distances simultaneously (i.e., point-to-multipoint transmissions), such as the distribution of television programming to cable operators, television stations and directly to homes. Satellites also can be accessed from virtually any location within the geographic area they cover. This ubiquitous coverage allows the satellite to transmit voice and data communications to remote locations and emerging markets where terrestrial infrastructure is not well developed. Historically, satellites were used primarily for international voice and data traffic, using large earth stations that enabled lower-power satellites to function as "cables in the sky." The principal drawback to satellite-based voice transmission is the 1/4 to 1/2 of a second delay caused by the signal traveling to and from the satellite. In the U.S., Western Europe and Japan, the use of satellites for voice traffic has decreased since the early 1980s with the growth of extensive fiber optic cable networks. Geostationary satellites now are used primarily for television distribution. However, voice and data traffic remains the dominant use of satellites in developing countries.

                  Prior to the late 1970s or early 1980s, most terrestrial infrastructure consisted of copper wire (and, to a lesser extent, microwave systems), which was well suited for ordinary telephone service. Today most developed economies employ fiber optic cables, which provide much wider bandwidth than copper. In addition, transoceanic cables now link most major industrialized countries. Fiber optic cables are well suited for carrying large amounts of bulk traffic between two fixed locations, and unlike copper wire facilities have sufficient capacity to carry the high speed data communications that comprise an increasing percentage of communications traffic. However, in many less developed areas, terrestrial facilities still consist mainly of copper wire. Even in areas with fiber optic networks, the "last mile" connections to customer premises often consist of copper wire. As a result, customers with sites in areas which are underdeveloped or which have not upgraded their "last mile" copper wire to fiber optic cable often do not have access to the full range of high speed data communications demanded by many businesses.

                  Satellites provide a number of distinct advantages over terrestrial facilities for many high speed communications services. First, satellites provide ubiquitous service within their footprint and can deliver service directly to customers' premises. As such, satellites enable high speed communications service where there is no terrestrial alternative available. In addition, satellites can completely bypass terrestrial network congestion points, "last mile" bottlenecks and unreliable networks of incumbent service providers to provide advanced services to locations where conventional terrestrial service is available but inadequate. Second, the cost to provide bandwidth via satellite does not increase with the distance between sending and receiving stations. Not only must terrestrial networks add physical capacity to cover additional distances, they must also continually reamplify transmission signals. Satellites are well suited for transmission across large distances, for wide bandwidth and for point-to-multipoint (broadcast) applications. Finally, since VSATs are relatively easy to install and/or relocate, high power satellite networks can be rapidly installed, upgraded and reconfigured. In contrast, installation of fiber optic cable is expensive, time consuming and requires obtaining rights-of-way.

                  The current generation of high power Ku-band satellites, such as Orion 1, is particularly well suited to provide high speed business communications services in addition to video distribution services. The use of the Ku-band frequencies (as opposed to the C-band used by older generations of satellites) offers reduced interference with ground communications and other satellites. This enables satellites to use the higher broadcasting power necessary to support smaller, low-cost VSAT earth stations and make it cost effective to transmit to or among numerous locations.

Data Networking

                  During the past decade, there has been significant growth in data networking applications. The data networking market includes a number of types of services, including leased lines for private networks, public data network services, managed network services, frame relay and other services such as ATM (asynchronous transfer mode) and WAN (wide area network) services. Ovum, Ltd. (a U.K.-based consulting firm) estimates that overall data networking services revenues in Western Europe alone totaled approximately $2.7 billion in 1996, which number revenues excludes revenues from such services as leased line, frame relay and ATM. Data networking applications include:

                  o Private network services; intranets: Many companies are utilizing their own "private" networks to meet their specific communications requirements, including voice and data communications, business television transmissions, video teleconferencing, high speed fax and e-mail. Corporate networks offer higher performance, greater control and security than can be provided through the public network. Corporations are also taking advantage of intranets to distribute information within their own companies using Internet technologies.

                  o Data inquiry, collection and retrieval: Hotel and travel reservation systems and financial enterprises use private communications networks for database inquiries and retrieval of information stored on computers. Banks use such networks to verify account balances and connect automatic teller machines to computers. Retail establishments verify credit standing and gather inventory information. Other businesses use private communications networks to gather data from multiple locations and transport it to central locations for analysis.

                  o Internet: Business and consumers rely on the Internet for a growing number of services, including research, e-mail, data exchange, software and graphics, financial services and shopping, and even voice communications. These applications are predicted to continue to expand and diversify in the future as enabling technologies mature.

                  o Image transmissions: Manufacturing, publishing, research and medical industries use dedicated communications networks for high-resolution image transmissions requiring large amounts of bandwidth.

                  o Government networks: Network telecommunications are employed for complex military and nonmilitary government applications, including administrative and logistical functions, that require high security and customer network control.

                  Orion believes that the demand for international data networking will continue to grow as a result of (i) the shift to client/server computing, (ii) the proliferation of bandwidth intensive applications and the development of protocols such as frame relay to handle these applications, and
(iii) use of the Internet and intranets as part of main-stream corporate communications.

                           (i) Shift to client/server computing.  Businesses are
                  increasingly shifting from using large host computers and centralized data network architectures to distributed PC and workstation based platforms. As a result, businesses require more private network infrastructure to establish and interconnect local and wide area networks.

                           (ii)    Proliferation    of    bandwidth    intensive
                  applications; frame relay. Companies are relying more heavily on applications such as CAD/CAM and image transfer that require more bandwidth and result in traffic patterns that involve bursts of transmissions. In addition, there is increasing demand for near-instantaneous connectivity and fast, reliable data transport. Frame relay services support these applications and reduce the number and complexity of commands needed to route data, reducing the cost of fully meshed networks. According to a 1996 report prepared by Vertical Systems Group, worldwide revenues from frame relay services were $830 million in 1995. The Company expects that demand for frame relay services will experience rapid growth through the year 2000.

                           (iii) Expansion in Internet and intranet services. The Internet is becoming a major vehicle for economic and social activity enabling broad, global access to financial and business information, research material, and information on leisure, arts and general interest topics. Business uses of the Internet include communication within and among businesses, electronic commerce, advertising and merchandising. Internet usage has also led to increased demand for "intranet" services for corporate applications. Intranet servers are used for publishing information, processing data and data-based applications and collaboration among employees, vendors, and customers.

                  The significant growth in data networking services has led to rapid growth in demand for satellite-based networks. Companies attempting to implement client/server architectures, install wide bandwidth applications or employ Internet and intranet solutions are often unable to do so due to underdeveloped terrestrial communications infrastructure. Therefore, a growing use of VSATs is to provide wide bandwidth capacity to industrial sites in emerging markets and remote locations. Recent Comsys and Price Waterhouse reports have identified an installed base of 140,000 to 160,000 VSATs and predict significant worldwide growth over the next few years.

Orion Market Opportunity

                  The Company believes that demand for international satellite services will continue to grow because of (i) the expansion of businesses beyond the limits of wide bandwidth terrestrial infrastructure, (ii) accelerating demand for high speed data services, (iii) growing demand for Internet and intranet services, especially outside the U.S., (iv)
 increased size and scope of television programming distribution, (v) worldwide deregulation of telecommunications markets, and (vi) continuing technological advancements.

                           (i) Expansion of business beyond the limits of wide bandwidth terrestrial infrastructure. Overall growth in the international telecommunications market reflects the increasingly international nature of business, the increasing importance of emerging and newly industrialized economies and the increase in international trade. International businesses expanding into emerging markets often rely on the incumbent communications service providers for voice circuits. However, as large organizations increasingly rely on more sophisticated, high speed communications services to run their businesses, many of these companies face operational bottlenecks when attempting to implement more sophisticated communications networks. These problems are faced both by companies in emerging markets and companies in developed markets that rely on "last mile" copper infrastructure to interconnect with a fiber optic network. Satellites offer a solution to this problem by providing wide bandwidth end-to-end service directly connecting customer premises and bypassing the limitations of terrestrial facilities.

                           (ii)   Accelerating   demand   for  high  speed  data
                  services. The growth of graphical user interfaces, the popularity of image-intensive applications such as CAD/CAM, the incorporation of high-resolution electronic images into business processes and video teleconferencing have necessitated major upgrades of corporate data networks to accommodate the high data transfer requirements of these applications. Most of these high speed data services require fiber optic cable or other high bandwidth connections to the customer premises. Even in developed markets, the "last mile" connection to the customers premises often consists of copper wire, which cannot handle many high speed data services. Satellites are well positioned to take advantage of this trend because they cover sites in underdeveloped areas and bypass "last mile" copper wire facilities that are unable to handle high speed frame relay communications.

                           (iii) Demand for Internet and intranet services.  The
                  growth in Internet and intranet services has further strained corporate network infrastructures. The utility of Internet services to users is often constrained by the lack of sufficient bandwidth to support high-resolution graphical applications and images. Even where infrastructure quality is high, the rapid growth of the Internet continues to create network congestion. Users are frequently unable to use current-
                  generation software or gain high speed access to the Internet due to the poor quality of their local terrestrial infrastructure. Satellites have many advantages in delivering Internet services. They provide services directly to customer premises, bypassing terrestrial bottlenecks and congested Internet routing facilities. In addition, satellite based networks can be designed to support asymmetric and multicast Internet traffic much more efficiently than terrestrial networks.

                           (iv) Increased size and scope of television programming distribution. The global television market is experiencing significant growth, both in terms of the number of broadcasters creating programming and the number of channels available to viewers. Within the U.S., the number of television broadcast and cable television program networks grew from three in 1970 to over 100 in 1993 and to approximately 200 in 1996. U.S. and international broadcasters are seeking to expand into each others' markets, increasing the need for satellite transmission capacity. Non-U.S. broadcasters are using international satellites to distribute domestic programming to U.S. and other overseas audiences of similar cultural heritage. Furthermore, the Company believes that as the number of broadcasters and channels increases, individual competitors will have a greater need for competitive differentiation which will increase the use of live transmissions and expand television coverage into more remote locations. Multichannel programming is expanding rapidly in Eastern Europe, Latin America and Asia. The growth in multichannel programming has increased the demand for international programming such as news and sports. Orion is well positioned to take advantage of this growth due to its high-power Ku-band satellite and transatlantic footprint.

                           (v) Worldwide deregulation of telecommunications markets. During the past decade many countries have liberalized their telecommunications markets in order to permit new competitors to provide facilities and services. These changes have been particularly apparent in Europe, where Orion currently has the ability to deliver network service to and among points in 27 countries. Deregulation is also creating new competitors to national telecommunications companies, which represent potential additional customers for the Company's services.

                           (vi) Continuing technological advancements. The following recent technological advances are expected to
                  increase   capacity,   efficiency  and  demand  for  satellite
                  services:

                                    1. High  Power  Satellites.  The  ability of
                  service providers to deliver high quality services directly to customer premises has greatly improved with the development of high power satellites. Older, lower power satellites require large, expensive earth stations to receive transmissions. Typically these earth stations were located outside urban areas and required interconnection with public telephone systems. High power satellites, such as Orion 1, enable the use of small, inexpensive VSAT earth stations that may be installed at a customer location, thereby reducing customer costs and bypassing all terrestrial facilities.

                                    2. Meshed Network Services. Traditional VSAT
                  networks employ a hub/star architecture anchored by an expensive hub earth station that controls the network and communicates with each of the VSATs. Recent advances in VSAT technology have led to the creation of fully meshed satellite-based networks. These networks offer less transmission delay than hub/star networks by enabling any network node to communicate with any other network node directly through the satellite without having to transmit through a central network control point.

                                    3. Frame Relay.  The Company  believes  that
                  despite rapid advances in network services and application software, many companies hesitated to implement meshed data networks due to high overhead costs generated by descriptive and routing commands required to travel with the data traffic. Frame relay technology reduces the number and complexity of commands needed to send data, and enables companies to
                  implement  more  cost-effective   meshed  networks.

                  To meet customers' demands for fully meshed frame relay network services, the Company has developed its VISN service.

                                    4. Compressed  Digital Video. CDV technology
                  is designed to compress up to ten high-quality video channels in the same bandwidth that previously carried one or two analog channels. This technology is creating a rapid expansion in the number of available video channels with improved transmission quality. CDV lowers the per-channel cost of delivering programming via satellite and cable television systems, thereby enabling more programming options to be provided to smaller markets. The Company believes that CDV will enable continued growth in the number of video channels and also accelerate broadcasters' efforts to distribute their programming internationally. The Company also believes that CDV will result in higher total revenues per transponder as more customers can be served per transponder. However, CDV may also in effect increase the supply of satellite transponders, causing prices to decline. See "Risk Factors -- Potential Adverse Effects of Competition." Although CDV is just beginning to be adopted in the industry, as of September 30, 1996, approximately 63% of Orion's video customers transmit using CDV technology.

Orion Services

                  Orion provides international, satellite-based digital communications services comprised of: (i) private network services for multinational business and governmental customers, (ii) Internet backbone and access services for Internet service providers and corporate users and (iii) satellite transmission capacity services, including video distribution services for broadcasters, news organizations and international carriers. As indicated by the charts below, 61% of revenues are derived from the sale of satellite capacity. However, 62% of bookings for the nine months ended September 30, 1996 were from private network and Internet services. The Company believes these figures are consistent with its strategy of building a stable base of revenues through sales of transmission capacity and then focusing on the delivery of value-added private network services to end-users.

[GRAPHIC OMITTED]
--------------
* Bookings represent new customer contracts executed during the period. See "Risk Factors -- Uncertainties Relating to Backlog."

         Private Communications Network Services

                  International Leased Line Services. Orion's international leased line services include Digital Link and Digital Channelized Link. Digital Link can be designed as a "point-to-point" private network service directly connecting customer locations or as a "point-to-multipoint" service for customers seeking to transmit communications from a central location to numerous remote sites. Orion also offers Digital Channelized Link, a multiplexed version of Digital Link that integrates digitally compressed voice, fax and data traffic into a single channel. Digital Link and Digital Channelized Link services have been offered by Orion since 1993. International leased line services have constituted a majority of Orion's bookings of private communications network services to date. Customers connect between three and nine sites with data rates generally of 128 Kbps or greater.

                  One customer, Colgate Palmolive required voice/fax and data connectivity from nine offices in Central and Eastern Europe and the company's U.S. headquarters, utilizing data speeds of up to 128 Kbps. The sites are manufacturing centers for Colgate-Palmolive's soap and toiletry products.
Colgate was seeking a "one-stop shopping" solution which allowed for simultaneous exchange all of its voice/fax and data applications over a single network provided by single network service provider. Colgate investigated two alternative networking solutions and selected satellite connectivity provided by Orion over terrestrial facilities provided by the local PTT's due to superior quality. Colgate Palmolive uses Orion's service for managing inventory and "just-in-time" order entry.

              [Document contains a diagram of the customer network]

                  International Data Networking  Services.  Orion's fully-meshed frame relay based international data networking service, "Virtual Integrated Sky Network" ("VISN"), allows customers to transmit and receive voice, fax and data communications, including intranet services, among multiple locations simultaneously. VISN was developed by Orion and produced by Nortel Dasa (a joint venture among Northern Telecom, Dornier GmbH, and Daimler Benz Aerospace AG). The first phase of this service became available to customers commencing in the third quarter of 1995, and subsequent phases of the service have been introduced during 1996 and are expected to be introduced during 1997, including the addition of video teleconferencing. VISN offers customers bandwidth on demand for data, voice and fax and, following the introduction of in-process and future releases, customers will have the option to be charged on a "pay per use" basis (e.g., minutes of use for voice and volume for data). VISN employs TDMA technology, which will enable networks to send both voice and data concurrently and further increase the effective bandwidth available for data transmission. The VISN product was awarded "Best New Transport Technology Product" at the 1995 ComNet New Product Achievement Awards Competition. Most customers have between four and ten sites, and generally have minimum data rates with the ability to use substantially greater bandwidth for bursts of traffic.

              [Document contains a diagram of the customer network]

                  A VISN customer, Creditanstalt Bankverein, Austria's second largest bank, needed a voice and data network among all of its branches in Central and Eastern Europe. Data applications varied from electronic mail to check image processing, along with voice requirements for interoffice telephone calls and facsimile transmission. Creditanstalt investigated terrestrial leased line and dial-up services to satisfy its requirements. Orion's VISN service offered full meshed, frame relay network service which supports both voice/fax and data transmission simultaneously. Creditanstalt replaced its terrestrial network with a nine site VISN network using data speeds of up to 512 Kbps.

          Internet Backbone and Access Services

         The Company believes that the rapid growth of the Internet has created substantial opportunities for Orion. First, the United States has become the residence of the majority of the world's Internet content. ISPs and content providers are looking for reliable, wide bandwidth connections which bypass congested Internet network segments. Orion's transatlantic capacity is well suited for ISPs and companies in Europe seeking high-speed access to the U.S. Internet. Second, the Internet has begun to evolve from a user centered "pull" environment (users requesting information) to a content provider centered "push" environment (information delivered to users without concurrent request). Broadly distributed entertainment, information and advertising via the Internet are well suited for broadcast, point-to-multipoint communications facilities, such as satellite. By using satellite broadcasts to transmit the most popular Internet content to regional locations, ISPs can reduce their costs and relieve network congestion. Finally, Internet data communications are typically asymmetric. A typical, large Internet data transmission is predicated by a user request that comprises only a few bytes of traffic. This interaction is inefficient when carried over terrestrial full-duplex networks, which carry the same capacity in both directions. Orion's satellite based solutions can be designed with different amounts of capacity in each direction, providing an inexpensive circuit for user requests and high-speed, reliable and available capacity for the data that flows back to the user.

                  Although Orion's Internet services were introduced only in the second quarter of 1996, sales of such services constituted 16% of new service bookings for the nine months ended September 30, 1996. Orion offers three Internet-related services, described below.

                  ISP Backbone Service. Orion's DirectNet I service is designed for European ISPs. The service combines a dedicated, high speed point-to-point circuit between the ISP's points of presence in Europe and the North American Internet through a dedicated, fully redundant backbone connection. Orion also offers additional features with its DirectNet I service, including 24-hour network monitoring, control and support and a 99.5% network availability guarantee and associated downtime credits. Orion is pursuing requirements or joint venture arrangements with ISPs in which all of their transatlantic traffic would be carried over Orion 1 as it develops. For example, Orion has an arrangement with PSINet Inc. in which Orion has agreed to serve as the supplier for PSINet's backbone, connecting PSINet's various points of presence in Europe to the U.S. Internet backbone. Orion's ISP customers include, for example, companies such as Global Ukraine, an ISP based in Kiev. Global Ukraine sought Internet connectivity to the United States backbone with advanced technical features. Orion now provides Global Ukraine with a 256 Kbps circuit from the Ukraine to the United States with a connection into the U.S. Internet at three network access points, providing route diversity and ensuring fast response time by avoiding points of potential network congestion.

              [Document contains a diagram of the customer network]

                  Corporate Internet Access. Orion's DirectNet II service is offered to international corporations requiring high volume data transmission in connection with World Wide Web browsing and downloading. DirectNet II provides a point-to-point circuit between the North American Internet and the corporation's premises. Orion offers large corporations Internet access service by reselling the Internet access services of several Tier I ISPs, such as DIGEX and UUNet.

                  Multicast Satellite-Based Internet Services. Orion recently introduced its NetCast service which allows ISPs or corporate users to significantly reduce Internet bandwidth and ground facility costs. The NetCast service is based on an asymmetric architecture which couples wide bandwidth satellite broadcasting with narrow bandwidth terrestrial links to the Internet. Furthermore, NetCast can provide a single channel that is shared among multiple ISPs, which can remove a significant amount of traffic from ISP terrestrial networks.

         Video Distribution and Other Satellite Transmission Services

                  Orion provides transmission capacity to cable and television programmers, news and information networks, telecommunications companies and other carriers for a variety of applications. Approximately two-thirds of Orion's transmission capacity services consist of video services. The Company offers transmission capacity services under long term contracts, with approximately 35% of such services being under contracts of three years or less, 14% being under contracts of approximately four to six years in duration and approximately 51% being delivered under longer term contracts (such percentages being based upon contract values). The remainder consists principally of occasional use services for periods of up to a few hundred hours.

                           Video Services - Contribution: Orion's video services
                  include "contribution," the long-distance transport of video signals (usually one or more television channels) to one location. For example, Viacom has purchased capacity on Orion 1 for the purpose of transmitting video material from its studio in New York to a broadcast facility in London, from which it is inserted into programming and rebroadcast throughout Europe. Orion's contribution services also include transport of news programming for RTL, a major commercial broadcast network in Germany. RTL needed to interconnect its various news bureaus in Germany and the U.S. to transmit news stories to its headquarters in Koln. Orion provided 24 MHz of transatlantic transmission capacity service allowing transmission of RTL's programming in compressed digital video format.

                           Video Services -  Distribution:  Cable and television
                  programmers use Orion's satellite transmission services for distribution of television programming to local broadcast stations, cable head-ends, MMDS (multichannel microwave distribution) systems and SMATV (satellite master antenna television). Orion has a joint marketing agreement with NTL, which operates one of the largest video gateways in Europe, located in downtown London. Orion and NTL offer programmers uplink, compression and distribution to cable head-ends throughout the United Kingdom and to locations in Europe. Orion's ability to offer video distribution services is aided by the transponder switching capabilities of Orion 1, which are (and those of Orion 2 and Orion 3 are expected to be) designed to permit programs to be distributed simultaneously throughout the satellite's coverage area.

                                    Orion's video distribution customers include
                  Black Entertainment Television, Inc. ("BET"), which was seeking a video distribution service for the distribution of its BET On Jazz International Network, an internationally distributed programming network dedicated to international Jazz and Blues artists. BET required receipt of its signal at its headquarters in Washington, D.C., conversion to a European TV standard, digital compression and uplinking of the compressed digital video signal for distribution to cable head ends in the United Kingdom and other sites in Europe.

                           News  and  Special  Events:   Orion  1  is  used  for
                  transmission   of   special   events   or   remote   feeds  to
                  international news bureaus from television stations and on-location mobile transmitters. Because Orion's Ku-band technology and VSAT ground segment infrastructure offers high reception sensitivity, the Company is especially effective in transmitting television signals sent from low-powered portable transmitters typically used by news organizations and program distributors. In contrast to video contribution services, news and special events are characterized by occasional use rather than long-term capacity contracts. CNN selected Orion's service for its coverage of Bosnia, and Orion provided service to the European Broadcasting Union for coverage of the Olympics in Atlanta.

                           International Carriers:  Orion satellite transmission
                  services are used by international carriers to provide backup for terrestrial lines and to provide communications services to areas with inadequate telecommunications capabilities. These carriers resell Orion's capacity as part of their own services.

                           Capacity   Sales:   Orion  sells  bulk   capacity  to
                  resellers who use Orion's transmission capacity as one component of a customer's end-to-end communications solution. For example, Orion currently sells capacity to a number of firms that resell Orion's capacity to governmental organizations.

                  Orion offers a range of value-added services in conjunction with its video distribution and other satellite transmission services. Such services may include the provision of video uplinking and receiving stations, digital compression equipment and software, transmission monitoring, and gateway interconnection services.

Customers and Backlog

                  Customers. As of September 30, 1996, Orion had entered into contracts with 167 customers, principally large multinational corporations, European companies and governmental agencies. These entitles come from many different industries, including communications, broadcasting, Internet access services, manufacturing, government, banking and finance, energy, lottery, consumer distribution and publishing. Selected customers from each service area are set forth below.




                            SELECTED ORION CUSTOMERS

---------------------------------------------------------------------------------------------------------------
                                                                           Deere & Company
Private Network Services:                 AT&T                             EDS
  Digital Link/Digital Channelized        Amoco                            GE Americom
   Link                                   Amway                            Global One
                                          Chase Manhattan Bank             News International Limited
                                          Citibank                         Westinghouse
                                          Colgate Palmolive
                                          Concert
---------------------------------------------------------------------------------------------------------------

Private Network Services:                 Balluff & Co.                    Pepsi Cola
    VISN                                  Creditanstalt                    Price Waterhouse
                                          Fax International

---------------------------------------------------------------------------------------------------------------

Internet-related                          Am. Univ. of Bulgaria            LV Net Teleport
                                          Banknet                          Spectrum
                                          BITS                             Terminal Bar
                                          Datac                            TSSA Nask
                                          Global Ukraine

---------------------------------------------------------------------------------------------------------------

Video Transmission and Other              AsiaNet                          Hughes Network Systems
                                          Black Entertainment Television   Hungarian Broadcasting
                                          Bonneville International         MCI
                                          British Telecom                  RTL Television
                                          CNN                              Telecom Italia
                                          Comsat                           Viacom International

---------------------------------------------------------------------------------------------------------------


                  More than half of Orion's customers are based in the U.S., but these customers have a substantial majority of their points of service in Western and Eastern Europe, as indicated in the charts below.

         [GRAPHIC OMITTED]


                  Orion has entered into a contract with DACOM Corp., a Korean communications company which provides international and long distance telephone and leased line services, international and domestic data communications and value added network services. Under the contract, DACOM will, subject to certain conditions, lease eight dedicated transponders on Orion 3 for 13 years for direct-to-home television service and other satellite services, for $89 million payable in installments from December 1996 through seven months following the lease commencement date of the transponders. DACOM has the right to terminate the contract before March 1997 (and

Orion would retain the $10 million paid) if it fails to obtain certain approvals. Payments are subject to refund if the leased transponders are not launched and in service by May 1999. Although Orion 3 is scheduled to be launched in the fourth quarter of 1998, there can be no assurance that Orion will be able to place Orion 3 in service by May 1999.

                  Backlog. At September 30, 1996, Orion had approximately $123 million of contracts in backlog (after giving effect to the Exchange and related transactions, which will result in changes to arrangements with Limited Partners that reduce backlog by approximately $11 million), as compared to approximately $95 million at September 30, 1995. The backlog contracts generally have terms of between three and four years. Orion presently anticipates that at least $86.4 million of its backlog will be realized beyond 1997. Orion has begun to receive contract renewals under expiring contracts (under some of the earliest contracts, which were entered into in 1993). The size of contracts varies significantly, depending on the amount of capacity required to provide service, the geographic location of the network and other services provided. As of September 30, 1996, Orion had a VSAT installation backlog of 68.

                  Although many of the Company's customers, especially customers under large and long-term contracts, are large corporations with substantial financial resources, other contracts are with companies that may be subject to other business or financial risks. If customers are unable or unwilling to make required payments, the Company may be required to reduce its backlog figures (and such event may result in a reduction in future revenues of the Company), and such reductions could be substantial. The Company has recently instituted tighter credit policies, and has taken steps to remove from backlog arrangements with customers who have not taken service or have not made all required payments. In the second quarter of 1996, the Company determined that one large customer under a long-term contract (accounting for backlog of approximately $19.9 million) was not likely to raise the necessary financing in the near future, and accordingly the Company no longer considers such contracts part of its backlog. Also in the second quarter of 1996, the Company removed from its backlog contracts with a customer (accounting for backlog of approximately $4.5 million) which had ceased paying for the Company's services. In the fourth quarter of 1996, the Company removed $ million from its backlog related to contracts under which customers failed to use the contracted service or failed to make timely payment. The Company's contracts commence and terminate on fixed dates. If the Company is delayed in commencing service or does not provide the required service under any particular contract, as it has occasionally done in the past, it may not be able to recognize all the revenue it initially includes in backlog under that contract. In addition, the current backlog contains some contracts for the useful life of Orion 1; if the useful life of Orion 1 is shorter than expected, some portion of backlog may not be realized unless services satisfactory to the customer can be provided over another satellite. See "Risk Factors -- Uncertainties Relating to Backlog."

Sales and Marketing

                  Orion uses both  direct and  indirect  sales  channels.  Orion markets its private communications network services and Internet services through direct sales, local representatives and distributors in Europe and the United States, and wholesale arrangements with major carriers, Internet service providers, resellers and systems integrators. Orion markets its video distribution and other satellite transmission services primarily through direct sales. Orion also has established arrangements with local companies in most countries within the Orion 1 footprint to assist Orion with selling efforts and to provide customer support and network maintenance functions in those countries (as discussed below under the caption "Network Operations; Local Ground Operators").

                  Orion generally will enter into a single contract with customers covering service to a number of countries. Orion offers the business customer a single point-of-contact, a single contract and a price for its entire network, with generally consistent quality of service throughout the network, which Orion believes constitutes true "one-stop shopping." Orion prices its services centrally, using a single, easily administered set of pricing procedures for customer networks.

                  Marketing will be critical to Orion's success. However, Orion has limited experience in marketing, having commenced full commercial operations in 1995. Orion's marketing program until recently consisted of direct sales using a U.S. based sales force and indirect sales channels, including Limited Partner sales representatives, for sales in Europe. The majority of Orion's contract bookings to date have been generated by its direct sales force. Orion believes that certain of its indirect sales channels in Europe have not met expectations. Orion has been significantly increasing its direct sales capabilities in Europe, particularly with respect to sales of private communications network services. Although Orion believes that the increase in its European sales capabilities will increase its bookings, there can be no assurance regarding the timing or amount of such increase. Sales of Orion's services generally involve a long-term complex sales process, and Orion's bookings have fluctuated significantly. See "Risk Factors -- Risks Relating to Potential Lack of Market Acceptance and Demand; Ground Operations."

         The Company may from time to time enter into joint ventures or acquire businesses which provide it with additional customers or which enhance its marketing capabilities. Although the Company is presently considering one such possible acquisition, it does not have binding arrangements at the present time. The Company believes that such acquisition, if consummated, would not have a material effect on the Company. See "Risk Factors -- Risks Concerning Ability to Manage Growth."

                  Direct Sales

                  Orion has assembled a direct sales force of 31 as of December 15, 1996 (as increased from 26 at June 30, 1996) full-time employees in the United States and Europe to offer its private communications network and satellite transmission services. Approximately 68% of the sales force is based in the United States (in Maryland) and approximately 32% is based in Europe. Orion expects to continue to expand its sales force significantly throughout 1997, both in the U.S. and Europe.

                  Indirect Sales Channels

                  Representatives/Distributors. Orion has entered into agreements for the marketing of its private communications network services in the United Kingdom, France, Germany, Austria, Italy and other European countries. These agreements call for sales, marketing and customer support services in specified geographical areas, generally on a non-exclusive basis. Generally, the duration of these agreements is three years. Third party sales representatives receive commissions and fees for sales and customer support services, each of which are payable over the life of the customer contracts to which the representative's services relate and which are based upon the revenues derived. Sales representatives are supervised by Orion sales managers, who establish marketing strategies with the representatives, establish pricing, attend certain sales calls, develop marketing materials and sales training tools, coordinate joint efforts in promotional events and provide information about Orion's services. Orion also provides engineering support to its sales representatives. Orion provides some of these functions to support the sales efforts of its distributors. Distributors purchase Orion's services at wholesale prices and resell those services to customers at prices determined by the distributors. Two Limited Partners who serve as sales representatives (and ground operators) are entitled to receive additional commissions under a "profit sharing" formula based on their overall contribution to sales, but no amounts have been paid under such formula to date. Orion expects that unless Limited Partners sales representatives increase their sales significantly, payments under the profit sharing arrangement will be minimal.

                  Major Carriers and Other Wholesalers. Orion has entered into distributor resale arrangements both with major carriers, teleport operators, resellers and other companies in the United States and internationally. These distributors typically purchase communications network services from Orion (primarily the Digital Link and Digital Channelized Link and to some extent the DirectNet services) at a wholesale rate for resale to their customers. This represents an important sales channel for the Company, and the Company is focusing on strengthening its relationships with these and other carriers. Major carriers employ substantial sales forces and have the advantage of being existing providers to many of Orion's target customers, which makes marketing easier and increases awareness of customer needs.

Network Operations; Local Ground Operators

                  Orion has a centralized network operations function at its corporate headquarters in Rockville, Maryland, supported by arrangements with local companies in most countries within the Orion 1 footprint who assist Orion with selling efforts and providing customer support and network maintenance functions. Orion's relationships with ground operators are critical to providing integrated service because ground operators obtain necessary licenses, install and maintain the customers' networks, provide in-country business experience and often facilitate market entry.

                  Network Operations. Once Orion enters into a contract with a customer, Orion finalizes the design of the customer's network, acquires the required equipment and arranges for the installation and commissioning of the network. Upon commencement of service, Orion also monitors the performance of the networks through its U.S. based network management center, located at its corporate headquarters in Rockville, Maryland, and from facilities in Europe. The network management center allows Orion to perform diagnostic procedures on customer networks and to reconfigure networks to alter data speeds, change frequencies and provide additional bandwidth.

                  Ground Operators. Through arrangements with 30 local ground operators, Orion currently has the ability to deliver network services to or among points in 27 European countries, the United States and certain Latin American countries (which comprises substantially all of the countries within the coverage area of Orion 1). The ground operator agreements call for installation and maintenance of VSATs and other equipment, customer support and other functions in designated geographical areas, generally on a non-exclusive basis. Generally, such ground operations agreements last three years. Orion coordinates ground operations services (including service calls) by its local agents through centralized customer service centers located at Orion's corporate headquarters and at its facilities in Amsterdam. Orion also provides its ground operators with installation and maintenance, training materials and support. Ground operators receive fixed fees for installation, maintenance and other services, which vary depending on the level of services and the geographic area. Certain ground operators receive payments for customer support over the life of the related customer contract, based upon the revenues derived. Two Limited Partner ground operators are entitled to receive additional fees under a profit sharing formula, but no amounts have been paid under such formula to date and Orion expects that, unless such Limited Partners significantly increase their VSAT installations for customers, profit sharing payments will be minimal. Orion's operations will continue to depend significantly on Orion being able to provide ground operations for private network services using representatives and distributors throughout the footprint of Orion's satellites. In the event that its network of ground operators is not maintained or fails to perform as expected, Orion's ability to offer private communications networks (or services) will be impaired. See "Risk Factors -- Risks Relating to Potential Lack of Market Acceptance and Demand; Ground Operations."

         Set forth below is a map showing the locations of Orion's European ground operators.











 [Document contains a map of Europe indicating where Orion has ground operators and where Orion is negotiating the hiring of additional ground operators]















Migration Plan for New Markets

         Prior to the launch of Orion 1, the Company began providing private communications network services to customers over satellite capacity leased from others. This early market entry strategy is being extended to Latin America and Asia with the execution of the Orion 2 Satellite Contract and commencement of construction of Orion 3 in December 1996. By developing an early market presence, Orion builds its customer base, establishes relationships with ground operators and becomes familiar with the regulations and practices in its new markets prior to launch of its satellites. Upon the launch of Orion 1, Orion migrated its customer base to its own satellite, and Orion expects to pursue the same approach for Orion 2 and Orion 3.

         In Latin America, the Company has a relationship with a ground operator in Mexico and is currently providing service to customers in Mexico, Colombia and Paraguay over leased capacity. The Company intends to migrate such services to Orion 2 after it commences operations, as Orion did with its Orion 1 satellite. The Company has three direct sales personnel focused on selling in Latin America, and is pursuing relationships with other potential ground operators and joint venture partners.

         In Asia, the Company has assigned two full time personnel to pursue arrangements with potential ground operators and joint venture partners, and has commenced discussions with such entities in a number of Asian countries. Orion has begun the process of identifying potential sales representatives in countries within the Orion 3 footprint. The Company has also begun discussions with existing customers who have operations within the Orion 3 footprint and have expressed an interest in procuring Orion's services in Asia. Orion has started to identify other potential multinational and Asia-based customers, and plans to open a regional office in Asia in the second half of 1997. The Company expects its marketing for Orion 3 will be assisted by the $89 million pre-construction lease by DACOM, a Korean communications company, of eight of Orion 3's transponders for direct-to-home service and other satellite services. See "-- Implementation of the Orion Satellite System -- Orion 3 -- Pre-Construction Customer."

Implementation of the Orion Satellite System

                  Orion currently provides its services with Orion 1 and with facilities leased from other providers covering areas outside the satellite's footprint. Ultimately the Company will provide these services with three satellites, together with facilities leased outside of its footprints. Orion 1 provides coverage of the Northern Atlantic Ocean region. Orion 2 is being designed to cover the Atlantic Ocean region but with coverage of points further East (into the Commonwealth of Independent States) and South (into Latin America and Africa), and Orion 3 is being designed to cover the Asia Pacific region.

                  The design,  construction,  launch and in-orbit  delivery of a satellite is a long and capital-intensive process. In-orbit satellites comparable to Orion's typically cost in excess of $200 million (exclusive of development, financing and other costs) and take two to three years to construct, launch and place in orbit. Prior to launch, the owner generally must obtain a number of licenses and approvals, including approval of the host country's national telecommunications authorities to construct and launch the satellite, coordination and registration of an orbital slot (of which there are a limited number) through the ITU to avoid interference with other communications systems and a consultation on interference with INTELSAT (and EUTELSAT in the case of European satellites). Obtaining the necessary consents can involve significant time and expense, and in the case of the United States, requires a showing that the owner has the financial ability to fund the construction and launch of the satellite and to operate for one year. The Company has commenced construction of Orion 3 and plans to commence construction of Orion 2 prior to receipt of all regulatory approvals. Failure to obtain such approvals prior to launch would have a material adverse effect on the Company. See "Risk Factors -- Approvals Needed; Regulation of Industry" and "-- Regulation."

                  Orion 1 is expected to have an in-orbit useful life of approximately 10.7 years, estimated to end in October 2005, and Orion 2 and Orion 3 are expected to have in-orbit useful lives of 13 years and 15 years, respectively (based upon present design). While there can be no assurances that adequate financing and regulatory approvals will be obtained, Orion plans to launch replacement satellites as its first generation of satellites reaches the end of its useful life.

         Orion 1

                  Orion 1 was launched in November 1994 and commenced commercial operations in January 1995.

                  Satellite Design and Footprint. Orion 1, which is in geosynchronous orbit at 37.5(Degree) West longitude, is a high power Ku-band telecommunications satellite that contains 28 transponders of 54 MHz bandwidth and six transponders of 36 MHz bandwidth (although one of these transponders has not operated in accordance with specifications, as described below). The footprint of Orion 1 is shown below (although certain transponders of Orion 1 can be reconfigured to match changing business and telecommunications requirements).

  [Document contains a map of North America and Europe showing in shaded areas the coverage footprint of Orion 1 ]
















                  Satellite Construction and Performance. Orion 1 was constructed by Matra Marconi Space's subsidiary MMS Space Systems Limited, one of the major satellite contractors in Europe. Orion 1 was designed both for the delivery of high-speed data and for high-powered digital video transmission to corporate users. In particular, Orion 1 was designed with high reception sensitivity, which enables two-way transmission from and to small earth stations, reducing the equipment and transmission cost to customers. Orion 1 has transatlantic networking capability, which allows users to uplink data in the U.S. or Europe and downlink that transmission simultaneously to the U.S. and Europe.

                  This configuration simplifies customers' transatlantic networking solutions. Orion believes that Orion 1's Ku-band technology and VSAT ground segment infrastructure is among the least expensive, most flexible technologies for interactive satellite transmissions in the North Atlantic market. Like most recent satellites, Orion 1 offers digitally compressed transmission, in addition to analog transmission, which allows the satellite to increase by up to ten fold its usable bandwidth per transponder, leading to greater revenue per transponder and greater network availability to customers in need of bandwidth on demand.

                  When Orion 1 was delivered into orbit, one of the 36 MHz transponders with coverage of the United States did not perform in accordance with contract specifications. Orion settled the matter with the manufacturer for a one time refund of $2.75 million (which amount was applied as a mandatory prepayment under the existing Orion 1 Credit Facility). In addition, the manufacturer will pay Orion approximately $7,000 per month for the life of the satellite under the warranty to the extent the transponder is not used to generate revenue. Orion believes that the failure of such transponder to perform in accordance with specifications will not have a significant impact on Orion's ability to offer its services.

                  In November 1995, one of Orion 1's components supporting nine transponders of dedicated capacity serving the European portion of the Orion 1 footprint, experienced an anomaly that resulted in a temporary service interruption, lasting approximately two hours. Full service to all affected customers was restored using redundant equipment on the satellite. The redundant equipment currently generates a majority of Orion's revenues. Orion believes, based on the data received to date by Orion from its own investigations and from the manufacturer, and based upon advice from Orion's independent engineering consultant, Telesat Canada, that because the redundant component is functioning fully in accordance with specifications and the performance record of similar components is strong, the anomalous behavior is unlikely to affect the expected performance of the satellite over its useful life. Furthermore, there has been no effect on Orion's ability to provide services to customers. However, in the event that the redundant component fails, Orion 1 would experience a significant loss of usable capacity. In such event, while Orion would be entitled to insurance proceeds of approximately $47 million and could lease replacement capacity and function as a reseller with respect to such capacity (at substantially reduced gross margins), the loss of capacity would have a material adverse effect on Orion and on Orion Atlantic. See "Risk Factors -- Risks of Satellite Loss or Reduced Performance."

                  Control of Satellite. Orion uses its tracking, telemetry and command facility in Mt. Jackson, Virginia (the "TT&C facility") to control Orion 1, and has in place backup facilities at its headquarters in Rockville, Maryland. In addition, Orion has a satellite control center at Orion's headquarters in Rockville, Maryland, from which commands can be sent to the satellite, directly, or remotely through the TT&C facility. Orion also has constructed a network management center at its headquarters to monitor the performance of Orion 1 and to perform diagnostic procedures on and to reconfigure its communications networks. Orion leases additional facilities in Europe for backup tracking, telemetry and command and network monitoring functions.

         Orion 2

                  Schedule and Footprint. Orion intends to launch Orion 2 in the Atlantic Ocean region to bolster its European capacity and to expand its coverage area in the Commonwealth of Independent States, Latin America and parts of Africa. Orion 2 will be a high power Ku-band communications satellite which will contain approximately 30 transponders of 54 MHz bandwidth. Orion has obtained conditional authorization from the FCC for the orbital slot at 12(Degree) West longitude for operation of Orion 2. The FCC has commenced the coordination process through the ITU and will commence consultation with INTELSAT upon request from Orion. Orion currently plans to commence construction of Orion 2 immediately after completion of the Offering and launch Orion 2 late in the second quarter of 1999. See "-- Satellite Construction, Launch and Performance" and "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties."

  [Document contains a map of North America, Latin America, Europe. Africa and
   Asia showing in shaded areas the proposed coverage footprint of Orion 2 ]















                  Satellite Construction, Launch and Performance. Matra Marconi Space and MMS Space Systems are the prime contractors for Orion 2 and will use MMS Space Systems' EUROSTAR satellite platform for Orion 2. This platform was previously used for Inmarsat 2, Telecom 2, Hispasat and Orion 1. Lockheed Martin CLS will provide launch services for Orion 2 using the Atlas II A-S launch vehicle. Atlas II A-S, which is larger than the launch vehicle used for the launch of Orion 1, is an expanded version of Atlas II. All 25 of the Atlas II, II A and II A-S launches have been successful. There have been more than 500 Atlas Flights since the first research and development launch in 1957. For a discussion of the Company's financing needs with respect to Orion 2, and related risks, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Substantial Financing Requirements."

                  The Orion 2 satellite will be tested extensively prior to launch. Matra Marconi Space is obligated to correct all defects in the satellite or its components discovered prior to the launch. If Orion 2 is launched but fails to meet the specified performance criteria following launch, or fails to arrive at its designated orbit within 180 days of launch, or is completely destroyed or incapable of operation, Orion 2 will be deemed a "constructive total loss." Upon a constructive total loss of Orion 2, Orion Atlantic would generally be entitled to order from Matra Marconi Space a replacement satellite on substantially the same terms and conditions as set forth in the Orion 2 Satellite Contract, subject to certain pricing adjustments. If Orion 2 is substantially able to perform but fails to meet certain criteria for full acceptance, Orion 2 will be deemed a "partial loss." Upon a partial loss of Orion 2, Orion Atlantic would be entitled to receive a partial refund based on calculations of Orion 2's performance capabilities. Finally, if Orion 2 is not a constructive total loss or partial loss, but does not meet the specified performance requirements at final acceptance or for five years thereafter, Matra Marconi Space may be required to make certain refund payments to Orion up to a maximum of approximately $10 million. Orion's principal remedy in the case of a constructive total loss or partial loss will be under the launch insurance the Company is to obtain. A total or partial loss will involve delays and loss of revenue, which will impair Orion's ability to service its indebtedness, including the Notes, and such insurance will not protect Orion against business interruption, loss or delay of revenues or similar losses and may not fully reimburse the Company for its expenditures. See "-- Insurance" and "Risk Factors -- Risks of Satellite Loss or Reduced Performance -- Limited Insurance for Satellite Launch and Operation."

                  The Orion 2 Satellite Contract provides for incentive payments to encourage early delivery and limited liquidated damages payable in the event of late delivery. The incentive payments would equal $25,000 per day for each day that Orion 2 is delivered prior to the scheduled delivery date. Liquidated damages in the event of a late delivery of Orion 2 also would be calculated on a daily basis, with the aggregate amount not to exceed approximately $12 million. These liquidated damages would be Orion's exclusive remedy for late delivery, except as discussed above.

                  Control of Satellite. Orion expects to use the TT&C facility to control Orion 2, and to use its existing network monitoring facilities in Rockville, Maryland and backup facilities in Europe.

                  There can be no assurance that Orion 2 will be launched successfully. See "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties."

         Orion 3

                  Schedule and Footprint. Orion intends to launch Orion 3 in the Asia Pacific region. Orion 3 is expected to cover all or portions of China, Japan, Korea, India, Hawaii, Southeast Asia, Australia, New Zealand, and Eastern Russia. Orion 3 is expected to be a high-power satellite with 23 54 MHz and two 27 MHz equivalent Ku-band transponders, 10 36 MHz C-band transponders for use by Orion, and eight Ku-band transponders to be used by DACOM, a large Asian customer, for direct-to-home television services and other satellite services. Orion, through the Republic of the Marshall Islands, has filed the appropriate documentation to begin the ITU process to coordinate an orbital slot at 139(degree) East longitude. Orion has not commenced the consultation process with INTELSAT with respect to such orbital slot. Orion commenced construction of Orion 3 in December 1996. Orion 3 is scheduled to be launched in the fourth quarter of 1998. See "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties."

                  For a discussion of Orion's financing needs with respect to Orion 3, see "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources" and "Risk Factors -- Need for Substantial Additional Capital" and "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Substantial Financing Requirements."

                  The proposed coverage of Orion 3 (excluding the dedicated portion reserved for the Asian customer), is shown below.

   [Document contains a map of Asia and Australia showing in shaded areas the proposed coverage footprint of Orion 3 ]

















                  Pre-Construction Customer. Orion has entered into a contract with DACOM Corp., a Korean communications company which provides international and long distance telephone and leased line services, international and domestic data communications and value added network services. Under the contract, DACOM will lease eight dedicated transponders on Orion 3 for 13 years for direct-to-home television service and satellite services, in return for payment of approximately $89 million payable over a period from December 1996 through seven months following the lease commencement date for the transponders. DACOM has the right to terminate the contract before March 1997 (and Orion would retain the $10 million paid) if it fails to obtain certain approvals. Payments are subject to refund pending the successful launch and commencement of commercial operations of Orion 3. Although Orion 3 is scheduled to be launched in the fourth quarter of 1998, there can be no assurance that Orion will meet the delivery requirements of this contract. See "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Timing Uncertainties." As part of the arrangements with DACOM, Orion granted DACOM a warrant to purchase 50,000 shares of Common Stock at $14 per share.

                  Satellite Construction, Launch and Performance. Orion has selected Hughes Space as the prime contractor for Orion 3 and will use a Hughes Space HS 601 HP satellite platform for Orion 3. Launch services for Orion 3 will be provided using the McDonnell Douglas Delta III launch vehicle. Delta III, which is larger than the launch vehicle used for the launch of Orion 1, is an expanded version of the Delta II launch vehicle which has had successful launches with a failure rate of %. There have been no Delta III flights to date, and the Company expects its launch to be the third Delta III flight based upon information provided by the launch vehicle manufacturer regarding its present flight schedules. For a discussion of the Company's financing needs with respect to Orion 3, and related risks, see "Management's Discussion and Analysis of Financial Condition and Results of

Operations -- Liquidity" and "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties -- Substantial Financing Requirements."

                  Under the proposed Orion 3 Satellite Contract, the Orion 3 satellite will be tested extensively prior to launch. Hughes Space is obligated to correct all defects in the satellite or its components discovered prior to the launch. The risk of loss or damage to Orion 3 passes from Hughes Space to Orion at the time of intentional ignition of Orion 3. After Orion 3 is launched and meets the specified performance criteria following launch, and has not suffered damage caused by any failure or malfunction of the launch vehicle, Hughes Space is required to perform in-orbit testing of Orion 3 to determine whether the transponders meet the specified performance criteria. If the transponders meet the specified performance criteria, Hughes Space is entitled to retain the full satellite performance payments described below. See "-- Insurance" and "Risk Factors -- Satellite Risks -- Limited Insurance for Satellite Launch and Operation."

                  Orion has the option to purchase a replacement satellite to be launched within 15 months after Orion places the order for completion of a replacement satellite. The order for a replacement satellite cannot be placed earlier than the launch of Orion 3. Hughes Space is obligated to furnish the replacement satellite on terms substantially similar to those contained in the Orion 3 Satellite Contract.

                  The Orion 3 Satellite Contract provides for incentive payments to encourage satellite performance and limited liquidated damages payable in the event of late delivery. The incentive payments could total $18 million depending on the satellite's performance, of which $10 million could be payable upon acceptance of the Orion 3 satellite and $8 million is payable over the course of the satellite's operational lifetime. In the event that the Orion 3 continues to provide service after the expiration of its operational life, the Orion 3 Satellite Contract provides for further incentive payments. In the event that it is determined during the Orion 3's operational lifetime that a transponder is not successfully operating, Orion is entitled to receive payment refunds under the Orion 3 Satellite Contract. Liquidated damages in the event of a late delivery of Orion 3 also would be calculated on a daily basis, with the aggregate amount not to exceed approximately $6 million. These liquidated damages would be Orion's exclusive remedy for late delivery, except as discussed above.

                  Control of Satellite. Orion expects to lease a tracking, telemetry and command facility in Asia to control Orion 3 and to maintain backup facilities in Korea, pursuant to arrangements with DACOM.

                  There can be no assurance that Orion 3 will be launched successfully. See "Risk Factors -- Launch of Orion 2 and Orion 3 Subject to Significant Uncertainties."

Orbital Slots

              Orion 1: Orion Atlantic has been licensed by the FCC and has completed the coordination process with INTELSAT and interested administrations to operate Orion 1 in geostationary orbit at 37.5(degree) West longitude.

              Orion 2: OrionSat has obtained conditional authorization from the FCC for the construction, launch and operation of Orion 2 at 12(degree) West longitude. On behalf of Orion, the FCC has commenced the orbital slot coordination process through the ITU. Orion believes that its use of the 12(degree) West longitude slot for Orion 2 is not likely to interfere with proposed uses of adjacent slots filed for by other governments, except for a possible overlap of 75 MHz with one such filing as discussed more fully below under the caption "-- ITU Coordination Process." Orion will commence consultation with INTELSAT for Orion 2, and believes that since there are no INTELSAT satellites located adjacent to the 12(degree) West longitude orbital slot, the INTELSAT coordination should be obtained in due course.

              Orion 3: Orion, through the Republic of the Marshall Islands, has filed the appropriate documentation with the ITU to begin the ITU coordination process for Orion 3 at 139(degree) East longitude. Based upon the time of filing by the Republic of the Marshall Islands, Orion believes that the proposed orbital slot for Orion 3 would have effective priority under ITU procedures with respect to the 139(Degree) East longitude orbital slot, but some proposals for adjacent slots would be entitled to priority over the proposal by the Republic of the Marshall Islands with respect to possible interference. Orion believes, based upon its monitoring of the other proposals and information in the industry regarding their progress, that none of the entities with effective priority over the proposal by the Republic of the Marshall Islands will be able to launch a satellite prior to launch of Orion 3 to take advantage of such priority. Orion has not commenced the consultation process with INTELSAT with respect to Orion 3, but as in the case of Orion 2 expects to complete the INTELSAT coordination in due course.

                  Other Orbital Slots: Orion has received an authorization from the FCC for a Ku-band satellite in geostationary orbit at 47(degree) West longitude, and has coordinated this orbital position with INTELSAT. Orion has also filed an application with the FCC to operate a satellite at 126(degree) East longitude. The FCC has filed documentation with the ITU to commence the coordination process for this slot. In May 1996, in response to Orion's application, the FCC assigned the U.S. domestic orbital location of 135(Degree) West longitude to Orion. In November 1996, the FCC granted authorization to Orion to utilize the slot, conditioned on Orion submitting financial qualification information, or documentation justifying a waiver of the financial requirements, within 120 days after the release of the individual order with respect to Orion's application.

                  In September 1995, Orion filed applications for authority to construct, launch and operate Ka-band satellites at 78.0(degree) East longitude, 93.0(degree) West longitude, and 83.0(degree) West longitude, and an amendment to its pending application to construct, launch and operate a Ku-band satellite at 127(degree) West longitude to add a Ka-band payload. In addition, Orion filed an application to construct, launch and operate a Ka-band satellite at 47(degree) West longitude, and an application to modify its authority to construct, launch and operate a Ku-band satellite at 47(degree) West longitude to include a Ka-band payload. On November 9, 1996, Orion filed an application for authority to construct, launch and operate a Ka-band satellite at 12(degree) West longitude. In May 1996, the FCC assigned Ku-band orbital locations for 33 U.S. companies, including two assigned to Orion at 78(Degree) East longitude and 126.5(Degree) East longitude, and one to Orion Atlantic at 47(Degree) West longitude. At approximately the same time the FCC made ITU filings for these satellites. The FCC order does not license these satellites, and some of the applications to use the orbital assignments are subject to further FCC processing. There are ongoing negotiations among the applicants concerning a consensual Ka-band orbital assignment plan to be submitted to the FCC to resolve a number of mutually exclusive orbital assignment requests. The FCC has indicated that if a consensus cannot be reached by the applicants, the FCC will itself resolve these orbital conflicts in the processing of these applications, and such processing will be in conformity with yet-to-be adopted Ka-band service rules. There can be no assurance that Orion will receive final licenses to operate at these orbital positions, or that the FCC will act favorably on Orion's other satellite filings.

                  ITU Coordination Process. An international treaty to which the U.S. and the Republic of the Marshall Islands are parties requires coordination of satellite orbital slots through the procedures of the ITU. There are only a limited number of such orbital slots. ITU procedures provide for a priority to attach to proposals that are submitted first for a particular orbital slot and associated frequencies, and provide for protection from interference by satellites in adjacent slots. This priority does not establish legally-binding rights, but at a minimum establishes certain procedural rights and obligations for and with respect to the party that first submits its proposal.

                  Over the past decade, a substantial increase in satellite proposals introduced into the ITU coordination process has caused delays in that process. In addition, many proposals are submitted to the ITU for registration of satellite systems that ultimately are not constructed or launched. As a result, the ITU is investigating ways to improve or streamline the filing process for registration of orbital slots. In the meantime, it has become international practice for operators who propose to use a certain orbital slot to investigate and evaluate whether proposals to launch satellites into the same or a nearby orbital location are likely to result in actual operation, and for operators to negotiate with other countries or operators that propose to use the same or a nearby orbital location. There can be no assurance of the outcome of any objections to this international practice or as to the results of the ITU's investigations.

                  Orion is involved in discussions with certain governments concerning their proposals to use orbital slots. While Orion believes that it can successfully coordinate and resolve any interference concerns regarding the use of the orbital locations and frequency bands proposed for Orion 2 and Orion 3, there can be no assurance that this will be achieved, nor can there be assurance that ITU coordination will be completed by the scheduled launch dates for Orion 2 and Orion 3.

                  In the event that successful coordination cannot be achieved, Orion may have to modify the satellite design for Orion 2 or Orion 3 in order to minimize the extent of any potential interference with other proposed satellites using those orbital locations or frequency bands. Any such modifications may result in certain features of Orion 2 and Orion 3 differing from those described in this Prospectus and may result in limitations on the use of one or more transponders on Orion 2 or Orion 3 or delays in the launch of Orion 2 or Orion
3. In order to achieve successful coordination, Orion may also have to modify the operation of the satellites, or enter into commercial arrangements with operators of other satellites, in order to protect against harmful interference to Orion's operations. If interference occurs with satellites that are in close proximity to Orion 2 and Orion 3, or with satellites that are subsequently launched into locations in close proximity without completing ITU coordination procedures, such interference would have an adverse effect on the proposed use of the satellites and on Orion's business and financial performance. See "Risk Factors -- Approvals Needed; Regulation of Industry."

Appraisal

     _______________________________________  has  delivered an appraisal to the
Company valuing Orion 1 at approximately $____ million as of [September 30, 1996]. In preparing this appraisal, ___________ took into consideration the design, location and capability of Orion 1, supply and demand for transponders and the market size and growth in each market Orion Atlantic is serving or plans to serve and the principal competition and revenues and operating costs of Orion
1. ___________ appraisal was based on projecting and discounting transponder lease rates, adjusted for appropriate costs, to derive the present value of the cash flows associated with the ownership of the transponder capacity of Orion 1. ___________ considered but rejected the use of replacement cost because, in its experience, in-orbit transponders often trade at prices substantially in excess of replacement cost. ___________ also noted that the most accurate way to value Orion 1 would be to identify recent, closely comparable sales of transponders or satellites serving similar markets. ___________ did not use this method since it was unable to identify any closely comparable sales. However, ___________ did identify the most comparable satellite sales as a check on approach in appraising Orion 1.

     Because events and circumstances frequently do not occur as expected and for the reasons described under "Risk Factors" and elsewhere in this Prospectus, there will usually be differences between assumed and actual results, and those differences may be material. Therefore, no assurance may be given that the appraised value of Orion 1 will be achieved and reliance should not be placed on such appraised value. ___________ Appraisal Memorandum for Orion 1 (the " ___________ Memorandum"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, sets forth other material assumptions, information, qualifications and limitations upon liability related to ___________ appraisal. The foregoing description of ___________ appraisal is qualified in its entirety by reference to the ___________ Memorandum.

Insurance

                  Orion has obtained satellite in-orbit life insurance for Orion 1 covering the period from May 1996 to May 1997 in an initial amount of approximately $245 million providing protection against partial or total loss of the satellite's communications capability, including loss of transponders, power or ability to control the positioning of the satellite. The aggregate premium for in-orbit insurance for Orion 1 is approximately $6 million per annum.

                  Orion intends to procure launch insurance for the construction, launch and insurance costs of Orion 2 and Orion 3. In the past, satellite launch insurance was generally procured approximately six months prior to launch. Recently, it has become possible to obtain a commitment from insurance underwriters well before that time, which fixes the rate and certain terms of launch insurance. Orion intends shortly to seek such a commitment from insurance underwriters to provide launch insurance for Orion 2 and Orion 3. Such insurance is expected to be quite costly, with present insurance rates ranging at or above 16% of the insured amount, depending upon such factors as the launch history and recent performance of the launch vehicle to be used and general availability of launch insurance in the insurance marketplace (although such rates have reached 20% or higher in the past several years). Such insurance can be expected to include certain contract terms, exclusions, deductibles and material change conditions that are customary in the industry. After launch of Orion 2 and Orion 3, the Company will need to procure satellite in-orbit life insurance for Orion 2 and Orion 3. There can be no assurance that such insurance will be available or that the price of such insurance or the terms and exclusions in the actual insurance policies will be favorable to the Company. Launch and in-orbit insurance for its satellites will not protect the Company against business interruption, loss or delay of revenues and similar losses and may not fully reimburse the Company for its expenditures. Accordingly, an unsuccessful launch of Orion 2 or Orion 3 or any significant loss of performance with respect to any of its satellites would have a material adverse effect on Orion and would impair Orion's ability to service its indebtedness, including the Notes. See "Risk Factors -- Risks of Satellite Loss or Reduced Performance -- Limited Insurance for Satellite Launch and Operation."

Competition

                  As a provider of data networking and Internet-related services, Orion competes with a large number of telecommunications service providers and value-added resellers of transmission capacity. As a provider of satellite transmission capacity, Orion competes with other providers of satellite and terrestrial facilities.

                  Many  of  these   competitors  have  significant   competitive
advantages, including long-standing customer relationships, close ties with regulatory and local authorities, control over connections to local telephone networks and have financial resources, experience and marketing capabilities that are substantially greater than those of Orion. The Company believes that competition in emerging markets will intensify as incumbent service providers adapt to a competitive environment and international carriers increase their presence in these markets. The Company also believes that competition in more developed markets will intensify as larger carriers consolidate, enhance their international alliances and increase their focus on data networking. Orion's ability to compete with these organizations will depend in part on Orion's ability to price its services at a significant discount to terrestrial service providers, its marketing effectiveness, its level of customer support and service and the technical advantages of its systems.

         Service Providers

                  Orion  has   encountered   strong   competition   from   major
established carriers such as AT&T, MCI, Sprint, British Telecom, Cable & Wireless, Deutsche Telekom, France Telecom and Kokusai Denshin Denwa, which provide international telephone, private line and private network services using their national telephone networks and link to those of other carriers. A number of these carriers have formed global consortia to provide private network services, including AT&T -- Unisource Services Company (AT&T, PTT Telecom Netherlands, Telia (Sweden), Swiss Telecom PTT and Telefonica of Spain), Concert (British Telecom and MCI), and Global One (Sprint, France Telecom and Deutsche Telekom). Other service providers include MFS Worldcom (which acquired IDB Communications Group, Inc. and Wiltel International, Inc.), Infonet, SITA, Telemedia International, Spaceline, ANT Bosch (which is being acquired by General Electric), Teleport Europe, Impsat, and various local resellers of satellite capacity. Finally, service organizations that purchase satellite capacity, VSAT and other hardware and install their own networks may be considered competitors of the Company with respect to their own networks. Although these carriers and service providers are competitors, some are also Orion's customers. Orion believes that all network service providers are potential users of Orion's satellite capacity for the network services they offer their customers. See "Risk Factors -- Potential Adverse Effects of Competition."

         Satellite Capacity

                  Orion provides fixed satellite service and does not intend to compete with proposed mobile satellites or low earth orbit systems ("LEO") such as Globalstar or Iridium, or, with the exception of the pre-leased transponders on Orion 3 to be used for video transmissions, with direct-to-home satellite systems such as Primestar, DirectTV or EchoStar. Mobile satellite services are characterized by voice and data transmission to and from mobile terminals on platforms such as ships or aircraft. Direct-to-home services are characterized by the transmission of television and entertainment services directly to consumers. Orion's satellites will compete with trans-Atlantic fixed satellite systems, European regional and domestic systems and Asian systems.

                  Existing International and Trans-Atlantic Satellite Systems. The market for international fixed satellite communications capacity has been dominated by INTELSAT for thirty years, and INTELSAT, or its successors under any restructuring plan, can be expected to continue to dominate this market for the foreseeable future. INTELSAT, a consortium of approximately 138 countries established by international treaty in 1964, owns and operates the largest fleet of commercial geosynchronous satellites in the world (25 satellites, with additional satellites on order). INTELSAT's satellites have historically been general purpose, lower-power satellites designed to serve large areas with public telephone service transmitted between expensive gateway earth stations. INTELSAT generally provides capacity directly to its signatories who then market such capacity to their customers. The availability of new services generally is subject to the discretion of each country's signatory and INTELSAT is required under its charter to set its pricing in order to achieve a fixed pre-tax return on equity that is established from time to time by INTELSAT's board of governors. INTELSAT is considering a restructuring and it is expected that the Intelsat Assembly of Parties will decide on a new structure for the organization in 1997. Any restructuring of INTELSAT that increases its marketing flexibility could materially impact Orion's ability to compete in the market for private satellite delivered services.

                  PanAmSat currently operates four satellites, with one satellite providing coverage in each of the Atlantic Ocean region, the Asia Pacific region and Indian Ocean region (the fourth covers the Atlantic Ocean region but is near the end of its useful life). These satellites primarily provide broadcasting services, such as television programming and backhaul operations. PAS 3, launched in January 1996, with coverage of the Atlantic Ocean, is expected to compete directly with Orion 1. It has performance attributes which are generally comparable to those of Orion 1 and carries 16 Ku-band transponders, of which 8 transponders are capable of providing service to or within Europe, and 16 C-band transponders. PanAmSat has announced that it intends to launch four additional satellites, two that will provide coverage of the U.S., Central America and Mexico in 1997, and two that will provide coverage of the Indian and Pacific Ocean regions, respectively, in 1997 and early 1998. PanAmSat is in the process of selling a controlling interest to Hughes Electronics Corp., which is the largest private space-related company in the world. This transaction will enhance PanAmSat's ability to compete with the Orion satellites.

                  Existing European Regional and Domestic Satellite Systems. In Europe, Orion competes with certain regional satellites systems and may compete with domestic satellite systems. Regional and domestic satellite systems generally have limited ability to serve customers with needs for extensive international networks. Orion's primary competitor in Europe is the major regional satellite system operated by EUTELSAT. EUTELSAT, established in 1977, presently comprises over approximately 45 member countries. EUTELSAT operates seven satellites, providing telephony, television, radio and data services, and has announced a plan to launch five new satellites through 1998.

                  Asian Pacific Region Satellite Systems. Orion believes that currently-operating satellite systems in the Asia Pacific region generally are limited in their ability to provide private network and similar services at an acceptable performance level due to insufficient power, limited Ku-band capacity and limited geographic coverage. Nevertheless, there is a large number of satellite systems operating in Asia. The major Asia Pacific regional satellite systems include the AsiaSat system licensed in Hong Kong (with two satellites in operation and a third planned for launch in 1997), the Chinese Apstar system (also with two satellites in operation and a third planned for launch near the end of 1997) and the Indonesian Palapa system (with three satellites in orbit and plans to launch at least three more satellites through 1999). Japan has licensed several satellite networks for domestic and international service, including the JCSat series (three satellites in operation and a fourth planned for launch in 1997), NTT's two N-Star satellites, and Space Communications Corporation's Superbird A and B (with a third planned for 1997). Optus operates four Australian domestic satellites that offer limited international coverage and plans several follow-on satellites. Korea operates Koreasat 1 and 2, primarily for domestic service, with plans for a third satellite that would offer expanded regional service in 1999. Thailand has licensed the Thaicom system, with two domestic satellites in operation, and plans two new satellites in late 1996 offering regional coverage. Measat operates a Malaysian system consisting of two satellites providing DTH service to Malaysia and parts of Asia.

                  Other Satellite Systems. There are numerous satellites other than the ones discussed above that compete to some extent with Orion. In addition, the Company is aware of a substantial number of satellites that are in construction or in the planning stages. Most of these satellites will cover areas within the footprint of Orion 1 and/or the proposed footprints of Orion 2 and Orion 3. As these new satellites commence operations, they will substantially increase the capacity available for sale in the company's markets. Absent a corresponding increase in demand, this new capacity can be expected to result in significant additional price reductions. For example, Teledesic Corporation proposes to operate up to 840 low earth orbit small satellites by 2001 to provide global services (including voice, data and broadband transmission services), although Orion cannot assess to what degree, if any, these proposed satellites might compete with Orion in the future. See "Risk Factors -- Potential Adverse Effects of Competition."

         Terrestrial Capacity

                  Orion competes with terrestrial facilities for intra-Europe and trans-Atlantic capacity.

                  European Facilities. Orion's services compete with terrestrial telecommunications delivery services, which are being improved gradually through the build-out of fiber optic networks and a move from analog to digital switching. As fiber networks and digital network switching become more prevalent, the resulting improved and less expensive terrestrial capacity that is increasingly competitive with Orion's services.

                  Undersea Cable. Undersea fiber optic cable capacity has increased substantially in recent years. Although Orion believes that undersea cable capacity is not as well suited as satellite capacity to serve the requirements of video broadcasters or the demand for multi-point private network services, fiber optic and coaxial cables are well suited for carrying large amounts of bulk traffic, such as long distance telephone calls, between two locations. Operators of undersea fiber optic cable systems typically are joint ventures among major telecommunications companies. Orion expects strong competition from these carriers in providing private network services.

Regulation

                  Regulatory Overview

                  The international telecommunications environment is highly regulated. As an operator of privately owned international satellite systems licensed by the United States, Orion is subject to the regulatory authority of the United States (primarily the FCC) and the national communications authorities of the countries in which it provides service. Each of these entities can potentially impose operational restrictions on Orion. In addition, Orion is subject to the INTELSAT and EUTELSAT consultation processes. The changing policies and regulations of the United States and other countries will continue to affect the international telecommunications industry. Orion cannot predict the impact that these changes will have on its business or whether the general deregulatory trend observed in some jurisdictions in recent years will continue. Orion believes that continued deregulation would be beneficial to Orion, but deregulation also could reduce the limitations facing many of its existing competitors and potential new competitors.

                  The operation of Orion 2 and Orion 3 will require a number of regulatory approvals, including (i) the approvals of the FCC (in the case of Orion 2), and the Republic of the Marshall Islands (through which the Company has applied for the Orion 3 orbital slot), (ii) completion of successful consultations with INTELSAT and, in the case of Orion 2, with EUTELSAT; (iii) satellite "landing" rights in countries that are not INTELSAT signatories or that require additional approvals to provide satellite or VSAT services; and
(iv) other regulatory approvals. Obtaining the necessary licenses and approvals involves significant time and expense, and receipt of such licenses and approvals cannot be assured. Failure to obtain such approvals would have a material adverse effect on Orion and on its ability to service its indebtedness, including the Notes, and the value of the Warrants and Common Stock. In addition, Orion is required to obtain approvals from numerous national local authorities in the ordinary course of its business in connection with most arrangements for the provision of services. While such approvals generally have not been difficult for Orion to obtain in a timely manner, the failure to obtain particular approvals has delayed, and in the future may delay, the provision of services by Orion. See "Risk Factors -- Approvals Needed; Regulation of Industry."

                  Authority to Construct, Launch and Operate Satellites

                  Orion 1. In June 1991, Orion received final authorization from the FCC (the "Orion 1 License") to construct, launch and operate a Ku-band satellite in geostationary orbit at 37.5(degree) West longitude in accordance with the terms, conditions and technical specifications submitted in its application to the FCC. The Orion 1 license from the FCC expires in January 2005. Although Orion has no reason to believe that its licenses will not be renewed (or new licenses obtained) at the expiration of the license term, there can be no assurance of renewal.

                  Orion 2. Orion has obtained conditional authorization from the FCC for the orbital slot at 12(degree) West longitude for operation of Orion 2. The Orion 2 authorization will not become final until Orion completes a consultation with INTELSAT and demonstration to the FCC of its financial ability to meet the costs of construction, the launch of its satellite and operating expenses for one year following launch. Orion has not yet met the required financial qualifications demonstration to the FCC. It is required to make such showing within ninety (90) days after completion of INTELSAT consultation, and accordingly intends to commence consultation with INTELSAT after it has completed an additional financing and believes it can make the required financial showing. The application filed with the FCC for Orion 2 contains a technical proposal different than that currently being coordinated with the ITU, and will need to be amended. Orion has no reason to believe that the FCC will not approve such amendment or that the amendment will cause material delay in obtaining final FCC authority for Orion 2.

                  Orion 3. Orion is pursuing an orbital slot at 139(degree) East longitude through the Republic of the Marshall Islands. Under an agreement with the Republic of the Marshall Islands entered into in 1990, the Republic of the Marshall Islands agreed to file with the ITU all documents necessary to secure authorization for Orion to operate a satellite in geo-stationary orbit. In return for the right to utilize any orbital slots secured by the Republic of the Marshall Islands, Orion must, among other things, (i) commence construction of a functioning operating center for satellites serving the Pacific Island portion of the Orion Asia Pacific network at least a year prior to the operation of an Orion satellite, (ii) train and support certain employees designated by the Republic of the Marshall Islands at least a year prior to the operation of an Orion Asia Pacific satellite, and (iii) construct, equip and install (except for power supply or back-up) four earth stations capable of handling a "T-1" circuit for operation with the Orion Asia Pacific system prior to the operation of an Orion Asia Pacific satellite.

                  Consultation with INTELSAT and EUTELSAT

                  Orion 1. Prior to receiving final licensing and launch authority for Orion 1, Orion successfully completed its consultation with INTELSAT pursuant to the INTELSAT Treaty. A similar consultation for Orion 1 was completed with EUTELSAT in May 1994, and Orion 1 may be used for non-switched services in and between EUTELSAT signatory countries. Additional consultations or other approvals may be needed in individual countries for the use of small VSATs.

                  Orion 2. Orion has not commenced consultations with INTELSAT for Orion 2, and intends to commence such consultation with INTELSAT for Orion 2 when it is ready to make its financial showing to the FCC, as discussed above. Orion believes that since there are no INTELSAT satellites located adjacent to the 12(degree) West longitude orbital slot, the INTELSAT coordination should be obtained in due course.

                  Orion 3. Orion has not commenced consultations with INTELSAT for Orion 3, but Orion believes that since there are no INTELSAT satellites located adjacent to the 139(degree) East longitude orbital slot, the INTELSAT coordination should be obtained in due course.

                  International Telecommunication Union

                  An international treaty to which the U.S. and the Republic of the Marshall Islands are parties requires coordination of satellite orbital slots through the procedures of the ITU. The are process for coordinating orbital slots through the ITU is discussed under the caption " -- Orbital Slots -- ITU Coordination Process."

                  Orion 1: After Orion 1 reached its orbital position and commenced operation, the FCC has notified the ITU, and the orbital location of 37.5(degree) West longitude was entered into the Master Registry of the ITU. This concluded the process for coordination of the Orion 1 orbital slot.

                  Orion 2: On behalf of Orion, the FCC has commenced the orbital slot coordination process through the ITU. Orion believes that its use of the 12(degree) West longitude slot for Orion 2 is not likely to interfere with proposed uses of adjacent slots filed for by other governments, except for a possible overlap of 75 MHz with one such administration's proposal as discussed more fully under the caption "-- Orbital Slots -- ITU Coordination Process."

                  Orion 3: Orion, through the Republic of the Marshall Islands, has filed the appropriate documentation with the ITU to begin the ITU coordination process for Orion 3 at 139(degree) East longitude. As discussed more fully under the caption "-- Orbital Slots -- ITU Coordination Process," based upon the time of filing by the Republic of the Marshall Islands, Orion believes that the proposed orbital slot for Orion 3 would have priority under ITU procedures with respect to the 139(Degree) East longitude orbital slot, but some proposals by other administrations for adjacent slots would be entitled to effective priority over the proposal by the Republic of the Marshall Islands with respect to possible interference. Orion believes, based upon its monitoring of the proposals of other administrations and information in the industry regarding their progress, that none of the administrations with effective priority over the proposal by the Republic of the Marshall Islands will be able to launch a satellite prior to launch of Orion 3 to take advantage of such priority. Orion also believes that it can complete the ITU coordination process for Orion 3 at 139(Degree) East longitude, however, there can be no assurance that this will be achieved.

                  United States Regulatory Restrictions

                  Orion is subject to regulation under the Communications Act, the FCC's July 1985 Separate Systems decision as modified by subsequent FCC decisions, other FCC regulations, and the terms of the various orders issued by the FCC with respect to Orion and its subsidiaries, including the terms of the Orion 1 License. These regulations, orders and authorizations impose various restrictions on Orion and on other similarly situated companies. Certain important restrictions are described below.

                  Limited Interconnection with Public Switched Message Networks. Under current U.S. policies concerning "separate satellite systems," such systems may provide: (i) all services not interconnected with the public switched network ("PSN"); (ii) emergency restoration services and up to 8,000 64 kbps equivalent circuits per satellite interconnected with the PSN for common carrier public switched international services; and (iii) interconnected private line services. Under applicable FCC orders, Orion has been authorized to provide up to 8,000 64 kbps equivalent circuits interconnected to the PSN for public switched services. All U.S. restrictions on the interconnection of public switched networks with separate satellite systems are expected to terminate in January 1997. Orion's networking business is intended to be non-common carrier service, and accordingly it will not be permitted to provide interconnected switched services, but will be permitted to sell this capacity to common carriers.

                  Use of the Orion 1 Satellite System for U.S. Domestic Services. In January 1996, the FCC eliminated certain distinctions between U.S. licensed domestic satellites and separate satellite systems. It authorized both sets of U.S. licensed satellite operators to provide both domestic and international services. Domestic operators have designed their current satellite facilities principally for continental U.S. coverage of the United States, and thus may as a general matter offer only limited competition for international services at the outset. However, future satellite designs of domestic satellite operators could be modified to more directly compete in the international market.

                  New Orbital Locations. The FCC now requires applicants, at the time of filing for an orbital position (either domestic arc or international orbital position), to demonstrate the financial ability to construct, launch and operate that satellite for a one year period. The Order will have no change in the licensing of Orion's orbital positions at 37.5(degree) West, 12(degree) West, 47(degree) West longitude and 126(degree) East longitude (the orbital slot at 139(degree) East longitude is not being pursued through the FCC and is not subject to the financial showing requirement.) To the extent that Orion is seeking an orbital location through the FCC, Orion will need to have significant financing on hand at the time of application or obtain a waiver of the required financial demonstration. There is no assurance that Orion will be able to obtain such waiver.

                  Unauthorized Transfer of Control. The Communications Act bars a change in control of the holder of FCC licenses without prior approval from the FCC. Any finding that a change of control without prior FCC approval had occurred could have a significant adverse effect on Orion's ability to implement its business plan.

                  International Regulation

                  Orion will need to comply with the applicable laws and obtain the approval of the regulatory authority of each country in which it proposes to provide network services or operate VSATs. The laws and regulatory requirements regulating access to satellite systems vary from country to country. Some countries have substantially deregulated satellite communications, making customer access to Orion services a simple procedure, while other countries maintain strict monopoly regimes. The application procedure can be time-consuming and costly, and the terms of licenses vary for different countries.

                  Orion provides service using the licenses it obtains or that are obtained by local ground operators or, in certain cases, through customer-obtained authorizations. For example, Orion's representatives in the United Kingdom (Kingston Communications), France (Matra Hachette), Germany (Nortel Dasa) and Italy (Telecom Italia) have licenses in such countries. Orion also has obtained "landing rights" through the INTELSAT treaty (although each INTELSAT signatory country retains sovereignty over the transmission of satellite signals and retains the right to object to the use of the Orion 1 satellite within its borders). Orion is now authorized, either directly or through its ground operators, to provide service in 27 European countries.

                  Orion expects to pursue a similar strategy in Asia and Latin America. However, unlike the European Union, countries in the Asia Pacific Region have fairly dissimilar regulatory structures. Orion may therefore encounter regulatory barriers and high marketing costs that cannot be quantified at this point. Laws and regulations regulating access to satellite systems in some countries in the Pacific Region are unsettled, and many of these countries maintain strict controls on the ability of any entity other than the PTT or the government, or in certain cases local companies, to operate satellite earth station facilities. See "Risk Factors -- Approvals Needed; Regulation of Industry."

Human Resources

                  As of October 31, 1996, Orion and its subsidiaries had 175 full time employees. Of its total work force, 6 are part of management, 44 are in engineering or satellite control operations, 75 are in marketing, sales and sales support, and 50 are devoted to support and administrative activities.

Legal Proceedings

                  In October 1995, Skydata Corporation ("Skydata"), a former contractor, filed suit against Orion Atlantic, Orion Satellite Corporation and Orion, in the United States District Court for the Middle District of Florida, claiming that certain Orion Atlantic operations using frame relay switches infringe a Skydata patent. Skydata's suit sought damages in excess of $10 million and asked that any damages assessed be trebled. On December 11, 1995, the Orion parties filed a motion to dismiss the lawsuit on the grounds of lack of jurisdiction and violation of a mandatory arbitration agreement. In addition, on December 19, 1995, the Orion parties filed a Demand for Arbitration against Skydata with the American Arbitration Association in Atlanta, Georgia, requesting damages in excess of $100,000 for breach of contract and declarations, among other things, that Orion and Orion Atlantic own a royalty-free license to the patent, that the patent is invalid and unenforceable and that Orion and Orion Atlantic have not infringed on the patent. On March 5, 1996, the court granted the Company's motion to dismiss the lawsuit on the basis that Skydata's claims are subject to arbitration. Skydata appealed the dismissal to the United States Court of Appeals to the Federal Circuit. Skydata also filed a counterclaim in the arbitration proceedings asserting a claim for $2 million damages as a result of the conduct of Orion and its affiliates. On May 15, 1996, the arbitrator granted the Orion parties' request for an initial hearing on claims relating to the Orion parties' rights to the patent, including the co-ownership claim and other contractual claims. This initial hearing was scheduled to take place in November 1996.

         On November 9, 1996, Orion and Skydata executed a letter with respect to the settlement in full the pending litigation and arbitration. As part of the settlement, the parties are to release all claims by either side relating in any way to the patent and/or the pending litigation and arbitration. In addition, Skydata is to grant Orion (and its affiliates) an unrestricted, world-wide paid-up license to make, have made, use or sell products or methods under the patent and all other corresponding continuation and reissue patents. Orion is to pay Skydata $437,000 over a period of two years as part of the settlement. The parties are in the process of documenting the terms of the settlement in a formal settlement agreement.

                  While Orion is party to regulatory proceedings incident to its business, there are no material legal proceedings pending or, to the knowledge of management, threatened against Orion or its subsidiaries.

                                   MANAGEMENT

Directors and Executive Officers

                  Orion's Board is divided into three classes of Directors, serving staggered three-year terms. The Directors and Executive Officers of Orion and their ages and (in the case of Directors) terms as of November 15, 1996 are as follows:

                                                                                           Term Expires
Name                                 Age    Position with Orion                            (Directors)
----                                 ---    -------------------                            -----------

Gustave M. Hauser...................  67    Chairman, Director                                 1998
W. Neil Bauer.......................  50    President and Chief Executive Officer,             1999
                                            Director (Principal Executive Officer)
David J. Frear......................  40    Vice President, Chief Financial Officer
                                            and Treasurer (Principal Financial Officer
                                            and Principal Accounting Officer)
Richard H. Shay.....................  55    Vice President, Corporate and Legal
                                            Affairs, and Secretary
Denis Curtin........................  57    Senior Vice President, Orion Satellite
                                            Corporation and General Manager,
                                            Engineering and Satellite Operations
Hans C. Giner.......................  57    Vice President of Orion and President,
                                            Orion Asia Pacific Corporation
Douglas H. Newman...................  57    Vice President of Orion and
                                            President, Orion Satellite Corporation
Richard J. Brekka...................  35    Director                                           1997
Warren B. French, Jr................  73    Director                                           1997
Barry Horowitz......................  52    Director                                           1998
Sidney S. Kahn......................  59    Director                                           1999
John G. Puente......................  66    Director                                           1998
W. Anthony Rice.....................  44    Director                                           1997
John V. Saeman......................  60    Director                                           1998
Robert M. Van Degna.................  52    Director                                           1999




Background of Directors and Executive Officers

                  Information with respect to the business experience and the affiliations of the Directors and Executive Officers of Orion is set forth below.

         Gustave M. Hauser has been Chairman of Orion since January 1996 and has been a Director of Orion since December 1982. Since 1983, he has been Chairman and Chief Executive Officer of Hauser Communications, Inc., an investment and operating firm specializing in cable television and other electronic communications. From 1973 to 1983 he served as Chairman and Chief Executive Officer of Warner-Amex Cable Communications, Inc. (formerly Warner Cable Communications, Inc.), a major multiple system operator of cable television systems and originator of satellite delivered video programming. He is a trustee of the Museum of Television and Radio. He is a past Vice Chairman of the National Cable Television Association, and from 1970 to 1977 he served, by appointment of the President of the United States, as a director of the Overseas Private Investment Corporation.

         W. Neil Bauer has been President of Orion since March 1993, and has been Chief Executive Officer and a Director since September 1993. From 1989 to February 1993, Mr. Bauer was employed by GE American Communications, Inc., where he served as Senior Vice President and General Manager of Commercial Operations. Prior to 1989, Mr. Bauer was Chief Financial Officer of GE American Communications, Inc. and later head of commercial sales. He held several key financial planning positions at GE/RCA from 1984 through 1986 focused on operational and business analysis of diverse business units including all communications units. From 1974-1983, he was employed by RCA Global Communications, an international record carrier. During this period, he held several financial and operational positions and was responsible for financial and business planning.

         David J. Frear has been Vice President and Chief Financial Officer of Orion since November 1993 and Treasurer of Orion since January 1994. From September 1990 through April 1993, Mr. Frear served as Vice President and Chief Financial Officer of Millicom Incorporated, an international telecommunications service company. From January 1988 to September 1990, Mr. Frear held various positions in the investment banking department at Bear, Stearns & Co. Inc. Mr. Frear received his CPA in 1979.

         Richard H. Shay has been Secretary of Orion since January 1993 and a Vice President since April 1992. From July 1981 until September 1985, Mr. Shay served as Chief Counsel to the National Telecommunications and Information Administration ("NTIA") of the U.S. Department of Commerce and then as Deputy General Counsel to the Department, where he was responsible for the legal matters of the Department's agencies. In his capacity as Chief Counsel to NTIA, Mr. Shay also served as Acting Director of its Office of International Policy, served on the official U.S. delegation to the 1982 Nairobi Plenipotentiary Conference of the ITU and was involved in preparation for the 1983 ITU Direct Broadcast Satellite World Administrative Radio Conference.

         Denis J. Curtin is Senior Vice President, OrionSat and General Manager, Engineering and Satellite Operations. He joined the Company in September 1988 as Vice President, Engineering. He previously was Senior Director of Satellite Engineering of COMSAT's Systems Division. While at COMSAT, Dr. Curtin served for over 21 years in the systems engineering, program and engineering management of both domestic and international satellite systems. He has an MS in Physics, a Ph.D. in Mechanical Engineering, and has published numerous papers on solar cell and solar array technology, is the editor of the Trends in Satellite Communications and is a Fellow of the American Institute of Astronautics and Aeronautics.

         Hans C. Giner became President of Orion Asia Pacific Corporation, Orion's subsidiary devoted to pursuing construction and launch of a satellite covering the Asia Pacific region, in the fourth quarter of 1995 and a Vice President of Orion in the first quarter of 1996. Mr. Giner served as a consultant to Orion from October 1995 through January 1996 relating to similar matters. Prior thereto, he held senior positions in the satellite and telecommunications industries for more than 20 years. Most recently, from April 1994 through September 1995 he served as President of Stellar One Corporation, a high-tech company designing, manufacturing and distributing technologies for telecommunications groups, particularly local telephone and cable television companies. Prior to that, from November 1987 through March 1994, Mr. Giner held several positions for, and ultimately served as president and CEO of Millisat Holdings, Inc., a member of the Millicom Group, with worldwide responsibility for development of media and telecommunications properties, including broadcast, cable and wireless television.

         Douglas H. Newman has been President of Orion Satellite Corporation since October 16, 1995. Mr. Newman was with Sprint International as Vice President and General Manager Asia-Pacific Division from July 1993 until October 1994. He served as Vice President World Wide Sales and Marketing for Analog Devices Inc. from December 1988 to July 1993. Prior to that he was a Vice President of National Semiconductor Corporation both in Europe and the United States from May 1979 until December 1988. Earlier, he spent 15 years at Texas Instruments Inc.'s European Semiconductor Division in a variety of management positions in engineering, marketing and sales.

         Richard J. Brekka has been a Director of Orion since June 1994. He is a director of CIBC Wood Gundy Capital ("CIBC-WG"), the merchant banking division of Canadian Imperial Bank of Commerce and is a Director and the President of CIBC Wood Gundy Ventures, Inc. ("CIBC"), an indirect wholly owned subsidiary of Canadian Imperial Bank of Commerce. Mr. Brekka joined CIBC-WG in February 1992. Prior to joining CIBC-WG, Mr. Brekka was an officer of Chase Manhattan Bank's merchant banking group from February 1988 until February 1992.

         Warren B. French, Jr. has been a Director of Orion since August 1988. He was President and a director of Shenandoah Telephone Company of Edinburg, Virginia from 1973 to 1988 and President of Shenandoah Telecommunications Company, the parent company of Shenandoah Telephone Company, from 1981 to 1988. In 1988, he became Chairman of Shenandoah Telecommunications Company. He is a past Chairman of the United States Telephone Association and is a director of First National Corporation, Shenandoah Telephone Company and Shenandoah Telecommunications Company.

         Barry Horowitz is President and Chief Executive Officer of Mitretek Systems, Inc. Mitretek works with federal, state and local governments as well as other non-profit public interest organizations on technology-based research and development programs. Mitretek was incorporated in December 1995 as a result of a restructuring with The MITRE Corporation. Principal capabilities are related to information and environmental system technologies. In addition, Dr. Horowitz is President and Chief Executive Officer of Concept 5 Technologies, Inc., a subsidiary of Mitretek, which provides technical services to commercial clients, with its initial focus on the financial community. Prior to the restructuring and since 1969, Dr. Horowitz served MITRE in several capacities, including Trustee and President and CEO.

         Sidney S. Kahn has been a Director of Orion since July 1987. He is presently a private investor. From 1977 to December 1989, he was Senior Vice President of E.F. Hutton Company, Inc., a wholly owned subsidiary of the E.F. Hutton Group, Inc. He is also a director of Delia's, Inc.

         John G. Puente has been a Director since 1984. Mr. Puente was Chairman of Orion from April 1987 through January 1996, and since July, 1996 has been serving as a consultant to the Company and chairman of the Company's Executive Committee. He served as Chief Executive Officer of Orion from April 1987 through September 1993. He was a director and, from 1978 to April 1987, served as Senior Vice President, Executive Vice President or Vice Chairman of M/A-COM, Inc., a diversified telecommunications and manufacturing company. He was a founder of SouthernNet, Inc., a fiber optic long distance communications company and one of the two companies that merged to form Telecom*USA, Inc. (which was later acquired by MCI), serving as a director of SouthernNet from July 1984 until August 1987, and Chairman of the Board of SouthernNet from July 1984 until December 1986. During his tenure as Chairman of the Board of SouthernNet, Mr. Puente was instrumental in the founding of the National Telecommunications Network, a national consortium of long distance fiber optic communications companies, and was its first chairman. In 1972 Mr. Puente was a founder of DCC, Inc., of which he became Chairman and CEO. In 1978 DCC, Inc. was acquired by Microwave Associates to form M/A-COM, Inc.; DCC, Inc., subsequently was acquired by Hughes Aircraft Company and became Hughes Network Systems, Inc. Mr. Puente also played a prominent role in the early development of the communications satellite industry, holding technical and executive positions in COMSAT and American Satellite Corporation.

         W. Anthony Rice has been a Director of Orion since January 1994. Mr. Rice has served as Group Treasurer of British Aerospace, with full responsibility for the treasury function at British Aerospace since 1991. Recently, at the request of British Aerospace, he has been spending a portion of his time working for Airbus Finance Corp. as Chief Operating Officer. Since 1986 he has served in treasury functions for British Aerospace.

         John V. Saeman has been a Director of Orion since December 1982. He is an owner of Medallion Enterprises LLC, a private investment firm located in Denver, Colorado. Mr. Saeman was Vice Chairman and Chief Executive Officer of Daniels & Associates, Inc. and its related entities in the telecommunications field from 1980 to 1988. He is former director as well as past Chairman of Cable Satellite Public Affairs Network (C-Span) as well as a former director and past Chairman of the National Cable Television Association. Mr. Saeman is a director of Celerex Corporation and Nordstrom National Credit Bank. Celerex Corporation filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 1995.

         Robert M. Van Degna has been a Director of Orion since June 1994. He is the managing general partner of Fleet Equity Partners. Mr. Van Degna joined Fleet Financial Group in 1971 and has held a variety of lending and management positions until he organized Fleet Equity Partners in 1982 and became its managing general partner. Mr. Van Degna was designated for election by Fleet Venture Resources, Inc., one of the principal holders of the Preferred Stock. Mr. Van Degna also serves as a director of ACC Corporation.

                  Orion's Charter and By-Laws provide that the Board of Directors of Orion, which presently consists of eleven (11) members, shall consist of that number of Directors determined by resolution of the Board of Directors. The Charter provides that the Board of Directors shall be divided into three classes, each consisting of approximately one-third of the total number of Directors. Class I Directors, consisting of Messrs. Hauser, Puente and Saeman, will hold office until the 1998 annual meeting of stockholders; Class II Directors, consisting of Messrs. Bauer, Horowitz, Kahn and Van Degna will hold office until the 1999 annual meeting of stockholders; and Class III Directors consisting of Messrs. Brekka, Rice and French will hold office until the 1997 annual meeting of stockholders. There are no family relationships among any of the directors or officers of Orion.

                  Three Directors, Messrs. Rice, Brekka and Van Degna were elected pursuant to agreements with each of British Aerospace, CIBC and Fleet, respectively, which terminated in August 1995 when the Common Stock became publicly traded.

Committees of the Board of Directors

                  The Board of Directors has established a Committee on Auditing, Corporate Responsibility and Ethics (the "Audit Committee"), a Committee on Human Resources and Compensation (the "Compensation Committee"), an Executive Committee, a Finance Committee and a Nominating Committee.

                  The Audit Committee is comprised of Messrs. Van Degna (chairman), Hauser and Kahn. The Audit Committee examines and considers matters relating to the financial affairs of Orion, including reviewing Orion's annual financial statements, the scope of the independent annual audit and the independent auditors' letter to management concerning the effectiveness of Orion's internal financial and accounting controls. From the time Orion became subject to the Exchange Act (as defined below) through December 31, 1995 (the "1995 Public Company Period"), the Audit Committee held one meeting.

                  The Compensation Committee is comprised of Messrs. Brekka (chairman), French, Saeman and Van Degna. The Compensation Committee considers and makes recommendations to Orion's Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, considers and makes recommendations to Orion's Board of Directors with respect to compensation matters and policies and employee benefit and incentive plans and exercises authority granted to it to administer such plans and administers Orion's stock option and grants of stock options under the stock option plans. During the 1995 Public Company Period, the Compensation Committee held two meetings. Three of the four members attended both meetings; Mr. Brekka attended one of the two meetings.

                  The Executive Committee is comprised of Messrs. Hauser, Kahn, Puente (chairman), Saeman and Van Degna. The Executive Committee provides strategic direction with respect to financing, strategic partners, acquisitions and market focus, subject to approval by the Board of Directors of all significant actions. The Executive Committee was formed in July 1996 and has met numerous times with regard to the Transactions and other matters. Mr. Puente has been actively engaged as chairman of the Executive Committee in pursuit of the Transactions.

                  The Finance Committee is comprised of Messrs. Brekka, Hauser, Kahn (chairman), Puente, Rice and Saeman. The Finance Committee considers and makes recommendations to the Board of Directors with respect to the financial affairs of Orion, including matters relating to capital structure and requirements, financial performance, dividend policy, capital and expense budgets and significant capital commitments. During the 1995 Public Company Period, the Finance Committee held ten meetings. Four of the members attended at least eight of these meetings; Messrs. Rice and Brekka attended fewer than that number.

                  The Nominating Committee is comprised of Messrs. French, Puente and Saeman (chairman). The Nominating Committee recommends to the Board of Directors qualified candidates for election as directors of Orion and considers candidates, if any, recommended by stockholders. During the 1995 Public Company Period, the Nominating Committee held one meeting. Each member of the Nominating Committee attended this meeting.

Limits on Liability; Indemnification

                  Orion's Certificate of Incorporation provides that Orion's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Orion and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, Orion's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to Orion or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                  Orion's Certificate of Incorporation also provides that, except as expressly prohibited by law, Orion shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Orion (or is or was serving at the request of Orion as a director or officer of another enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of Orion, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Orion unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

Executive Compensation


Summary Compensation Table

                  The following table sets forth a summary of total compensation, including bonuses, paid to the Chief Executive Officer and the four other most highly paid executive officers (the "named executive officers") for services in all capacities to Orion and its subsidiaries for the fiscal years ended December 31, 1995, 1994, and 1993.

                                                                                  Long Term Compensation
                                                                       ---------------------------------------------
                                       Annual Compensation                        Awards                Payouts
                             ---------------------------------------------------------------------------------------
                                                                                      Securities
Name and                                                Other Annual   Restricted     Underlying                     All Other
Principal                                               Compen-        Stock          Options/       LTIP            Compen-
Position            Year     Salary($)     Bonus($)     sation($)(1)   Award(s)($)    SARs(#)        Payouts($)      sation($)
----------------  -------- ------------ ------------- -------------- -------------- -------------- --------------- -----------

John G. Puente,*    1995     $275,000   $        --
Chairman            1994      275,000        75,000
                    1993      275,000            --
W. Neil Bauer,      1995      265,000        90,000             --                      110,294
President and       1994      250,000       100,000        100,684                           --
Chief Executive     1993      185,000            --             --                      153,520
Officer
David J. Frear,     1995      179,005        40,000          4,570                       55,147
Vice President,     1994      170,000        51,000         25,715                           --
Treasurer and       1993       42,500            --             --                       73,528
Chief Financial
Officer
John J. Albert,*    1995      175,664        18,000                                      14,705
Vice President of   1994      162,000            --                                          --
Orion Satellite     1993       53,333         5,000                                      18,382
Corporation
Denis J. Curtin,    1995      151,081        38,000                                      24,705
Senior Vice         1994      133,850        35,700                                          --
President of        1993      130,000        25,000                                          --
Orion Satellite
Corporation
--------------------------------------------------------------------------------------------------------------------------------

----------
* Mr. Puente retired as Chairman of Orion in January, 1996, but since July 1996 has been serving as a consultant to the Company and chairman of the Company's Executive Committee. Mr. Albert was considered an executive officer of Orion as of December 31, 1995, but as a result of a recent determination during 1996 by Orion's Board of Directors regarding control of the management and policies of Orion is no longer considered an executive officer of Orion.
(1)  Relocation expenses.

Option Grants in Last Fiscal Year

                  Orion has adopted a 1987 Employee Stock Option Plan (the "1987 Employee Stock Option Plan"). Under the 1987 Employee Stock Option Plan, options to purchase up to an aggregate of 1,470,588 shares of Common Stock are available for grants to employees of Orion. Orion has also adopted a 1996 Non-Employee Director Stock Option Plan as hereinafter defined). The following table sets forth information concerning grants of stock options to the named executive officers pursuant to the 1987 Employee Stock Option Plan during the year ended December 31, 1995.

                                                       Individual Grants
                           ---------------------------------------------------------------------------

                                                                                                          Potential Realized
                                                                                                          Value at Assumed
                                                                                                          Annual Rates of
                                                                                                          Stock Price
                           Number of          % of Total                                                  Appreciation for
                           Securities         Options            Exercise or Base                         Option Term
                           Underlying         Granted to         Price Per
                           Options            Employees in       Share($/Sh)(1)        Expiration         5%($)     10%($)
Name                       Granted            Fiscal Year                              Date
-----                     --------------     ---------------    ------------------    --------------    ----------------------
John G. Puente............          --                                     --               --                           --
W. Neil Bauer.............     110,294             24.8                 11.90           03/15/02(2)       533,823/1,245,219
David J. Frear............      55,147             12.4                 11.90           03/15/02(2)       266,911/622,610
John J. Albert............      14,705              3.3                 11.90           03/15/02(2)         71,172/166,019
Denis J. Curtin...........      14,705              3.3                 11.90/          03/15/02(2)         71,172/166,019
                                10,000              2.3                  9.67           11/16/02(3)         70,700/135,200


(1) The option exercise price is equal to one hundred percent of the fair market value of the Common Stock on the date the option was granted.
(2) The options will vest in equal installments over a five year period from the date of grant.
(3) Fifty percent of the option vest on the date of grant, and the remainder will vest in equal installments over a two year period from the date of grant.


Option Exercises in Last Fiscal Year and Year-end Option Values

                  The following table sets forth the value of all unexercised options held at year-end 1995 by the named executive officers. No named executive officer exercised any stock options during the fiscal year.



                                        Number of Securities                    Value of Unexercised In-the-
                                        Underlying Unexercised Options          Money Options at
                                        at December 31, 1995                    December 31, 1995(1)
                                        ------------------------------------    ------------------------------------
 Name                                   Exercisable/Unexercisable               Exercisable/Unexercisable
------                                  ------------------------------------    ------------------------------------
John G. Puente...........................     33,087/0                                   $7,114/$0
W. Neil Bauer............................     64,704/170,598                             9,488/6,324
David J. Frear...........................     16,176/79,411                              0/0
John J. Albert...........................     7,353/25,734                               0/0
Denis J. Curtin..........................     14,446/32,499                              3,106/1,676

----------
(1)  Based on a per share price of $8.375 on December 31, 1995.

Compensation of Directors

                  Prior to January 1996 (Orion having become publicly traded during 1995), directors did not receive compensation for serving on the Board of Directors or its committees but were reimbursed for their expenses for each Board of Directors or its committee meeting attended. Commencing in January 1996, directors receive annual compensation of $4,000, $1,500 for each Board of Directors meeting attended, $750 for each committee meeting attended and per annum grants of stock options to purchase 10,000 shares of Common Stock under the 1996 Non-Employee Director Stock Option Plan. An initial grant of options to purchase 10,000 shares of Common Stock under that plan was made to each non-employee director in January 1996. In addition, an initial grant of options to purchase 30,000 shares of Common Stock under that plan was made to Barry Horowitz, a director, upon his election in March 1996. The option exercise price of the options granted to each non-employee director in January 1996 and Mr. Horowitz in March 1996 was equal to the fair market value of Common Stock on the respective dates the options were granted.

Employment Agreements and Termination of Employment and Change in Control Arrangements

                  Orion has not entered into any employment agreements or any termination of employment or change in control arrangements with any of its officers.

         In his capacity as a consultant to the Company, John G. Puente, a Director of the Company and Chairman of the Executive Committee, is compensated at a rate of $25,000 per month and has been granted non-incentive stock options to purchase up to an aggregate of 100,000 shares of Common Stock at an exercise price of $9.83 per share. Of the options granted to Mr. Puente, 50% will vest on January 17, 1997 or earlier at the discretion of the Board, and 50% will vest upon the successful completion during Mr. Puente's tenure as Chairman of the Executive Committee or within six months thereafter, of certain financing transactions (including the Offering). Finally, all options granted to Mr. Puente will vest immediately upon the sale or merger of the Company during Mr. Puente's tenure as Chairman of the Executive Committee or within six months thereafter.

Compensation Committee Interlocks and Insider Participation

                  Mr. Bauer, the President and Chief Executive Officer of Orion and Mr. Puente, then Chairman of Orion, served on the Compensation Committee and therefore participated in making recommendations to the Board of Directors on officer compensation matters until June 28, 1995.

Stock Option Plans

                  1987 Employee Stock Option Plan. In April 1987, Orion adopted its 1987 Employee Stock Option Plan. Under the 1987 Employee Stock Option Plan, as amended in March 1995, options to purchase up to an aggregate of 1,470,588 shares of Common Stock may be granted to key employees of Orion and its subsidiaries. The 1987 Employee Stock Option Plan provides for the grant both of incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options. The 1987 Employee Stock Option Plan will terminate in May 1997, unless sooner terminated by the Board of Directors.

                  The 1987 Employee Stock Option Plan is administered by the Board, but the Board has delegated administration to the Compensation Committee, which is comprised of disinterested directors. Subject to the limitations set forth in the 1987 Employee Stock Option Plan, the Compensation Committee has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each option and whether such option is an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the type of consideration to be paid to Orion upon exercise and, subject to certain restrictions, to specify other terms of the options. The maximum term of options granted under the 1987 Employee Stock Option Plan is ten years. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per individual. Options granted under the 1987 Employee Stock Option Plan generally are non-transferable and expire either upon, or 30 days after, the termination of an optionee's employment relationship with Orion. In general, if an optionee dies or is permanently disabled during his or her employment by or service to Orion, such person's option may be exercised up to one year following such death or disability.

                  Options granted under the 1987 Employee Stock Option Plan to the executive officers will immediately vest in the event the optionee's employment is terminated within two years after a "Change in Control" by Orion other than for "Cause" or by the optionee for "Good Reason" (as such terms are defined in an applicable resolution of the Board of Directors). "Cause" for termination of employment is narrowly defined, including only such matters as fraud, a crime involving moral turpitude, compromising trade secrets, willfully failing to perform material assigned duties or gross or willful misconduct that causes substantial harm to Orion. "Good Reason" means a reduction in Optionee's base salary, except for a reduction of up to 10% due to a reduction in compensation generally applicable to executive officers of Orion; substantial reduction in responsibilities or required relocation. A "Change in Control" occurs when any person or entity becomes the beneficial owner, directly or indirectly, of securities representing fifty one percent (51%) or more of the combined voting power of Orion's then outstanding securities (excluding for purposes of such computation all securities of Orion beneficially owned by such person or entity as of March 15, 1995).

                  The exercise price of incentive stock options must equal at least the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options may be less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant and the term of these options cannot exceed five years.

                  As of September 30, 1996, Orion had options outstanding under the 1987 Employee Stock Option Plan to purchase an aggregate of 891,776 shares held by 86 persons at a weighted average exercise price of $9.77 per share. The exercise price of all options granted under the 1987 Employee Stock Option Plan has been at least equal to the fair market value of the Common Stock on the date of the grant as determined in good faith by the Board of Directors. As of September 30, 1996, options to purchase 129,755 shares of Common Stock granted pursuant to the Plan had been exercised. There are 449,057 shares of Common Stock available for future grants under the Employee Plan.

                  The 1987 Employee Stock Option Plan may be amended by the Board, subject to stockholder approval if such approval is then required by applicable law or in order for the 1987 Employee Stock Option Plan to continue to satisfy the requirements of Rule 16b-3 under the Exchange Act.

                  Non-Employee Director Stock Option Plan. In January 1996, Orion adopted its Non-Employee Director Stock Option Plan ("Non-Employee Director Stock Option Plan") and up to 380,000 shares of Common Stock are reserved for issuance thereunder. The stock options granted under the Non-Employee Director Stock Option Plan are non-incentive options.

                  Under the terms of the Non-Employee Director Stock Option Plan, each Non-Employee Director (as defined) generally will receive or have vest options to purchase 10,000 shares of Common Stock for each year that such Non-Employee Director serves as a director of Orion. Each current Non-Employee Director has a vested option to purchase 10,000 shares of Common Stock, and an unvested option to purchase 10,000 shares of Common Stock which will vest at the next annual meeting of stockholders (expected to be in May 1997) if such director remains in office until such date. In addition, Mr. Horowitz, who became a director on May 20, 1996, has an additional option to purchase 10,000 shares which will vest if he remains in office until the 1998 annual stockholders meeting. Each current Non-Employee Director will be annually granted an additional option to purchase 10,000 shares of Common Stock each year after the annual meeting of stockholders if he or she is then a Non-Employee Director.

                  Each new Non-Employee Director whose commencement of service is after March 20, 1996 will be granted an initial option to purchase the number of shares of Common Stock equal to (i) the number of complete and partial years in the term to which such Non-Employee Director was elected or appointed, multiplied by (ii) 10,000. Each Non-Employee Director also shall be annually granted an additional option to purchase 10,000 shares of Common Stock as of each of (i) the day after the Non-Employee Director's first re-election to the Board of Directors and (ii) each year after the annual meeting of stockholders if he or she is then a Non-Employee Director.

                  Each option will be exercisable from and after the day of the first annual meeting of stockholders after grant of the option. In the case of an initial option to purchase of more than 10,000 shares, the option will be exercisable to the extent of 10,000 shares from and after the day of the first annual meeting of stockholders after grant of the option, in respect of an additional 10,000 shares from and after the day of the second annual meeting of stockholders after grant of the option, and (if the option is to purchase of more than 20,000 shares), in respect of an additional 10,000 shares from and after the day of the third annual meeting of stockholders after grant of the option. Upon the termination of service of a Non-Employee Director in all capacities as an employee and/or director of Orion and all of its affiliated companies other than by reason of the death or permanent and total disability, any option granted to such Non-Employee Director pursuant to the Non-Employee Director Stock Option Plan shall terminate to the extent it is not then exercisable. If the termination of service is by reason of the death or permanent and total disability of a Non-Employee Director, the options held by such Non-Employee Director shall be exercisable in respect of all shares subject to such options for a period of one year from the date of such termination of service or until expiration of the option, if earlier.

                  The option exercise price under the Non-Employee Director Stock Option Plan is equal to one hundred percent of the fair market value of Common Stock on the date the option is granted. Options granted under the Non-Employee Director Stock Option Plan expire if not exercised within five (5) years from the date of grant.

                  Payment for shares purchased under the Non-Employee Director Stock Option Plan may be made either in cash or cash equivalents, in shares of Common Stock with a fair market value equal to the option price, or a combination of cash and shares of Common Stock. The Non-Employee Director Stock Option Plan also allows for "cashless exercise," in which a licensed broker tenders to Orion cash equal to the exercise price (plus taxes required to be withheld) at the time Orion issues the stock certificates.

                  The Non-Employee Director Stock Option Plan will terminate automatically on March 20, 2006, unless previously terminated. No termination, suspension or amendment of the Non-Employee Director Stock Option Plan may, without the consent of the optionee to whom an option has been granted, adversely affect the rights of the holder of the option.

                  Other Stock Options. From time to time, the Board of Directors of Orion may grant options to purchase shares of Common Stock outside of the 1987 Employee Stock Option Plan and Non-Employee Director Stock Option Plan. As of November 30, 1996, options to purchase an aggregate of 123,987 shares of Common Stock were outstanding outside of such plans at an average exercise price of $8.30. During 1995, Orion had 6,463 options granted outside of such plans were exercised.

Other Employee Benefit Plans

         1997 Employee Stock Purchase Plan. In September 1996, Orion adopted its 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, eligible employees may purchase up to an aggregate of 500,000 shares of Common Stock through payroll deductions. Eligible employees include all employees except those who have been employed by Orion for less than three months, those who work less than five months per calendar year or less than 20 hours per week, and those who would own 5% or more of the total combined voting power of all classes of Orion's capital stock upon their participation in the Stock Purchase Plan. The Stock Purchase Plan will terminate at the sooner of September 2006 or such time as all shares of Common Stock available under the Stock Purchase Plan have been issued.

         The Stock Purchase Plan is administered by the Board, but the Board has delegated administration to its Human Resources and Compensation Committee. Employees may commence participation in the Stock Purchase Plan or change their payroll deduction percentages effective at the beginning of each calendar quarter. On the last day of each quarter, all funds accumulated in an employee's account are used to purchase shares of Common Stock at a purchase price equal to the lesser of 85% of the fair market value of such Common Stock (i) on the first trading day of the quarter or (ii) on the last trading day of the quarter, but in no event shall the per-share price be less than the par value of the Common Stock ($.01). No employee may purchase in any one calendar year shares of Common Stock having an aggregate fair market value in excess of $25,000. Common Stock purchased under the Stock Purchase Plan are entitled to full dividend participation.

         An employee's participation in the Stock Purchase Plan terminates in the event the employee voluntarily terminates such participation, ceases to be employed by Orion or ceases to be eligible to participate in the Stock Purchase Plan, or in the event the Board elects to terminate the Stock Purchase Plan. An employee who retires, is laid off, takes a leave of absence, dies or suffers a disability may directly or, in the case of death, through the employee's estate withdraw any payroll deductions remaining in the employee's account, receive that number of shares of Common Stock which may be purchased with the amount then credited to the employees account, or make up any deficiency resulting from missed payroll deductions through an immediate cash payment. Participation in the Stock Purchase Plan may resume at the beginning of the next quarter if the employee again becomes eligible to participate.

         The Stock Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") nor is it qualified under
Section 401(a) of the Code. As of November 15, 1996, no shares of Common Stock have been purchased or issued under the Stock Purchase Plan.

         1997 401(k) Profit Sharing Plan. In September 1996, Orion adopted its 1997 401(k) Profit Sharing Plan (the "401(k) Plan"). Under the 401(k) Plan, eligible employees may elect to have a portion of their pay deducted for investment in a variety of mutual funds that invest in equity and debt securities and a money market account. In addition, Orion may in its discretion make matching contributions in the form of cash or in the equivalent amount of Common Stock, and may make profit sharing contributions. Up to 100,000 shares of Common Stock are issuable as matching contributions under the 401(k) Plan. The 401(k) Plan will continue indefinitely unless terminated by Orion at any time in its discretion. Orion may also suspend matching and profit sharing contributions at any time in its sole discretion.

         The 401(k) Plan is administered under a written trust agreement between Orion and certain trustees (the "401(k) Trustees"). The 401(k) Trustees oversee the investment of employee contributions, and Orion administers all other matters in connection with the day-to-day operation of the 401(k) Plan. Eligible employees may elect to deduct up to $9,500 of their compensation on a pre-tax basis in a given calendar year. The 401(k) Trustees have discretion to select among these investment media, or employees may direct the 401(k) Trustees to invest their payroll deductions in accordance with specific instructions. At its discretion, Orion may match all or part of employee payroll deductions in cash or the equivalent amount of Common Stock. In addition, Orion may also make additional profit sharing contributions in its discretion by distributing a certain percentage of its profits to employees pro rata based on the ratio of an employee's compensation to the total compensation of all 401(k) Plan participants. Orion is responsible for directing the investment of any matching or profit sharing contributions it makes to employee accounts.

         An employee's payroll deductions (and any rollover contributions into the 401(k) Plan) and earnings thereon are always 100% vested and non-forfeitable. Matching and profit sharing contributions become 100% vested and non-forfeitable for any employee who attains age 65, dies, or becomes disabled while working for Orion. An employee whose employment terminates for any other reason will be 0% vested in any matching and profit sharing contribution which the employee has received if the employee has less than two years of service with Orion and 100% vested in such matching and profit sharing contributions if the employee has two or more years of service. The 401(k) Plan allows employees to begin receiving benefits upon age 65 or upon becoming disabled while employed by Orion. Employees may also withdraw from their account in the event of certain defined hardships, and may borrow between $1,000 and the lesser of $50,000 or 50% of the vested amounts in their accounts at the 401(k) Trustee's discretion. An employee's participation in the 401(k) Plan will terminate in the event of voluntary termination by the employee, termination of the employee's employment or eligibility, or Orion's election to terminate the 401(k) Plan.

         The 401(k) Plan is qualified under Section 401(a) of the Code and as a qualified cash or deferred compensation arrangement under Section 401(k) of the Code. The 401(k) Plan is also subject to certain provisions of ERISA, principally Title I, relating to protection of employee benefit rights, and to the provisions of the Code relating to retirement plans. As of November 15, 1996, no shares of Common Stock or other cash matching or profit sharing contributions have been distributed under the 401(k) Plan.

                              CERTAIN TRANSACTIONS

                  The following is a summary of certain transactions among Orion, Directors, officers and certain stockholders of Orion and related persons. Orion believes that each of such transactions was on terms no less favorable to Orion than reasonably could have been obtained in arm's-length transactions with independent third parties. Orion has a policy requiring that any material transactions between Orion and persons or entities affiliated with officers, Directors or principal stockholders of Orion be on terms no less favorable to Orion than reasonably could be obtained in arm's-length transactions with independent third parties. Orion's policy is to conduct an appropriate review of all related party transactions and to have the Audit Committee or a comparable body review potential conflict of interest situations.

                  Orion is a party to numerous agreements with one or more Limited Partners, most of which were entered into in December 1991, including the partnership agreement of Orion Atlantic, firm and contingent capacity leases (most of which will be terminated in connection with the Exchange), the Orion 1 Satellite Contract, Orion 2 Satellite Contract, agreements with STET or its affiliates concerning the TT&C facility, representative agent agreements and agreements to make loans or advances to Orion (which will be terminated as part of the Exchange). See "The Merger and The Exchange."

                  Orion entered into the Orion 1 Satellite Contract with British
Aerospace, an affiliate of a principal stockholder of Orion and of which Mr. Rice, a Director of Orion, is a Group Treasurer. Under the terms of the Orion 1 Satellite Contract, Orion has paid an aggregate of $43.4 million in 1991, $72 million in 1992 (plus a $5 million payment upon termination for convenience by Orion of a second satellite), $26 million in 1993, $89.8 million in 1994 and $0.3 million in 1995. As of September 30, 1996 Orion Atlantic had obligations of $15 million to Matra Marconi Space with respect to incentive payments under the Orion 1 Satellite Contract, of which $13 million will be paid on the Closing Date (of which $10 million will be re-invested in Orion by Matra Marconi Space in the Matra Marconi Investment (see "Description of Certain Indebtedness"). The balance of the outstanding obligations are payable 18 months following commencement of construction under the Orion 2 Satellite Contract and subsequent payments of up to $29.4 million may become payable thereafter, depending on satellite performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources."

                  Orion has engaged certain Limited Partners as representative agents for sales and ground operations. A joint venture between two Limited Partners (Kingston Communications and British Aerospace) serves as a ground operations representative in the United Kingdom, and another Limited Partner (Matra Hachette) serves as a ground operations representative in France. Orion expects to pay these Limited Partners an aggregate of $1.6 million in 1996 as commissions and other fees (including for ground operations and, in the case of the Kingston Communications/British Aerospace joint venture, satellite capacity, equipment leasing and other charges), and has paid these Limited Partners $1.9 million in 1995 and $1.9 million in 1994 for these services. See "Business -- Sales and Marketing" and "Business -- Network Operations; Local Ground Operators."

                  In December 1991, Orion issued 259,515 shares of Common Stock at a value of $11.56 per share to British Aerospace Space Systems, Inc. in consideration of British Aerospace Space Systems, Inc.'s agreement to guarantee Orion's obligations under a $10 million letter of credit (see Note 4 of Notes to Consolidated Financial Statements). These shares were reconveyed to Orion and are held in treasury at a value of $0. These shares are pledged as security for British Aerospace Space Systems, Inc. in the event British Aerospace Space Systems, Inc. is required to fund amounts under its guarantee and Orion does not provide reimbursement. These arrangements will be terminated on the Closing Date.

                  In December 1993, Orion issued an aggregate of 178,097 shares of Common Stock as part of a private placement of its Common Stock to certain of its Directors and affiliates of those Directors at a purchase price of $10.20 per share. The terms of such issuance permitted the purchasers to receive the benefit of any lower price at which Common Stock subsequently was issued in a private placement or to receive any other security subsequently issued in a private  placement.  In June 1994,  when Orion issued  shares of Common Stock as part of a private placement of its Common Stock to a limited number of institutions and other investors (including 64,705 shares to affiliates of Directors) at a purchase price of $8.50 per share, Orion issued 100,326 additional shares to the Directors and affiliates of Directors who purchased Common Stock in December 1993. In addition, after Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm (each as defined below) in June 1994, the Directors and affiliates of Directors who purchased Common Stock in December 1993 each exercised his or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired, and Orion issued an aggregate of $3,000,000 of Series A Preferred Stock to such persons and entities.

                  In May 1994, Orion entered into an agreement with Space Systems/Loral ("SS/L") whereby SS/L agreed to purchase 588,235 shares of Common Stock for an aggregate purchase price of $5,000,000.

                  In June 1994, CIBC Wood Gundy Ventures, Inc. ("CIBC"), Fleet Venture Resources, Inc. ("Fleet") and Chisholm Partners, II, L.P. ("Chisholm") purchased $11.5 million in Series A Preferred Stock. For a description of the Series A Preferred Stock, see "Description of Capital Stock -- Preferred Stock." In connection with the transaction, CIBC and Fleet each were granted the right to elect one member of Orion's Board of Directors.

                  In June 1994, CIBC, Inc. (an affiliate of CIBC) became a $25,000,000 lender under the Orion 1 Credit Facility.

                  In June 1995, CIBC and certain Directors and affiliates of Directors who purchased Series A Preferred Stock in June 1994 purchased approximately $4.2 million in Series B Preferred Stock of Orion. This purchase was pursuant to an option granted in June 1994. The Series B Preferred Stock has rights, designations and preferences substantially similar to those of the Series A Preferred Stock, and is subject to similar covenants, except that the Series B Preferred Stock is convertible into Common Stock at an initial price of $10.20 per share, subject to certain anti-dilution adjustments.

                  In November 1995, Orion Atlantic redeemed the limited partnership interest previously held by STET for an aggregate of approximately $11.5 million (the "STET Redemption"), including $3.5 million in cash and $8 million in promissory notes, $8.0 million of which was still outstanding as of September 30, 1996 and $3.5 million (plus accrued interest of approximately
$600,000) of which will be payable on the Closing Date. As part of the STET Redemption, Telecom Italia, a subsidiary of STET, entered into a representative agreement and distributor arrangement with Orion providing for sales, marketing, customer support and ground operations services in Italy. Orion Atlantic funded the STET Redemption by selling a new limited partnership interest to Orion for $8 million (including $3.5 million in cash and $4.5 million in promissory notes, $3.5 million (plus accrued interest of approximately $600,000) of which become payable on the Closing Date). Orion Atlantic also entered into amendments to existing contracts with STET that were expected to result in a cash savings by the Company of approximately $3.5 million over a ten year period. In connection with the STET Redemption, Orion agreed to indemnify Telecom Italia for payments which would be made under its firm and contingent capacity agreements with Orion Atlantic and caused to be posted a $10 million letter of credit to support such indemnity. Such arrangements will be discontinued on the Closing Date.

                  In July 1996, Matra Marconi Space, the parent company of MMS Space Systems, the prime contractor for Orion 1, entered into the Orion 2 Satellite Contract with Orion regarding construction of Orion 2, which contract was amended in December 1996. Certain terms of the Orion 2 Satellite Contract are described above under the caption "Business -- Implementation of the Orion Satellite System -- Orion 2." Matra Hachette, one of the parent companies of Matra Marconi Space, will be a more than 5% beneficial owner of Common Stock after the Exchange and the Merger. See "The Merger and the Exchange."

                  In December 1996, Orion and the Limited Partners entered into the Exchange Agreement and the Merger Agreement. See "The Merger and the Exchange."

                  The net proceeds of the British Aerospace Investment, which will occur concurrently with this Offering, are estimated to be approximately $59. million. Such net proceeds are expected to be used for initial payments to the manufacturers under the Orion 2 Satellite Contract and Orion 3 Satellite Contract.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of September 30, 1996, and as adjusted to reflect the beneficial ownership of Common Stock after the Transactions, assuming for this purpose that the Transactions close January 30, 1997 (if the Transactions close after such date, the Limited Partners will beneficially own greater amounts of Common Stock), by (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each Director of the Company, (iii) each current executive officer named in the Summary Compensation Table, and (iv) all Directors and officers as a group. Except as indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                                                   After the Transactions
                                 Before the Transactions           After the Transactions         On a Fully Diluted Basis
                              -------------------------------   -----------------------------    ---------------------------
                                               Percent of         Amount of     Percent of                        Percent of
                                Amount of     Total Shares        Beneficial  Total Shares of      Amount of    Total Shares of
Name and Address of            Beneficial    of Common Stock      Ownership    Common Stock        Beneficial     Common Stock
Beneficial Owner (1)          Ownership (1)    Ownership(2)          (1)       Outstanding(2)      Ownership      Outstanding(3)
--------------------          -------------  ----------------   ------------   --------------     ---------     ----------------


Exchanging Limited Partners
---------------------------

British Aerospace Space           598,183         5.4            7,119,840          40.5         7,119,840            27.5
Systems, Inc. (4)
British Aerospace
Communications, Inc.
13873 Park Center Road
Herndon, VA  22071


Lockheed Martin Commercial        239,769         2.2            1,355,997          11.2         1,355,977             5.2
Launch Services, Inc.
P.O. Box 179
MSM DC-1400
Denver, CO 80201-0179

MCN Sat U.S., Inc                       *         *              1,727,257          13.6         1,727,257             6.7
37, Avenue Louis
Breuget   B.P.1.
78146 Velizy Villacoublay
Cedez
France

Trans-Atlantic Satellite,               *         *                796,457           6.8           796,457             3.1
Inc.
1211 Avenue of  the Americas
41st Floor
New York, NY 10036

Kingston Communications            43,252         *                683,137           5.9           683,137             2.6
International Limited
Telephone House
Carr Lane
Kingston-upon-Hull
HU1 3RE
England

Com Dev Satellite                  18,382         *                559,067           4.9           559,067             2.2
Communications Limited
150 Sheldon Drive
Cambridge, Ontario
Canada N1R 7H6

Limited Partners as a group       899,586         8.1           12,241,755          54.5         12,241,755           47.3


                                                                                                   After the Transactions
                                 Before the Transactions           After the Transactions         On a Fully Diluted Basis
                              -------------------------------   -----------------------------    ---------------------------
                                               Percent of         Amount of     Percent of                        Percent of
                                Amount of     Total Shares        Beneficial  Total Shares of      Amount of    Total Shares of
Name and Address of            Beneficial    of Common Stock      Ownership    Common Stock        Beneficial     Common Stock
Beneficial Owner (1)          Ownership (1)    Ownership(2)          (1)       Outstanding(2)      Ownership      Outstanding(3)
--------------------          -------------  ----------------   ------------   --------------     ---------     ----------------
John V. Saeman                  1,486,440        13.4            1,486,440          13.4         1,486,440             5.7
J.V. Saeman & Co.(5)(6)
Medellion Enterprises, LLC
Suite 570
3200 Cherry Creek South
Drive
Denver, CO  80209

CIBC Wood Gundy Ventures,         977,123         8.2              977,123           8.2           977,123             3.8
Inc. (5)(7)
425 Lexington Avenue
New York, NY  10017

Cumberland Associates             815,000         7.4              815,000           7.4           815,000             3.2
1114 Avenue of the Americas
New York, New  York  10036

Fleet Venture Resources,          743,428         6.3              743,428           6.3           743,428             2.9
Inc.(5)(8)
Fleet Equity Partners VI,
L.P.
Chisholm Partners II, L.P.
111 Westminster Street
Providence, RI  02903

Space Systems/Loral               588,235         5.4              588,235           5.4           588,235             2.3
3925 Fabian Way
Palo Alto, CA  94303

Gustave M. Hauser(5)(9)           437,517         4.0              437,517           4.0           437,517             1.7
712 Fifth Avenue
New York, New York  01910

John G. Puente (5)(10)            432,181         3.9              432,181           3.9           432,181             1.7
2440 Research Blvd.
Suite 400
Rockville, MD 20850

Sidney S. Kahn(5)(11)             254,840         2.3              254,840           2.3           254,840             1.0
14 East 60th Street
Suite 500
New York, New York  10022

W. Neil Bauer (5)(12)             133,821         1.2              133,821           1.2           133,821             *
2440 Research Blvd.
Suite 400
Rockville, MD 20850

David J. Frear (5)(13)             60,181         *                 60,181           *              60,181             *
2440 Research Blvd.
Suite 400
Rockville, MD 20850

Richard H. Shay (14)               35,805         *                 35,805           *              35,805             *
2440 Research Blvd.
Suite 400
Rockville, MD 20850

Warren B. French, Jr. (15)         15,623         *                 15,623           *              15,623             *
124 S. Main Street
Edinburg, VA 22824

Richard J. Brekka (16)             10,000         *                 10,000           *              10,000             *
CIBC Wood Gundy Ventures,
Inc.
425 Lexington Avenue
New York, NY 10017


                                                                                                   After the Transactions
                                 Before the Transactions           After the Transactions         On a Fully Diluted Basis
                              -------------------------------   -----------------------------    ---------------------------
                                               Percent of         Amount of     Percent of                        Percent of
                                Amount of     Total Shares        Beneficial  Total Shares of      Amount of    Total Shares of
Name and Address of            Beneficial    of Common Stock      Ownership    Common Stock        Beneficial     Common Stock
Beneficial Owner (1)          Ownership (1)    Ownership(2)          (1)       Outstanding(2)      Ownership      Outstanding(3)
--------------------          -------------  ----------------   ------------   --------------     ---------     ----------------
Barry Horowitz (17)                10,000         *                 10,000           *              10,000             *
Mitretek Systems, Inc.
7525 Colshire Drive
McLean, VA 22102

Douglas H. Newman (18)             20,000         *                 20,000           *              20,000             *
2440 Research Blvd.
Suite 400
Rockville, MD 20850

W. Anthony Rice (19)               10,000         *                 10,000           *              10,000             *
British Aerospace
13873 Park Center Road
Herndon, VA 22071

Robert M. Van Degna (20)           10,000         *                 10,000           *              10,000             *
Fleet Equity Partners
111 Westminster Street
Providence, RI 02903

Hans Giner (21)                     5,000         *                  5,000           *               5,000             *
2440 Research Blvd.
Suite 400
Rockville, MD 20850

Dennis J. Curtin (22)              26,039         *                 26,039           *              26,039             *
2440 Research Blvd.
Suite 400
Rockville, MD  20850
All Directors and executive     2,947,447        25.6            2,947,447          25.6         2,947,447            11.4
officers as a group
(15 persons)

----------
*     Less than 1%.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from September 30, 1996. More than one person may be deemed to be a beneficial owner of the same securities. This table includes shares of Common Stock subject to outstanding options granted pursuant to Orion's Stock Option Plan and the Non-Employee Director Stock Option Plan.
(2) For the purpose of computing the percentage ownership of each beneficial owner, any securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days were deemed to be outstanding in determining the percentage owned by such person but were not deemed outstanding in determining the percentage owned by any other person.
(3) The percentage ownership of each beneficial owner calculated on a fully diluted basis by assuming conversion of all securities which were not outstanding but which were subject to options, warrants, rights or conversion privileges held by all beneficial owners exercisable within 60 days.
(4) Includes 511,678 shares held of record and 86,505 shares issuable upon the exercise of warrants held by British Aerospace Space Systems, Inc.
(5) Does not include shares issuable upon exercise of warrants which are exercisable only in the event that the Preferred Stock is redeemed by Orion prior to its conversion into Common Stock.
(6) The 1,486,440 shares of Common Stock beneficially owned by John V. Saeman include 58,823 shares issuable upon conversion of Series A Preferred Stock and 16,339 shares issuable upon conversion of Series B Preferred Stock. Of the remaining 1,411,278 shares of stock beneficially owned by John V. Saeman, 814,005 are held by J. V. Saeman & Co., a general partnership, of which Mr. Saeman and his wife are the sole partners, 40,196 are held by JCC, Ltd., a limited partnership, of which J. V. Saeman & Co. is the general partner and 535,523 are held by Medallion Enterprises, LLC of which Mr. Saeman and his wife are the sole stockholders. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.
(7) Includes 764,705 shares issuable upon conversion of 6,500 shares of Series A Preferred Stock and 212,418 shares issuable upon conversion of 2,166.667 shares of Series B Preferred Stock held by CIBC.
(8)   Includes 588,234 shares issuable upon
      conversion of 4,000 shares of Series A Preferred Stock held by Fleet Venture Resources, Inc. and Fleet Equity Partners, VI, L.P. and 1,000 shares of Series A Preferred Stock held by Chisholm, and 130,685 shares issuable upon conversion of 1,333 shares of Series B Preferred Stock held by Fleet and preferred options held by Chisholm which were convertible into 24,509 shares of Common Stock.
(9) Includes 58,823 shares issuable upon the conversion of 500 shares of Series A Preferred Stock and 16,339 shares of Common Stock issuable upon conversion of 166.667 shares of Series B Preferred Stock held by Mr. Hauser and his wife. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.
(10) Includes 58,439 shares held of record and 7,351 shares issuable upon the exercise of options by Mr. Puente's wife. Also includes 321,501 shares held of record, 43,087 shares issuable upon the exercise of stock options, 1,411 shares issuable upon the conversion of 12 shares of Series A Preferred Stock and 392 shares issuable upon conversion of 4 shares of Series B Preferred Stock held by Mr. Puente. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.
(11) Includes 29,411 shares issuable upon the exercise of 250 shares of Series A Preferred Stock and 8,169 shares issuable upon conversion of 83.333 shares of Series B Preferred Stock. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.
(12) Includes 133,821 shares issuable upon the exercise of stock options held by Mr. Bauer exercisable within 60 days. Does not include 10,220 shares held of record, 1,882 shares issuable upon the conversion of 16 shares of Series A Preferred Stock, and 522 shares issuable upon conversion of 5.333 shares of Series B Preferred Stock purchased in June 1995 held by Mr. Bauer's wife. Mr. Bauer disclaims beneficial ownership of these shares.
(13) Includes 46,321 shares issuable upon the exercise of stock options exercisable within 60 days, 1,176 shares issuable upon the conversion of 10 shares of Series A Preferred Stock and 326 shares issuable upon conversion of 3.333 shares of Series B Preferred Stock.
(14) Includes 18,895 shares issuable upon exercise of stock options exercisable within 60 days.
(15) Does not include 172,520 shares held of record, 29,412 shares issuable upon the conversion of 250 shares of Series A Preferred Stock, and 8,170 shares issuable upon conversion of 83.334 shares of Series B Preferred Stock by Shenandoah Telecommunications Company, of which Mr. French is the former Chairman and presently a consultant. Mr. French disclaims beneficial ownership of these shares. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.
(16) Mr. Brekka disclaims beneficial ownership of all shares of Orion's capital stock which are owned by CIBC. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.
(17) Consists of shares issuable upon the exercise of stock options exercisable within 60 days.
(18) Consists of shares issuable upon the exercise of stock options exercisable within 60 days.
(19) Does not include shares beneficially owned by British Aerospace Space Systems, Inc. Mr. Rice, a Director of Orion and a director of British Aerospace Space Systems, Inc., disclaims beneficial ownership of these shares. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.
(20) Excludes shares issuable upon conversion of shares of Series A Preferred Stock held by Fleet and shares of Series A Preferred Stock held by Chisholm. Mr. Van Degna, a Director of Orion, is the president of each of the managing general partners of Fleet Equity Partners VI, L.P., is the president of Fleet Venture Resources, Inc. and is the president of the corporation that is the general partner of the partnership that is the general partner of Chisholm Partners II, L.P. Mr. Van Degna disclaims beneficial ownership of these shares. Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days.
(21) Consists of shares issuable upon the exercise of stock options exercisable within 60 days.
(22) Includes 14,446 shares issuable upon the exercise of stock options exercisable within 60 days and 705 shares issuable upon the conversion of 6 shares of Series A Preferred Stock and 196 shares issuable upon conversion of 2 shares of Series B Preferred Stock.

               MARKET PRICES FOR ORION COMMON STOCK AND DIVIDENDS

         Since completion of its initial public offering in August 1995, Orion's Common Stock is quoted on the Nasdaq National Market under the trading symbol "ONSI." As of December 15, 1996, there were approximately 349 stockholders of record of Orion's Common Stock. The following table summarizes the high and low prices of Common Stock by fiscal quarter for 1995 and 1996 as reported by Nasdaq. The prices shown represent quotations among securities dealers, do not include retail markups, markdowns, or commissions, and may not represent actual transactions. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.

        Quarter Ended:                                            1995

               August through September 30                 $10 3/4 to $14 1/4
               December 31                                     6 3/4 to 12

        Quarter Ended:                                            1996

               March 31                                    $8 1/4 to $14 3/4
               June 30                                      10 1/4 to 14 1/4
               September 30                                  7 1/4 to 12 1/8
               December 31  (through December 15)            9 1/2 to 12 3/4

                  Orion has never paid any cash dividends on Common Stock and the Board of Directors of Orion currently does not anticipate paying cash dividends in the foreseeable future on shares of Common Stock. The Indentures contain a covenant effectively prohibiting the payment of dividends for the foreseeable future.

                              DESCRIPTION OF UNITS

                  The Units are comprised of Senior Note Units, each consisting of a Senior Note with a principal amount of $1,000 and Warrants to purchase shares of Common Stock of Orion, and Senior Discount Note Units, each consisting of a Senior Discount Note with a principal amount of $1,000 at maturity and Warrants to purchase shares of Common Stock of Orion.

                  The Notes and Warrants will become separately transferable on the earlier of (i) six months after the date of issuance, (ii) such date as the Underwriters may, in their discretion, deem appropriate and (iii) in the event of an Offer to Purchase (as defined in "Description of Notes -- Certain Definitions"), the date the Company mails notice thereof to holders of the Notes (the "Separation Date").


                              DESCRIPTION OF NOTES

                  The Senior Notes are to be issued under an Indenture, to be dated as of the Closing Date (the "Senior Notes Indenture"), between the Company, as issuer, each of the Company's Restricted Subsidiaries, as guarantors, and [ ], as Trustee (the "Senior Notes Trustee"). The Senior Discount Notes are to be issued under an Indenture, to be dated as of the Closing Date (the "Senior Discount Notes Indenture"), between the Company, as issuer, the Guarantors, as guarantors, and [ ], as Trustee (the "Senior Discount Notes Trustee"). The Senior Notes and the Senior Discount Notes are hereinafter collectively referred to as the "Notes." The Senior Notes Indenture and the Senior Discount Notes Indenture are hereinafter collectively referred to as the "Indentures." The Senior Notes Trustee and the Senior Discount Notes Trustee are hereinafter collectively referred to as the "Trustees." The Senior Note Guarantee and the Senior Discount Note Guarantee are hereinafter collectively referred to as the "Note Guarantees." Any reference to a "Trustee" means the Senior Notes Trustee or the Senior Discount Notes Trustee, as the context may require.

                  A copy of each Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus is a part. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions of certain terms therein and those terms made a part thereof by reference to the Trust Indenture Act of 1939, as amended. Whenever particular defined terms of the Indentures not otherwise defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summaries, see "--Certain Definitions."

General

                  The Senior Notes will be unsubordinated obligations of the Company, limited to $[ ] million aggregate principal amount, and will mature on ________, 2007. Interest on the Notes will accrue at the rate shown on the front cover of this Prospectus from the Closing Date or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on the or immediately preceding the interest payment date) on ________ and ________ of each year, commencing July _____, 1997.

                  The Senior Discount Notes will be unsubordinated obligations of the Company, limited to $[ ] million aggregate principal amount at maturity, and will mature on __________, 2007. Although for federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder as such discount accrues from the issue date of the Notes, no interest will be payable on the Notes prior to July __________, 2002. Interest on the Notes will accrue at the rate shown on the front cover of this Prospectus from the Closing Date or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on the or immediately preceding the interest payment date) on January______ and July_______ of each year, commencing July ________, 2002

                  Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which, for the Senior Notes, initially will be the corporate trust office of the Senior Notes Trustee at [ ] and, for the Senior Discount Notes Trustee, initially will be the corporate trust office of the Senior Discount Notes Trustee at [ ]); provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Security Register.

                  The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof. See "-Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

                  The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after , 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing , of the years set forth below:

For the Senior Notes
         Year                                                 Redemption Price
         ----                                                 ----------------
         2002                                                        .   %
         2003                                                        .   %
         2004 and thereafter                                      100.000%

For the Senior Discount Notes
         Year                                                 Redemption Price
         ----                                                 ----------------
         2002                                                        .   %
         2003                                                        .   %
         2004 and thereafter                                      100.000%


                  In the case of any partial redemption, selection of the Notes for redemption will be made by the relevant Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the relevant Notes are listed or, if such Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as such Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Security

                  The Senior Notes Indenture will provide that on the Closing Date, the Company must purchase and pledge to the Senior Notes Trustee for the benefit of the Holders of the Senior Notes the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Senior Notes. The Company expects to use approximately $72 million of the net proceeds of the Offering to acquire the Pledged Securities; however, the precise amount of securities to be acquired will depend upon the interest rates on Government Securities prevailing on the Closing Date. The Pledged Securities will be pledged by the Company to the Senior Notes Trustee for the benefit of the Holders of the Senior Notes pursuant to the Pledge Agreement and will be held by the Senior Notes Trustee in the Pledge Account. Pursuant to the Pledge Agreement, immediately prior to an Interest Payment Date on the Senior Notes, the Company may either deposit with the Senior Notes Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Senior Notes Trustee to release from the Pledge Account proceeds sufficient to pay interest then due on the Senior Notes. In the event that the Company exercises the former option, the Company may thereafter direct the Senior Notes Trustee to release to the Company proceeds or Pledged Securities from the Pledge Account in like amount. A failure to pay interest on the Senior Notes in a timely manner through the first six scheduled interest payment dates will constitute an immediate Event of Default under the Senior Notes Indenture, with no grace or cure period.

                  Interest earned on the Pledged Securities will be added to the Pledge Account. In the event that the funds or Pledged Securities held in the Pledge Account exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Senior Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the sixth scheduled interest payment), the Senior Notes Trustee will be permitted to release to the Company at the Company's request any such excess amount. The Senior Notes will be secured by the Pledged Securities and in the Pledge Account and, accordingly, the Pledged Securities and the Pledge Account will also secure repayment of the principal amount of the Senior Notes to the extent of such security.

                  Under the Pledge Agreement, assuming that the Company makes the first six scheduled interest payments on the Senior Notes in a timely manner, all of the remaining Pledged Securities will be released from the Pledge Account and thereafter the Senior Notes will be unsecured.

Guarantees

                  The Company's obligations under the Notes are fully and unconditionally guaranteed on a senior basis by the Guarantors, provided that the Note Guarantees shall not be enforceable against any Guarantor in an amount in excess of the net worth of such Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of such Note Guarantees. Such net worth shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.

Ranking

                  The indebtedness evidenced by the Notes and the Note Guarantees will rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company or the Guarantors, respectively, and senior in right of payment to all existing and future subordinated indebtedness of the Company or the Guarantors, respectively. After giving pro forma effect to the Transactions and the application of the proceeds thereof, as of September 30, 1996, the Company would have had $84.9 million of indebtedness (other than the Notes) outstanding, including $24.9 million of senior indebtedness ($7.2 million of which would have been secured) and $60.0 million of subordinated indebtedness, and the Guarantors, collectively, would have had $24.9 million of indebtedness (other than the Note Guarantees) outstanding, including $24.9 million of senior indebtedness ($7.2 million of which would have been secured) and no subordinated indebtedness. The Notes will be effectively subordinated to all such secured indebtedness to the extent of the collateral therefor.

Certain Definitions

                  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indentures. Reference is made to the appropriate Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

                  "Accreted Value" is defined to mean, for any Specified Date, the amount calculated pursuant to (i), (ii), (iii) or (iv) for each $1,000 principal amount at maturity of Senior Discount Notes:

                  (i) if the Specified Date occurs on one or more of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual
         Date:

         Semi-Annual                                            Accreted
         Accrual Date                                            Value
         ------------                                            -----

           , 1997.................................................  $
           , 1998.................................................  $
           , 1998.................................................  $
           , 1999.................................................  $
           , 1999.................................................  $
           , 2000.................................................  $
           , 2000.................................................  $
           , 2001.................................................  $
           , 2001.................................................  $
           , 2002.................................................  $1,000.00

                  (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Vale will equal the sum of (a) the original issue price and (b) an amount equal to the product of (i) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the issue date of the Senior Discount Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Senior Discount Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

                  (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

                  (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iv) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; (v) all extraordinary gains and extraordinary losses; and (vii) any net income of any Guarantor that ceases to be a Guarantor because it is designated an Unrestricted Subsidiary.

                  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

                  "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indentures applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets or (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, provided that the consideration received would satisfy clause (B) of the "Limitation on Asset Sales" covenant.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

                  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock on the Company, on a fully diluted basis, held by the Existing Stockholders and their Affiliates on such date; (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) the Company does not beneficially own 100% of the equity interests in Orion Atlantic Partners, L.P. or such other entity as then owns the Orion 1 satellite.

                  "Closing   Date"  means  the  date  on  which  the  Notes  are
originally issued under the Indentures.

                  "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

                  "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four fiscal quarter period being the "Four Quarter Period"); provided that (A) pro forma effect shall be given to (x) any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), to the extent such Indebtedness is outstanding on the Transaction Date and (y) any Indebtedness that was outstanding during such Reference Period but that is not outstanding or is to be repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period, as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

                  "Existing Stockholders" means British Aerospace Space Systems, Inc., Lockheed Martin Commercial Launch Services, Inc., MCN Sat U.S., Inc., Trans-Atlantic Satellite, Inc., Kingston Communications International Limited, COM DEV Satellite Communications Limited, J.V. Saeman & Co., CIBC Wood Gundy Ventures, Inc, Cumberland Associates, Fleet Venture Resources, Inc., Space Systems/Loral and any Subsidiary of any of the foregoing.

                  "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indentures shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indentures shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means, collectively, all Restricted Subsidiaries; provided that any Person that becomes an Unrestricted Subsidiary in compliance with the "Limitation on Restricted Payments" covenant shall not be included in "Guarantors" after becoming an Unrestricted Subsidiary.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time with respect to any Indebtedness issued with original issue discount is the original issue price of such Indebtedness, (B) Permitted Customer Advances and any money borrowed, at the time of the Incurrence of any Indebtedness, in order to pre-fund the payment of interest on such Indebtedness, shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

                  "Investment"  in any  Person  means  any  direct  or  indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such
Unrestricted   Subsidiary  is  designated  a  Restricted   Subsidiary  shall  be
considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  "Merger" means [TO COME].

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Note  Guarantees"  means,   collectively,   the  Senior  Note
Guarantee and the Senior Discount Note Guarantee.

                  "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the relevant Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest (or original issue discount) pursuant to its terms;
(iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest (or original issue discount) on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the relevant Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the relevant Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The relevant Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

                  "Orion 2" and "Orion 3" mean, respectively, each of the first two satellites with respect to which the company has a Successful Launch after the Closing Date, and any replacement for either of such satellites.

                  "Permitted Customer Advances" means obligations of the Company or any Restricted Subsidiary to repay money received by the Company or such Restricted Subsidiary from customers as bona fide prepayment for services to be provided by, or purchases to be made from, the Company or such Restricted Subsidiary, provided that the amount of such obligations shall not exceed $ million at any one time outstanding.

                  "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (iv) stock, obligations or securities received in satisfaction of judgments.

                  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, (1) to finance the cost (including the cost of improvement, launch (in the case of property that is a satellite), insurance (in the case of property that is a satellite), development and design, installation or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) any Lien permitted by this clause shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item and (d) such Liens may not relate to Orion 2 or Orion 3; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens on or sales of receivables; (xix) Liens on amounts of money or Temporary Cash Investments that each represent bona fide prepayments of at least $5 million on agreements for the long-term sale or lease of capacity on any satellite owned by the Company or a Restricted Subsidiary, but only to the extent that the amount of money or Temporary Cash Investments subject to any such Lien does not exceed the amount of such prepayment and reasonable interest thereon; and (xx) Liens encumbering contracts between the Company or any Restricted Subsidiary and any third party customer relating to the use of a VSAT owned by the Company or any Restricted Subsidiary but only if, and so long as, the Indebtedness secured by any such Lien is also secured by a Lien permitted under clause (vi) of this definition encumbering such VSAT.

                  "Pledge Account" means an account established with the Senior Notes Trustee pursuant to the terms of the Pledge Agreement for the deposit of the Pledged Securities purchased by the Company with a portion of the proceeds from the sale of the Senior Notes.

                  "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the date of the Senior Notes Indenture, made by the Company in favor of the Senior Notes Trustee, governing the disbursement of funds from the Pledge Account, as such Agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "Pledged Securities" means the securities originally purchased by the Company with a portion of the proceeds from the sale of the Senior Notes, which shall consist of Government Securities, to be deposited in the Pledge Account, all in accordance with the terms of the Pledge Agreement.

                  "Redemption Indebtedness" means Indebtedness of the Company which is subordinated in right of payment of the Notes on terms substantially similar to the terms contained in Exhibit [ ] to the Indenture and is Incurred for the sole purpose of financing the redemption, repurchase or acquisition of shares of Series A Preferred Stock or Series B Preferred Stock.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "S&P"  means   Standard  &  Poor's   Ratings   Group  and  its
successors.

                  "Senior  Discount Note  Guarantee"  means the Guarantee by the
Guarantors of the Company's obligations under the Senior Discount Notes and the Senior Discount Notes Indenture, pursuant to the Senior Discount Notes Indenture, and the Guarantee by any other Person that becomes a Guarantor of the Company's obligations under the Senior Discount Notes and the Senior Discount Notes Indenture.

                  "Senior Note Guarantee" means the Guarantee by the Guarantors of the Company's obligations under the Senior Notes and the Senior Notes Indenture, pursuant to the Senior Notes Indenture, and the Guarantee by any other Person that becomes a Guarantor of the Company's obligations under the Senior Notes and the Senior Notes Indenture.

                  "Series A Preferred Stock" means the Company's Series A 8% Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share.

                  "Series B Preferred Stock" means the Company's Series B 8% Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share.

                  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Successful Launch" means [to come]

                  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such

Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment
referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) tile Company could Incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described below and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the relevant Trustee by promptly filing with the relevant Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Covenants

                  The Indentures will contain, among others, the following covenants.

                  Limitation on Indebtedness

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than [ ] to 1, for Indebtedness Incurred on or prior to [ , 199 ], or [ ] to 1, for Indebtedness Incurred thereafter.

                  Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness outstanding at any time that is (A) Incurred to finance the purchase, construction, launch, insurance for and other costs with respect to Orion 2 and Orion 3 or (B) in an aggregate principal amount not to exceed (1) until Orion 2 or Orion 3 has been successfully delivered in orbit, $50 million,
(2) after the first of Orion 2 or Orion 3 has been successfully delivered in orbit, $100 million and (3) after the second of Orion 2 or Orion 3 has been successfully delivered in orbit, $150 million, in each case under this clause
(i)(B), less any amount of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness (A) to the Company evidenced by an unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i)(B),
(ii), (iv), (vi) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes, the Note Guarantees or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes or the Note Guarantees are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or the Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the Note Guarantees, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantees, as the case may be, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements
(a) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under "Defeasance"; (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below; (vii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of equipment (other than Orion 2 and Orion 3) or inventory acquired by the Company or a Wholly Owned Restricted Subsidiary after the Closing Date; (viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company (less the amount of such proceeds applied as provided in clause (C)(2) of the first paragraph or clause (iii) or (iv) of the second paragraph of the "Limitation on Restricted Payments" covenant described below); provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes; and (ix) Redemption Indebtedness.

                  (b) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

                  (c) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                  Limitation on Restricted Payments

                  The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company, any Guarantor or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company and its Wholly Owned Subsidiaries; (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or of any Guarantor that is subordinated to the Note Guarantees
(other than, in each case, the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition) or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to Investments and dividends on the Common Stock of any Guarantor, the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by the Company or any Guarantor after the Closing Date from the issuance and sale permitted by the Indentures of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company or any Guarantor or from the issuance to a Person who is not a Subsidiary of the Company or any Guarantor of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph under the "Limitation on Indebtedness" covenant described above, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

                  The  foregoing  provision  shall not be violated by reason of:
(i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company; (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Disqualified Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indentures applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;
(vi) the repurchase, redemption or other acquisition of outstanding shares of Series A Preferred Stock or Series B Preferred Stock, which shares were outstanding on the Closing Date, in exchange for, or out of the proceeds of, an issuance of Indebtedness Incurred under clause (ix) of the second paragraph of part (a) of the "Limitation on Indebtedness" covenant; or (vii) Investments, to the extent the amount invested consists solely of Net Cash Proceeds received by the Company or any Guarantor substantially currently with the making of such Investment from the issuance and sale permitted by the Indentures of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company or any Guarantor; provided that, except in the case of clauses (i) and
(iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

                  Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

         Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

                  The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; and (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant, if made on the date of such issuance or sale.

         Issuances of Guarantees by New Restricted Subsidiaries

                  The Company will provide to the Trustees, on the date that any Person becomes a Restricted Subsidiary, a supplemental indenture to each of the Indentures, executed by such new Restricted Subsidiary, providing for a full and unconditional guarantee on a senior basis by such new Restricted Subsidiary of the Company's obligations under the Notes and the Indentures to the same extent as that set forth in Article of the Senior Notes Indenture and Article of the Senior Discount Notes Indenture, as the case may be.

         Limitation on Transactions with Shareholders and Affiliates

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustees a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view, (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries, (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company, (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes, (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or (vii) [list matters to be "Grandfathered"]. Notwithstanding the foregoing, any transaction covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through
(v) of this paragraph, the aggregate amount of which exceeds $[ ] million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

         Limitation on Liens

                  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indentures to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior
to) the obligation or liability secured by such Lien.

                  The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
(iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; or (v) Permitted Liens.

                  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien (securing Indebtedness) on Orion 2 or Orion 3.

         Limitation on Sale-Leaseback Transactions

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

                  The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

         Limitation on Asset Sales

                  The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its subsidiaries has been filed pursuant to the "Commission Reports and Reports to Holders" covenant), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Restricted Subsidiary owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause
(A) (or enter into a definitive agreement committing to so invest within twelve months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the twelve-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such twelve-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $[ ] million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the Senior Notes and 101% of the Accreted Value of the Senior Discount Notes, plus, in each case, accrued interest (if any) to the Payment Date.

                  Insurance.

                  The Indentures will provide that the Company will maintain (a) in-orbit insurance with respect to Orion 1 in an amount equal to or greater than $ million, and (b) with respect to Orion 2, Orion 3, each other satellite to be launched by the Company or any Restricted Subsidiary and each replacement satellite therefor, (i) launch insurance with respect to each such satellite covering the period from the launch of such satellite to 180 days following the such launch in an amount equal to or greater than the sum of (A) the cost to replace such satellite pursuant to the contract pursuant to which a replacement satellite will be constructed, (B) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (C) the cost of launch insurance for such satellite or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, the Company's best estimate of the cost of such comparable insurance and (ii) at all times subsequent to [180 days after] the launch (if it is a Successful Launch) of each such satellite, in-orbit insurance in an amount at least equal to the cost to replace such satellite with a satellite of comparable or superior technological capability (as estimated by the Board of Directors) and having at least as much transmission capacity as such satellite. The in-orbit insurance required by this paragraph shall provide that if 50% or more of a satellite's initial capacity is lost, the full amount of insurance will become due and payable, and that if a satellite is able to maintain more than 50% but less than 90% of its initial capacity, a pro-rata portion of such insurance will become due and payable. The insurance required by this paragraph shall name the Company and/or any Guarantor as the sole loss payee or payees, as the case may be, thereof.

                  In the event that the Company (or a Guarantor) receives proceeds from insurance relating to any satellite, the Company (or a Guarantor) may use a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite (other than Orion 1) that is required to be repaid by reason of the loss giving rise to such insurance proceeds. The Company (or a Guarantor) may use the remainder of such proceeds to develop, construct, launch and insure a replacement satellite (including components for a related ground spare) if (i) such replacement satellite is of comparable or superior technological capability as compared with the satellite being replaced and has at least as much transmission capacity as the satellite being replaced and (ii) the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such replacement satellite and for one year thereafter and to develop, construct, launch and insure (in the amounts required by the preceding paragraph) such replacement satellite, provided that such replacement satellite is scheduled to be launched within 15 months of the receipt of such proceeds. Any such proceeds not used as permitted by this paragraph shall be applied, within 90 days, to reduce Indebtedness of the Company or shall constitute "Excess Proceeds" for purposes of the "Limitation on Asset Sales" covenant.

Repurchase of Notes upon a Change of Control

                  The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Senior Notes and 101% of the Accreted Value of the Senior Discount Notes, plus accrued interest (if any) to the Payment Date.

                  There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time). The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

Commission Reports and Reports to Holders

                  At all times from and after March 31, 1997, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply the Trustees and each Holder or shall supply to the Trustees for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

                  The following events will be defined as "Events of Default" in the Indentures:  (a) default in the payment of principal of (or premium, if any,
on) any Senior Note or Senior Discount Note, as the case may be, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
(b) default in the  payment of  interest  on any Senior Note or Senior  Discount
Note, as the case may be, when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first six scheduled interest payments on the Senior Notes in a timely manner will constitute an Event of Default with no grace or cure period; (c) default in the performance or breach of the provisions of the Indentures applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indentures or under the Senior Notes or Senior Discount Notes, as the case may be, (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the relevant Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Senior Notes or Senior Discount Notes, as the case may be; (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount of $[ ] million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such
Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $[ ] million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $[ ] million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (h) the Company, any Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors or (i) the Senior Notes Guarantee or the Senior Discount Notes Guarantee shall cease to be, or shall be asserted in writing by the Company or any Guarantor not to be, in full force and effect or enforceable in accordance with their respective terms.

                  If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indentures, the relevant Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Senior Notes or Senior Discount Notes, as the case may be, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the relevant Trustee at the request of such Holders shall, declare the principal amount (in the case of Senior Notes) or Accreted Value (in the case of Senior Discount Notes) of, premium, if any, and accrued interest on such Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount or Accreted Value of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Guarantor or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) or (h) above occurs with respect to the Company, the principal amount or Accreted Value, as the case may be, of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the relevant Trustee or any Holder. The Holders of at least a majority in principal amount at maturity of the outstanding Notes by written notice to the Company and to the relevant Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-Modification and Waiver."

                  The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Notes or Senior Discount Notes, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the relevant Trustee or exercising any trust or power conferred on the relevant Trustee. However, the relevant Trustee may refuse to follow any direction that conflicts with law or the relevant Indenture, that may involve the relevant Trustee in personal liability, or that the relevant Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Senior Notes or Senior Discount Notes, as the case may be, not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of such Notes. A Holder may not pursue any remedy with respect to the Indentures or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the relevant Trustee to pursue the remedy; (iii) such Holder or Holders offer the relevant Trustee indemnity satisfactory to such Trustee against any costs, liability or expense; (iv) the relevant Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Senior Notes or Senior Discount Notes, as the case may be, do not give the relevant Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

                  The Indentures will require certain officers of the Company to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indentures and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustees of any default or defaults in the performance of any covenants or agreements under the Indentures.

Consolidation, Merger and Sale of Assets

                  Each of the Company and each Guarantor will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company or any Guarantor unless: (i) the Company or any Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or Guarantor) formed by such consolidation or into which the Company or any Guarantor, as the case may be, is merged or that acquired or leased such property and assets of the Company or any Guarantor, as the case may be, shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustees, all of the obligations of the Company or any Guarantor, as the case may be, on all of the Notes and under the Indentures; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor to the Company as obligor on the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause (iv) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (v) the Company or Guarantor, as the case may be, delivers to the Trustees an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the Merger.

Defeasance

                  Defeasance and Discharge. Each Indenture will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Senior Notes or Senior Discount Notes, as the case may be, on the 123rd day after the deposit referred to below, and the provisions of the relevant Indenture will no longer be in effect with respect to such Notes (except for, among other matters, certain obligations to register the transfer or exchange of such Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the relevant Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the relevant Notes on the Stated Maturity of such payments in accordance with the terms of the relevant Indenture and Notes, (B) the Company has delivered to the relevant Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the relevant Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, or any of its Subsidiaries is bound, and (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the relevant Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

                  Defeasance of Certain Covenants and Certain Events of Default. Each Indenture further will provide that the provisions of such Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clauses (c) and (d) under "Events of Default" with respect to such clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and such covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the relevant Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Senior Notes or Senior Discount Notes, as the case may be, on the Stated Maturity of such payments in accordance with the terms of the relevant Indenture and Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Company to the relevant Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

                  Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of either Indenture with respect to the Senior Notes or Senior Discount Notes, as the case may be, as described in the immediately preceding paragraph and such Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the relevant Trustee will be sufficient to pay amounts due on such Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Modification and Waiver

                  Modifications and amendments of the respective Indentures may be made by the Company, the Guarantors and the relevant Trustee with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Senior Notes or Senior Discount Notes, as the case may be; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentage of outstanding Senior Notes or Senior Discount Notes, as the case may be, the consent of whose Holders is necessary to modify or amend the applicable Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Senior Notes or Senior Discount Notes, as the case may be, (vii) release the Guarantors from the Senior Notes Guarantee or the Senior Discount Notes Guarantee, as the case may be, or (viii) reduce the percentage or aggregate principal amount at maturity of outstanding Senior Notes or Senior Discount Notes, as the case may be, the consent of whose Holders is necessary for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers,
Directors, or Employees

                  The Indentures provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indentures, the Pledge Agreement or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

Concerning the Trustees

                  The Indentures provide that, except during the continuance of a Default, the Trustees will not be liable, except for the performance of such duties as are specifically set forth in such Indentures. If an Event of Default has occurred and is continuing, the Trustees will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

                  The Indentures and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustees, should they become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustees are permitted to engage in other transactions; provided, however, that if they acquire any conflicting interest, they must eliminate such conflict or resign.

                  [If  any  Guarantors   are  located   outside  the  U.S.,  add
"governing  law  &  submission  to  jurisdiction",   "currency   indemnity"  and
"additional amounts" disclosure]


                             DESCRIPTION OF WARRANTS

                  The Warrants will be issued by Orion pursuant to a warrant agreement (the "Warrant Agreement") between Orion and _____________, as warrant agent (the "Warrant Agent"), dated the Closing Date. The summary of certain provisions of the Warrant Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, including the definition of certain terms therein. A copy of the Warrant Agreement has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

General

                  Each Warrant, when exercised, will entitle the holder thereof to receive shares of Common Stock at an exercise price of $ per share (the "Exercise Price"). The Exercise Price and the number of Warrant Shares issuable on exercise of a Warrant are both subject to anti-dilutive adjustments in certain cases. See "-- Adjustments" below. The Warrants are not exercisable prior to six months after the Closing Date. Unless earlier exercised, the Warrants will expire on the tenth anniversary of the Closing Date. The Warrants will become separately transferable from the Notes on the earlier of (i) six months from the date of issuance, (ii) such date as the Underwriters may, in their discretion, deem appropriate and (iii) in the event of an Offer to Purchase (as defined in the Indentures), the date the Company mails notice thereof to holders of the Notes.

                  On the Closing Date, the Senior Note Warrant Shares, will represent approximately % of the fully diluted Common Stock of Orion, and the Senior Discount Note Warrant Shares will represent approximately % of the fully diluted Common Stock of Orion.

                  The Warrants may be exercised by surrendering to Orion the Warrant certificates evidencing such Warrants with the accompanying form of election to purchase, properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price by a holder may be made in the form of cash or a certified or official bank check payable to the order of Orion or the surrender of unexercised Warrant certificates. Upon surrender of the Warrant certificate and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of Warrant Shares or other securities or property to which such holder is entitled under the Warrants and Warrant Agreement, including, without limitation, at Orion's option, cash payable to adjust for fractional interests in Warrant Shares issuable upon such exercise in an amount equal to the Current Market Price (as defined in the Warrant Agreement) per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent. If less than all of the Warrants evidenced by a Warrant certificate are to be exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

                  No service charge will be made for registration of transfer or exchange upon surrender of any Warrant certificate at the office of the Warrant Agent maintained for that purpose. Orion may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant certificates.

                  The holders of the Warrants have no right to vote on matters submitted to the stockholders of Orion or to receive notice of meetings of stockholders or any other rights of stockholders of Orion, including any right to receive cash dividends. The holders of the Warrants have no preemptive rights and are not entitled to share in the assets of Orion in the event of the liquidation, dissolution or winding up of Orion's affairs.

Adjustments

                  The number of Warrant Shares that may be purchased upon the exercise of the Warrants and the Exercise Price will both be subject to adjustment in certain events including (i) the payment by Orion of dividends (or other distributions) on Common Stock payable in shares of such Common Stock or other shares of Orion's capital stock, (ii) subdivisions, combinations and certain reclassifications of Common Stock, (iii) the issuance of Common Stock or of rights, options or warrants entitling the holder to subscribe for shares of Common Stock, or of securities convertible into or exchangeable for shares of Common Stock, for a consideration per share which is less than the current market price per share (as defined in the Warrant Agreement) of Common Stock,
(iv) the distribution to all holders of Common Stock of any of Orion's assets, debt securities or any rights or warrants to purchase securities (excluding cash dividends or other cash distributions from current or retained earnings) and (v) in the discretion of Orion's Board of Directors. In addition, the Exercise Price may be reduced in the event of purchase of shares of Common Stock pursuant to a tender or exchange offer made by Orion or any subsidiary thereof at a price greater than the Current Market Price of the Common Stock at the time such tender or exchange offer expires.

                  In the event of a taxable distribution to holders of Common Stock which results in an adjustment to the number of shares of Common Stock or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax as a dividend. See "Certain United States Federal Income Tax Consequences."

                  No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; provided, however, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

                  In the case of certain reclassifications, redesignations, reorganizations or changes in the number of outstanding shares of Common Stock or consolidations or mergers of Orion or the sale of all or substantially all of the assets of Orion, each Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto.

Reservation of Shares

                  At the time of issuance of the Warrants, Orion will have authorized and reserved for issuance such number of shares of Common Stock as shall be initially issuable upon the exercise of the Warrants. Such shares of Common Stock, when paid for and issued must be duly and validly issued, fully paid and non-assessable, and not subject to any preemptive rights.

Amendment

                  From time to time, Orion and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not, in the opinion of Orion's Board of Directors, have a material adverse effect on the rights of any holder. Other amendments or supplements to the Warrant Agreement generally require the written consent of the holders of a majority of the then outstanding Warrants. The consent of each holder of the Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

Registration Requirements

                  The  Company  is  required,  under  the  terms of the  Warrant
Agreement, to use its best efforts to maintain the effectiveness of the Registration Statement of which this Prospectus is a part until the earlier of
(i) such time as all Warrants have been exercised and (ii) the tenth anniversary of the Closing Date. During any consecutive

365-day period while the Warrants are exercisable, the Company will have the ability to suspend the availability of such registration statement for up to two 15-consecutive-day periods (except during the 30 days immediately prior to the expiration of the Warrants) if the Company's Board of Directors determines in good faith that there is a valid purpose for the suspension and provides notice of such determination to the holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent.

Reports

                  So long as any Warrants remain outstanding, and whether or not any Notes remain outstanding, the Company will cause copies of the reports and other documents described under "Description of Notes -- Commission Reports and Reports to Holders" to be filed with the Warrant Agent and mailed to holders of Warrants at their addresses in the register maintained by the Warrant Agent.

                BOOK-ENTRY SYSTEM; SETTLEMENT; DELIVERY AND FORM

General

                  The Units will be issued in the form of one or more fully registered Units in global form ("Global Units"), each comprised of one or more Notes in global form ("Global Notes") and one or more Warrants in global form ("Global Warrants"). The Global Units, Global Notes and Global Warrants are sometimes referred to herein as the "Global Securities." Except in those limited circumstances described below, Units, Notes or Warrants in definitive form ("Certificated Units," "Certificated Notes" and "Certificated Warrants," respectively, and sometimes referred to collectively as "Certificated Securities") will not be issued.

                  Upon issuance of the Global Securities, the Depository or its nominee will credit, on its book-entry registration and transfer system, the number of Units represented by such Global Securities to the accounts of institutions that have accounts with the Depository or its nominee ("participants"). The accounts to be credited shall be designated by the Underwriters. Ownership of beneficial interests in the Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest in such Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository or its nominee (with respect to participants' interests) for such Global Securities, or by participants or persons that hold interests through participants (with respect to interests of persons other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Securities.

                  So long as DTC is the registered holder of any Global Securities, DTC will be considered the sole owner and holder of such Units, Notes or Warrants, as the case may be, represented by such Global Securities for all purposes under the Indenture and the Warrant Agreement and the Units, Notes and Warrants, as the case may be. No beneficial owner of an interest in any Global Securities will be able to transfer that interest except in accordance with DTC's applicable procedures.

                  Except in the limited circumstances referred to below, owners of beneficial interests in Global Securities will not be entitled to have such Global Securities or any Units, Notes or Warrants represented thereby registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities in exchange therefor and will not be considered to be the owners or holders of such Global Securities or any Units, Notes or Warrants represented thereby for any purpose under the Units, Notes or Warrants or the Indenture or the Warrant Agreement.

                  Global Units, Global Notes and Global Warrants shall be exchangeable for corresponding Certificated Securities registered in the name of persons other than the Depository or its nominee only if (A) the Depository (i) notifies the Company that it is unwilling or unable to continue as Depository for any of the Global Securities or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the Notes, or (C) the Company executes and delivers to the Trustee and or the Warrant Agent, as appropriate, an order that the Global

Units, Global Notes or Global Warrants shall be so exchangeable. Any Certificated Securities will be issued only in fully registered form, and in the case of Certificated Notes, shall be issued without coupons in denominations of $1,000 and integral multiples thereof. Any Certificated Securities so issued will be registered in such names and in such denominations as DTC shall request.

                  Any payment of  principal  or interest due on the Notes on any
Interest Payment Date or at maturity will be made available by the Company to the Trustee by such date. As soon as possible thereafter, the Trustee will make such payments to the Depository or its nominee, as the case may be, as the registered owner of the Global Notes representing such Notes in accordance with existing arrangements between the Trustee and the Depository. The Company expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository. The Company also expects that payments by participants to owners of beneficial interests in the Global Securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. None of the Company, the Trustee, or any payment agent for the Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any of the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  Unless and until exchanged in whole or in part for Notes in definitive form in accordance with the terms of the Notes, the Global Notes may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository of any such nominee to a successor of the Depository or a nominee of each successor.

The Clearing System

                  With respect to the Depository, the Company believes as follows: the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movements of securities certificates. The Depository's participants include securities brokers and dealers (including each of the Underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depository. Indirect access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Settlement

                  Initial settlement in the Units will be made in same-day funds.

                  Investors electing to hold their Units through DTC will follow settlement practices applicable to United States corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

                  All payments of principal and interest on the Notes will be made by the Company in same-day funds. The Notes will trade in the Same-Day Funds Settlement System of the Depository until maturity. Secondary market trading of the Units, the Notes and the Warrants between DTC participants (other than the depositories) will be settled in same-day funds using the procedures applicable to United States corporate debt obligations.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Hogan & Hartson L.L.P., tax counsel to the Company, the following discussion summarizes, subject to the limitation set forth below, the material U.S. federal income tax consequences of the acquisition, ownership and disposition of Units and the Notes and Warrants that constitute the Units. The discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the validity of the statements and conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a holder of the Notes or Warrants. This discussion assumes that the Notes and Warrants are or will be held as capital assets (as defined in Section 1221 of the Code) by the holders thereof. Except as otherwise described herein, this discussion applies only to a person who is an initial holder purchasing Units pursuant to this offering at the "issue price" (as defined below) and who is (i) a citizen or resident of the United States for United States federal income tax purposes,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source (a "U.S. Holder"). This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, or persons that hold Notes or Warrants that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

         THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PURCHASER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH PURCHASER'S PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, WARRANTS OR UNITS.

The Units

         Each Unit is comprised of a Note and a Warrant. For U.S. federal income tax purposes, the issue price of a Unit must be allocated between the Note and the Warrant. Under the OID Regulations, the issue price of a Senior Note Unit or a Senior Discount Note Unit should be equal to the offering price to the public (not including any bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler) at which a substantial amount of the Senior Note Units or the Senior Discount Note Units, as the case may be, are sold. The issue price of a Unit must be allocated between its component parts based on their relative fair market values on the date of issuance. Based on the foregoing, the Company intends (i) to treat a Senior Note as having been originally issued with an issue price of $ and a Senior Note Warrant as having been originally issued with an issue price of $ , and (ii) to treat a Senior Discount Note as having been originally issued with an issue price of $ and a Senior Discount Note Warrant as having been issued with an issue price of $ . This allocation by the Company reflects its judgment as to the relative values of those instruments at the time of original issuance. No assurance can be given, however, that the IRS will not challenge the allocation by the Company of the issue price of the Notes and Warrants. If the Company's allocation is successfully challenged, the issue price, OID accrual and gain or loss on sale would be different from that resulting under the allocation determined by the Company.

         The determination by the Company of the issue price of the Notes and Warrants will be binding on a holder, unless such holder discloses the use of a different issue price allocation on the applicable form attached to such holder's Federal income tax return for the taxable year that includes the acquisition date of such Unit. If a holder acquires a Unit at a price different from that on which the Company's allocation is based, such holder may be treated as having acquired its Note for an amount greater or less than the amount allocated to such Note by the Company as set forth above, thereby resulting in "acquisition premium," "amortizable bond premium" or "market discount," as defined below. Holders intending to use an issue price allocation different from that used by the Company should consult their own tax advisors as to the consequences to them of their particular allocation of the issue price of the Units, Notes and Warrants.

Senior Discount Notes -- Original Issue Discount

         General

         The Senior Discount Notes will bear OID, and each U.S. Holder will be required to include in income (regardless of whether such U.S. Holder is a cash or accrual basis taxpayer) in each year, in advance of the receipt of cash payments on such Senior Discount Notes, that portion of the OID, computed on a constant yield basis, attributable to each day during such year on which the U.S. Holder held the Senior Discount Notes. See "Taxation of Original Issue Discount" below.

         The Amount of Original Issue Discount

         The amount of OID with respect to each Senior Discount Note will be equal to the excess of (i) its "stated redemption price at maturity" over (ii) its "issue price" (as discussed above). Under the OID Regulations, the "stated redemption price at maturity" of each Senior Discount Note will include all payments to be made in respect thereof, including any stated interest payments. Accordingly, payments on the Senior Discount Notes (including principal and stated interest payments) are not separately included in a U.S. Holder's income as interest, but rather are treated first as payments of previously accrued OID and then as payments of principal.

         Taxation of Original Issue Discount

         A U.S. holder of a debt instrument issued with OID is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of such OID for all days during the taxable year on which the holder holds the debt instrument. The daily portions of OID required to be included in a holder's gross income in a taxable year will be determined upon a constant yield basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro rata portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. Accrual periods with respect to a Senior Discount Note may be of any length selected by the U.S. Holder and may vary in length over the term of the Senior Discount Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Senior Discount Note occurs on either the final or first day of an accrual period. The amount of the OID attributable to each "accrual period" will be the product of (i) the "adjusted issue price" at the beginning of such accrual period and (ii) the "yield to maturity" of the debt instrument (stated in a manner appropriately taking into account the length of the accrual period). The "yield to maturity" is the discount rate that, when used in computing the present value of all payments to be made under the Senior Discount Note, produces an amount equal to the issue price of the Senior Discount Note. The "adjusted issue price" of a Senior Discount Note at the beginning of an accrual period is generally defined as the issue price of the Senior Discount Note plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments on the Senior Discount Note. Accordingly, a U.S. Holder of a Senior Discount Note will be required to include OID thereon in gross income for U.S. federal tax purposes in advance of the receipt of cash in respect of such income. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period at maturity of a Senior Discount Note is the difference between (x) the amount payable at the maturity of the Senior Discount Note and
(y) the Senior Discount Note's adjusted issue price as of the beginning of the final accrual period.

         Effect of Mandatory and Optional Redemptions on OID

         In the event of a Change of Control, the Company will be required to offer to redeem all of the Notes, including the Senior Discount Notes, at redemption prices specified elsewhere herein. The required offer to redeem the Notes should not affect, and will not be treated by the Company as affecting, the determination of the yield or maturity of the Senior Discount Notes.

         The Company may redeem the Notes, including the Senior Discount Notes, in whole or in part, at any time on or after , 2002, at redemption prices specified elsewhere herein plus accrued and unpaid interest to the date of redemption. The OID Regulations contain rules for determining the "maturity date" and the stated redemption price at maturity of an instrument that may be redeemed prior to its stated maturity date at the option of the issuer. Under the OID Regulations, solely for purposes of the accrual of OID, it is assumed that the issuer will exercise any option to redeem a debt instrument if such exercise will lower the yield-to-maturity of the debt instrument. The Company believes that it will not be presumed to redeem the Senior Discount Notes prior to their stated maturity under these rules because the exercise of such option would not lower the yield-to-maturity of the Senior Discount Notes.

         Tax Basis

         A U.S. Holder's initial tax basis in a Senior Discount Note generally will be equal to the purchase price paid by such U.S. Holder for such Senior Discount Note. A U.S. Holder's tax basis in a Senior Discount Note will be increased by the amount of OID that is included in such U.S. Holder's income pursuant to the foregoing rules and will be decreased by the amount of any cash payments received.

The Senior Notes

         Stated interest payments on the Senior Notes will be taxable to a U.S. holder when received or accrued in accordance with such holder's method of tax accounting. If, as expected, the allocation of issue price to the Senior Note Warrants and the Senior Notes will generate a discount element for the Senior Notes that is de minimis, then the Senior Note will not bear original issue discount. Under the de minimis rule, there is no original issue discount on a debt instrument if the debt instrument is originally issued at a discount that is less than 25% multiplied by product of its principal amount and number of complete years to maturity from the issue date.

         In certain circumstances, notes issued in connection with the same transaction or related transactions may be treated as a single note for purposes of the OID rules. The Company believes that a substantial portion of each of the Senior Notes and the Senior Discount Notes will be issued to purchasers not related to the Company or to other purchasers and who do not purchase both Senior Note Units and Senior Discount Note Units in connection with the same transaction or related transactions, and that, therefore, the aggregation rules will not apply.

Market Discount, Acquisition Premium

         If a U.S. Holder acquires a Note for an amount that is less than (i) in the case of a Senior Note, its principal amount, or (ii) in the case of a Senior Discount Note, its revised issue price (generally, adjusted issued price) at the time of acquisition, the amount of such difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. If a U.S. Holder makes a gift of a Note, accrued market discount, if any, will be recognized as if such U.S. Holder had sold such Note for a price equal to its fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the Note or the earlier disposition of the Note in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

         Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant interest method), in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

         A U.S. Holder who purchases a Senior Note at a cost in excess of the greater of its principal amount or the amount payable on an earlier call date will be considered to have purchased the Senior Note with "amortizable bond premium," and may elect to amortize such premium as an offset to interest income on the Senior Note. A U.S. Holder who acquires a Senior Discount Note for an amount that is greater than the adjusted issue price of such Senior Discount Note but equal to or less than the sum of all amounts payable on such Senior Discount Note after the purchase date will be considered to have purchased such Senior Discount Note at an "acquisition premium." Under the acquisition premium rules of the Code and the OID Regulations, the amount of OID which such holder must include in its gross income with respect to such Senior Discount Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

         Proposed Treasury regulations issued on June 27, 1996 would clarify the treatment of bond premium. The proposed regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a U.S. Holder takes the corresponding interest income into account under such U.S. Holder's regular accounting method. In the case of instruments that may be redeemed prior to maturity, the proposed regulations provide that the premium is calculated by assuming that the issuer or holder will exercise or not exercise its redemption rights in the manner that maximize the U.S. Holder's yield. The regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a U.S. Holder elects to amortize bond premium for the taxable year containing such effective date, the regulations would apply to all the U.S. Holder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether these regulations will become effective or what, if any, modifications may be made to them prior to their becoming effective.

         A U.S. Holder's tax basis is a Note will be increased by any market discount previously included in such U.S. Holder's income and decreased by any bond premium previously amortized by such U.S. Holder.

Sale or Redemption of Notes

         Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of a Note will be a taxable event for U.S. federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between
(i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition (except to the extent the consideration received is attributable to stated interest on a Senior Note not previously taken into income, which consideration is treated as interest income) and (ii) the U.S. Holder's adjusted tax basis therein. Except with respect to accrued market discount, such gain or loss should be capital gain or loss and will be long-term capital gain or loss if the Note will have been held by the U.S. Holder for more than one year at the time of such sale, exchange, redemption or other disposition. The excess of net long-term capital gains over net short-term capital losses is taxed at lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

High-Yield Discount Obligations

         The Senior Discount Notes will constitute "applicable high yield discount obligations" ("AHYDOs") if the yield to maturity of such Senior
Discount Notes equals or exceeds the sum of the applicable federal rate in effect at the time of the issuance of the Senior Discount Notes (the "AFR") plus five percentage points. For___________ 1997, the long-term AFR is % and the mid-term AFR is % (based on semi-annual compounding). The appropriate AFR depends upon the weighted average maturity of the Senior Discount Notes. Under Sections 163(e) and 163(i) of the Code, a C corporation that is an issuer of debt obligations subject to the AHYDO rules may not deduct any portion of OID on the obligations until such portion is actually paid. A debt obligation is generally subject to the AHYDO rules if (i) its maturity date is more than five years from the date of issue, (ii) its yield to maturity equals or exceeds the sum of the AFR plus five percentage points, and
(iii) it bears "significant OID." A debt obligation will bear significant OID for this purpose if, as of the close of any accrual period ending more than five years after issuance, the total amount of income includable by a holder with respect to the debt instrument exceeds the sum of (i) the total amount of "interest" paid under the obligation before the close of such accrual period and
(ii) the product of the issue price of the debt instrument and its yield to maturity. In addition, if the Senior Discount Notes are AHYDOs, and if the yield to maturity of the Senior Discount Notes exceeds the sum of the AFR plus six percentage points, then a portion of the OID on the Senior Discount Notes, equal to the product of the total OID on the Senior Discount Notes times the ratio of
(a) the excess of the yield to maturity over the sum of the AFR plus six percentage points to (b) the yield to maturity, will not be deductible by the Company and will be treated for some purposes as dividends to the U.S. Holders of the Senior Discount Notes (to the extent that such amounts would have been treated as dividends to the U.S. Holders of the Senior Discount Notes if they had been distributions with respect to the Company's stock). Amounts treated as dividends will be nondeductible by the Company, and may qualify for the dividend received deduction for corporate U.S. Holders, but will be treated as OID and not as dividends for withholding tax purposes. The Company cannot determine whether the Senior Discount Notes will be AHYDOs until their issue price is determined by sale to investors pursuant to this offering.

The Warrants

         Upon the exercise of a Warrant, a U.S. Holder will not recognize gain or loss (except to the extent of cash, if any, received in lieu of the issuance of fractional shares of Common Stock) and will have a tax basis in the Common Stock acquired pursuant to such exercise equal to such U.S. Holder's tax basis in the Warrant (which, in the case of an initial holder, will equal the portion of the issue price of the Unit properly allocable to the Warrant, as described above) plus the exercise price of the Warrant. The holding period for such Common Stock so acquired will commence on the day after the date of exercise of the Warrant. If any cash is received in lieu of fractional shares of Common Stock, the U.S. Holder will recognize gain or loss the amount and character of which will be determined as if such U.S. Holder had received such fractional shares and then immediately sold them for cash. Similarly, upon the sale of Common Stock received upon exercise of a Warrant, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized upon the sale and such U.S. Holder's tax basis in the Common Stock. Such capital gain or loss will be long-term if, at the time of sale or exchange, the Common Stock was held for more than one year. Distributions made with respect to the Common Stock will constitute dividends to the extent paid out of current or accumulated earnings and profits of the Company as determined for U.S. federal income tax purposes. To the extent that a distribution exceeds the earnings and profits of the Company, it will be treated as a nontaxable return of capital to the extent of the U.S. Holder's adjusted tax basis in the Common Stock. Holders should consult with their own tax advisors with respect to the particular federal, state, local and foreign tax consequences to them of the ownership of Warrants or Common Stock.

         The sale of a Warrant will result in the recognition of capital gain or loss to the U.S. Holder in an amount equal to the difference between the amount realized and such U.S. Holder's tax basis in the Warrant (which, in the case of an initial holder, will equal the portion of the issue price of the Unit properly allocable to the Warrant, as described above). Such capital gain or loss will be long term if, at the time of sale or exchange, the Warrant was held for more than one year. It is unclear whether the repurchase of a Warrant by the Company would be treated as a sale or exchange. If it were not so treated, any gain or loss to a holder on such repurchase would be treated as ordinary income or loss.

         If a Warrant expires unexercised, a U.S. Holder will recognize a capital loss equal to such U.S. Holder's tax basis in the Warrant. Such capital loss will be long-term if, at the time of the expiration, the Warrant was held for more than one year.

         Under Section 305 of the Code, adjustments to the exercise price or conversion ratio of the Warrants which occur under certain circumstances, or the failure to make such adjustments, may result in the receipt of taxable constructive dividends by a U.S. Holder (subject to a possible dividends received deduction in the case of corporate U.S. Holders) to the extent of the Company's current or accumulated earnings and profits, regardless of whether there is a distribution of cash or property.

Non-U.S. Holders

         The Notes

         Subject to the discussion of "backup" withholding below, payments of principal, if any, and interest (including OID) by the Company or its agent (in its capacity as such) to any holder who is a beneficial owner of a Note but is not a U.S. Holder will not be subject to U.S. federal withholding tax provided, in the case of interest (including OID) that (i) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Note certified to the Company or its agent, under penalties of perjury, that he is not a U.S. Holder and provides his name and address or (B) a securities clearing organization, bank or other financial institution that holds customers securities in the ordinary course of its trade or business (a "financial institution") certified to the Company or its agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner. A holder of a Note who is not a U.S. Holder, and who does not meet the requirements of the preceding sentence, would generally be subject to U.S. federal withholding tax at a flat rate of 30% (or a lower applicable treaty rate) on payments of interest (including OID) on the Notes.

         If a holder of a Note who is not a U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax as discussed in the preceding paragraph (or by reason of the delivery of properly completed Form 4224), will be subject to U.S. federal income tax on such interest (including OID) and on any gain realized on the sale, exchange or other dispositions of a Note in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.

         Subject to the discussion of "backup" withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by a holder who is not a U.S. Holder will not be subject to U.S. federal income or withholding taxes unless (i) such gain is effectively connected with a U.S. trade or business of the holder, or (ii) in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

         Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. federal income tax purposes at the time of such individual's death will not be subject to U.S. federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. federal withholding tax (without regard to the certification requirements) that is described above.

         The Warrants

         The following discussion addresses the tax consequences to a holder of a Warrant who is not a U.S. Holder of the ownership, disposition, exercise or lapse of the Warrants.

         For the tax basis of a Warrant and the tax basis and holding period of a share of stock acquired by the exercise of a Warrant, see "-- The Units" and "-- The Warrants," above. Subject to the conditions discussed with respect to gain realized with respect to the Notes under "Tax Consequences to Non-U.S. Holders" above, and to the discussion contained in "FIRPTA Treatment of Non-U.S. Holders" below, a holder of a Warrant who is not a U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale of a Warrant. Further, no gain or loss will be recognized by a holder of a Warrant who is not a U.S. Holder for U.S. federal income tax purposes upon the exercise of a Warrant.

         FIRPTA Treatment of Non-U.S. Holders

         Under the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"), foreign persons generally are subject to U.S. federal income tax on capital gain realized on the disposition of any interest (other than solely as a creditor) in a corporation that is a United States real property holding corporation (a "USRPHC"). For this purpose, a foreign person is defined as any holder who is a foreign corporation (other than certain foreign corporations that elect to be treated as domestic corporations), a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership. Under FIRPTA, a corporation is a USRPHC if the fair market value of the United States real property interests held by the corporation is 50 percent or more of the aggregate fair market value of certain assets of the corporation.

         The Company does not currently believe that it is a USRPHC. Thus, a foreign person that holds Warrants, or shares of the Common Stock of the Company acquired pursuant to the exercise of such Warrants, generally will not be subject to the U.S. federal income tax on a sale or other disposition of the Warrants or shares of Common Stock. Even if a corporation meets the test for a USRPHC, a foreign person would generally not be subject to tax, or withholding in respect to such tax, on gain from a sale or other disposition of such corporation's stock solely by reason of the corporation's USRPHC status if the stock is regularly traded on an established securities market ("regularly traded") during the calendar year in which such sale or disposition occurs, provided that such holder does not own, actually or constructively, stock with a fair market value in excess of 5 percent of the fair market value of all such stock outstanding at any time during the shorter of the five-year period preceding such disposition or the holder's holding period. The Company believes that the Common Stock will be treated as regularly traded.

Backup Withholding and Information Reporting

         The "backup" withholding and information reporting requirements may apply to certain payments of principal and interest (including OID) on a Note and to certain payments of proceeds of the sale or retirement of a Note. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 31% of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, all corporations) are not subject to the backup withholding and reporting requirements.

         Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a holder of a Note who has provided the required certification under penalties of perjury that it is not a U.S. Holder as set forth in clause (iii) in the first paragraph under "Non-U.S. Holders" or has otherwise established an exemption (provided that neither the Company nor such agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied).

         Payments of the proceeds from the sale by a holder who is not a U.S. Holder of a Note made to or through a foreign office of a broker will not be subject to U.S. information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, U.S. information reporting may apply to such payments. Payments of the proceeds from the sale of a Note to or through the United States office of a broker is subject to U.S. information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from U.S. information reporting and backup withholding.

         Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability.

         The Company is required to furnish certain information to the IRS, and will furnish annually to record holders of Notes, information with respect to interest and OID accruing during the calendar year. The OID information will be based upon the adjusted issue price of the debt instrument as if the holder were the original holder of the debt instrument. No assurance can be given that the IRS will not challenge the accuracy of the reported information. Moreover, if a holder uses an allocation of the issue price of a Unit between the Note and the Warrant comprising the Unit that is different from that used by the Company, the computation of OID with respect to such holder's Note may differ from that reported by the Company to the IRS and to such holder. Subsequent holders who purchase Notes for an amount other than the adjusted issue price and/or on a date other than the last day of an accrual period will be required to determine for themselves the amount of OID, if any, they are required to include in gross income for U.S. federal income tax purposes.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

                  The following is a description of certain other indebtedness of the Company that will be outstanding following the Transactions. The Company will need substantial additional capital to fund the construction, launch and launch insurance of Orion 2 and Orion 3, as well as for other purposes. See "Risk Factors -- Need for Substantial Additional Capital" and "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources."

The British Aerospace and Matra Marconi Space Investments

                  Under an agreement between Orion and British Aerospace, $50 million of Junior Subordinated Debentures are to be purchased by British Aerospace in the British Aerospace Investment. The Junior Subordinated Debentures will mature 15 years following the date of issuance and will bear interest at a rate of 8.75% per annum to be paid semi-annually in arrears (payable even during any event of default on the Notes) solely in Orion common stock at a price of $14 per share. The Junior Subordinated Debentures (and accrued but unpaid interest) may be converted in whole or in part into Common Stock at any time at an initial conversion rate of $14 per share, as adjusted for stock splits or other recapitalizations and certain dividends or issuances of stock to all stockholders.

                  British Aerospace has agreed that Orion may at any time (except during 90 days after a change in control) redeem all or part (but not less than 25% on any one occasion) of the Junior Subordinated Debentures for consideration consisting of the number of shares of Common Stock issuable upon conversion of the Junior Subordinated Debentures multiplied by the greater of
(i) the average closing price of the Common Stock over the preceding 20 trading days or (ii) $17.50 per share. Alternatively, Orion may arrange for the disposition of the Common Stock received upon the conversion of the Junior Subordinated Debentures (or the Junior Subordinated Debentures themselves) in an underwritten public offering, subject to British Aerospace being guaranteed the greater of (a) 95% of the average closing price of the Common Stock over the preceding 20 trading days or (b) $17.50 per share. British Aerospace will have the right to demand one underwritten public offering of the shares of Common Stock received upon conversion of the Junior Subordinated Debentures and include such shares in other Orion public offerings.

                  The Junior Subordinated Debentures will be subordinated to all other indebtedness of the Company, including the Notes. The Trustee will have the right to vote the proxy of the Junior Subordinated Debenture holders with respect to any plan of reorganization. The Junior Subordinated Debentures will contain only limited covenants so long as $50 million or more of the Notes remain outstanding, but a more extensive set of covenants will apply after less than $50 million of Notes are outstanding. From and after the time when less than $50 million of Notes remain outstanding, in the event of a change of control of Orion (any stockholder becoming the owner of 51% or more of the voting rights or designating a majority of the Board of Directors), either Orion or British Aerospace may, within 90 days after such change of control, force the sale of the Junior Subordinated Debentures, as converted into Common Stock, to Orion for the same purchase price as in the event of redemption.

                  The purchase of the Junior Subordinated Debentures is conditioned upon the following: (i) completion of the Exchange; (ii) termination of all of British Aerospace's obligations under the Orion 1 Credit Facility Support; (iii) net proceeds to Orion from the Offering of at least $225 million;
(iv) Orion's payment to British Aerospace of its costs and expenses; and (v) acquisition by Orion of all of British Aerospace's interest in Orion Asia Pacific in exchange for approximately 86,000 shares of Common Stock.

                  Under the Orion 1 Satellite Contract, the contractor is entitled to receive incentive payments based upon the performance of Orion 1 in orbit. As of September 30, 1996 Orion Atlantic had obligations with a present value of $21.7 million with respect to incentive payments. Orion will pay $13 million in satellite incentives following completion of the Offering of which $10 million will be re-invested in Orion by Matra Marconi Space (or an affiliate) in Junior Subordinated Debentures.

                  The Debenture Investments are a condition to the closing of the Offering.

TT&C Financing

                  In November 1993, Orion Atlantic entered into a financing arrangement with GECC to finance the TT&C facility (the "TT&C Financing"). The TT&C Financing consists of a note payable in installments through June 2002. At September 30, 1996, the Company had outstanding principal indebtedness of approximately $7.2 million under the TT&C Financing facility. The interest rate is 7.42% plus an index rate tied to yields on certain U.S. Treasury securities. The interest rate at September 30, 1996 was 13.49%. The TT&C Financing is secured by the TT&C facility, the Satellite Control System Contract and Orion Atlantic's leasehold interest in the TT&C facility land. See Note 4 of Notes to Consolidated Financial Statements.

                          DESCRIPTION OF CAPITAL STOCK

                  The authorized capital stock of Orion consists of 40,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.

                  The following summary description of the capital stock of Orion is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of Orion. A copy of the Certificate of Incorporation and Bylaws are exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

                  Common Stock Outstanding. As of December 15, 1996, there were 10,974,121 shares of Common Stock outstanding, held by 349 stockholders of record.

                  Dividends. Subject to preferences that may then be applicable to any then outstanding preferred stock, holders of Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors. Orion has not paid any dividends upon its Common Stock and does not plan to pay any dividends on such stock for the foreseeable future. The Indentures contain covenants that restrict Orion's ability to pay dividends.

                  Voting Rights. Each holder of Common Stock is entitled to one vote per share of Common Stock held by such holder on all matters to be voted upon by the stockholders of Orion. Holders of shares of Common Stock are not entitled to cumulative voting rights.

                  Staggered Terms of Directors. Under the provisions of Orion's Certificate of Incorporation the members of the Board of Directors are divided into three classes with the term of one class expiring each year. Accordingly, only those Directors of a single class can be changed in any one year and it could take three years to change the entire Board. While Orion believes that a staggered Board of Directors is in the best interests of Orion and its stockholders, such requirement may have the effect of protecting management in retaining its position and discouraging potential acquirers.

                  Liquidation Rights. All shares of Common Stock have equal rights, on a share for share basis, to receive pro rata the net assets of Orion upon liquidation or dissolution after payments to creditors and any holders of preferred stock, if any, then issued and outstanding. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

                  Orion's Certificate of Incorporation authorizes the Board of Directors to issue, from time to time and without further stockholder action, one or more series of preferred stock, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights, and conversion privileges. Because of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the Board of Directors could adversely affect the voting power of the holders of Common Stock and, by issuing shares of preferred stock with certain voting, conversion, and/or redemption rights, could discourage any attempt to obtain control of Orion.

Senior Preferred Stock

                  Preemptive Rights. The holders of Senior Preferred Stock have a contractual "preemptive" right to purchase a pro rata portion of any equity securities sold by Orion in the future on the same terms and conditions as sold to others, subject to certain exceptions for securities sold or granted to employees, certain small offerings, existing rights to acquire equity securities and public offerings of securities under the Securities Act.

                  Dividends and Conversion. Dividends on the Senior Preferred Stock accrue at 8% per annum, and are payable as and when declared by the Board. The Senior Preferred Stock is convertible into Common Stock at initial prices of $8.50 and $10.20 per share, respectively, subject to anti-dilution adjustments in the case of recapitalizations or issuances of Common Stock below the conversion price. Future issuances of Common Stock below the conversion price could significantly increase the percentage of Orion's equity owned by the holders of the Senior Preferred Stock. Upon conversion of the Senior Preferred Stock, any accrued and unpaid dividends on the Senior Preferred Stock will be waived.

                  Liquidation   Rights.   The  Senior   Preferred  Stock  has  a
liquidation preference equal to the amount invested, which preference increases to the extent of any accrued and unpaid dividends.

                  Voting Rights. Holders of the Senior Preferred Stock are entitled to vote with holders of Series C Preferred Stock and the Common Stock, together as a single class on an as-if-converted basis.

                  Put Rights. The holders of Senior Preferred Stock have the right to sell the Common Stock received upon the conversion thereof to Orion upon, among other things, certain mergers, changes of control or sales of substantially all the assets of Orion at the pro rata interest of such holders in the consideration received, in the case of certain fundamental changes, or fair market value. In the case of mergers in which the consideration to be received by holders of Common Stock is in a form other than cash, Orion shall pay the purchase price with a combination of a specified amount of freely tradable securities, a specified amount of cash, and the balance with a note payable over two years. The holders of Senior Preferred Stock (and any Common Stock received upon the conversion thereof) also have the right to sell such stock (or the common stock issuable upon conversion thereof) to Orion commencing in June 1999 at the fair market value of their shares (in the case of Common Stock) or the liquidation value, including accrued and unpaid dividends (in the case of Senior Preferred Stock), in accordance with the following schedule:

                           On or After May 31           Portion
                          --------------------         --------
                          1999.......................      33 1/3%
                          2000.......................      66 2/3%
                          2001.......................     100%

                  These rights terminate upon the Closing of a "Qualified Public Offering," as discussed below.

                  Tag Along Rights. Certain principal stockholders of Orion have granted to CIBC, Fleet and Chisholm the right to have a pro rata portion (based on the percentage of Common Stock outstanding) of the Common Stock issuable upon conversion of the Senior Preferred Stock included in any sales by those principal stockholders which involve more than 5% of the Common Stock then outstanding.

                  Termination of Certain Rights Upon Qualified Public Offering. The rights of the holders of the Senior Preferred Stock relating to sale following certain mergers, changes of control or sale of substantially all assets, the rights to sell such stock to Orion commencing in June 1999 or in connection with certain business combinations at fair market value, the preemptive rights and certain of the additional investment rights terminate upon the closing of a "Qualified Public Offering" which is defined as a public offering of the Common Stock with gross proceeds to Orion of not less than $30 million and a public offering price per share of not less than $25.50.

                  Restrictive Covenants; Representations. The documents relating to the Senior Preferred Stock impose certain covenants on Orion. The covenants include limitations on payment of dividends, redemption of junior securities such as Common Stock, certain issuances of senior securities (except when the Senior Preferred Stock is able to acquire an equivalent seniority), expansion into other lines of business or engaging in certain affiliated transactions. Failure to comply with those covenants (or failure of representations to be true and complete when made) could result in an increase in the dividend on the Senior Preferred Stock, not to exceed an annual dividend of 14%, and could give the holders of the Senior Preferred Stock certain rights to sell such stock to Orion if the non-compliance is material or (in certain cases) continues after certain cure periods. The Indentures contain a covenant which will effectively prohibit such sale to Orion. Orion has the right to redeem the Senior Preferred

Stock (subject to limitations contained in the Indentures) at its liquidation value (plus accrued and unpaid dividends) by paying holders of Senior Preferred Stock that amount and activating certain warrants (issued concurrently with the Senior Preferred Stock) to purchase Common Stock at the conversion price of such Senior Preferred Stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the Senior Preferred Stock.

                  Orion's Right to Force Conversion of Senior Preferred Stock. Orion may require conversion of the Senior Preferred Stock (resulting in the cancellation of accrued but unpaid dividends) if it meets certain public float requirements, the holders of Senior Preferred Stock are not subject to any agreements restricting the sale of Common Stock received on conversion and the closing trading price of the Common Stock for thirty of the forty-five trading days preceding notice of the required conversion has been above (i) $21.24 (if Orion makes the conversion election prior to June 17, 1997) and (ii) $25.50 (if Orion makes the conversion election after June 17, 1997).

Series C Preferred Stock

                  Dividends. Subject to the preferential rights of Series A Preferred Stock and Series B Preferred Stock ranking senior to the Series C Preferred Stock, the record holders of Series C Preferred Stock are entitled to receive dividends at the rate of 6% per annum, payable exclusively (except in the event of a Liquidation, as defined below) in Common Stock. Dividends accrue on a daily basis commencing on the date of issuance of each share of Series C Preferred Stock at the simple interest rate of 6% per annum. The number of shares of Common Stock distributable in a dividend on each share of Series C Preferred Stock is calculated based on the market price of such stock. All preferred stock issued after the Closing Date is required to be subordinated to the Series C Preferred Stock.

                  Liquidation rights. Subject to the liquidation rights for Series A Preferred Stock and Series B Preferred Stock, in the event of any liquidation, dissolution or winding up of Orion (a "Liquidation"), each holder of Series C Preferred Stock is entitled to be paid, before any distribution or payment is made upon the Common Stock or any other series or class of stock of Orion ranking junior to the Series C Preferred Stock, an amount in cash equal to the greater of (a) $1,000 per share (plus an amount equal to all accrued and unpaid dividends) of all shares of Series C Preferred Stock held by such holder, or (b) the amount which would be distributed with respect to the shares of Common Stock into which such shares of Series C Preferred Stock are convertible (assuming conversion of all outstanding Series C Preferred Stock) immediately prior to the record date for such distribution on an as-converted basis.

                  Voting rights. The holders of the Series C Preferred Stock are entitled to notice of all stockholders meetings in accordance with Orion's bylaws, and except as otherwise required by law, the holders of the Series C Preferred Stock are entitled to vote on all matters submitted to the stockholders for a vote together with the holders of Common Stock and the holders of Senior Preferred Stock, voting together as a single class, on an as-converted basis.

                  Redemption. Orion will redeem all of the Series C Preferred Stock in 2022. Additionally, at any time after the second anniversary of the date of the issuance of the Series C Preferred Stock under the Exchange Agreement, or, if prior to such date, immediately prior to the consummation of any consolidation, merger or sale in which the successor entity or purchasing entity is other than Orion, Orion, at its option and to the extent it has funds legally sufficient therefor and is permitted to do so by the Indentures, may redeem the shares of Series C Preferred Stock then outstanding, in whole or in part, for an aggregate redemption price of $1,000 per share (plus all accrued and unpaid dividends thereon).

                  Conversion to Common Stock. Holders of Series C Preferred Stock have the right, at any time after the issuance thereof, to convert all or a portion of such shares into a number of shares of Common Stock equal to the sum of: (a) the number of shares of Common Stock computed by multiplying the number of shares of Series C Preferred Stock to be converted by $1,000, and dividing the result by the applicable Conversion Price (as such term is used in the Certificate of Designations), which initially is $17.50, subject to adjustment, plus (b) the number of shares of Common Stock that would be payable if all accrued but unpaid dividends were declared and paid on the shares of Series C Preferred Stock to be converted.

                  Mandatory Conversion to Common Stock. If the closing price of the Common Stock over 20 of any 30 consecutive trading days is greater than or equal to the conversion price of $17.50 (subject to adjustment), Orion may require, by written notice to all holders of Series C Preferred Stock, the conversion of all of the outstanding Series C Preferred Stock into a number of shares of Common Stock equal to the sum of: (a) the number of shares of Common Stock computed by multiplying the number of shares of Series C Preferred Stock to be converted by $1,000, and dividing the result by the applicable Conversion Price (as such term is used in the Certificate of Designations) then in effect, plus (b) the number of shares of Common Stock that would be payable if all accrued but unpaid dividends were declared and paid on the shares of Series C Preferred Stock to be converted. If Orion requires the mandatory conversion of the Series C Preferred Stock within two years from the Closing Date, then the number of shares of Common Stock into which the shares of Series C Preferred Stock are converted is increased by the number of shares of Common Stock that would be payable as dividends on the Series C Preferred Stock over six months; provided, however, that at least one year of dividends is paid.

Warrants and Options

                  As of December 15, 1996, there were warrants and options outstanding to purchase an aggregate of 1,193,721 shares of Common Stock at exercise prices ranging from $8.16 to $14.00 per share, with a weighted average exercise price of $10.31 per share. Holders of Series A Preferred Stock have options to invest an additional approximately $350,000 in similar preferred stock (except that such similar preferred stock would be convertible at any time into Common Stock at a price based upon when the option is exercised within a range from $10.20 to $17.00 per share of Common Stock). The holders of Senior Preferred Stock also hold certain warrants to purchase Common Stock at the conversion price of such Senior Preferred Stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the Senior Preferred Stock. The warrants and options contain provisions for the adjustment of exercise prices in certain events, including stock dividends, stock splits, reorganizations, reclassifications or mergers.

Registration Rights

                  Series A Preferred Stock and Series B Preferred Stock; SS/L. Certain holders of Series A Preferred Stock and Series B Preferred Stock and SS/L (an existing stockholder) are entitled to include their shares of Common Stock in a registered offering of securities by Orion (a "piggy-back" registration). If Orion proposes to register any shares of its Common Stock under the Securities Act (other than for an offering primarily to employees or in connection with a merger or acquisition), the holder of registration rights may request that Orion include in the registered offering shares held by such holder or which the holder would receive upon conversion or exercise. If so requested, Orion must use its best efforts to include in the registered offering all shares requested, provided, among other conditions, that the managing underwriter of such offering has the right to limit or exclude entirely such shares of Common Stock from such offering. Orion is required to bear all registration and selling expenses, other than underwriting discounts, selling commissions, applicable stock transfer taxes, and certain registration fees and expenses, in connection with such piggy-back registrations.

                  The holders of Series A Preferred Stock and Series B Preferred Stock have certain "demand" rights to require Orion to register the securities held by them, subject to certain conditions. Orion is required to bear all registration and selling expenses, other than underwriting discounts, selling commissions, applicable stock transfer taxes, and certain registration fees and expenses, in connection with such demand registrations.

                  Series C Preferred Stock. Pursuant to the Registration Rights Agreement to be entered into between Orion and the Limited Partners, Orion will grant certain registration rights to the Limited Partners, as summarized below.

                  o Shelf Registration Rights. Orion will prepare and as soon as practicable (but no later than 15 days after) after 180 days have passed from the date of issuance of the Series C Preferred Stock (the "Lockup Period"), cause to be filed a "shelf" registration statement of Orion (the "Initial Shelf Registration Statement") which covers the registration of any and all the Eligible Registrable Securities each holder elects to include in the Initial Shelf Registration Statement. "Eligible Registrable Securities" means the Affected Shares (as defined below -- see "Shares Eligible for Future Sale") issuable to the Limited Partners pursuant to the Exchange Agreement, up to the 25% Limit (as defined below -- see "Shares Eligible for Future Sale").

                  o Subsequent Shelf Registration Rights. Orion will be obligated to file additional shelf registration statements providing for the registration of the Eligible Registrable Securities which have not been registered previously.

                  o Demand Registration of Underwritten Offerings. At any time following the expiration of the Lockup Period, one or more of the holders of the Series C Preferred Stock may request that Orion effect a registration under the Securities Act of all of their Eligible Registrable Securities in a sale of securities to an underwriter or underwriters of securities for reoffering to the public (an "Underwritten Offering"). Each such request for registration must involve shares worth at least $17.5 million in market value.

                  o Piggy-back Registration Rights. If at any time following the expiration of the Lockup Period, Orion proposes to effect a registration of the Orion Stock (whether for its own account or for the account of others) under the Securities Act, other than a "shelf" or "demand" registration as described above or a registration of securities in connection with a business acquisition or combination or an employee benefit plan, Orion will, subject to certain provisions described in the Registration Rights Agreement, include in such registration all Eligible Registrable Securities with respect to which Orion has received written requests for inclusion therein. Orion will pay any and all Registration Expenses (as such term is used in the Registration Rights Agreement) incident to the filing of each Piggy-back Registration statement or otherwise incident to the performance of or compliance by Orion with the provisions of the Registration Rights Agreement relating to a Piggy-back Registration.

                  Junior Subordinated Debentures. The shares of Common Stock issuable upon conversion of the Junior Subordinated Debentures (and up to 86,505 shares of Common Stock held by British Aerospace) will have the following registration rights:

                  o Shelf Registration Rights. Orion will prepare and, as soon as practicable (but no later than 60 days after) the date of issuance of the Junior Subordinated Debentures, cause to be filed a "shelf" registration statement of Orion which covers the registration of any and all shares of Common Stock issuable upon conversion of the Junior Subordinated Debentures each holder elects to include in such shelf registration statement. If not all shares of Common Stock issuable upon conversion of the Junior Subordinated Debentures are registered in the initial shelf registration statement, Orion will be obligated to file additional shelf registration statement(s) to register such unregistered shares.

                  o Demand Registration of Underwritten Offerings. Any one or more holders of the Junior Subordinated Debentures may request that Orion effect a registration under the Securities Act of all shares the Common Stock issuable upon conversion of the Junior Subordinated Debentures in an Underwritten Offering. The Company will not be obligated to effect more than one Underwritten Offering in any 12 month period. Orion will pay any and all Registration Expenses (as defined in the relevant registration rights agreement) incident to the filing of each registration statement for an Underwritten Offering that exceeds $25 million.

                  o Piggy-back Registration Rights. If Orion proposes to effect a registration of the Orion Common Stock (whether for its own account or for the account of others) under the Securities Act, other than a "shelf" or "demand" registration as described above or a registration of securities in connection with a business acquisition or combination or an employee benefit plan, Orion will, subject to certain provisions described in the Registration Rights Agreement, include in such registration all shares the Common Stock issuable upon conversion of the Junior Subordinated Debentures with respect to which Orion has received written requests for inclusion therein. Orion will pay any and all Registration Expenses (as such term is used in the Registration Rights Agreement) incident to the filing of each Piggy-back registration statement or otherwise incident to the performance of or compliance by Orion with the provisions of the registration rights agreement relating to a Piggy-back Registration.

                  Such registration rights may hinder efforts by Orion to arrange future financings of Orion and may have an adverse effect on the market price of the Common Stock. See "Shares Eligible for Future Sale."

Certain Anti-Takeover Effects

                  Orion's Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of Orion's Board of Directors and in the policies formulated by the Board of Directors, and to discourage an unsolicited takeover of Orion if the Board of Directors determines that such a takeover is not in the best interest of Orion and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire Orion or remove incumbent management even if some or a majority of Orion's stockholders were to deem such an attempt to be in their best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

                  Orion is subject to Section 203 of the Delaware Code ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in certain business combinations with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may elect not to be subject to Section 203 by having its stockholders approve an amendment to its certificate of incorporation or bylaws to such effect. Orion has not made such an election and, therefore, Section 203 may have an anti-takeover effect with respect to Orion.

                  Under the Communications Act, if Orion controlled an FCC radio common carrier licensee (which it presently does not), the FCC could refuse or revoke such licensee's license if (i) over 25% of Orion was controlled by foreign persons or entities and (ii) the FCC found that the public interest would be served thereby. Because of these provisions, Orion's Certificate of Incorporation empowers the Board of Directors of Orion to redeem any of Orion's outstanding capital stock to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency. Such stock may be redeemed at the lesser of (i) fair market value, or (ii) such holder's purchase price (if the stock was purchased within a year of such redemption). See "Business -- Regulation" and "Risk Factors -- Approvals Needed; Regulation of Industry."

                  Orion's Certificate of Incorporation contains a provision (the "Fair Price Provision") that requires the approval of the holders of a majority of Orion's voting stock (other than voting stock held by an Interested Stockholder (as defined below)) as a condition to a merger or to certain other business transactions with, or proposed by, a holder of 20% or more of Orion's voting stock (an "Interested Stockholder"), except in cases where the Continuing Directors approve the transaction or certain minimum price criteria and other procedural requirements are met. A "Continuing Director" is a Director who is not an Interested Stockholder or affiliated with an Interested Stockholder or who was a member of the Board prior to the time the Interested Stockholder became an Interested Stockholder or whose nomination or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. The minimum price criteria generally require that, in a transaction in which stockholders are to receive payments, holders of Common Stock must receive a value equal to the highest price paid by the Interested Stockholder for Common Stock during the prior two years, and that such payment be made in cash or in the type of consideration paid by the Interested Stockholder for the greatest portion of its shares. Orion's Board of Directors believes that the Fair Price Provision will help assure that all of Orion's stockholders are treated similarly if certain kinds of business combinations are effected. However, the Fair Price Provision may make it more difficult to accomplish certain transactions that are opposed by the incumbent Board of Directors and that could be beneficial to stockholders.

                  Orion's Certificate of Incorporation also requires any person or entity (the "Acquiring Stockholder") who acquires or seeks to acquire shares of capital stock of the Company that would increase such person's voting power in Orion above any of three thresholds (20%, 33%, or 50%) to send a disclosure statement to Orion and the other stockholders. The Acquiring Stockholder must receive the approval of the holders of a majority of the other shares of Orion before the Acquiring Stockholder can vote the acquired stock. In addition, if the Acquiring Stockholder has acquired or is acquiring more than 50% of the outstanding capital stock, the other stockholders who vote against such acquisition are entitled to dissent and obtain for their shares, from Orion, payment equivalent to the estimated fair value of their shares. The practical effect of this requirement is to condition the acquisition of control of Orion on the approval of a majority of the pre-existing disinterested stockholders.

                  Orion's Certificate of Incorporation provides that all actions taken by the stockholders must be taken at an annual or special meeting of stockholders. Under the Bylaws, special meetings of the stockholders of Orion may be called only by a majority of the members of the Board of Directors, the Chairman or stockholders owning in the aggregate at least 35% of the outstanding shares of capital stock of Orion entitled to vote. Orion is not obligated to hold more than one special meeting called by stockholders during any six-month period. Stockholders are required to comply with certain advance notice provisions with respect to any nominations of candidates for election to Orion's Board of Directors or other proposals submitted for stockholder vote. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Orion.

                  Orion's Certificate of Incorporation and Bylaws provide that the Board of Directors of Orion is divided into three classes of Directors serving staggered three-year terms. The classification of Directors has the effect of making it more difficult for stockholders to change the composition of the Board of Directors in a relatively short period of time. The authorized number of directors may be changed by resolution of the Board of Directors or by the holders of at least two-thirds of the voting power of all outstanding shares, and Directors may not be removed without cause.

                  The foregoing provisions of Orion's Certificate of Incorporation and Bylaws, except for those dealing with the liability of directors, may not be altered, amended or repealed without the approval of the holders of at least two-thirds of the voting power of all outstanding shares entitled to vote thereon and the affirmative vote of the Board of Directors.

Listing

                  The Common Stock is quoted on the Nasdaq National Market under the trading symbol "ONSI."

Transfer Agent

                  The transfer agent and registrar for the Common Stock is Fleet National Bank.

                         SHARES ELIGIBLE FOR FUTURE SALE

                  Upon completion of the Merger and Exchange, the Company will have approximately 25.9 million shares of Common Stock outstanding on a fully diluted basis. Approximately 14.5 million of these shares will initially be held by the Company's current stockholders, all of which will be freely transferable without restriction or further registration under the Securities Act, other than the 5.5 million shares held by "affiliates" of the Company, as that term is defined under the Securities Act. The shares held by affiliates are expected to be eligible for sale pursuant to Rule 144 under the Securities Act.

                  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least two years (including the holding period of any prior owner other than an affiliate) is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 259,000 shares outstanding immediately after the Transactions) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least three years, would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above.

                  The Limited Partners, including British Aerospace (which could acquire additional shares upon conversion of the British Aerospace Debenture) will own the remaining 11.4 million shares after the Transactions, all of which will be deemed to be "restricted securities" as that term is defined in Rule 144, promulgated under the Securities Act. Moreover, each Exchanging Partner will enter into a Transfer Restriction Agreement regarding the transfer of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock. Pursuant to the applicable Transfer Restriction Agreement, each Exchanging Partner may not transfer any shares of Common Stock issued upon conversion of shares of Series C Preferred Stock or as dividends on such Series C Preferred Stock ("Affected Shares") without the prior written consent of the Company until the expiration of the Lockup Period (other than certain transfers within the corporate group). Also, pursuant to the applicable Transfer Restriction Agreement, each Exchanging Partner agrees that it will not transfer during any 90 day period Affected Shares that collectively represent more than 25% of the aggregate number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock received by such Exchanging Partner pursuant to the Exchange Agreement or as dividends on such Series C Preferred Stock (the "25% Limit") unless any such transfer is (i) pursuant to an underwritten, public offering pursuant to a registration statement under the Securities Act, (ii) pursuant to a tender or exchange offer made by or on behalf of the Company or a third-party, (iii) in connection with a merger, consolidation, sale of all or substantially all of the assets, recapitalization or similar transaction involving , or (iv) not involving a public distribution or offering registered under the Securities Act and is not made through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act (including a pledge that meets such requirements); provided, however, that prior to any transfer of Affected Shares under clause (iv) above and prior to any transfer of Series C Preferred Stock other than under the circumstances set forth in clauses (i),
(ii), or (iii) above, the transferee shall execute and deliver to the Company a transfer restriction agreement substantially similar to the Transfer Restriction Agreement the transferor originally entered into (omitting the Lockup Period provision noted above). The 25% Limit described above will terminate on the fifth anniversary of the Closing Date.

                  The Limited Partners and holders of the Junior Subordinated Debentures will be granted certain shelf, demand and "piggy-back" registration rights with respect to the Series C Preferred Stock to be received by them in the Exchange or such Junior Subordinated Debentures, respectively, and the Common Stock issuable as dividends thereon or interest with respect thereto. See "Description of Capital Stock -- Registration Rights."

                  No predictions can be made as to the effect, if any, that sales of Common Stock or the availability of additional shares of Common Stock for sale by the Limited Partners would have on the market price of such securities prevailing from time to time or on the ability of the Company to raise additional equity financing. Nevertheless, the foregoing could adversely affect prevailing market prices. See "Principal Stockholders."

                                  UNDERWRITERS

         Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") among the Company, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the "Underwriters"), each of the Underwriters has severally agreed to purchase the number of Units set forth opposite its name below:

                                                           Number of Units
                                                           ---------------
         Morgan Stanley & Co..........................
         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated....................
                                                           ---------------
                     Total............................
                                                           ===============

         Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Units, if any are taken.

         The Underwriters propose to offer the Units in part directly to purchasers at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession not in excess of $ and $ with respect to Senior Notes Units and Senior Discount Notes Units, respectively. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ and $ with respect to the Senior Notes Units and Senior Discount Notes Units, respectively to certain brokers and dealers. After the initial offering, the offering price and other selling terms may from time to time be varied by the Underwriters.

         There is no public market for the Units and the Company does not intend to apply for listing of the Units, Notes or Warrants on any securities exchange or for quotation through the Nasdaq National Market. The Company has been advised by the Underwriters that they intend to make a market in the Units, Notes and Warrants, but are not obligated to do so and may discontinue market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of the trading market for the Units, Notes or Warrants.

         The Company and the several Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                           FORWARD LOOKING STATEMENTS

                  Information set forth in this Prospectus under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Consolidated Financial and Operational Data" and under other captions contains various "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which statements represent Orion's reasonable judgment concerning the future and are subject to risks and uncertainties that could cause Orion's actual operating results and financial position to differ materially. Such forward looking statements include the following: Orion's projections regarding the continuation of net losses; Orion's belief and the judgments of its independent engineering consultant, Telesat Canada, regarding the expected performance of the Orion 1 satellite over its useful life, and the effect of such performance on Orion's business; Orion's expectations regarding the period for construction and launch of Orion 2 and Orion 3; Orion's belief that it can overcome uncertainties relating to Orion 2 and Orion 3; Orion's expectations regarding receipt of regulatory approvals, coordination of orbital slots and avoidance of possible interference; Orion's beliefs regarding existing and future regulatory requirements, its ability to comply with such requirements and the effect of such requirements on its business; Orion's beliefs regarding the competitive advantages of satellites and of Orion's satellites, strategies and services in particular, both in general and as compared to other providers of services or transmission capacity and other services presently offered or which may be offered in the future; Orion's expectations regarding the growth in telecommunications and the demand for telecommunications services; Orion's beliefs regarding the demand for or attractiveness of Orion's services; Orion's beliefs regarding technological advances and their effect on telecommunications services or demand therefor; Orion's beliefs regarding availability of net operating loss carryforwards; Orion's beliefs regarding its representatives and distributors; Orion's intention not to pay any dividends on the Common Stock in the foreseeable future; Orion's belief that any liability that might be incurred by Orion upon the resolution of certain existing or future legal proceedings not having a material adverse effect on the consolidated financial condition or results of operations of Orion; and the adoption of new accounting releases not being material to its financial condition or results of operations.

                  Orion cautions that the above statements are further qualified by important factors that could cause Orion's actual operating results to differ materially from those in the forward looking statements. Such factors include, without limitation, those set forth in this Prospectus under "Risk Factors" and the following: no assurances regarding the business plan; Orion's history of losses and expectation of future losses; the substantial financial risks and financing requirements; substantial leverage and limits on Orion's ability to raise additional funds; risks of satellite loss or reduced performance; launch of Orion 2 and Orion 3 being subject to significant uncertainties; risks relating to Orion's business plan; potential adverse effects of competition; no assurances regarding approvals needed, current or future regulation of the telecommunications industry; no assurances regarding technological changes; risks of conducting international business; dependence of Orion on key personnel; control of Orion by principal stockholders; risks relating to senior preferred stock; limits on paying dividends on Orion common stock; and anti-takeover and other provisions of the certificate of incorporation. See "Risk Factors."

                              VALIDITY OF THE NOTES

                  The validity of the Notes offered hereby is being passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. and for the Underwriters by Shearman & Sterling, New York, New York. Certain communications-related legal matters will be passed upon for the Company by Verner, Liipfert, Bernard, McPherson and Hand Chartered, Washington, D.C.

                                     EXPERTS

                  The consolidated financial statements of Orion Network Systems, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act, a Registration Statement on Form S-1 (of which this Prospectus is a part) (the "Registration Statement") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to the Company, reference is made to the Registration Statement and to the exhibits and schedules thereto.

         Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the Public Reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, upon payment of prescribed rates or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov.

         The Common Stock of Orion is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith Orion will file reports and other information with the SEC. In addition, under the Indentures, the Company will be required to furnish to the Trustee and to registered holders of the Notes audited annual financial statements, unaudited quarterly consolidated financial reports and certain other reports. The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "ONSI," and such reports and other information concerning the Company can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                                    APPRAISAL

                APPRAISAL OF

Orion Network Systems, Inc.

         ______ has prepared an appraisal estimating the Fair Market Value of the Orion 1 satellite to be $_____ million as of September 30, 1996 (the "Valuation Date"). ______ defines the Fair Market Value, as of the Valuation Date, as the price that would be paid by a purchaser and accepted by a seller of the satellite, neither under compulsion to buy or sell, respectively, for delivery of the satellite on its Valuation Date.

         The appraised value of the asset as of September 30, 1996 assumes that Orion 1 will continue to be operational, and that Orion 1's performance will be consistent with the assumptions provided by management. Because events and circumstances frequently do not occur as expected and for the reasons described in the Company's prospectus relating to the issuance of Units compromised of Senior Notes Due 2007 and Warrants and Units compromised of Senior Discount Notes Due 2007 and Warrants, there will usually be differences between projected and actual results, and those differences may be material. Therefore, no assurance may be given that the appraised value of the assets will be achieved and reliance should not be placed on such appraised value. Please refer to ________ Appraisal Memorandum for Orion 1 (the "______ Memorandum"), which is incorporated herein by reference and a copy of which may be obtained from the Company at no charge, for other material assumptions, information, qualifications and limitations upon liability related to ________ appraisal. This letter is qualified in its entirety by reference to the ______ Memorandum.

         In addition to determining the Fair Market Value of Orion 1, ______ calculated replacement cost as a measure of Fair Market Value. However, we rejected replacement cost because, in ________ experience in-orbit satellite systems and related assets have typically had Fair Market Values substantially in excess of replacement cost.



New York, New York                                     -------------------------
As of                      , 1996

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----

    Report of Independent Auditors......................................  F-2

    Consolidated Financial Statements

       Consolidated Balance Sheets......................................  F-3

       Consolidated Statements of Operations............................  F-4

       Consolidated Statements of Changes in Stockholders' Equity.......  F-5

       Consolidated Statements of Cash Flows............................  F-6

       Notes to Consolidated Financial Statements.......................  F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Orion Network Systems, Inc.

    We have audited the accompanying consolidated balance sheets of Orion Network Systems, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Orion Network Systems, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                ERNST & YOUNG LLP

Washington, DC
February 9, 1996

                           ORION NETWORK SYSTEMS, INC.

                           CONSOLIDATED BALANCE SHEETS


                                                                                   December 31,                   September 30,
                                                                      --------------------------------------   ----------------
                                                                          1994                 1995                 1996
                                                                      -----------------   ------------------   ----------------
                                                                                                                  (Unaudited)
 Assets (Note 3)
 Current assets:
   Cash and cash equivalents                                          $    11,218,831     $     55,111,585     $    36,656,619
   Accounts receivable (less allowance for doubtful accounts
       $278,000 at December 31, 1995 and $328,000 at September 30,            551,870            5,189,598           5,808,568
 1996)
   Notes receivable and accrued interest                                           --              129,810             157,125
   Prepaid expenses and other current assets                                  150,276            3,168,058           5,584,196
                                                                      ---------------     ----------------     ---------------
 Total current assets                                                      11,920,977           63,599,051          48,206,508
 Property and equipment, at cost:
   Land                                                                        73,911               73,911              73,911
   Telecommunications equipment                                             4,231,380           13,836,841          22,707,786
   Furniture and computer equipment                                         1,833,169            3,395,799           4,598,505
   Satellite and related equipment                                        303,486,227          321,918,549         322,450,415
                                                                      ---------------     ----------------     ---------------
                                                                          309,624,687          339,225,100         349,830,617
   Less: accumulated depreciation                                          (1,628,958)        ( 32,170,865)        (57,914,578)
                                                                      ---------------     -----------------    ----------------
 Net property and equipment                                               307,995,729          307,054,235         291,916,039

 Deferred financing costs, net                                             15,551,956           12,894,720          11,208,678
 Other assets, net                                                          4,706,876            5,527,221           4,645,948
                                                                      ---------------     ----------------     ---------------
 Total assets                                                         $   340,175,538     $    389,075,227     $   355,977,173
                                                                      ===============     ================     ===============

 Liabilities and stockholders' equity
 Current liabilities:
   Accounts payable                                                   $     1,154,344     $     10,454,723     $     4,094,026
   Accrued liabilities                                                      5,522,220            6,812,223           7,374,884
   Other current liabilities                                                       --            2,111,687           5,402,117
   Interest payable                                                         7,734,764            8,005,079           3,128,365
   Current portion of long-term debt (Note 5)                              12,015,663           28,607,110          33,873,930
                                                                      ---------------     ----------------          ----------
 Total current liabilities                                                 26,426,991           55,990,822          53,873,332

 Long-term debt (Note 5)                                                  230,175,483          250,669,286         221,781,393
 Other liabilities                                                          3,091,074           20,698,084          32,878,061

 Limited Partners' interest in Orion Atlantic (Notes 1 and 3)              62,519,074           14,626,338          19,961,032
 Minority interest in other consolidated entities                              57,639               52,354              52,984
 Commitments and contingencies (Note 4)
 Series A 8% Cumulative  Redeemable  Convertible  Preferred Stock,
   $.01 par value; 15,000 shares authorized; 13,871, 14,491 and
   14,500 shares issued and outstanding at September 30, 1996 and
   December 31, 1995 and  1994, respectively, plus accrued
   dividends (Note 6)                                                      14,554,693           15,705,054          15,820,460
 Series B 8% Cumulative Redeemable Convertible Preferred Stock,
   $.01 par value; 5,000 shares authorized; 4,298 and 4,483 shares issued and outstanding at September 30, 1996 and December 31, 1995,
   plus accrued dividends (Note 6)                                                --             4,652,647           4,718,526
 Stockholders' equity  (Notes 4 and 6):
   Common  stock, $.01  par value; 40,000,000 shares authorized;
     11,232,533, 11,115,965 and 7,045,523 issued, 10,973,018,
     10,856,450 and 6,786,008 outstanding at September 30,
     1996 and December 31, 1995 and 1994, respectively, less
     259,515 held as treasury shares (at no cost)                              70,455              111,160             112,325
   Capital in excess of par value                                          33,952,062           85,485,613          86,508,773
   Accumulated deficit                                                    (30,671,946)         (58,916,131)        (79,729,703)
                                                                      ---------------     -----------------    ---------------
 Total stockholders' equity                                                 3,350,571           26,680,642           6,891,395
                                                                      ---------------     ----------------     ---------------
 Total liabilities and stockholders' equity                           $   340,175,538     $    389,075,227     $   355,977,173
                                                                      ===============     ================     ===============

See notes to consolidated financial statements.

                           ORION NETWORK SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                          Nine Months Ended
                                                        Year ended December 31,                              September 30,
                                          ---------------------------------------------------       ---------------------------
                                               1993             1994               1995                  1995            1996
                                          ---------------  ---------------    ---------------       --------------- ------------
                                                                                                     (Unaudited)     (Unaudited)
Services revenue                          $  2,006,021     $  3,415,053       $  22,283,882         $  13,947,425   $ 30,015,517

Operating expenses:
  Direct                                     2,648,306        3,503,037          10,485,745            10,019,683      4,285,834
  Sales and marketing                        1,920,578        5,863,823           8,613,399             5,914,332      7,792,666
  Engineering and technical services         1,775,261        3,004,144           8,539,644             6,021,853      6,333,525
  General and administrative                 4,731,322        5,058,201          10,072,429             7,168,165     11,469,235
  Depreciation and amortization              1,752,103        1,716,019          31,403,376            22,276,632     26,402,947
                                          ------------     ------------       -------------         -------------   ------------
      Total operating expenses              12,827,570       19,145,224          69,114,593            51,400,665     56,284,207
                                          ------------     ------------       -------------         -------------   ------------
Loss from operations                       (10,821,549)     (15,730,171)        (46,830,711)          (37,453,240)   (26,268,690)

Other expense (income):
  Interest income                             (181,707)        (413,435)         (1,924,822)           (1,078,347)    (1,841,868)
  Interest expense                             132,869           60,559          24,738,446            17,080,146     20,228,519
  Other                                      4,949,722          (54,737)          3,359,853               (43,216)       (48,356)
                                          ------------     ------------       -------------         -------------   ------------
      Total other expense (income)           4,900,884         (407,613)         26,173,477            15,958,583     18,338,295
                                          ------------     ------------       -------------         -------------   ------------
Loss before minority interest              (15,722,433)     (15,322,558)        (73,004,188)          (53,411,823)   (44,606,985)

Limited Partners' and minority interest
  in the net loss of Orion Atlantic and
  other consolidated entities                7,836,362        7,357,640          46,089,010            33,426,738     24,799,698
                                          ------------     ------------       -------------         -------------   ------------
Net loss                                    (7,886,071)      (7,964,918)        (26,915,178)          (19,985,085)   (19,807,287)

Preferred stock dividend                            --          626,400           1,329,007               959,646      1,006,285
                                          ------------     ------------       -------------         -------------   ------------


Net loss attributable to common           $ (7,886,071)    $ (8,591,318)      $ (28,244,185)        $ (20,944,731)  $(20,813,572)
                                          =============    =============      ==============        =============   ============
stockholders

Net loss per common share                 $      (0.85)   $       (0.86)     $        (3.07)        $       (2.42)  $      (1.90)
                                          ==============   ==============     ==============        ==============  ==============

Weighted average common shares
  outstanding                                9,266,445        9,272,166           9,103,505             8,522,067     10,943,287
                                          ============     ============       =============         =============   ============

See notes to consolidated financial statements.


                                                  ORION NETWORK SYSTEMS, INC.

                                  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                              Common Stock
                                       ---------------------------
                                                                      Capital in           Total              Total
                                        Number of                      Excess of         Accumulated       Stockholders'
                                         Shares         Amount         Par Value           Deficit             Equity
                                         ------         ------        ---------            -------             ------
Balance at December 31, 1992              6,405,732   $    64,057   $    28,608,812   $     (14,194,557)  $    14,478,312

  Issuance of common stock (Note 6)         178,097         1,781         1,804,564                  --         1,806,345

  Exercise of stock options                     165             2               998                  --             1,000

  Net loss for 1993                              --            --                --          (7,886,071)       (7,886,071)
                                      -------------   -----------   ---------------   ------------------  ----------------

Balance at December 31, 1993              6,583,994        65,840        30,414,374         (22,080,628)        8,399,586

  Issuance of common stock                  782,503         7,825         6,326,028                  --         6,333,853

  Exercise of stock options                  31,967           319           208,131                  --           208,450

  Conversion of common stock to
    redeemable preferred stock (Note 6)    (352,941)       (3,529)       (2,996,471)                 --        (3,000,000)

  Accrued dividend on preferred stock            --            --               --             (626,400)         (626,400)

  Net loss for 1994                              --            --                --          (7,964,918)       (7,964,918)
                                      -------------   -----------   ---------------   ------------------  ----------------

Balance at December 31, 1994              7,045,523        70,455        33,952,062         (30,671,946)        3,350,571

  Issuance of common stock                4,002,941        40,030        50,960,330                  --        51,000,360

  Exercise of stock options and warrants     67,501           675           573,221                  --           573,896

  Accrued dividend on preferred stock            --            --                --          (1,329,007)       (1,329,007)

  Net loss for 1995                              --            --                --         (26,915,178)      (26,915,178)
                                      -------------   -----------   ---------------   ------------------  ----------------

Balance at December 31, 1995             11,115,965       111,160        85,485,613         (58,916,131)       26,680,642

  Conversion of preferred to common          91,071           910           804,034                  --           804,944

  Exercise of stock options and warrants     25,497           255           219,126                  --           219,381


  Accrued dividend on preferred stock            --            --                --          (1,006,285)       (1,006,285)

  Net loss for the nine months
    ended September 30, 1996                     --            --                --         (19,807,287)      (19,807,287)
                                      -------------   -----------   ---------------   ------------------  ----------------

Balance at September 30, 1996
  (unaudited)                            11,232,533   $   112,325   $    86,508,773   $     (79,729,703)  $     6,891,395
                                      =============   ===========   ===============   ==================  ===============


See notes to consolidated financial statements.


                                                   ORION NETWORK SYSTEMS, INC.

                                             CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                      Nine Months Ended
                                                    Year ended December 31,                             September 30,
                                       ---------------------------------------------------      ---------------------------------
                                            1993              1994              1995                1995              1996
                                       ---------------   ---------------   ---------------      ---------------    --------------
                                                                                                (Unaudited)        (Unaudited)
Operating activities
Net loss                               $ (7,886,071)      $(7,964,918)      $ (26,915,178)      $(19,985,085)     $(19,807,287)
Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Depreciation and amortization           1,798,526        1,713,117           31,403,376         22,276,632        26,402,947
  Amortization of deferred financing
    costs                                        --               --            2,130,588          1,597,941         1,597,941
  Provision for bad debts                        --               --              277,529            671,226           524,999
  Satellite incentives and accrued
    interest                                     --               --            5,185,834          6,463,771         1,747,334
  Limited Partners' interest in
    Orion Atlantic                       (7,843,860)      (7,390,331)         (46,109,627)       (33,454,227)      (24,800,306)
  Minority interest in other consolidated
    entities                                  7,496           37,627               20,617             27,489               608
  Gain on sale of assets                    (50,278)         (54,737)             (59,301)           (45,616)          (41,054)
  Changes in operating assets and
    liabilities:
    Accounts receivable                      63,075         (426,281)          (4,915,257)        (1,921,320)       (1,143,969)
    Accrued interest                             --               --             (129,810)                --           (27,315)
    Prepaid expenses and other
       current assets                       197,025          159,030           (3,017,782)        (4,261,808)       (2,416,138)
    Other assets                           (279,902)         321,443             (519,773)        (1,618,912)          427,741
    Accounts payable and accrued
       liabilities                        3,125,830          535,092            7,327,377            745,518        (5,818,070)
    Other current liabilities                    --               --            3,670,988            977,374         3,279,274
    Interest payable                             --               --             (885,106)        (1,883,773)       (4,876,714)
                                       ------------      -----------       ---------------      -------------      ------------
Net cash used in operating activities   (10,868,159)     (13,069,958)         (32,535,525)       (30,410,790)      (24,950,009)

Investing activities
Capital expenditures                    (44,130,325)     (51,103,006)          (9,060,412)        (3,863,019)      (10,266,012)
Cost of business acquisition                 (2,721)              --                   --                 --                --
Refund from satellite manufacturer               --               --            2,750,000          2,750,000                --
FCC license costs                           (93,545)         (96,030)            (558,817)          (381,337)         (117,600)
                                       -------------     ------------      ---------------      -------------      ------------
Net cash used in investing activities   (44,226,591)     (51,199,036)          (6,869,229)        (1,494,356)      (10,383,612)

Financing activities
Limited Partners' capital contributions          --        4,000,000            7,600,000          7,600,000        30,135,000
Redemption of limited partner interest           --               --           (4,450,000)
Expenditures on equity financing costs      (31,773)        (409,181)                  --
Proceeds from issuance of redeemable
  preferred stock                                --       10,928,293            4,483,001         51,616,441           219,380
Proceeds from issuance of common stock
  and subscriptions, net of issuance
  costs                                   1,807,345        6,542,303           51,974,436          4,483,001               --
PPU borrowings                            1,400,000        4,375,000            2,275,000          2,275,000               --
Proceeds from issuance of notes
  payable                                 2,146,625        8,136,191              551,850            551,850               --
Proceeds from senior notes payable to
  banks                                  45,604,063       36,685,505           18,367,134         18,367,134               --
Repayment of senior notes payable to
  banks                                          --               --          (12,468,049)        (9,718,049)      (22,768,340)
Repayment of notes payable                  (46,320)              --           (1,916,966)        (1,668,818)       (2,328,096)
Payments on capital lease obligations            --         (252,823)            (576,727)          (416,679)         (559,266)
Capacity and other liabilities                   --        2,101,168           17,483,733         10,662,162        12,179,977
Distributions to joint venture
  minority interest                         (49,073)         (22,873)             (25,904)           (25,904)              --
                                       -------------     ------------      ---------------      -------------      ----------
Net cash provided by financing
  activities                             50,830,867       72,083,583           83,297,508         83,726,138        16,878,655
                                       ------------      -----------       --------------       ------------       -----------
Net increase (decrease) in cash and
  cash equivalent                        (4,263,883)       7,814,589           43,892,754         51,820,992       (18,454,966)
Cash and cash equivalents at
  beginning of period                     7,668,125        3,404,242           11,218,831         11,218,831        55,111,585
                                       ------------      -----------       --------------       ------------       -----------
Cash and cash equivalents at end of
  period                               $  3,404,242       $11,218,831      $   55,111,585       $ 63,039,823       $36,656,619
                                       ============       ===========      ==============       ============       ===========

See notes to consolidated financial statements.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)

1. Organization

    Orion Network Systems, Inc. (Orion) was incorporated in the State of Delaware on October 26, 1982 (inception) under the name Orion Satellite Corporation, and in January 1988, changed its name to Orion Network Systems, Inc. Orion has developed and operates an international satellite communications system for use in private communications networks to multinational businesses and transmission capacity for video and other program distribution services. Orion's first satellite (Orion 1) was successfully launched on November 29, 1994. Orion took delivery of the Orion 1 satellite on January 20, 1995. As a result, Orion is no longer considered a development stage enterprise effective January 1995. For periods prior to January 1995, Orion was in the development stage.

    Since 1989, management has been involved primarily in developing Orion's partnership, International Private Satellite Partners, L.P. (Orion Atlantic), in order to raise the necessary capital to finance the construction and launch of up to two telecommunications satellites in geosynchronous orbit over the Atlantic Ocean and to establish a multinational sales and service organization. Orion has been financed by equity and debt from individual and corporate investors. British Aerospace PLC or its affiliates (BAe) and Lockheed Martin Corporation or its affiliates (Lockheed Martin) are stockholders of Orion, limited partners in Orion Atlantic and were significant contractors in the construction and launch of the satellite system.

    In June 1991, Orion, through a wholly-owned subsidiary, Orion Satellite Corporation (OrionSat), received a license from the Federal Communications Commission (FCC) authorizing it to construct, launch and operate a satellite system comprised of two satellites to provide international telecommunications services. Pursuant to an application by OrionSat, the license was transferred to Orion Atlantic on April 19, 1994, by order of the FCC. In December 1991, the initial phase of the partnership financing plan was concluded by a closing on equity commitments in the form of limited partnership interests aggregating $90 million and execution of a credit agreement related to senior debt commitments for up to $251 million (see further discussion in Note 3). Also in December 1991, notice to proceed with the construction contract for the first satellite was given to BAe, the prime contractor.

    OrionSat is the sole general partner in Orion Atlantic and received a 25% equity interest as of the initial closing for, among other things, its contribution of certain rights and interests under its FCC license, certain contract rights, and other tangible and intangible assets. Orion participates as a limited partner with a 16 2/3% equity interest and participates fully in the obligations and rights of the limited partnership. The aggregate ownership interest by Orion and its subsidiaries in Orion Atlantic is 41 2/3% (see Note
3).

    In August 1995, the Company completed its initial public offering of common stock by selling 4,000,000 common shares at $14 per share. Proceeds to the Company, net of underwriting discount aggregated approximately $52.25 million. In July 1995, in connection with the planned initial public offering, the shareholders' approved a 1 for 1.36 reverse stock split. All references in the consolidated financial statements with regard to shares, per share amounts and share prices have been adjusted for the reverse stock split.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


2. Summary of Significant Accounting Policies

Consolidation Policy

    The consolidated financial statements include the accounts of Orion, its two wholly-owned subsidiaries OrionNet, Inc. (OrionNet) and OrionSat, its 83% owned subsidiary, Asia Pacific Space and Communications Ltd. (Asia Pacific) (see Note
7), the Orion Financial Partnership, in which Orion holds a 50% interest, and Orion Atlantic, in which Orion holds, at December 31, 1995, a 41 2/3% ownership interest. Management control and direction of Orion Atlantic by OrionSat is a requirement of the FCC in order for Orion Atlantic to continue to hold the license authority received in June 1991. OrionSat, as the general partner of Orion Atlantic, exercises such control through the provisions of the partnership agreement. The amount reflected in the balance sheet as "Limited Partners' interest in Orion Atlantic" represents amounts invested by entities other than Orion (net of syndication costs related to the investments) adjusted for those Limited Partners' share of operating results. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

    Orion considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents includes cash in banks and short term investments, as follows:

                                                    December 31, 1995
                                                    -----------------
                  Cash                               $  3,091,277
                  Money market funds                    6,018,925
                  FHLMC discount notes                 11,389,208
                  Commercial paper                     34,612,175
                                                      -----------
                                                      $55,111,585
                                                      ===========

    The FHLMC discount notes and commercial paper mature between January and March 1996.
                                      F-8

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


2. Summary of Significant Accounting Policies (Continued)

Statement of Cash Flows

    Non-cash investing and financing activities and supplemental cash flow information includes:

                                                                                                   Nine Months Ended
                                                 Year ended December 31,                        September 30,
                                    ---------------------------------------------------   -----------------------------
                                        1993              1994               1995             1995           1996
                                   ---------------    --------------    ---------------   -------------- --------------
Satellite construction costs
   financed by notes payable       $   27,517,175     $    7,862,050    $          --                    $           --
Conversion of common stock to
   redeemable preferred stock                  --          3,000,000               --                                --
Property and equipment financed
   by capital leases                           --             94,323        4,350,766               --               --
Accrued dividend on preferred stock            --            626,400        1,329,007          959,646        1,106,285

Conversion of preferred stock to
   common stock                                --                 --            9,000               --          804,944
Premium on satellite due to
   redemption of L.P. interest                 --                 --        3,066,925               --               --
Redemption of  STET interest
   with notes payable                          --                 --        8,000,000               --               --
Reduction in amount due to
   satellite manufacturer                      --                 --          485,799               --               --
Satellite incentive obligation
   capitalized                                 --                 --       14,816,406               --               --
Interest paid during the year,
   net of amounts capitalized              37,983             45,051       11,312,875       10,857,800       11,436,301

Net Loss Per Common Share

    Net loss per common share is based on the weighted average number of common shares outstanding during the period. Pursuant to the requirements of the Securities and Exchange Commission, common stock issued and stock issuable relating to convertible preferred stock, warrants and options granted within one year of filing the registration statement relating to the Company's initial public offering of common stock were treated as outstanding for all periods prior to the second quarter of 1995.

Interim Financial Statements

    The accompanying financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996 are unaudited but include all adjustments, consisting only of normal recurring accruals, which Orion considers necessary for a fair presentation of financial position and operating results for those interim periods. The operating results for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996.

Property and Equipment

    Property and equipment are carried at cost. Depreciation and amortization are calculated using the straight-line method over their estimated useful lives as follows:

             Satellite and related equipment            10.5 years
             Telecommunications equipment                2-7 years
             Furniture and computer equipment            2-7 years

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


2. Summary of Significant Account Policies (Continued)

    Costs incurred in connection with the construction and successful deployment of the satellite and related equipment are capitalized. Such costs include direct contract cost, allocated indirect costs, launch costs, launch insurance, construction period interest and the present value of satellite incentive payments determined at the date such payments are deemed probable of being paid, generally at the time satellite launch insurance expires and commercial in orbit insurance becomes effective ($14.8 million relating to Orion 1). Orion began depreciating the satellite over its estimated useful life commencing on the date of operational delivery in orbit (January 20, 1995).

    In March 1995,  the  Financial  Accounting  Standards  Board  (FASB)  issued
Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The effect of adoption was not material.

Deferred Financing Costs

    Deferred financing costs related to obtaining debt and Orion's share of equity financing for Orion Atlantic are amortized over the period the debt is expected to be outstanding. Accumulated amortization at September 30, 1996, December 31, 1995 and 1994 was $8,589,062, $6,990,000 and $4,860,000
respectively. Amortization through January 1995 was capitalized as part of the cost of the satellite. Costs of approximately $3.4 million relating to a debt offering which was postponed in November 1995 have been charged to other expense.

Other Assets

    Other assets consist principally of FCC license application costs, organization costs and goodwill. The Company began amortizing FCC license application costs related to Orion 1 in January 1995 and will continue to amortize these costs over the estimated useful life of the satellite.
Organization costs and goodwill are amortized over five and ten years respectively. Accumulated amortization at September 30, 1996, December 31, 1995 and 1994 was $3,535,052, $3,069,000 and $1,934,000, respectively.

Revenue Recognition

    Orion's revenue results from providing telecommunications and related services. Revenue is recognized as earned in the period in which services are provided.

    The following summarizes the Company's domestic and foreign revenues for 1995:

         Revenues from unaffiliated customers
              United States                             $8,528,736
              Europe                                     8,056,146
         Revenues from related parties                   5,699,000
                                                       -----------
         Total services revenue                        $22,283,882
                                                       ===========

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)

2. Summary of Significant Account Policies (Continued)

Interest Rate Modification Agreements

    Orion may, from time to time, enter into interest-rate swap and cap agreements to modify the interest characteristics of its outstanding debt from a floating to a fixed-rate basis. These agreements involve the receipt of floating rate amounts in an exchange for fixed-rate interest payments over the life of the agreement without an exchange of the underlying principal amount. The differential to be paid or received is accrued as interest rates change and recognized as an adjustment to interest expense related to the debt. The related amount payable to or receivable from counterparties is included in interest payable. The fair values of the swap agreements are not recognized in the financial statements. (See Notes 5 and 8)

Income Taxes

    The Company adopted the provisions of FASB Statement No. 109, "Accounting for Income Taxes" effective January 1, 1993, and as a result, uses the liability method of accounting for income taxes. There was no cumulative effect to this accounting charge. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    Following is a summary of the components of the net deferred tax asset at December 31, 1995 and 1994 (in thousands):

    Tax benefit of temporary differences:

                                                     December 31,
                                             ------------------------------
                                               1994               1995
                                             ------------      ------------
Net operating loss carryforwards             $  12,480         $   19,463
Orion Atlantic losses                                               1,237
                                                (2,040)
Other                                              830              1,056
                                             ------------      ------------
Total                                           11,270             21,756
Valuation allowance                            (11,270)           (21,756)
                                               -------           -------
Net deferred tax asset                       $      --         $       --
                                             ============      ============

    At December 31, 1995, Orion has approximately $51,219,000 in net operating loss carryforwards which expire at varying dates from 2004 through 2010. The use of these loss carryforwards may be limited under the Internal Revenue Code as a result of ownership changes experienced by Orion. Due to uncertainty regarding its ability to realize the benefits of such net operating loss carryforwards, the Company has established a valuation allowance for the full amount of its net operating loss carryforwards.

Reclassifications

    Certain prior year amounts have been reclassified to conform to the current year presentation.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)

3. Orion Atlantic

    Orion Atlantic is a Delaware limited partnership formed to provide international private communications networks and basic transponder capacity and capacity services (including ancillary ground services) to businesses and institutions with trans-Atlantic and intra-European needs. The business was organized by OrionSat, the general partner of Orion Atlantic. The principal purposes of Orion Atlantic are to finance the construction, launch and operation of up to two telecommunications satellites in geosynchronous orbit over the Atlantic Ocean and to establish a multinational sales and service organization. OrionSat was granted final authority by the FCC on June 27, 1991 to construct, launch and operate an international communications satellite system, including two orbital slots at 37.5(degree) W.L. and 47(degree) W.L. OrionSat, the general partner of Orion Atlantic, entered into an agreement with Orion Atlantic and its limited partners on December 20, 1991, to convey the FCC license to Orion Atlantic. OrionSat filed an application to transfer the satellite authorization to Orion Atlantic in December 1992; the transfer was granted by the FCC on April 19, 1994. Effective January 20, 1995, Orion Atlantic is no longer considered a development stage enterprise. For periods prior to January 1995, Orion Atlantic was considered a development stage enterprise.

    Eight international corporations, including Orion, invested a total of $90 million in equity as limited partners in Orion Atlantic. Orion Atlantic also has a credit facility which provided up to $251 million for the first satellite from a syndicate of major international banks led by Chase Manhattan Bank, N.A. In addition to their equity investments, the Limited Partners have agreed to lease capacity on the satellites up to an aggregate $155 million and have entered into additional contingent capacity lease contracts ("contingent call") up to an aggregate $271 million, as support for repayment of the senior debt. The firm capacity leases and contingent calls are payable over a seven-year period after the first satellite is placed in service. In July 1995, January and July 1996 the Limited Partners (excluding the Company) paid $7.6 million, $18.0 million and $12.1 million, respectively, pursuant to these contingent calls.

    Satellite Construction Contract -- In December 1991, the contract for construction, launch services, and launch and commissioning insurance for two communications satellites went into effect with OrionSat's rights and obligations under the contract being assigned to Orion Atlantic. During 1993, Orion Atlantic terminated its commitment to purchase the second satellite and, as a result, incurred a $5 million termination charge. Such amount is included in other income (expense) in the accompanying Statements of Operations. The satellite was constructed by MMS Space Systems, Limited.

    The fixed base price of the total contract, excluding obligations relating to satellite performance, aggregated $227 million and has been fully paid at December 31, 1995. In addition to the fixed base price, the contract requires payments to be made, in lieu of a further contract price increase, aggregating approximately $44 million through 2006. Such payments are due, generally, if 24 out of 34 satellite transponders are operating satisfactory. Shortly after acceptance of the satellite in January 1995, the Company filed a warranty claim with the satellite manufacturer relating to one transponder that did not appear to be performing in accordance with contract specifications. In August 1995, Orion Atlantic received a one time refund of $2.75 million which was applied as a mandatory prepayment to the senior notes payable - banks (See Note 5).

    The Company believes that since Orion 1 is properly deployed and operational, based upon industry data and experience, payment of the obligation mentioned above is highly probable and the Company has capitalized, effective July 1, 1995, the present value of this obligation of approximately $14.8 million as part of the cost of the satellite. Payment of amounts due under this obligation are delayed until payment is permitted under the senior notes payable
- banks (See Note 5). The present value was estimated by discounting the obligation at 14% over the expected term, assuming payment of the incentives begins upon expiration of the senior notes payable - banks in 2002.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


3. Orion Atlantic (Continued)

    Partnership and Limited Partners -- OrionSat has the primary responsibility for the control, management and operations of Orion Atlantic. Under the partnership agreement, the limited partners have rights of approval for a limited number of matters, e.g., terms for acceptance of new partners, significant budget modifications, and certain borrowings.

    The financing and legal structure of Orion Atlantic restricts the use of partnership resources to the purposes of constructing, launching and operating the satellite system. Cash will be distributable by Orion Atlantic to the partners in the future only after sufficient operating revenues have been generated to pay satellite system operating costs and debt service. Orion and OrionSat will share pro rata with the partners in $28 million of the first $100 million of cash available for distribution to the partners as a return of capital. Thereafter, operating cash flow is distributable based on ownership interests.

    Condensed balance sheet information for Orion Atlantic at December 31, 1995 and 1994 follows:

                                                      1994             1995
                                               ---------------  ----------------
Assets
Current assets                                  $    5,664,469    $ 14,085,169
Property and equipment, net                        306,088,340     303,889,894
Deferred financing costs and other                  17,473,547      16,051,517
                                                    ----------      ----------
    Total assets                                $  329,226,356    $334,026,580
                                               ===============  ================
Liabilities and partnership capital
Current liabilities                             $   27,024,035    $ 52,883,250
Long-term debt and other liabilities               234,909,566     284,110,104
Partnership capital subject to redemption           10,000,000              --
Partnership capital                                 57,292,755       1,533,226
Less:  Orion Network Systems, Inc. note                     --      (4,500,000)
                                               ---------------  ----------------
    Total liabilities and partnership capital   $  329,226,356    $334,026,580
                                               ===============  ================

    Redemption of STET Partnership Interest; Issuance of New Interest to Orion.-- On November 21, 1995 Orion Atlantic redeemed the limited partnership interest held by STET (the "STET Redemption"). Such redemption was for $11.5 million, including $3.5 million of cash and $8.0 million in 12%, promissory notes due through 1997. STET's firm and contingent capacity leases will remain in place until released by the Banks under the Orion 1 Credit Facility. STET's existing contractual arrangements with Orion Atlantic have been modified in a number of respects, including (i) a reduction of approximately $3.5 million in amounts due by Orion Atlantic to Telespazio S.p.A., an affiliate of STET, over a ten year period under contracts relating to the construction of Orion 2, back-up tracking, telemetry and command services through a facility in Italy and engineering consulting services, (ii) the establishment of ground operations and distribution agreements between Orion Atlantic and Telecom Italia, a subsidiary of STET, relating to Italy, and the granting to Telecom Italia of exclusive marketing rights relating to Italy for a period ending December 1998 conditioned upon Telecom Italia achieving certain sales quotas, and (iii) canceling exclusive ground operations and sales representation agreements between Orion Atlantic and STET (or its affiliates) relating to Eastern Europe.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


3. Orion Atlantic (Continued)

    Orion Atlantic funded the STET Redemption by selling a new limited partnership interest to Orion for $8 million (including $3.5 million in cash and $4.5 million in 12% promissory notes due through 1997). In connection with the STET redemption, Orion agreed to indemnify Telecom Italia for payments which were made in July 1995 of $950,000 and which would be made in the future under its firm and contingent capacity agreements with Orion Atlantic and posted a $10 million letter of credit to support such indemnity. The Company has accounted for this transaction as an acquisition of a minority interest and, as a result, approximately $3.1 million has been allocated to the cost of the satellite and related equipment.

    Other Transactions Involving Limited Partners -- Certain Limited Partners were also subcontractors under the satellite construction contract. Orion Atlantic also has contracted with Limited Partners or their affiliates for certain consulting, post-launch support services and other services related to developing the business. Approximately $5.0 million has been incurred under these agreements, all of which was capitalized.

During 1995, Orion Atlantic entered into agreements with certain Limited Partners (including the Company) under which the participating Limited Partners would voluntarily give up their rights to receive capacity under their firm capacity agreements through January 1996. The participating Limited Partners would continue to make payments for such capacity but would have the right to receive refunds from Orion Atlantic out of cash available after operating costs and payments under the Credit Facility. Through December 31, 1995, Orion Atlantic has received $14.1 million (excluding payments from the Company) under the firm capacity agreements subject to refund, which amount is included in the balance sheet caption "Other liabilities." In addition, services revenue included $5.7 million in 1995 from Limited Partners pursuant to the firm capacity commitments, not subject to refund.

4. Commitments and Contingencies

    Obligations with Respect to Orion Atlantic -- Orion presently has certain significant obligations to Orion Atlantic and the Limited Partners, including commitments under satellite capacity agreements between Orion and Orion Atlantic, under which Orion will be liable to pay Orion Atlantic approximately $2.5 million per year for seven years for satellite capacity and is contingently liable for up to an additional $4.3 million per year for up to seven years if Orion Atlantic experiences cash flow deficits commencing when Orion Atlantic's first satellite begins commercial operations; and reimbursement (jointly and severally with OrionSat) with respect to a $10 million letter of credit provided by OrionSat to a limited partner, which is secured by 259,515 shares of Orion's common stock held in treasury and cash distributions that Orion and OrionSat may receive with respect to their partnership interests in Orion Atlantic.

    Orion 1 satellite - In November 1995, a portion of the Orion 1 satellite experienced an anomaly that resulted in a temporary service interruption, lasting approximately two hours, in the dedicated capacity serving the European portion of Orion Atlantic's services. The nine affected transponders account for a majority of Orion Atlantic's present revenues. Full service to all affected customers was restored using redundant equipment on the satellite. Orion Atlantic believes, based on the data and the Telesat Report (issued by Telesat Canada, independent engineering consultants dated November 14, 1995), that, because the redundant component is functioning fully in accordance with specifications and the performance record of similar components is strong, the anomalous behavior is unlikely to affect the expected performance of the satellite over its useful life. Furthermore, there has been no effect on Orion Atlantic's ability to provide services to customers. However, in the event that the currently operating component fails, Orion 1 would experience a significant loss of usable capacity. In such event, while Orion Atlantic would be entitled to insurance proceeds of approximately $50 million and could lease replacement capacity and function as a reseller with respect to such capacity (at reduced levels of profitability), the loss of capacity would have a material adverse effect on Orion and on Orion Atlantic.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)

4. Commitments and Contingencies (Continued)

    Orion 2 satellite - In connection with the proposed financing of Orion 2, a subsidiary of Orion Atlantic entered into a satellite construction contract for Orion 2 with MMS Space Systems, subject to completion of proposed financing. Depending upon the timing and terms and conditions of the financing for Orion 2 and the then satellite design, the Company may seek to renew this satellite contract with MMS Space Systems. There can be no assurance that the terms of a new satellite contract will resemble those of the satellite contract with MMS Space Systems. The Company expects to use Orion Atlantic's Tracking, Telemetry and Control (TT&C) facility to control Orion 2 (although authorizations will be needed).

    Eutelsat Lease - In January 1993, Orion Atlantic entered into a lease, which expired in December 1994, with one of its limited partners under which Orion Atlantic leased one-half of a transponder on a EUTELSAT satellite for use in providing private network services prior to the operational delivery of Orion 1. The lease required quarterly payments of $481,000 of which $855,000 was deferred by the limited partner until March 1995. Rent under this lease totaled $1.9 million in 1994 and $1.8 million in 1993.

    Litigation - In October 1995, Skydata Corporation ("Skydata"), a former contractor, filed suit against Orion Atlantic, Orion Satellite Corporation and Orion, in the United States District Court for the Middle District of Florida, claiming that certain Orion Atlantic operations using frame relay switches infringe a Skydata patent. Skydata's suit sought damages in excess of $10 million and asked that any damages assessed be trebled. On December 11, 1995, the Orion parties filed a motion to dismiss the lawsuit on the grounds of lack of jurisdiction and violation of a mandatory arbitration agreement. In addition, on December 19, 1995, the Orion parties filed a Demand for Arbitration against Skydata with the American Arbitration Association in Atlanta, Georgia, requesting damages in excess of $100,000 for breach of contract and declarations, among other things, that Orion and Orion Atlantic own a royalty-free license to the patent, that the patent is invalid and unenforceable and that Orion and Orion Atlantic have not infringed on the patent. See Note 11.

    While Orion is party to regulatory proceedings incident to the business of Orion, there are no other material legal proceedings pending or, to the knowledge of management, threatened against Orion or its subsidiaries.

     Other -- Orion has entered into operating leases, principally for office space. Rent expense was $735,000, $668,000 and $661,000 during 1995, 1994, and
1993, respectively.

    Future minimum lease payments are as follows:

                           1996       $   774,357
                           1997           793,716
                           1998           887,138
                           1999           907,477
                                       ----------
                                       $3,362,688
                                       ==========

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)

5. Long-Term Debt

    Long-term debt consists of the following:

                                                              December 31,
                                                 ----------------------------------------
                                                         1994                   1995
                                                 -----------------      -----------------
 Senior notes payable -- banks                   $  224,584,097         $  230,483,182
 Note payable -- TT&C Facility                        9,348,730              8,774,266
 Satellite incentive obligation                              --             20,002,240
 Notes payable -- STET                                       --              8,000,000
 Notes payable -- Limited Partners                    5,775,000              8,050,000
 Other                                                2,483,319              3,966,708
                                                 -----------------      -----------------
     Total long-term debt                           242,191,146            279,276,396
 Less: current portion                               12,015,663             28,607,110
                                                     ----------             ----------
     Long-term debt less current portion         $  230,175,483         $  250,669,286
                                                 =================      =================

Total interest (including commitment fees and amortization of deferred financing costs) incurred for the years ended December 31, 1995, 1994 and 1993 was $26.0, $27.0, and $16.3 million, respectively. Substantially all of the interest incurred in 1994 and 1993 has been capitalized, approximately $1.3 million of interest was capitalized in 1995.

    Aggregate annual maturities of long-term debt consist of the following (in thousands):

                           1996              $   28,607
                           1997                  34,917
                           1998                  34,358
                           1999                  46,853
                           2000                  43,590
                           Thereafter            90,951
                                             ----------
                                             $  279,276
                                             ==========

    Senior Notes Payable to Banks -- In December 1991, OrionSat, on behalf of Orion Atlantic, executed a credit agreement for up to $400 million of senior debt from an international banking syndicate. Amounts advanced under the credit facility are secured by the assets of Orion Atlantic and are due over seven years in graduated installments beginning July 31, 1995. The credit agreement prohibits the extension of credit by Orion Atlantic to any affiliate of the partnership, as defined. Accordingly, Orion Atlantic may not loan or advance funds to the Company or its affiliates. The credit agreement also restricts distributions to the partners. At December 31, 1995, none of Orion Atlantic's capital was available for distribution. The credit facility has a number of other customary covenants and requirements, including the Banks' approval of significant changes to the construction contract and increases in budgeted costs. The Banks also have full recourse to OrionSat as general partner, and Orion has pledged its investment in the common stock of OrionSat and its limited partner ownership interest to the Banks.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


5. Long-Term Debt (Continued)

    Amounts outstanding under the credit facility bear interest at 1.75% over the LIBOR (7.68% at December 31, 1995). Orion Atlantic has entered into agreements with Chase Manhattan Bank, N.A. (Chase) for interest rate hedging arrangements which fixed the maximum interest rate through November 1995 at 11.54%. Thereafter a self funding interest rate cap agreement is in place relating to a notional amount declining every six months from $150 million effective November 30, 1995 to $15.6 million effective March 31, 2001. Under the terms of the cap agreement, when LIBOR equals or exceeds 5.5% Orion Atlantic pays Chase a fee equal to 3.3% per annum of the notional amount and receives a payment from Chase in an amount equal to the difference between the actual LIBOR rate and 5.5% on the notional amount. There was an unrealized loss as of December 31, 1995 of approximately $4.6 million relating to these arrangements. Commitment fees of 0.5% of the unused Credit Facility are payable semiannually.

    Note Payable -- TT&C Facility -- Orion Atlantic entered into a financing arrangement with General Electric Capital Corporation ("GECC") to finance the Tracking Telemetry and Control (TT&C) Facility. The TT&C arrangement calls for a note payable, the maximum amount of which is $11 million of which up to $8.9 million is for payment to Lockheed Martin under the Satellite Control System Contract, with the remaining balance available to be drawn to finance the cost of launch insurance required for the benefit of GECC. In June 1995, Orion Atlantic accepted the TT&C Facility and Orion Atlantic refinanced $9.3 million from GECC as a seven-year term loan, payable monthly. Orion Atlantic made a mandatory prepayment of $1 million in January 1996. The interest rate is fixed at a 13.5%.

    The TT&C debt is secured by the TT&C Facility, the Satellite Control System Contract and Orion Atlantic's leasehold interest in the TT&C Facility land. The TT&C financing agreement contains similar representations, warranties and covenants to those in the senior notes.

    Satellite incentive obligation-- The obligations relating to satellite performance (see Note 3) have been recorded at the present value (discounted at 14%, the Company's estimated incremental borrowing rate for unsecured financing) of the required payments commencing at the maturity of the senior notes payable to banks and continuing through 2006. Under the terms of the construction contract, payment of the obligation is delayed until such time as payment is permitted under the senior notes payable to banks. Also included in satellite incentive obligations are $4.1 million relating to accruals prior to July 1, 1995 and $1.1 million of interest accretion during the period July 1, 1995 to December 31, 1995.

    Notes Payable -- STET --In connection with the STET redemption (see Note 3), the Company issued STET $8 million of promissory notes which bear interest at 12% per annum. Payments are due as follows: $2.5 million plus accrued interest on December 31, 1996; $3.5 million plus accrued interest on the earlier of December 31, 1997 or the refinancing of the senior notes payable to banks; and the remaining $2.0 million in monthly installments of $0.2 million plus accrued interest beginning January 1997.

    Notes Payable -- Limited Partners -- In 1993, Orion Atlantic received commitments for Preferred Participation Units (PPUs) aggregating $9.5 million from certain Limited Partners (including $1.5 million from Orion Network Systems) for development of Orion Atlantic's network services business.

    Holders of PPUs earn interest on aggregate amounts drawn at the rate of 30% per annum, of which 6% is paid and the remainder accrued, but not paid until July 1, 1995, at which time interest and principal payments due are subordinated to operating requirements and senior notes debt service but are payable prior to distributions to Limited Partners. Principal amounts drawn are payable on February 1, 1999. Principal amounts may be prepaid without penalty on or after January 1, 1996.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)

6. Redeemable Preferred Stock and Stockholders' Equity

    The Company has authorized 1,000,000 shares of $0.01 par value preferred stock.

Redeemable Preferred Stock

    In June 1994, Orion issued 11,500 shares of Series A 8% Cumulative Redeemable Convertible Preferred Stock at $1,000 per share and granted an option to purchase an additional 3,833 shares of similar preferred stock at $1,000 per share. Dividends on preferred stock accrue at 8% per year and are payable as and when declared. Orion may redeem the preferred stock at the amount invested plus accrued and unpaid dividends. Upon such a redemption, the preferred stockholders would receive a warrant to acquire at $8.50 per share the number of shares of common stock into which the preferred stock was convertible. The 11,500 shares issued are convertible into 1,352,941 shares of common stock ($8.50 per share). Upon conversion any accrued and unpaid dividends would be waived. Orion may require conversion of the preferred stock beginning in June 1996 if certain conditions are met.

    The preferred stock has a liquidation preference equal to the amount invested plus accrued and unpaid dividends. Preferred stockholders are entitled to vote on an as-converted basis and have the right to put the stock to Orion upon a merger, change of control or sale of substantially all assets at the greater of liquidation value or fair value. The put expires upon the completion of a qualified public equity offering, as defined. If the preferred stock is not previously redeemed or converted to common stock, the preferred stockholders also have the right to put the stock to Orion as follows: 33 1/3% beginning in June 1999; 66 2/3% beginning in June 2000; and 100% beginning in June 2001.

    After Orion issued preferred stock (along with warrants and options to make an additional investment) in June 1994, the Directors and affiliates of Directors who purchased common stock in December 1993 and the institutions and other investors who purchased common stock in June 1994 each exercised its right to receive preferred stock (along with warrants and options to make an additional investment) in exchange for the common stock previously acquired and Orion issued an aggregate of 3,000 shares of Series A Preferred Stock and related options for 1,000 shares to such persons and entities, of which 9 shares of preferred stock were converted into 1,058 shares of common stock. The remaining 2,991 shares issued are convertible into 351,882 shares of common stock and the preferred stock underlying the options are convertible into 98,039 shares of common stock.

    In June 1995, certain Directors, affiliates of Directors, and certain holders of Series A Preferred Stock purchased 4,483 shares of Series B Preferred Stock for approximately $4.5 million. This purchase was pursuant to an option granted in June 1995 to purchase $1 of preferred stock similar to the Series A Preferred Stock for each $3 of Series A Preferred Stock purchased in June 1994, except that such similar preferred stock would be convertible at any time with Common Stock at a price within a range of $10.20 to $17.00 per share of common stock based upon when the option is exercised. The Series B Preferred Stock has rights, designations and preferences substantially similar to those of the Series A Preferred Stock, and is subject to similar covenants, except that the Series B Preferred Stock is convertible into 439,510 shares of Common Stock at an initial price of $10.20 per share, subject to certain anti-dilution adjustments, and purchases of Series B Preferred Stock did not result in the purchaser receiving any rights to purchase additional preferred stock.

Stockholders' Equity

    In December 1993, 178,097 shares were issued at $10.20 per share to new and existing shareholders.

    In May 1994, Orion issued 588,235 shares of common stock at $8.50 per share to Space Systems Loral ("SSL") pursuant to a stock purchase agreement (the "Agreement").

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


6. Redeemable Preferred Stock and Stockholders' Equity (Continued)

    In May 1994, 19,424 shares of common stock were issued at $10.20 per share to new and existing shareholders.

    In June 1994, Orion issued an aggregate of 174,844 shares of common stock to a limited number of institutions and other investors at a purchase price of $8.50 per share.

    The December 1993 and June 1994 common stock purchases were subsequently converted to redeemable preferred stock.

    Stock Options -- In 1987, Orion adopted a stock option plan. Under this plan, as amended, 1,470,588 shares of common stock are reserved for issuance upon exercise of options granted. Shares of common stock may be purchased under this plan at prices not less than the fair market value, as determined by the Board of Directors, on the date the option is granted. The Board of Directors also has granted nonqualified options to purchase 53,341 shares of common stock outside the plan described at prices ranging from $5.44 to $12.24 per share.

    Stock options outstanding at December 31:

                                           1993                   1994                   1995
                                           ----                   ----                   ----
Range of exercise price              $5.44 - 15.00           $5.44 - 12.24        $5.44 -12.24
                                     ------------------    -------------------    -------------------
Outstanding at beginning of year        555,581                871,464                 804,056
  Granted during year                   374,448                 37,867                 380,069
  Exercised                                (165)               (31,967)                 (60,928)
  Canceled                              (58,400)               (73,308)                (151,728)
                                        -------                -------                 --------
 Outstanding at end of year             871,464                804,056                  971,469
                                     ==================    ===================    ===================

    In November 1993, options for 95,588 shares of common stock were granted to key executives which may be exercised only upon the achievement of certain business and financial objectives. In 1995 and 1994, these executives earned the right to exercise 11,029 and 29,410 of these options based on the achievement of such objectives.

    The options vest annually over a one to five-year period. All options are exercisable up to seven years from the date of grant. There are approximately 499,119 shares available to be granted under the plan. As of December 31, 1995, 356,226 qualified and nonqualified options were exercisable.

    Stock Warrants -- Orion issued stock warrants to a financial advisor in 1991 entitling the financial advisor to purchase 43,049 shares of common stock at a price of $11.56 a share. Also, in 1991, as an inducement to Chase to provide partnership bridge equity if required, Orion issued stock warrants entitling Chase to purchase up to 73,529 shares of common stock at $11.56 per share. These warrants expire in 1996.

     Finally, as an inducement to two limited partners to incur satellite capacity obligations required by the senior debt lender, Orion issued warrants for the purchase of an aggregate 129,757 shares of common stock at $11.56 per share. These warrants expire in 1996.

    Warrants have been issued, in conjunction with loans to Orion by certain stockholders and members of executive management (since repaid or converted to common stock) to acquire 483,823 shares of Orion's common stock at $11.56 to $12.92 per share through 1997. The exercise price of these warrants was equal to or above the fair value of the stock at the time of issuance; accordingly, no value was allocated to the warrants. Total warrants outstanding were 553,768 at December 31, 1995 and 735,769 at December 31, 1994 and 1993.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


6. Redeemable Preferred Stock and Stockholders' Equity (Continued)

    The holders of preferred stock also hold warrants to purchase 1,704,824 shares of common stock at the conversion price of such preferred stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the preferred stock at the liquidation value, plus accrued and unpaid dividends.

    The Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock based award programs, because, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock Based Compensation" which is effective for awards after January 1, 1996 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the employee award equals the market price of the underlying stock on the date of grant, as has been the case historically with the Company's awards, no compensation expense is recognized.

7. Investment in Asia Pacific

    In January 1990, Orion entered into an arrangement with Asia Pacific whereby each company exchanged into escrow common shares having a market value of $500,000. In this exchange, Orion received 250,000 shares of Asia Pacific common stock representing at that time an 11% ownership interest, for which it issued 51,061 shares of common stock at a value of $9.79 per share to Asia Pacific. The assigned value of the Asia Pacific shares received of $500,000 was recorded as a reduction to stockholders' equity. In 1992, the Board of Directors of Orion authorized the acquisition of up to 100% of Asia Pacific's outstanding common stock. As a result of this new agreement, the January 1990 transaction was rescinded and the shares held in escrow were returned to the respective companies. The acquisition of an 83% interest in Asia Pacific was finalized and executed in December 1992, resulting in the exchange of 289,147 shares of Orion's common stock for 2,089,392 shares of Asia Pacific common stock. The acquisition was accounted for as a purchase. Asia Pacific is a development stage enterprise.

8. Fair Values of Financial Instruments

    Other than amounts due under the senior notes payable to banks, Orion believes that the carrying amount reported in the balance sheet of its other financial assets and liabilities approximates their fair value. The fair value of Orion Atlantic's senior notes payable to banks at December 31, 1995 is estimated to be $235.1 million based on the principal balance outstanding, net of the estimated fair value of the interest rate modification agreement, which approximates an implicit loss of $4.6 million. Credit risk exists if the counterparty is not able to make the required payments to Orion under these agreements. Orion believes the risk to be remote.

9. Condensed Financial Information of Orion

    As described in Notes 3 and 5, the net assets, credit facilities and other resources of Orion Atlantic are restricted to the construction and operation of the satellite system. Presented below are condensed balance sheets of Orion (parent company only basis) at December 31, 1995 and 1994 and condensed statements of operations and cash flows for the years ended December 31, 1995, 1994 and 1993. All material contingencies, obligations and guarantees of Orion have been separately disclosed in the preceding notes to the financial statements.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


9. Condensed Financial Information of Orion

             Condensed Balance Sheets of Orion Network Systems, Inc.

                                                                              December 31,
                                                                 ------------------------------------
                                                                      1994                1995
                                                                 ----------------   -----------------
 Assets
 Current assets:
   Cash and cash equivalents                                     $    6,201,941     $   48,797,627
   Receivable from Orion Atlantic                                     2,071,547          1,217,169
   Other current assets                                                 215,985            611,391
                                                                 ----------------   -----------------
     Total current assets                                             8,489,473         50,626,187
 Investment in and advances to subsidiaries:
   OrionNet                                                           2,477,943          5,993,628
   OrionSat                                                          (2,793,608)       (20,496,009)
   Asia Pacific                                                       1,870,508          1,634,048
   Orion Atlantic                                                     7,800,544         10,585,573
 Other assets                                                         1,710,080          6,256,742
                                                                      ---------          ---------
 Total assets                                                    $   19,554,940     $   54,600,169
                                                                 ================   =================

 Liabilities and stockholders' equity Current liabilities:
   Notes and interest payable to Orion Atlantic                  $           --     $    2,482,667
   Accounts payable and accrued liabilities                             860,191          2,361,291
                                                                 ----------------   -----------------
     Total current liabilities                                          860,191          4,843,958
 Notes and interest payable to Orion Atlantic                                --          2,077,327
 Other liabilities                                                      789,485            640,542
 Redeemable preferred stock                                          14,554,693         20,357,701
 Stockholders' equity                                                 3,350,571         26,680,642
                                                                      ---------         ----------
 Total stockholders' equity                                      $   19,554,940     $   54,600,169
                                                                 ================   =================

        Condensed Statements of Operations of Orion Network Systems, Inc.

                                                   1993                 1994                  1995
                                           ------------------   ------------------   -------------------
 Services revenue                          $            --      $            --      $            --
 Costs and expenses:
   General and administrative                    2,855,646            2,487,201            4,204,011
   Interest expense (income)                       197,673             (243,152)          (1,834,589)
                                           ------------------   ------------------   -------------------
 Total costs and expenses                        3,053,319            2,244,049            2,369,422
 Equity in net losses of subsidiaries            4,832,752            5,720,869           24,545,756
                                                 ---------            ---------           ----------
   Net loss                                $    (7,886,071)     $    (7,964,918)     $   (26,915,178)
                                           ==================   ==================   ===================

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


9. Condensed Financial Information of Orion (Continued)

        Condensed Statements of Cash Flows of Orion Network Systems, Inc.


                                                 1993                   1994                   1995
                                        ------------------     ------------------     ------------------
Net cash used in operations             $    (2,319,221)       $    (2,709,307)       $    (4,107,237)
Investing activities:
  Advances to subsidiaries                   (1,115,662)            (2,973,264)            (3,264,024)
  Investment in Orion Atlantic                       --                     --             (5,400,000)
  Capital expenditures                         (106,835)              (771,890)              (597,698)
  Acquisition of Asia Pacific                    (2,721)                    --                     --
                                        ------------------     ------------------     ------------------
                                             (1,225,218)            (3,745,154)            (9,261,722)
Financing activities:
  Proceeds from issuance of
  redeemable preferred stock                         --             10,928,293              4,483,001
  Proceeds from issuance of
     common stock                             1,807,345              6,542,303             51,974,436
  PPU funding                                  (280,000)              (765,000)              (455,000)
  Proceeds from issuance of notes
     payable                                    326,511                     --                     --
  Repayment of notes payable                    (46,318)            (5,648,535)               (37,792)
                                        ------------------     ------------------     ------------------
                                              1,807,538             11,057,061             55,964,645
                                        ------------------     ------------------     ------------------

Net increase (decrease) in cash              (1,736,901)             4,602,600             42,595,686
Cash and cash equivalents at
  beginning of year                           3,336,242              1,599,341              6,201,941
                                              ---------              ---------              ---------
Cash and cash equivalents at end of
  year                                  $     1,599,341        $     6,201,941        $    48,797,627
                                        ==================     ==================     ==================

-----------
(1) Basis of presentation -- In these parent company-only condensed financial statements, Orion's investment in subsidiaries is stated at cost less equity in the losses of subsidiaries since date of inception or acquisition.
                                      F-22

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


10. Selected Quarterly Financial Data (unaudited)

    The following is a summary of the quarterly results of operations for the years-ended December 31, 1995 and 1994:


                                     March 31      June 30      September 30    December 31
                                  ----------------------------------------------------------
                                            (In thousands, except per share data)

1995
----
Revenues                          $   2,508       $   5,238      $   6,201       $ 8,336
Loss from operations                (11,891)        (12,038)       (13,525)       (9,377)
Loss before minority interest       (15,978)        (18,248)       (19,186)      (19,592)
Net loss                             (5,996)         (6,991)        (6,998)       (6,930)
Net loss per share                    (0.64)          (0.75)         (0.78)        (0.67)


1994
----
Revenues                          $    616       $     718       $    896       $  1,185
Loss from operations                (3,211)         (4,233)        (3,651)        (4,636)
Loss before minority interest       (3,190)         (4,044)        (3,638)        (4,451)
Net loss                            (1,786)         (1,928)        (2,217)        (2,034)
Net loss per share                   (0.19)          (0.21)         (0.24)         (0.22)


11.  Subsequent events (unaudited)

    In July 1996, Orion entered into an Exchange Agreement (the "Exchange Agreement") with the Limited Partners that hold 58 1/3% of the partnership interests in Orion Atlantic. Pursuant to the Exchange Agreement, Orion will acquire all of the interests held by the Limited Partners, as well as approximately $38 million of Orion Atlantic indebtedness to Limited Partners in exchange for a newly issued series of redeemable convertible preferred stock in Orion and the release of certain credit support obligations of the Limited Partners. The Exchange Agreement is conditioned upon a number of events including, among other things, shareholder approval, the British Aerospace and Matra Marconi Space debenture investments, the acquisition of the minority interest of Orion Asia Pacific held by British Aerospace, and the refinancing of the Orion 1 Credit Facility, all as described below.

    Orion intends to enter into an agreement with an affiliate of British Aerospace to acquire their 17% outstanding minority interest in Asia Pacific Space and Communications, Ltd ("APSC") for approximately 86,000 shares of Orion Common Stock.

    Orion has entered into a Memorandum of Agreement, effective December 6, 1996, for procurement of Orion 2 spacecraft with Matra Marconi Space with an aggregate contract value of $200.8 million, excluding launch insurance. On December 13, 1996, OAP entered into an Authorization to Proceed Agreement with Hughes Space and Communications International for the procurement of Orion 3 spacecraft with an aggregate contract value, subject to execution of a definitive agreement, of $208 million, excluding launch insurance. Construction of Orion 3 commenced in mid-December 1996.

                           ORION NETWORK SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (Information with respect to September 30, 1996 and for the nine months ended September 1995 and 1996 is unaudited)


11.  Subsequent events (unaudited) (Continued)

    The Company intends to file a Registration Statement with the Securities and Exchange Commission pursuant to which the Company will offer to sell an aggregate of $ representing Units consisting of Senior Notes, due 2007 and warrants to purchase common stock, and an aggregate of $ representing units consisting of $ of Senior Discount Notes due 2007 and warrants, to purchase common stock (the "Offering"). The proceeds from this offering are intended to be used primarily to refinance the Orion 1 Credit Facility. Concurrently with the Offering, British Aerospace and Matra Marconi Space have committed to purchase $50 million and $10 million of Junior Subordinated Convertible Debentures, respectively. Such debentures are expected to bear interest at 8.75% payable semiannually in Orion common stock (valued at $14 per share) until maturity in 2012. The Offering is conditioned on consummation of the Exchange, repayment of the Orion 1 Credit Facility with proceeds of the Offering and the British Aerospace and Matra Marconi Space Debenture Investment; the Exchange is conditioned on, among other things, the Orion 2 Satellite Contract, which has been entered into, and approval of the Orion stockholders, expected to occur prior to the pricing of the Offering; and the British Aerospace Debenture Investment is conditioned on the OAP Minority Interest Acquisition.

    In November 1996, Orion entered into a contract with DACOM Corp., a Korean communications company under which DACOM will lease eight dedicated transponders on Orion 3 for 13 years, in return for approximately $89 million, which is payable over a period from December 1996 through six months following the lease commencement date for the transponders (which is scheduled to occur by May
1999). Prior to launch, payments will be held in escrow and are subject to refund if the leased transponders are not launched and in service by May 1999. DACOM is to deposit funds with Orion in accordance with a milestone schedule. It has the right to terminate the contract at any time prior to March 31, 1997, upon which Orion would be entitled to retain all deposited funds. Prior to launch, payments will be held in escrow and are subject to refund if the leased transponders are not launched and in service by May 1999. In November 1996, Orion granted an option to Dacom to purchase 50,000 shares of Common Stock at a price of $14.00 per share. The warrant is exercisable for a six (6) month period beginning six (6) months after the commencement date, as defined in the Joint Investment Agreement, and ending one (1) year after commencement date and will terminate at that time or at any time the Joint Investment Agreement is terminated.

    Litigation. In connection with the Skydata suit discussed in Note 4, on March 5, 1996, the court granted the Company's motion to dismiss the lawsuit on the basis that Skydata's claims are subject to arbitration. Skydata appealed the dismissal to the United States Court of Appeals to the Federal Circuit. Skydata also filed a counterclaim in the arbitration proceedings asserting a claim for $2 million damages as a result of the conduct of Orion and its affiliates. On May 15, 1996, the arbitrator granted the Orion parties' request for an initial hearing on claims relating to the Orion parties' rights to the patent, including the co-ownership claim and other contractual claims. This initial hearing was scheduled to take place in November 1996. On November 9, 1996, Orion and Skydata executed a letter to settle in full the pending litigation and arbitration. As part of the settlement, the parties are to release all claims by either side relating in any way to the patent and/or the pending litigation and arbitration. In addition, Skydata is to grant Orion (and its affiliates) an unrestricted paid-up license to make, have made, use or sell products or methods under the patent and all other corresponding continuation and reissue patents. Orion is to pay Skydata $437,000 over a period of two years as part of the settlement. The parties are in the process of documenting the terms of the settlement in a formal settlement agreement.

                                    GLOSSARY


Orion, its Partners and Creditors:

Banks..............................    A syndicate of  international  banks that
                                       are   parties   to  the  Orion  1  Credit
                                       Facility.

British Aerospace..................    British Aerospace Public Limited Company,
                                       one  of  the  world's  leading  aerospace
                                       organizations  and the parent  company of
                                       British Aerospace Communications, Inc., a
                                       Limited   Partner.   Kingston   Satellite
                                       Services,   a   joint   venture   between
                                       Kingston   Communications   and   British
                                       Aerospace, serves as sales representative and ground operator for Orion in the United Kingdom.

Com Dev............................    ComDev Satellite  Communications Limited,
                                       a Limited Partner and a subsidiary of Com
                                       Dev, Limited.  Com Dev, Limited is also a
                                       supplier   of    value-added    satellite
                                       communications  services,   products  for
                                       wireless  personal   communications   and
                                       satellite remote sensing data.

GECC...............................    General Electric Capital Corporation, the
                                       lender for the TT&C Financing.

Kingston Communications............    Kingston   Communications   International
                                       Limited,   a   Limited   Partner   and  a
                                       subsidiary  of  Kingston   Communications
                                       (Hull)  plc,  the only  municipally-owned
                                       telephone  company in the United Kingdom.
                                       Kingston  Satellite  Services,   a  joint
                                       venture between Kingston Communications and British Aerospace, serves as sales representative and ground operator for
                                       Orion in the United Kingdom.

Limited Partners...................    The limited  partners in Orion  Atlantic,
                                       including  British  Aerospace,  Com  Dev,
                                       Kingston Communications,  Lockheed Martin
                                       CLS, Matra Hachette and Nissho Iwai.

Lockheed Martin ...................    Lockheed  Martin  Corporation,   a  major
                                       manufacturer  of  aerospace  and military
                                       equipment,   and  the   ultimate   parent
                                       company of Lockheed Martin CLS, a Limited
                                       Partner  and  the  launch   subcontractor
                                       under  the  Orion 1  Satellite  Contract.
                                       Lockheed  Martin CLS  acquired the assets
                                       of  General  Dynamics  Commercial  Launch
                                       Services  through  a  transfer  of assets
                                       from Martin Marietta  Corporation,  which
                                       in turn  acquired  these and other assets
                                       (including  the  Atlas  family  of launch
                                       vehicles)    from    General     Dynamics
                                       Corporation in 1994.

Lockheed Martin CLS................    Lockheed   Martin    Commercial    Launch
                                       Services,  Inc., a Limited  Partner and a
                                       subsidiary     of     Martin     Marietta
                                       Technologies, Inc., a Lockheed Martin company. Lockheed Martin CLS acquired the assets of General Dynamics Commercial
                                       Launch Services through a transfer of assets from Martin Marietta Corporation, which in turn acquired these and other assets (including the Atlas family of launch vehicles) from General Dynamics
                                       Corporation in 1994. Lockheed Martin CLS is a commercial launch services provider and provided launch services to Orion as the launch subcontractor under the Orion
                                       1 Satellite Contract. Lockheed Martin CLS became a Limited Partner by acquiring the limited partnership interest of General
                                       Dynamics CLS in the 1994 transaction described above.

Matra Hachette.....................    Matra  Hachette,  an aerospace,  defense,
                                       industrial and media company and part of the Lagardere Groupe of France, and the parent company of MCN Sat U.S., Inc., a Limited Partner. Matra Hachette is one of the parent companies of Matra Marconi
                                       Space, which is the parent company of Space Systems, the prime contractor for Orion 1, and the manufacturer under the Orion 2 Satellite Contract.

Nissho Iwai Corp...................    Nissho  Iwai  Corporation,  is a  trading
                                       company in Japan,  and the parent company
                                       of  Trans-Atlantic  Satellite,   Inc.,  a
                                       Limited Partner.

Orion..............................    (1)  the  combined  operations  of  Orion
                                       Network   Systems,   Inc.,   a   Delaware
                                       corporation,    and   its    subsidiaries
                                       (collectively,  the "Operating Company"),
                                       prior  to the  date  of the  merger  of a
                                       newly formed subsidiary ("Merger Sub") of
                                       Orion Newco  Services,  Inc.,  a recently
                                       formed   Delaware   corporation   ("Orion
                                       Newco") into the  Operating  Company (the
                                       "Merger")   and   (2)   Orion   and   its
                                       subsidiaries,   including  the  Operating
                                       Company, after the Merger.

Orion 1 Credit Facility............    A  facility  of up  to  $251  million  of
                                       senior debt provided to finance Orion 1, which will be repaid with proceeds of the Offering.

Orion Asia Pacific.................    Asia  Pacific  Space and  Communications,
                                       Ltd.,  a  Delaware   corporation.   Orion
                                       acquired 83% of the stock of such company in December 1992, and is in the process of acquiring the remaining 17%, which is held by British Aerospace, in exchange for approximately 86,000 shares of Common
                                       Stock in the OAP Acquisition.

Orion Atlantic.....................    International Private Satellite Partners,
                                       L.P., a Delaware limited partnership of which OrionSat is the general partner, which owns Orion 1.

OrionNet...........................    OrionNet,  Inc.,  a Delaware  corporation
                                       and wholly owned subsidiary of Orion.

OrionSat...........................    Orion Satellite  Corporation,  a Delaware
                                       corporation and wholly owned subsidiary of Orion.

Partners...........................    The    partners   in   Orion    Atlantic,
                                       consisting  of  OrionSat,  as the general
                                       partner,   and   the   Limited   Partners
                                       (including Orion).

Partnership Agreement..............    The  limited  partnership   agreement  of
                                       Orion Atlantic, which includes the terms and conditions governing the partnership arrangements among the Partners.

STET...............................    STET-Societa  Finanziaria  Telefonica-per
                                       Azioni is a former Limited Partner and the parent company of Telecom Italia, the Italian PTT.

STET Redemption....................    The  redemption  on November  21, 1995 by
                                       Orion Atlantic of the limited partnership interest held by STET and modification of STET's previously existing contractual arrangements with Orion Atlantic.

TT&C Financing.....................    A facility of up to $11 million  provided
                                       by GECC for Orion's  TT&C  facility  that
                                       was  converted  to a seven year term loan
                                       on  June  1,   1995  and   which  had  an
                                       outstanding balance of $7.2 million as of September 30, 1996

Satellite Construction and Satellite Communications:

bandwidth..........................    The relative  range of  frequencies  that
                                       can  be  passed  through  a  transmission
                                       medium  without  distortion.  The greater
                                       the    bandwidth,    the    greater   the
                                       information carrying capacity. Bandwidth is measured in Hertz.

C-band.............................    Certain high  frequency  radio  frequency
                                       bands between 3,400 to 6,725 MHz used by communications satellites.

constructive total loss............    If a satellite is completely destroyed or
                                       incapable   of   operation   (except  for
                                       certain failures due to circumstances beyond the control of the manufacturer) during a specified number of days after launch.

footprint..........................    signal coverage area for a satellite.

Hertz..............................    The unit for measuring the frequency with
                                       which an  electromagnetic  signal  cycles
                                       through the zero-value  state between the
                                       lowest  and  highest  states.  One  Hertz
                                       (abbreviated  as Hz) equals one cycle per
                                       second;   kHz   (kiloHertz)   stands  for
                                       thousands  of  Hertz;   MHz   (megaHertz)
                                       stands for millions of Hertz.

Hughes Space.......................    Hughes    Space    and     Communications
                                       International,   Inc.,  the  manufacturer
                                       under  the  Orion 3  Satellite  Contract.
                                       Hughes  Space is a  subsidiary  of Hughes
                                       Aircraft Company, which is a subsidiary of General Motors Corporation.

Ku-band............................    Certain high  frequency  radio  frequency
                                       bands   between   10,700  to  14,500  MHz
                                       permitting the use of smaller antennae than the older C-band technology.

Matra Marconi Space................    Matra  Marconi  Space U.K.  Limited,  the
                                       parent company of MMS Space Systems and a
                                       subsidiary of Matra Marconi Space NV, and
                                       the   manufacturer   under  the  Orion  2
                                       Satellite  Contract.  Matra Marconi Space
                                       NV  is  owned  by  Matra   Hachette   (51
                                       percent) and General Electric Co. of Britain (49 percent).

Orion 1............................    The  high-power  Ku-band   communications
                                       satellite   operated  over  the  Atlantic
                                       Ocean by Orion Atlantic.

Orion 1 Satellite Contract.........    The   fixed   price   turnkey    contract
                                       originally  entered into between  British
                                       Aerospace  and  Orion  Atlantic  for  the
                                       design, construction, launch and delivery
                                       in orbit of  Orion 1.  British  Aerospace
                                       assigned its rights under the contract to
                                       Space  Systems,  which  was  subsequently
                                       purchased by Matra  Marconi  Space NV and
                                       renamed   MMS  Space   Systems   Limited.
                                       British Aerospace remains liable to Orion
                                       Atlantic  for  the   performance  of  the
                                       contract   but   performance   has   been
                                       assigned to Space Systems and the Company
                                       understands  that Space Systems and Matra
                                       Marconi  Space NV have fully  indemnified
                                       British  Aerospace  against   liabilities
                                       thereunder.

Orion 2............................    The  high-power  Ku-band   communications
                                       satellite   to  be   operated   over  the
                                       Atlantic Ocean by Orion.

Orion 2 Satellite Contract.........    The spacecraft purchase agreement between
                                       Orion Atlantic and Matra Marconi Space for construction and launch of Orion 2.

Orion 3............................    The  high-power  Ku-band   communications
                                       satellite to be operated by Orion in the Asia Pacific region.

Orion 3 Satellite Contract.........    The    proposed    spacecraft    purchase
                                       agreement   between  Orion  Asia  Pacific
                                       Corporation, a wholly owned subsidiary of
                                       Orion,  and Hughes Space for construction
                                       and launch of Orion 3.
Space  Systems or MMS  Space
  Systems..........................    MMS  Space  Systems  Limited,   a  former
                                       subsidiary of British Aerospace which was
                                       sold to Matra  Marconi Space NV, in 1994.
                                       Matra  Marconi Space NV is owned by Matra
                                       Hachette   (51   percent)   and   General
                                       Electric  Co. of  Britain  (49  percent).
                                       Space   Systems   served   as  the  prime
                                       contractor  under the  Orion 1  Satellite
                                       Contract.

transponder........................    The part of a satellite which is used for
                                       the  reception  from,  and the  frequency
                                       conversion,       amplification       and
                                       transmission to, earth of communication signals.

TT&C facility......................    A   satellite   control   system,   which
                                       includes a satellite control center and a tracking, telemetry and command station complex at Mt. Jackson, Virginia.

VSAT...............................    Very  small   aperture   terminal   earth
                                       stations   that  can  be   installed   on
                                       rooftops   or   elsewhere   at   customer
                                       locations,  with antennas as small as 0.8
                                       meters but ranging in sizes up to 2.4 meters in diameter.

Regulation and Competition:

Communications Act.................    The U.S.  Communications  Act of 1934, as
                                       amended.

EUTELSAT...........................    European  regional  satellite  facilities
                                       consortium   owned  by  approximately  40
                                       European countries.

FCC................................    The United States Federal  Communications
                                       Commission.

INTELSAT...........................    International          Telecommunications
                                       Satellite Organization,  an international
                                       satellite facilities  consortium owned by
                                       approximately    130    government    and
                                       privately    owned     telecommunications
                                       companies.  References  to  INTELSAT  are
                                       intended  to  include   the   signatories
                                       thereof  unless  the  context   otherwise
                                       requires.

ITU................................    International Telecommunication Union, an
                                       international  body formed by treaty that
                                       is  responsible  for   coordinating   and
                                       registering orbital slots to satellites.

Orion 1 License....................    The  license  granted to Orion by the FCC
                                       to construct, launch and operate Orion 1,
                                       at    designated     orbital     location
                                       37.5(degree)   West  longitude  over  the
                                       Atlantic Ocean.

PanAmSat...........................    Pan  American  Satellite  Corporation,  a
                                       publicly  traded U.S.  company  providing
                                       trans-Atlantic   satellite   service  and
                                       services  to Latin  America,  the Pacific
                                       Ocean   region,   and  the  Indian  Ocean
                                       region, using a satellite system separate from INTELSAT.

PTT................................    Postal,     telephone    and    telegraph
                                       organization,         ordinarily        a
                                       government-owned communications monopoly.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses to be paid by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing and listing fees.

 Securities and Exchange Commission registration fee..........      $97,577
 National Association of Securities Dealers, Inc. filing fee..          $ *
 Blue sky fees and expenses (including fees of counsel).......            *
 Printing and engraving expenses..............................            *
 Fees and expenses of counsel for the Company.................            *
 Accounting fees and expenses.................................            *
 Appraisal fees and expenses..................................            *
 Transfer agent and registrar fees............................            *
 Miscellaneous................................................            *
           Total..............................................          $ *
                                                                        ===
------------
*    To be filed by amendment.


ITEM 14. Indemnification of Directors and Officers.

     Orion. Orion's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provide that the Company's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Orion's Certificate of Incorporation also provides that, except as expressly prohibited by law, Orion shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Orion (or is or was serving at the request of Orion as a director or officer of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of Orion, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Orion unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     Old ONSI. Old ONSI's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Old ONSI and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provide that Old ONSI's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and
(iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Old ONSI's Certificate of Incorporation also provides that, except as expressly prohibited by law, Old ONSI shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Old ONSI (or is or was serving at the request of Old ONSI as a director, officer, employee or agent of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     OrionSat. OrionSat's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionSat and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that OrionSat's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     OrionSat's Bylaws provide that, except as expressly prohibited by law, OrionSat shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of OrionSat (or is or was serving any other enterprise at the request of OrionSat), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     OrionNet Finance Corporation. OrionNet Finance Corporation's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionNet Finance Corporation and its stockholders. This provision in the Certificate of
Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of
Incorporation provides that OrionNet Finance Corporation's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     OrionNet Finance Corporation's Bylaws provide that, except as expressly prohibited by law, OrionNet Finance Corporation shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of OrionNet Finance Corporation (or is or was serving any other enterprise at the request of OrionNet Finance Corporation), against expenses, liabilities and losses (including attorney's fees),
  judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Asia Pacific Space and Communications, Ltd. ("APSC"). APSC's Certificate of Incorporation provides that the personal liability of its directors shall be eliminated to the fullest extent provided by Section 7 of Subsection (b) of
Section 102 of the Delaware Code. This paragraph allows for the elimination of all personal liability, provided that liability shall not be eliminated or limited (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     APSC's Certificate of Incorporation also provides that APSC shall indemnify its directors, officers, employees and agents to the fullest extent permitted by
Section 145 of the Delaware Code, as the same exists or may hereafter be amended. Section 145 currently covers expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and a manner such person reasonably believed to be in or not opposed to the best interests of APSC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to APSC unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     Orion Asia Pacific. Orion Asia Pacific's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Orion Asia Pacific and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that Orion Asia Pacific's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and
(iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Orion Asia Pacific's Bylaws provide that, except as expressly prohibited by law, Orion Asia Pacific shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Orion Asia Pacific (or is or was serving any other enterprise at the request of Orion Asia Pacific), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     OrionNet. OrionNet's Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to OrionNet and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that OrionNet's directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     OrionNet's Bylaws provide that, except as expressly prohibited by law, OrionNet shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of OrionNet (or is or was serving any other enterprise at the request of OrionNet), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Orion Atlantic Europe, Inc. Orion Atlantic Europe, Inc.'s Certificate of Incorporation provides that its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Orion Atlantic Europe, Inc. and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In accordance with the requirements of Delaware law, as amended, the Certificate of Incorporation provides that Orion Atlantic Europe, Inc.'s directors would remain subject to liability for monetary damages (i) for any breach of their duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware Code for approval of an unlawful dividend or an unlawful stock purchase or redemption and (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Orion Atlantic Europe, Inc.'s Certificate of Incorporation also provides that, except as expressly prohibited by law, Orion Atlantic Europe, Inc. shall indemnify any person who was or is a party (or threatened to be made a party) to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Orion Atlantic Europe, Inc. (or is or was serving at the request of Orion Atlantic Europe, Inc. as a director or officer of another enterprise), against expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Section 145 of the Delaware Code empowers a corporation incorporated under that statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at its request against expenses, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify shall only exist where such officer, director, employee or agent has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. However, in an action or suit by or in the right of the corporation, unless a court shall determine to the contrary, where such a person has been adjudged liable to the corporation, the corporation shall have no power of indemnification. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of the persons it has the power to indemnify, whether or not indemnity against such liability would be allowed under the statute.

     International Private Satellite Partners, L.P. ("IPSP"). The Third Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P. (the "IPSP Partnership Agreement") provides that neither the general partner (OrionSat) nor any of its affiliates , nor any of their respective partners, officers, directors, employees or agents, shall be liable to IPSP or its limited partners for any losses sustained or liabilities incurred as a result of any act or omission, so long as such conduct does not constitute bad faith, fraud, gross negligence, willful misconduct or breach of any fiduciary duty.

     The IPSP Partnership Agreement also provides that, except as expressly prohibited by law, IPSP shall indemnify OrionSat, its affiliates and their respective partners, officers, directors, employees and agents from any and all expenses, liabilities and losses (including attorney's fees), judgments, fines and amounts paid or to be paid in settlement arising from any claims, demands, actions, suits or proceedings, arising out of or incidental to the business or activities relating to IPSP.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of Orion pursuant to the foregoing provision or otherwise, Orion has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such person in connection with the offering of the Securities (other than for the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding), the either corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

     Orion has insurance policies which will insure directors and officers against damages from actions and claims incurred in the course of their duties and will insure the corporations against expenses incurred in defending lawsuits arising from certain alleged acts of the directors and officers.


ITEM 15.  Recent Sales of Unregistered Securities.

     During the past three years, Orion (which completed an initial public offering in August 1995) issued the following unregistered securities, adjusted to reflect a 1.00-for-1.36 reverse stock split effected in July 1995. No underwriting discounts or commissions were paid in connection with any of such transactions, although a fee of $250,000 was paid to Salomon Brothers Inc for serving as a financial advisor to Orion in connection with Orion's 1994 private placement. There was no public offering in such transactions, and the transactions were exempt from the registration requirements of the Securities Act by reason of Sections 4(2) and 3(b) thereof, and Regulation D promulgated thereunder. In each instance, the shares of Common Stock, shares of Preferred Stock or warrants of Orion were issued to a limited group of purchasers, each of which had access to and/or was furnished information concerning Orion. The purchasers acquired the securities for investment only and not with a view to the distribution thereof, and each of the certificates representing the shares of Common Stock and Preferred Stock of Orion issued to such purchasers was stamped with a legend restricting the transfer of the shares of Common Stock and Preferred Stock representing thereby.

Common Stock

     In December 1993, Orion issued an aggregate of 178,097 shares of Common Stock as part of a private placement of its Common Stock to certain of its Directors and affiliates of those Directors at a purchase price of $10.20 per share. The terms of such issuance permitted the purchasers to receive the benefit of any lower price at which Common Stock subsequently was issued in the private placement or to receive any other security subsequently issued in the private placement. In June 1994, when Orion issued shares of Common Stock as part of the private placement of its Common Stock to a limited number of institutions and other investors (including 64,705 shares to affiliates of Directors) at a purchase price of $8.50 per share, Orion issued 100,326 additional shares to the Directors and affiliates of Directors who purchased Common Stock in December 1993. In addition, after Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the Directors and affiliates of Directors who purchased Common Stock in December 1993 each exercised his or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired, and Orion issued an aggregate of $3,000,000 of Series A Preferred Stock to such persons and entities.

     In May 1994, Orion entered into an agreement with SS/L whereby SS/L agreed to purchase 588,235 shares of Common Stock for an aggregate purchase price of $5,000,000. The agreement with SS/L includes a possible sale, under certain circumstances, of an additional 588,235 shares of Common Stock for an aggregate purchase price of $5,000,000. SS/L has the right to require the Company to repurchase the 588,235 shares from SS/L if Orion selects a company other than SS/L as the prime contractor in a contract for construction of a satellite to serve the Asia Pacific region. SS/L has the right, during the three year period after the sale of the initial shares of Common Stock, to receive more shares of Common Stock; under certain circumstances, if Orion issues Common Stock or a security convertible into or exchangeable for Common Stock for a price of less than $8.50 per share.

     In June 1994, Orion issued an aggregate of 174,844 shares of Common Stock as part of a private placement of its Common Stock to a limited number of institutions and other investors at a purchase price of $8.50 per share. The terms of such issuance permitted the purchasers to receive the benefit of any lower price at which Common Stock subsequently was issued in the private placement or to receive any other security subsequently issued in the private placement. When Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the institutions and other investors who purchased Common Stock in June 1994 each exercised his, her or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired, and Orion issued an aggregate of $3,000,000 of Series A Preferred Stock to such persons and entities.

     In March 1995 (but pursuant to a contract signed in January 1994) Orion issued an aggregate of 2,941 shares of Common Stock to a recruiting firm as compensation for work performed for Orion.

  Preferred Stock

     In June 1994, CIBC, Fleet and Chisholm purchased $11.5 million in Series A 8% Cumulative Redeemable Convertible Preferred Stock, which shares are convertible into shares of Common Stock at an exercise price of $8.50 per share. See "Description of Capital Stock -- Preferred Stock." CIBC, Fleet, and Chisholm also were granted the right to invest an additional $3.8 million in similar preferred stock, except that such similar preferred stock would be convertible at any time into Common Stock at a price within a range from $10.20 to $17.00 per share of Common Stock based upon when the option is exercised and certain other factors. CIBC, Fleet, and Chisholm also were granted a contractual "preemptive" right to purchase a pro rata portion of any equity securities sold by Orion in the future on the same terms and conditions as sold to others, subject to certain exceptions for securities sold or granted to employees, certain small offerings, and existing rights to acquire equity securities. CIBC, Fleet and Chisholm also were granted certain warrants (issued concurrently with the Series A Preferred Stock) to purchase Common Stock at the conversion price of such Series A Preferred Stock. These warrants do not become exercisable unless Orion exercise its right to repurchase the Series A Preferred Stock at the liquidation value (plus accrued and unpaid dividends). In connection with the transaction, CIBC and Fleet each were granted the right to elect one member of Orion's Board of Directors.

     After Orion issued Series A Preferred Stock (along with warrants and options to make an additional investment) to CIBC, Fleet and Chisholm in June 1994, the Directors and affiliates of Directors who purchased Common Stock in December 1993 and the institutions and other investors who purchased Common Stock in June 1994 each exercised his, her or its right to receive Series A Preferred Stock (along with warrants and options to make an additional investment) in exchange for the Common Stock previously acquired and Orion issued an aggregate of $3.0 million of Series A Preferred Stock to such persons and entities.

     In June 1995, CIBC and certain Directors and affiliates of Directors who purchased Series A Preferred Stock in June 1994 purchased approximately $4.2 million in Series B Preferred Stock of Orion. This purchase was pursuant to an option granted in June 1994 to purchase $1 of preferred stock similar to the Series A Preferred Stock for each $3 of Series A Preferred Stock purchased in June 1994, except that such similar preferred stock would be convertible at any time into Common Stock at a price within a range from $10.20 to $17.00 per share of Common Stock based upon when the option is exercised. The Series B Preferred Stock has rights, designations and preferences substantially similar to those of the Series A Preferred Stock discussed above, except that the Series B Preferred Stock is convertible into Common Stock at an initial price of $10.20 per share, subject to certain anti-dilution adjustments, and purchase of Series B Preferred Stock did not result in the purchasers receiving any rights to purchase additional preferred stock. The purchasers of the Series B Preferred Stock also were granted certain warrants (issued concurrently with the Preferred Stock) to purchase Common Stock at the conversion price of such Series B Preferred Stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the Series B Preferred Stock at the liquidation value (plus accrued and unpaid dividends).

  Warrants

     In May 1994, in connection with the sale of Common Stock to SS/L discussed under "Common Stock" above, Orion granted an option to SS/L to purchase 588,235 shares of Common Stock at a price of $8.50 per share prior to January 1, 1995, which option has expired.

     In June 1994, in connection with the sale of Series A Preferred Stock discussed under "Preferred Stock" above, Orion granted an option to the holders of Series A Preferred Stock to invest an additional $4.8 million in similar preferred stock (except that such similar preferred stock would be convertible at any time into Common Stock at a price based upon when the option is exercised within a range from $10.20 to $17.00 per share of Common Stock). The purchase of Series B Preferred Stock in June 1995 represented an exercise of the right to invest approximately $4.5 million of this amount. Orion also granted the holders of Preferred Stock certain warrants to purchase Common Stock at the conversion price of such Preferred Stock. These warrants do not become exercisable unless Orion exercises its right to repurchase the Preferred Stock at the liquidation value (plus accrued and unpaid dividends).

     In December 1996, Orion issued an option to DACOM to purchase 50,000 shares of Common Stock at a price of $14.00 per share. The warrant is exercisable for a six (6) month period beginning six (6) months after the commencement date, as defined in the Joint Investment Agreement, and ending one (1) year after the commencement date and will terminate at that time or at any time the Joint Investment Agreement between DACOM and Orion is terminated.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit
Number     Description
------     -----------

1.1         Form of Underwriting Agreement*

3.1         Form  of  Restated  Certificate  of  Incorporation  of  Orion  Newco
            Services, Inc.*

3.2         Bylaws of Orion Newco Services, Inc.*

3.3         Certificate  of  Incorporation   of  Orion  Network  Systems,   Inc.
            (Incorporated by reference to exhibit number 3.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

3.4 Bylaws of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

3.5         Certificate of Incorporation of Orion Satellite Corporation*

3.6         Bylaws of Orion Satellite Corporation*

3.7         Certificate  of  Limited   Partnership  of   International   Private
            Satellite Partners, L.P.*

3.8 Form of Third Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P.*

3.9         Certificate of Incorporation of OrionNet, Inc.*

3.10        Bylaws of OrionNet, Inc.*

3.11        Certificate of Incorporation of Orion Asia Pacific Corporation*

3.12        Bylaws of Orion Asia Pacific Corporation*

3.13        Certificate of Incorporation OrionNet Finance Corporation*

3.14        Bylaws of OrionNet Finance Corporation*

3.15        Certificate   of   Incorporation   of   Asia   Pacific   Space   and
            Communications, Ltd.*

3.16        Bylaws of Asia Pacific Space and Communications, Ltd.*

3.17        Certificate of Incorporation of Orion Atlantic Europe, Inc.*

3.18        Bylaws of Orion Atlantic Europe, Inc.*

4.1         Form of Senior Note Indenture and Form of Note included therein*

4.2 Form of Senior Discount Note Indenture and Form of Note included therein*

4.3         Form of Pledge Agreement*

4.4         Form of Security Agreement*

4.5 Form of Warrant Agreement, dated as of _________, 1997, by and between Orion and _________________, and Form of Warrant included therein*

4.6 Forms of Warrant issued by Orion. (Incorporated by reference to exhibit number 4.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

4.7         Forms of  Warrant  issued by Orion to holders  of  Preferred  Stock.
            (Incorporated by reference to exhibit number 4.2 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

4.8 Forms of Certificates of Designation of Series A 8% Cumulative Redeemable Convertible Preferred Stock, Series B 8% Cumulative
            Redeemable Convertible Preferred Stock and Series C 6% Cumulative Redeemable Convertible Preferred Stock.*

4.9 Forms of Series A Preferred Stock and Series B Preferred Stock Certificates of Orion.*

4.10        Form of Common Stock Certificate of Orion.*

4.11        Form of Warrant issued to DACOM Corp.*

4.12        Note Purchase Agreement with British Aerospace*

4.13        Note Purchase Agreement with Matra Marconi Space*

5.1         Opinion of Hogan & Hartson L.L.P.*

8.1 Opinion of Hogan & Hartson L.L.P. with respect to certain tax matters*
                                      II-8

10.1 Second Amended and Restated Purchase Agreement, dated September 26, 1991, ("Satellite Contract") by and between OrionSat and British Aerospace PLC and the First Amendment, dated as of September 15, 1992, Second Amendment, dated as of November 9, 1992, Third Amendment, dated as of March 12, 1993, Fourth Amendment, dated as of April 15, 1993, Fifth Amendment, dated as of September 22, 1993, Sixth Amendment, dated as of April 6, 1994, Seventh Amendment, dated as of August 9, 1994, Eighth Amendment, dated as of December 8,
            1994, and Amendment No. 9 dated October 24, 1995, thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibits number 10.13 and 10.14 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.2 Restated Amendment No. 10 dated December 10, 1996, to the Second Amended and Restated Purchase Agreement, dated September 26, 1991 by and between OrionSat and British Aerospace PLC (which contract and prior exhibits thereto were incorporated by reference as exhibit number 10.1). [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]*

10.3 Ground Support System Agreement, dated as of August 2, 1991, by and between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.25 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.4 Italian Facility and Services Agreement, dated as of August 2, 1991, by and between OrionSat and Telespazio S.p.A. as amended by the amendment thereto, dated March 19, 1994. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.26 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.5 Consulting Agreement, dated as of August 2, 1991, by and between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.28 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.6 Contract for a Satellite Control System, dated December 7, 1992, by and between Orion Atlantic, Telespazio S.p.A. and Martin Marietta Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number
            10.31 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.7 Credit Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and General Electric Capital Corporation ("GECC"). [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.32 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.8 Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.33 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.9 Assignment and Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.34 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.10 Consent and Agreement, dated as of November 23, 1993, by and between Orion Atlantic, Martin Marietta Corporation and GECC. (Incorporated by reference to exhibit number 10.35 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.11 Deed of Trust, dated as of November 23, 1993, by and between Orion Atlantic, W. Allen Ames, Jr. and Michael J. Schwel, as Trustees, and GECC. (Incorporated by reference to exhibit number 10.37 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.12 Lease Agreement, dated as of November 23, 1993, by and between OrionNet, Inc. and Orion Atlantic, as amended by an Amendment, dated January 3, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.13 Note for Interim Loans, dated as of November 23, 1993, by and between Orion Atlantic and GECC. (Incorporated by reference to exhibit number 10.42 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.14 Sales Representation Agreement and Ground Operations Service Agreement, each dated as of May 1, 1994 and June 30, 1994, by and between each of OrionNet, Inc. and Kingston Communications, respectively, and Orion Atlantic, as amended by side agreements, dated May 1, 1994, July 12, 1994 and February 1, 1995. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.43 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.15 Lease Agreement, dated as of October 2, 1992, by and between OrionNet and Research Grove Associates, as amended by Amendment No. 1, dated March 26, 1993, Amendment No. 2, dated August 23, 1993, and Amendment No. 3, dated December 20, 1993. (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.16 Sales Representation Agreement and Ground Operations Service Agreement, dated as of June 30, 1995, by and between MCN Sat Service, S.A. and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.69 in Orion's Registration Statement No. 33-80518 on Form S-1.)

10.17 Volume Purchase Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.66 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.18 Product Development, License and Marketing Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.65 in Orion's Registration Statement No. 33-80518 on Form S-1.)

10.19 Sales Representation Agreement, dated as of June 8, 1995, by and between Nortel Dasa Network Systems GmbH & Co. KG and Orion Atlantic. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.70 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.20 Orion 2 Spacecraft Purchase Contract, dated July 31, 1996, between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]*

10.21 Orion's Amended and Restated 1987 Stock Option Plan as amended. (Incorporated by reference to exhibit number 10.23 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.22 Purchase Contract, dated December 4, 1991, by and between OrionNet, Inc., Shenandoah Valley Leasing Company and MCI Telecommunications Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTION OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.30 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.23 Amended and Restated Partnership Agreement of Orion Financial Partnership, dated as of April 15, 1994, by and between OrionNet and Computer Leasing Inc. ("CLI"). (Incorporated by reference to exhibit number 10.44 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.24 Continuing Guaranty, dated as of April 15, 1994, of the Company of the obligations of OrionNet Finance Corporation. (Incorporated by reference to exhibit number 10.45 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.25 Release of Continuing Guaranty, dated as of December 29, 1994, of the Company. (Incorporated by reference to exhibit number 10.46 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.26 Confirmation of Continuing Guaranty, dated as of December 29, 1994, of the Company of the obligation of OFC. (Incorporated by reference to exhibit number 10.47 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.27 Continuing Guarantee, dated as of December 29, 1994, of the Company. (Incorporated by reference to exhibit number 10.48 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.28 Master Lease Agreement, dated as of April 15, 1994, by and between OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.49 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.29 Collateral Assignment and Pledge and Security Agreement, dated April 22, 1994, by and between CLI and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.50 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.30 Purchase Agreement, dated as of April 22, 1994, by and between OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.31 Stock Purchase Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number
            10.53 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.32 Registration Rights Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.54 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.33 Purchase Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.55 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.34 Stockholders Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet, Chisholm and certain principal stockholders of the Company. (Incorporated by reference to exhibit number 10.56 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.35 Registration Rights Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.57 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.36 Purchase Agreement, dated as of June 19, 1995, by and among the Company, CIBC, Fleet and an affiliate of Fleet. (Incorporated by reference to exhibit number 10.58 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.37 Definitive Agreement, dated April 26, 1990, by and between Orion, Asia Pacific and the Republic of the Marshall Islands and a Stock Option Agreement related thereto. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.60 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.38 Option Agreement, dated December 10, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THESE DOCUMENTS.]*

10.39 Memorandum of Agreement for the Procurement of Orion 2 Spacecraft, dated December 19, 1996, by and between Orion Atlantic and Matra Marconi Space. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THESE DOCUMENTS.]*

10.40 TT&C Earth Station Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]*

10.41 Joint Investment Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]*

10.42       Orion  Network   Systems,   Inc.   Employee   Stock   Purchase  Plan
            (Incorporated by reference to exhibit number 4.4 in Registration Statement No. 333-_____ on Form S-8 of Orion Network Systems, Inc.)

10.43 Orion Network Systems, Inc. 401(k) Profit Sharing Plan (Incorporated by reference to exhibit number 4.5 in Registration Statement No. 333-_____ on Form S-8 of Orion Network Systems, Inc.)

10.44       Orion Network Systems, Inc. Non-Employee Director Stock Option Plan*

10.45 Exchange Agreement dated June , 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners (Incorporated by reference to exhibit 10 in Current Report on Form 8-K dated December 20, 1996, of Orion Network Systems, Inc.)

10.46 First Amendment to Exchange Agreement dated December ___, 1996 among Orion Network Systems, Orion Atlantic, OrionSat and the Limited Partners*

12.1        Statement  Regarding  Computation  of  Ratio  of  Earnings  to Fixed
            Charges.*

21.1        List of subsidiaries of Orion.*

23.1        Consent of Ernst & Young LLP

23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1).*

23.3        Consent of ______

24.1        Powers  of  Attorney   (included  on  the  signature  pages  of  the
            Registration Statement).

26.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended of as trustee (Separate Bound)*

99.1 Orders of FCC regarding OrionSat. (Incorporated by reference to exhibit number 99.1 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.).

99.2        Valuation for Orion Atlantic as of September 30, 1996, by _________*

----------
* To be filed by amendment.


(b) Financial Statements and Schedules:

    (1) Financial Statements

                  The financial statements filed as part of this Registration Statement are listed in the Index to Financial Statements on page F-1

    (2) Schedules

                  The financial statement schedules of the Company have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or Notes thereto.

ITEM 17. Undertakings.

                  The undersigned Registrants hereby undertake that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                                            ORION NEWCO SERVICES, INC.


                                            By: /s/W. Neil Bauer
                                               -------------------------
                                                W. Neil Bauer
                                                President


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer, David J. Frear and Richard H. Shay, and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                    Title                           Date
          ---------                    -----                           ----

/s/W. Neil Bauer
-----------------------        President and Director          December 31, 1996
    W. Neil Bauer           (Principal Executive Officer)

/s/David J. Frear
-----------------------    Vice President, Chief Financial     December 31, 1996
   David J. Frear        Officer and Treasurer and Director
                           (Principal Financial Officer
                         and Principal Accounting Officer)

/s/Richard H. Shay
-----------------------               Director                 December 31, 1996
  Richard H. Shay

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                                             ORION NETWORK SYSTEMS, INC.


                                             By: /s/W. Neil Bauer
                                                 ---------------------------
                                                 W. Neil Bauer
                                                 President


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints John G. Puente, W. Neil Bauer and David J. Frear, and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                    Title                           Date
        ---------                    -----                           ----

/s/W. Neil Bauer
------------------------  President, Chief Executive          December 31, 1996
      W. Neil Bauer          Officer and Director
                         (Principal Executive Officer)

/s/David J. Frear
------------------------ Vice President, Chief Financial      December 31, 1996
     David J. Frear          Officer and Treasurer
                         (Principal Financial Officer
                       and Principal Accounting Officer)

/s/Gustave M. Hauser
-----------------------     Chairman and Director             December 31, 1996
  Gustave M. Hauser

/s/John V. Saeman
-----------------------           Director                    December 31, 1996
   John V. Saeman

/s/John G. Puente
-----------------------           Director                   December 31, 1996
    John G. Puente

/s/Richard J. Brekka
-----------------------           Director                   December 31, 1996
   Richard J. Brekka

/s/Warren B. French, Jr.
-----------------------           Director                   December 31, 1996
 Warren B. French, Jr.

/s/Sidney S. Kahn
-----------------------           Director                   December 31, 1996
  Sidney S. Kahn


-----------------------           Director
    W. Anthony Rice

/s/Robert M. Van Degna
-----------------------           Director                   December 31, 1996
  Robert M. Van Degna

/s/Barry Horowitz
-----------------------           Director                   December 31, 1996
    Barry Horowitz

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                                       ORION SATELLITE CORPORATION


                                       By: /s/W. Neil Bauer
                                           ------------------------------
                                           W. Neil Bauer
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer and David J. Frear and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                           Title                              Date
      ---------                           -----                              ----
/s/W. Neil Bauer
 ---------------------          Chairman, Chief Executive             December 31, 1996
    W. Neil Bauer                 Officer and Director
                              (Principal Executive Officer)

/s/Douglas Newman
 ---------------------           President and Director               December 31, 1996
   Douglas Newman

/s/David J. Frear
 ---------------------     Vice President, Chief Financial            December 31, 1996
   David J. Frear                Officer and Director
                             (Principal Financial Officer
                            and Principal Accounting Officer)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                                INTERNATIONAL PRIVATE SATELLITE PARTNERS, L.P.

                                BY:  ORION SATELLITE CORPORATION


                                By: /s/W. Neil Bauer
                                    -------------------------------------
                                    W. Neil Bauer
                                    Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer and David J. Frear and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                         Date
      ---------                       -----                         ----
/s/W. Neil Bauer
----------------------     Chairman, Chief Executive          December 31, 1996
    W. Neil Bauer             Officer and Director
                          (Principal Executive Officer)

/s/Douglas Newman
----------------------       President and Director           December 31, 1996
   Douglas Newman

/s/David J. Frear
----------------------   Vice President, Chief Financial      December 31, 1996
   David J. Frear             Officer and Director
                         (Principal Financial Officer
                        and Principal Accounting Officer)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                                  ORIONNET, INC.


                                  By: /s/W. Neil Bauer
                                      -----------------------------------
                                      W. Neil Bauer
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer and David J. Frear and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                       Title                           Date
   ---------                       -----                           ----
/s/W. Neil Bauer
----------------        President, Chief Executive          December 31, 1996
 W. Neil Bauer             Officer and Director
                       (Principal Executive Officer)

/s/David J. Frear
----------------     Vice President, Chief Financial        December 31, 1996
David J. Frear             Officer and Director
                      (Principal Financial Officer
                    and Principal Accounting Officer)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                               ORION ASIA PACIFIC CORPORATION


                               By: /s/W. Neil Bauer
                                   -----------------------------------
                                   W. Neil Bauer
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer and David J. Frear and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                        Title                        Date
     ---------                        -----                        ----
/s/W. Neil Bauer
--------------------      President, Chief Executive         December 31, 1996
   W. Neil Bauer            Officer and Director
                        (Principal Executive Officer)

/s/David J. Frear
--------------------   Vice President, Chief Financial       December 31, 1996
  David J. Frear     Officer and Treasurer and Director
                         (Principal Financial Officer
                       and Principal Accounting Officer)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                                ASIA PACIFIC SPACE AND COMMUNICATIONS, INC.


                                By: /s/W. Neil Bauer
                                    ------------------------------------
                                    W. Neil Bauer
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer and David J. Frear and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                       Title                            Date
   ---------                       -----                            ----
/s/W. Neil Bauer
----------------         President, Chief Executive           December 31, 1996
 W. Neil Bauer             Officer and Director
                       (Principal Executive Officer)

/s/David J. Frear
---------------     Vice President, Chief Financial           December 31, 1996
David J. Frear           Officer and Director
                     (Principal Financial Officer
                   and Principal Accounting Officer)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                                   ORIONNET FINANCE CORPORATION


                                   By: /s/W. Neil Bauer
                                       --------------------------------------
                                       W. Neil Bauer
                                       President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer and David J. Frear and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                       Title                            Date
   ---------                       -----                            ----
/s/W. Neil Bauer
----------------         President, Chief Executive           December 31, 1996
 W. Neil Bauer             Officer and Director
                       (Principal Executive Officer)

/s/David J. Frear
---------------     Vice President, Chief Financial           December 31, 1996
David J. Frear           Officer and Director
                     (Principal Financial Officer
                   and Principal Accounting Officer)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 31st day of December, 1996.

                                       ORION ATLANTIC EUROPE, INC.


                                       By: /s/W.Neil Bauer
                                           -------------------------------
                                           W. Neil Bauer
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

                  Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints W. Neil Bauer and David J. Frear and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                       Title                            Date
   ---------                       -----                            ----
/s/W. Neil Bauer
----------------         President, Chief Executive           December 31, 1996
 W. Neil Bauer             Officer and Director
                       (Principal Executive Officer)

/s/David J. Frear
---------------     Vice President, Chief Financial           December 31, 1996
David J. Frear           Officer and Director
                     (Principal Financial Officer
                   and Principal Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
Number                      Description                                               Page Number
------                      -----------                                               -----------

1.1         Form of Underwriting Agreement*

3.1         Form  of  Restated  Certificate  of  Incorporation  of  Orion  Newco
            Services, Inc.*

3.2         Bylaws of Orion Newco Services, Inc.*

3.3         Certificate  of  Incorporation   of  Orion  Network  Systems,   Inc.
            (Incorporated  by  reference to exhibit  number 3.1 in  Registration
            Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

3.4 Bylaws of Orion Network Systems, Inc. (Incorporated by reference to exhibit number 3.2 in Registration Statement No. 33-80518 on Form
            S-1 of Orion Network Systems, Inc.)

3.5         Certificate of Incorporation of Orion Satellite Corporation*

3.6         Bylaws of Orion Satellite Corporation*

3.7         Certificate  of  Limited   Partnership  of   International   Private
            Satellite Partners, L.P.*

3.8 Form of Third Amended and Restated Agreement of Limited Partnership of International Private Satellite Partners, L.P.*

3.9         Certificate of Incorporation of OrionNet, Inc.*

3.10        Bylaws of OrionNet, Inc.*

3.11        Certificate of Incorporation of Orion Asia Pacific Corporation*

3.12        Bylaws of Orion Asia Pacific Corporation*

3.13        Certificate of Incorporation OrionNet Finance Corporation*

3.14        Bylaws of OrionNet Finance Corporation*

3.15        Certificate   of   Incorporation   of   Asia   Pacific   Space   and
            Communications, Ltd.*

3.16        Bylaws of Asia Pacific Space and Communications, Ltd.*

3.17        Certificate of Incorporation of Orion Atlantic Europe, Inc.*



3.18        Bylaws of Orion Atlantic Europe, Inc.*

4.1         Form of Senior Note Indenture and Form of Note included therein*

4.2 Form of Senior Discount Note Indenture and Form of Note included therein*

4.3         Form of Pledge Agreement*

4.4         Form of Security Agreement*

4.5 Form of Warrant Agreement, dated as of _________, 1997, by and between Orion and _________________, and Form of Warrant included therein*

4.6 Forms of Warrant issued by Orion. (Incorporated by reference to exhibit number 4.1 in Registration Statement No. 33-80518 on Form
            S-1 of Orion Network Systems, Inc.)

4.7         Forms of  Warrant  issued by Orion to holders  of  Preferred  Stock.
            (Incorporated  by  reference to exhibit  number 4.2 in  Registration
            Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

4.8         Forms of  Certificates  of  Designation  of  Series A 8%  Cumulative
            Redeemable  Convertible  Preferred  Stock,  Series  B 8%  Cumulative
            Redeemable  Convertible  Preferred  Stock and Series C 6% Cumulative
            Redeemable Convertible Preferred Stock.*

4.9         Forms of Series A  Preferred  Stock  and  Series B  Preferred  Stock
            Certificates of Orion.*

4.10        Form of Common Stock Certificate of Orion.*

4.11        Form of Warrant issued to DACOM Corp.*

4.12        Note Purchase Agreement with British Aerospace*

4.13        Note Purchase Agreement with Matra Marconi Space*

5.1         Opinion of Hogan & Hartson L.L.P.*

8.1 Opinion of Hogan & Hartson L.L.P. with respect to certain tax matters*

10.1        Second Amended and Restated Purchase Agreement,  dated September 26,
            1991,  ("Satellite  Contract")  by and between  OrionSat and British
            Aerospace  PLC and the First  Amendment,  dated as of September  15,
            1992,  Second  Amendment,  dated  as  of  November  9,  1992,  Third
            Amendment, dated as of March 12, 1993, Fourth Amendment, dated as of
            April 15, 1993,  Fifth  Amendment,  dated as of September  22, 1993,
            Sixth Amendment, dated as of April 6, 1994, Seventh Amendment, dated as of August 9, 1994,  Eighth  Amendment,  dated as of  December  8,
            1994,  and  Amendment  No.  9  dated  October  24,  1995,   thereto.
            [CONFIDENTIAL  TREATMENT  HAS BEEN  GRANTED  FOR  PORTIONS  OF THESE
            DOCUMENTS.]  (Incorporated by reference to exhibits number 10.13 and
            10.14 in  Registration  Statement No.  33-80518 on Form S-1 of Orion
            Network Systems, Inc.)

10.2        Restated  Amendment  No. 10 dated  December 10, 1996,  to the Second
            Amended and Restated Purchase Agreement, dated September 26, 1991 by and between  OrionSat and British  Aerospace PLC (which contract and prior  exhibits  thereto were  incorporated  by reference as exhibit
            number  10.1).   [CONFIDENTIAL  TREATMENT  HAS  BEEN  REQUESTED  FOR
            PORTIONS OF THIS DOCUMENT.]*

10.3 Ground Support System Agreement, dated as of August 2, 1991, by and between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT
            HAS BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.25 in Registration Statement No.
            33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.4 Italian Facility and Services Agreement, dated as of August 2, 1991, by and between OrionSat and Telespazio S.p.A. as amended by the amendment thereto, dated March 19, 1994. [CONFIDENTIAL TREATMENT HAS
            BEEN GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.26 in Registration Statement No.
            33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.5 Consulting Agreement, dated as of August 2, 1991, by and between Orion Atlantic and Telespazio S.p.A. [CONFIDENTIAL TREATMENT HAS
            BEEN GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.28 in Registration Statement No.
            33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.6 Contract for a Satellite Control System, dated December 7, 1992, by and between Orion Atlantic, Telespazio S.p.A. and Martin Marietta
            Corporation.  [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR PORTIONS
            OF THIS  DOCUMENT.]  (Incorporated  by reference  to exhibit  number
            10.31 in  Registration  Statement No.  33-80518 on Form S-1 of Orion
            Network Systems, Inc.)

10.7 Credit Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and General Electric Capital Corporation
            ("GECC").  [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR PORTIONS OF
            THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.32 in Registration Statement No. 33-80518 on Form S-1 of Orion Network
            Systems, Inc.)

10.8 Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.33 in Registration Statement No. 33-80518 on Form
            S-1 of Orion Network Systems, Inc.)

10.9 Assignment and Security Agreement, dated as of November 23, 1993, by and between Orion Atlantic, OrionSat and GECC. (Incorporated by reference to exhibit number 10.34 in Registration Statement No.
            33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.10 Consent and Agreement, dated as of November 23, 1993, by and between Orion Atlantic, Martin Marietta Corporation and GECC. (Incorporated by reference to exhibit number 10.35 in Registration Statement No.
            33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.11       Deed of Trust,  dated as of November 23, 1993,  by and between Orion
            Atlantic, W. Allen Ames, Jr. and Michael J. Schwel, as Trustees, and
            GECC.   (Incorporated  by  reference  to  exhibit  number  10.37  in
            Registration  Statement  No.  33-80518 on Form S-1 of Orion  Network
            Systems, Inc.)

10.12 Lease Agreement, dated as of November 23, 1993, by and between OrionNet, Inc. and Orion Atlantic, as amended by an Amendment, dated
            January  3,  1995.  [CONFIDENTIAL  TREATMENT  HAS BEEN  GRANTED  FOR
            PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of
            Orion Network Systems, Inc.)

10.13 Note for Interim Loans, dated as of November 23, 1993, by and between Orion Atlantic and GECC. (Incorporated by reference to exhibit number 10.42 in Registration Statement No. 33-80518 on Form
            S-1 of Orion Network Systems, Inc.)

10.14       Sales   Representation   Agreement  and  Ground  Operations  Service
            Agreement,  each dated as of May 1, 1994 and June 30,  1994,  by and
            between  each  of  OrionNet,   Inc.  and  Kingston   Communications,
            respectively,  and Orion  Atlantic,  as amended by side  agreements, dated May 1, 1994, July 12, 1994 and February 1, 1995. [CONFIDENTIAL
            TREATMENT  HAS  BEEN  GRANTED  FOR  PORTIONS  OF  THESE  DOCUMENTS.]
            (Incorporated  by reference to exhibit number 10.43 in  Registration
            Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.15 Lease Agreement, dated as of October 2, 1992, by and between OrionNet and Research Grove Associates, as amended by Amendment No.
            1, dated March 26, 1993, Amendment No. 2, dated August 23, 1993, and
            Amendment No. 3, dated December 20, 1993. (Incorporated by reference to exhibit number 10.38 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.16       Sales   Representation   Agreement  and  Ground  Operations  Service
            Agreement,  dated  as of  June  30,  1995,  by and  between  MCN Sat
            Service, S.A. and Orion Atlantic.  [CONFIDENTIAL  TREATMENT HAS BEEN
            GRANTED FOR PORTIONS OF THIS DOCUMENT.]  (Incorporated  by reference to  exhibit  number  10.69 in  Orion's  Registration  Statement  No.
            33-80518 on Form S-1.)

10.17 Volume Purchase Agreement, dated January 18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL TREATMENT HAS BEEN
            GRANTED FOR PORTIONS OF THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.66 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.18       Product Development,  License and Marketing Agreement, dated January
            18, 1995, by and between the Company and Dornier GmbH. [CONFIDENTIAL
            TREATMENT   HAS  BEEN  GRANTED  FOR  PORTIONS  OF  THIS   DOCUMENT.]
            (Incorporated  by  reference  to  exhibit  number  10.65 in  Orion's
            Registration Statement No. 33-80518 on Form S-1.)

10.19 Sales Representation Agreement, dated as of June 8, 1995, by and between Nortel Dasa Network Systems GmbH & Co. KG and Orion
            Atlantic.  [CONFIDENTIAL  TREATMENT HAS BEEN GRANTED FOR PORTIONS OF
            THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.70 in Registration Statement No. 33-80518 on Form S-1 of Orion Network
            Systems, Inc.)

10.20       Orion 2 Spacecraft  Purchase Contract,  dated July 31, 1996, between
            Orion Atlantic and Matra Marconi Space.  [CONFIDENTIAL TREATMENT HAS
            BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]*

10.21       Orion's  Amended  and  Restated  1987 Stock  Option Plan as amended.
            (Incorporated  by reference to exhibit number 10.23 in  Registration
            Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.22       Purchase Contract,  dated December 4, 1991, by and between OrionNet,
            Inc.,  Shenandoah Valley Leasing Company and MCI  Telecommunications
            Corporation. [CONFIDENTIAL TREATMENT HAS BEEN GRANTED FOR PORTION OF
            THIS DOCUMENT.] (Incorporated by reference to exhibit number 10.30 in Registration Statement No. 33-80518 on Form S-1 of Orion Network
            Systems, Inc.)

10.23       Amended  and  Restated  Partnership  Agreement  of  Orion  Financial
            Partnership, dated as of April 15, 1994, by and between OrionNet and Computer Leasing Inc. ("CLI"). (Incorporated by reference to exhibit number 10.44 in Registration Statement No. 33-80518 on Form S-1 of
            Orion Network Systems, Inc.)

10.24 Continuing Guaranty, dated as of April 15, 1994, of the Company of the obligations of OrionNet Finance Corporation. (Incorporated by reference to exhibit number 10.45 in Registration Statement No.
            33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.25 Release of Continuing Guaranty, dated as of December 29, 1994, of the Company. (Incorporated by reference to exhibit number 10.46 in Registration Statement No. 33-80518 on Form S-1 of Orion Network
            Systems, Inc.)

10.26 Confirmation of Continuing Guaranty, dated as of December 29, 1994, of the Company of the obligation of OFC. (Incorporated by reference to exhibit number 10.47 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.27       Continuing Guarantee, dated as of December 29, 1994, of the Company.
            (Incorporated  by reference to exhibit number 10.48 in  Registration
            Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.28       Master Lease  Agreement,  dated as of April 15, 1994, by and between
            OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.49 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.29       Collateral Assignment and Pledge and Security Agreement, dated April
            22,  1994,  by and  between  CLI and  Orion  Financial  Partnership.
            (Incorporated  by reference to exhibit number 10.50 in  Registration
            Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.30 Purchase Agreement, dated as of April 22, 1994, by and between OrionNet and Orion Financial Partnership. (Incorporated by reference to exhibit number 10.51 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.31 Stock Purchase Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number
            10.53 in  Registration  Statement No.  33-80518 on Form S-1 of Orion
            Network Systems, Inc.)

10.32 Registration Rights Agreement, dated as of April 29, 1994, by and between the Company and SS/L. (Incorporated by reference to exhibit number 10.54 in Registration Statement No. 33-80518 on Form S-1 of
            Orion Network Systems, Inc.)


10.33 Purchase Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.55 in Registration Statement No. 33-80518 on Form
            S-1 of Orion Network Systems, Inc.)

10.34       Stockholders  Agreement,  dated as of June 17, 1994,  by and between
            the  Company,   CIBC,   Fleet,   Chisholm   and  certain   principal
            stockholders of the Company.  (Incorporated  by reference to exhibit number 10.56 in  Registration  Statement No. 33-80518 on Form S-1 of
            Orion Network Systems, Inc.)

10.35 Registration Rights Agreement, dated as of June 17, 1994, by and between the Company, CIBC, Fleet and Chisholm. (Incorporated by reference to exhibit number 10.57 in Registration Statement No.
            33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.36 Purchase Agreement, dated as of June 19, 1995, by and among the Company, CIBC, Fleet and an affiliate of Fleet. (Incorporated by reference to exhibit number 10.58 in Registration Statement No.
            33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.37       Definitive  Agreement,  dated April 26, 1990, by and between  Orion,
            Asia Pacific and the  Republic of the  Marshall  Islands and a Stock
            Option Agreement related thereto.  [CONFIDENTIAL  TREATMENT HAS BEEN
            GRANTED FOR PORTIONS OF THESE DOCUMENTS.] (Incorporated by reference to exhibit number 10.60 in Registration Statement No. 33-80518 on Form S-1 of Orion Network Systems, Inc.)

10.38       Option  Agreement,  dated  December 10, 1996,  by and between  Orion
            Atlantic and Matra Marconi Space.[CONFIDENTIAL  TREATMENT HAS BEEN
            REQUESTED FOR PORTIONS OF THESE DOCUMENTS.]*

10.39       Memorandum of Agreement for the  Procurement  of Orion 2 Spacecraft,
            dated  December 19, 1996,  by and between  Orion  Atlantic and Matra
            Marconi  Space.   [CONFIDENTIAL  TREATMENT HAS  BEEN  REQUESTED  FOR
            PORTIONS OF THESE DOCUMENTS.]*

10.40 TT&C Earth Station Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT
            HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]*

10.41 Joint Investment Agreement, dated as of November 11, 1996, by and between Orion Asia Pacific and DACOM Corp. [CONFIDENTIAL TREATMENT
            HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT.]*

10.42       Orion  Network   Systems,   Inc.   Employee   Stock   Purchase  Plan
            (Incorporated  by  reference to exhibit  number 4.4 in  Registration
            Statement No. 333-_____ on Form S-8 of Orion Network Systems, Inc.)

10.43 Orion Network Systems, Inc. 401(k) Profit Sharing Plan (Incorporated by reference to exhibit number 4.5 in Registration Statement No.
            333-_____ on Form S-8 of Orion Network Systems, Inc.)

10.44       Orion Network Systems, Inc. Non-Employee Director Stock Option Plan*

10.45       Exchange  Agreement  dated June , 1996 among Orion Network  Systems,
            Orion Atlantic, OrionSat and the Limited Partners (Incorporated by reference to exhibit 10 in Current Report on Form 8-K dated December
            20, 1996, of Orion Network Systems, Inc.)

10.46       First Amendment to Exchange Agreement dated December ___, 1996 among
            Orion  Network  Systems,  Orion  Atlantic,  OrionSat and the Limited
            Partners*

12.1        Statement  Regarding  Computation  of  Ratio  of  Earnings  to Fixed
            Charges.*

21.1        List of subsidiaries of Orion.*


23.1        Consent of Ernst & Young LLP

23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1).*

23.3        Consent of _______________

24.1        Powers  of  Attorney   (included  on  the  signature  pages  of  the
            Registration Statement).

26.1        Form T-1 Statement of Eligibility and Qualification  under the Trust
            Indenture Act of 1939, as amended of as trustee (Separate Bound)*

99.1 Orders of FCC regarding OrionSat. (Incorporated by reference to exhibit number 99.1 in Registration Statement No. 33-80518 on Form
            S-1 of Orion Network Systems, Inc.).

99.2        Valuation for Orion Atlantic as of September 30, 1996, by _________*

----------
* To be filed by amendment.